Exhibit 4.1

EXECUTION VERSION

AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

dated as of July 29, 2009

among

CIT GROUP INC.,

CERTAIN SUBSIDIARIES OF CIT GROUP INC.,

VARIOUS LENDERS,

BARCLAYS BANK PLC,

as Administrative Agent and Collateral Agent,

and

BARCLAYS CAPITAL

as Sole Lead Arranger, Sole Bookrunner and Syndication Agent

________________________________________________________

$3,000,000,000 Senior Secured Credit Facilities

________________________________________________________

TABLE OF CONTENTS

SECTION 1.	DEFINITIONS AND INTERPRETATION	2
1.1	Definitions	2
1.2	Accounting Terms	29
1.3	Interpretation, etc	30

SECTION 2.	LOANS	30
2.1	Term Loans	30
2.2	Pro Rata Shares; Availability of Funds	31
2.3	Use of Proceeds	32
2.4	Evidence of Debt; Register; Lenders’ Books and Records; Notes	32
2.5	Interest on Loans	33
2.6	Conversion/Continuation	34
2.7	Default Interest	35
2.8	Fees; Initial Yield Payment	35
2.9	Voluntary Prepayments	36
2.10	Mandatory Prepayments/Commitment Reductions	36
2.11	Application of Prepayments/Reductions	37
2.12	General Provisions Regarding Payments	38
2.13	Ratable Sharing	39
2.14	Making or Maintaining LIBOR Rate Loans	40
2.15	Increased Costs; Capital Adequacy; Reserves on LIBOR Rate Loans	42
2.16	Taxes; Withholding, etc	43
2.17	Obligation to Mitigate	46
2.18	Defaulting Lenders	46
2.19	Removal or Replacement of a Lender	47
2.20	Uncommitted New Term Loan Facility	48

SECTION 3.	CONDITIONS PRECEDENT	51
3.1	Closing Date	51
3.2	Conditions to Each Credit Extension	53
3.3	Conditions to Amendment and Restatement	53

SECTION 4.	REPRESENTATIONS AND WARRANTIES	54
4.1	Organization; Requisite Power and Authority; Qualification	54
4.2	Capital Stock and Ownership	54
4.3	Due Authorization	55
4.4	No Conflict	55
4.5	Governmental Consents	55
4.6	Binding Obligation	55
4.7	Historical Financial Statements	55
4.8	[Reserved]	56
4.9	No Material Adverse Change	56
4.10	No Restricted Junior Payments	56

4.11	Adverse Proceedings, etc	56
4.12	Payment of Taxes	56
4.13	Properties	56
4.14	Environmental Matters	57
4.15	No Defaults	57
4.16	Governmental Regulation	57
4.17	Margin Stock	58
4.18	Employee Matters	58
4.19	Employee Benefit Plans	58
4.20	Certain Fees	59
4.21	Solvency	59
4.22	Compliance with Statutes, etc	59
4.23	Disclosure	59
4.24	Terrorism Laws and FCPA	60
4.25	Insurance	60
4.26	Common Enterprise	60
4.27	Security Interest in Collateral	60
4.28	Intellectual Property	60
4.29	Permits, etc	61
4.30	Unencumbered Assets	61
4.31	Conversion of Intercompany Loans to Company	61

SECTION 5.	AFFIRMATIVE COVENANTS	61
5.1	Financial Statements and Other Reports	61
5.2	Existence	66
5.3	Payment of Taxes and Claims	66
5.4	Maintenance of Properties	66
5.5	Insurance	66
5.6	Books and Records; Inspections	67
5.7	Lenders Meetings	67
5.8	Compliance with Laws	67
5.9	Environmental	68
5.10	Restricted Subsidiaries	70
5.11	[Intentionally Omitted]	71
5.12	[Intentionally Omitted]	71
5.13	Further Assurances	71
5.14	Miscellaneous Business Covenants	71
5.15	Use of Proceeds	72
5.16	Intermediate Holding Company	72
5.17	Approved Restructuring Plan	73
5.18	Ratings	73
5.19	Post Closing Matters	73

SECTION 6.	NEGATIVE COVENANTS	73
6.1	Indebtedness	73
6.2	Liens	76
6.3	No Further Negative Pledges	79

ii

6.4	Restricted Junior Payments	79
6.5	Restrictions on Restricted Subsidiary Distributions	80
6.6	Investments	80
6.7	Financial Covenants	81
6.8	Fundamental Changes; Disposition of Assets; Acquisitions	81
6.9	[Reserved]	84
6.10	Sales and Lease Backs	84
6.11	Transactions with Shareholders and Affiliates	84
6.12	Conduct of Business	85
6.13	Permitted Activities of Company	85
6.14	[Reserved].	85
6.15	[Reserved].	85
6.16	Fiscal Year	85
6.17	[Reserved].	85
6.18	Amendments to Organizational Documents	85
6.19	Prepayments of Certain Indebtedness and Payments with Proceeds of Loans or Collateral	85
6.20	Issuance of Disqualified Capital Stock	86

SECTION 7.	GUARANTY	86
7.1	Guaranty of the Obligations	86
7.2	Contribution by Guarantors	86
7.3	Payment by Guarantors	87
7.4	Liability of Guarantors Absolute	87
7.5	Waivers by Guarantors	89
7.6	Guarantors’ Rights of Subrogation, Contribution, etc	90
7.7	Subordination of Other Obligations	91
7.8	Continuing Guaranty	91
7.9	Authority of Guarantors or Borrowers	91
7.10	Financial Condition of Borrowers	91
7.11	Bankruptcy, etc.	92
7.12	Discharge of Guaranty Upon Sale of Guarantor	92
7.13	Taxes	93

SECTION 8.	EVENTS OF DEFAULT	93
8.1	Events of Default	93

SECTION 9.	AGENTS	96
9.1	Appointment of Agents	96
9.2	Powers and Duties	96
9.3	General Immunity	97
9.4	Agents Entitled to Act as Lender	98
9.5	Lenders’ Representations, Warranties and Acknowledgment	98
9.6	Right to Indemnity	99
9.7	Successor Administrative Agent; Collateral Agent	99
9.8	Collateral Documents and Guaranty	102
9.9	Proofs of Claim	103

iii

9.10	Arrangers	103
9.11	Lenders Steering Committee	103

SECTION 10.	MISCELLANEOUS	105
10.1	Notices	105
10.2	Expenses	107
10.3	Indemnity	108
10.4	Set Off	109
10.5	Amendments and Waivers	109
10.6	Successors and Assigns; Participations	112
10.7	Special Purpose Funding Vehicles	115
10.8	Independence of Covenants	116
10.9	Survival of Representations, Warranties and Agreements	116
10.10	No Waiver; Remedies Cumulative	116
10.11	Marshalling; Payments Set Aside	117
10.12	Severability	117
10.13	Obligations Several; Independent Nature of Lenders’ Rights	117
10.14	Headings	117
10.15	APPLICABLE LAW	117
10.16	CONSENT TO JURISDICTION	118
10.17	WAIVER OF JURY TRIAL	118
10.18	Confidentiality	119
10.19	Usury Savings Clause	120
10.20	Counterparts	120
10.21	Effectiveness	120
10.22	Patriot Act	121
10.23	Disclosure	121
10.24	Appointment for Perfection	121
10.25	Electronic Execution of Assignments	121
10.26	No Fiduciary Duty	121
10.27	Lender Agreement to Tender	122
10.28	Entire Agreement	122
10.29	Borrower Representative	122
10.30	Amendment and Restatement	123

iv

APPENDICES:	A	[Intentionally Omitted]
	B	Notice Addresses

SCHEDULES:	1.1	Post-Closing Collateral Procedures
	2.1	Borrower Amounts
	4.1	Jurisdictions of Organization and Qualification
	4.2	Capital Stock and Ownership
	6.8(m)	Sales of Assets and Acquisitions
	9.11	Lenders Steering Committee

EXHIBITS:	A-1	Funding Notice
	A-2	Conversion/Continuation Notice
	B	Note
	C	Compliance Certificate
	D	Opinions of Counsel
	E	Assignment Agreement
	F	Certificate Regarding Non-bank Status
	G-1	Closing Date Certificate
	G-2	Solvency Certificate
	H	Counterpart Agreement
	I	Collateral Agreement
	J	Joinder Agreement

v

AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

This AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT, dated as of July 29, 2009, is entered into by and among CIT GROUP INC., a Delaware corporation (“Company”),  CERTAIN SUBSIDIARIES OF CIT GROUP INC., the Lenders party hereto from time to time, and BARCLAYS BANK PLC, as Administrative Agent (in such capacity, or any successor thereto pursuant to the terms hereof, “Administrative Agent”) and Collateral Agent (in such capacity, or any successor thereto pursuant to the terms hereof, “Collateral Agent”), and amends and restates in its entirety that certain Credit and Guaranty Agreement dated as of July 20, 2009 (the “Original Credit Agreement”), by and among the Company, the lenders party thereto and Barclays Bank PLC, as administrative agent and collateral agent for such lenders thereunder.

RECITALS:

WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, pursuant to the Original Credit Agreement, the Lenders thereunder extended a term loan facility to Borrowers, in an aggregate amount equal to $2,000,000,000 (which may be increased to $3,000,000,000 under the circumstances set forth in Section 2.20), the proceeds of which shall be used for working capital and other general corporate purposes of Company and its subsidiaries;

WHEREAS, Borrowers have requested that the Lenders amend and restate the Original Credit Agreement; and

WHEREAS, Guarantors have agreed to continue to guarantee the obligations of Borrowers under the Original Credit Agreement and hereunder, and Subsidiary Guarantors have agreed to continue to secure their respective Obligations under the Original Credit Agreement and hereunder by amending, restating and reaffirming their First Priority Lien granted to Collateral Agent, for the benefit of Secured Parties, on substantially all of their respective assets, including a pledge of all of the Capital Stock of each of their respective Domestic Subsidiaries and all of the Non-Voting Capital Stock and sixty-five percent (65%) of the Voting Capital Stock of each of their respective Foreign Subsidiaries, and certain Foreign Subsidiaries have pledged all of the Non-Voting Stock and sixty-five percent (65%) of the Voting Capital Stock of certain Foreign Subsidiaries as specified in the Collateral Agreement or the applicable Foreign Law Pledge Agreement; provided that such pledge includes substantially all of the Capital Stock of CIT Aerospace International (Ireland) (“Aerospace”) and forty-nine percent (49%) of the Voting Capital Stock of CIT Group Finance (Ireland) (“CIT Ireland”).

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

DRAFT

SECTION 1. DEFINITIONS AND INTERPRETATION

1.1       Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“23A Transaction” means any transfer or transfers of assets of Company or any Restricted Subsidiary to CIT Bank pursuant to waivers of Section 23A of the Federal Reserve Act.

“Adjusted LIBOR Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a LIBOR Rate Loan, the greater of (A) three percent (3%) per annum and (B) the rate per annum obtained by dividing (i) (a) the rate per annum (rounded to the nearest one-hundredth of one percent (1/100 of 1%)) equal to the rate determined by Administrative Agent to be the offered rate which appears on Reuters Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being LIBOR 01 Page) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m.  (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded to the nearest one-hundredth of one percent (1/100 of 1%)) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum (rounded to the nearest one-hundredth of one percent (1/100 of 1%)) equal to the offered quotation rate to first class banks in the London interbank market for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan, for which the Adjusted LIBOR Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date as determined by Administrative Agent in accordance with its customary practices, by (ii) an amount equal to (a) one, minus (b) the Applicable Reserve Requirement.

“Administrative Agent” as defined in the preamble hereto.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Company or any of its Restricted Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims) or other regulatory body or any arbitrator whether pending or, to the best knowledge of Company or any of its Restricted Subsidiaries, threatened against or affecting Company or any of its Restricted Subsidiaries or any property of Company or any of its Restricted Subsidiaries.

“Aerospace” as defined in the recitals.

“Affected Lender” as defined in Section 2.14(b).

“Affected Loans” as defined in Section 2.14(b).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote five percent (5%) or more of the Securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.  Notwithstanding anything to the contrary herein, in no event shall any Agent or Lender, or any Person acquired or formed in connection with a workout, restructuring or foreclosure in the Ordinary Course of Business Activities which is in an industry other than the business of Company and its Restricted Subsidiaries be considered an “Affiliate” of any Credit Party.

“Agent” means each of Administrative Agent, Collateral Agent and Syndication Agent.

“Agent Affiliates” has the meaning set forth in Section 10.1(b).

“Aggregate Amounts Due” as defined in Section 2.13.

“Aggregate Amounts Due Excess” as defined in Section 2.13.

“Aggregate Payments” as defined in Section 7.2.

“Agreement” means this Amended and Restated Credit and Guaranty Agreement, dated as of July 29, 2009, and any annexes, exhibits, and schedules to any of the foregoing, in each case as amended, amended and restated, supplemented or otherwise modified from time to time.

“Aircraft Purchase Contract” means (i) Airbus A320 Family and A350 Purchase Agreement, dated as of August 17, 2005, between AVSA S.A.R.L., as Seller, and C.I.T. Leasing Corporation, as Buyer, (ii) Airbus A330 Purchase Agreement, dated as of June 29, 2006, between Airbus, S.A.S., as Seller, and C.I.T. Leasing Corporation, as Buyer, (iii) Purchase Agreement Number 3128, dated as of September 15, 2006, between The Boeing Company and C.I.T. Leasing Corporation, relating to Boeing Model 787-8BK Aircraft, and (iv) Purchase Agreement Number 3172, dated as of December 7, 2006, between The Boeing Company and C.I.T. Leasing Corporation, relating to Boeing Model 737-7BK Aircraft, each such agreement as may be amended, restated, supplemented or otherwise modified from time to time, in a manner not inconsistent with this Agreement or the Collateral Agreement.

“Aircraft Mortgage” means any aircraft mortgage entered into in favor of the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent, and the Grantor or Owner-Trustee, as applicable, with respect to aircraft owned by a Grantor or an Owner-Trustee.

“Allocation Time” as defined in Section 2.20.

“Applicable Margin” means (i) with respect to Loans that are LIBOR Rate Loans, ten percent (10%) per annum; and (ii) with respect to Loans that are Base Rate Loans,  nine percent (9%) per annum.

“Applicable Reserve Requirement” means, at any time, for any LIBOR Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency Liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator.  Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted LIBOR Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include LIBOR Rate Loans.  A LIBOR Rate Loan shall be deemed to constitute Eurocurrency liabilities and, as such, shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender.  The rate of interest on LIBOR Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Credit Party provides to the Administrative Agent pursuant to any Credit Document or the transactions contemplated therein which is distributed to Agents or to Lenders by means of electronic communications pursuant to Section 10.1(b).

“Approved Restructuring Plan” means a document that includes “Restructuring Plan” in its title and contemplates restructuring the Credit Parties’ Indebtedness, as adopted by Company and approved by the Lenders Steering Committee as the same may be amended, supplemented or otherwise modified from time to time with the consent of the Lenders Steering Committee and which plan may provide for debt exchanges, debt incurrences, asset sales, debt repayments, recapitalizations, restructurings, acquisitions, and 23A Transactions.

“Arranger” means Barclays Capital in its capacity as sole lead arranger and sole lead bookrunner.

“Asset Sale” means a sale, lease or sublease (as lessor or sublessor), sale and leaseback, assignment, conveyance, license, transfer or other disposition to, or any exchange of property with, any Person, in one transaction or a series of transactions, of all or any part of Company’s or any of its Restricted Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including the Capital Stock of any of Company’s Restricted Subsidiaries, other than loans, leases, or goods (including, without limitation, equipment), in each case, held in the Ordinary Course of Business Activities for purposes of loaning or leasing which are sold or leased in the Ordinary Course of Business Activities.

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by Administrative Agent.

“Assignment Effective Date” as defined in Section 10.6(b).

“Attributable Debt” means as of the date of determination thereof, without duplication, the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

“August 2009 Notes” means Company’s floating rate senior notes due August 17, 2009.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president, chief financial officer or treasurer, in each case, whose signatures and incumbency have been certified to Administrative Agent.

“Bank Activities” means (i) 23A Transactions and (ii) any transfer or transfers of assets, Liens, Indebtedness, subordinations, participations, payments, assignments, reimbursements, purchases, granting of security interests, perfection thereof, and replacements thereof to secure obligations, servicing or other agreements or actions by Company or any Restricted Subsidiary in favor of CIT Bank required to be taken or which would be prudent to take in order to comply with all agreements now and hereafter entered into between any of Company or Restricted Subsidiary and CIT Bank, or CIT Bank and its regulators, and all laws, federal, state and local statutes, rules, guidelines, regulations, codes, executive orders and administrative or judicial precedents or authorities, including the interpretation thereof by any governmental authority charged with the enforcement, interpretation or administration thereof, and all administrative orders, directed duties, requests, licenses and agreements with such governmental authorities, whether or not having the force of law, all arising from or relating to CIT Bank, together with all contractual indemnifications in connection with each of the above, and any and all actions undertaken in connection with any of the foregoing activities.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Rate” means, for any day, a rate per annum equal to the greater of  (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus 0.5% and (iii) the Adjusted LIBOR Rate for a LIBOR Rate Loan with a one-month Interest Period commencing on such date plus 1.0%.  Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

“Beneficiary” means each Agent and Lender.

“Borrower Representative” means Company.

“Borrowers” means Company and Subsidiary Borrowers (each, individually, a “Borrower”).

“Business Day” means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted LIBOR Rate or any LIBOR Rate Loans, means any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Call Premium” means, with respect to any prepayment or repayment of any Term Loans or Commitment reduction (whether mandatory or voluntary, and whether resulting from an acceleration or otherwise) other than as part of or following the consummation of an Approved Restructuring Plan, a premium payable on the amount so prepaid, repaid or reduced equal to the Prepayment Damages Adjuster Percentage of such amount.

“Call Premium Percentage” means 6.5% declining ratably on a monthly basis to zero during the period from the Closing Date to the date that is 18 months after the Closing Date.

“Call Premium Termination Date” means the earlier to occur of (i) the date on which the Term Loans are repaid as part of or following consummation of an Approved Restructuring Plan and (ii) 18 months after the Closing Date.

“Cape Town Filing” means, with respect to any aircraft, a filing under the Convention on International Interests in Mobile Equipment (Cape Town, 2001) with respect to such aircraft.

“Capital Expenditures” means, for any Person in respect of any period, the aggregate of all expenditures incurred by such Person during such period that, in accordance with GAAP, are or should be included in “additions to property, plant or equipment” or similar items reflected in the statement of cash flows of such Person.

“Capital Lease” means, as applied to any Person, any lease of (or other arrangement conveying the right to use) any property (whether real, personal or mixed) by that Person as lessee (or the equivalent) that, in conformity with GAAP, is or is required to be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Equivalents” means, as at any date of determination, (i) marketable securities and repurchase agreements for marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date;  (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) time deposits or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank (including any branch of a commercial bank) that (a) in the case of a commercial bank organized under the laws of the United States of America, any state thereof or the District of Columbia is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), and has Tier 1 capital (as defined in such regulations) of not less than $100,000,000 or (b) in the case of any other commercial bank has a short-term commercial paper rating from S&P of at least A-1 or from Moody’s of at least P-1; and (v) shares of any money market mutual fund that has (a) net assets of not less than $500,000,000, and (b) the highest rating obtainable from either S&P or Moody’s.

“Certificate Regarding Non-Bank Status” means a certificate substantially in the form of Exhibit F.

“Change of Control” means, unless consented to by the Lenders Steering Committee (including pursuant to an Approved Restructuring Plan), (i) a Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) (a) shall have acquired beneficial ownership or control of 35.0% or more on a fully diluted basis of the voting and/or economic interest in the Capital Stock of Company or (b) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Company; or (ii) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Company cease to be occupied by Persons who either (a) were members of the board of directors of Company on the Closing Date or (b) were nominated for election by the board of directors of Company, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors; or (iii) any “change of control” (or similar event, however denominated) shall occur under and as defined in any indenture or agreement in respect of Indebtedness in a principal amount in excess of $100,000,000 to which Company or any Restricted Subsidiary is a party.

“CIT Bank” means CIT Bank, a bank organized under the laws of the State of Utah, and its consolidated subsidiaries, collectively.

“CIT Ireland” as defined in the recitals.

“Closing Date” means July 20, 2009.

“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit G-1.

“Closing Date Unencumbered Assets” as defined in Section 4.30.

“Collateral” means, collectively, all of the property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Agent” as defined in the preamble hereto.

“Collateral Agreement” means the Collateral Agreement to be executed by each Credit Party other than Company substantially in the form of Exhibit I, as it may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Collateral Documents” means the Collateral Agreement, each Control Agreement, each Aircraft Mortgage, each Foreign Law Pledge Agreement and all other instruments, documents and agreements delivered by any Credit Party (other than the Company) pursuant to this Agreement or any of the other Credit Documents in order to grant to Collateral Agent, for the benefit of Secured Parties, a Lien on any property of that Credit Party (other than the Company) as security for the Obligations.

“Commitment” means any Term Loan Commitment.

“Company” as defined in the preamble hereto.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Continuing Eligibility Criteria” as defined in Section 9.11(c).

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributing Guarantors” as defined in Section 7.2.

“Control Agreements” means a control agreement, in form and substance reasonably satisfactory to Administrative Agent, entered into with the bank or securities intermediary at which any Controlled Account is maintained by any Credit Party (other than the Company) as required under the terms of the Collateral Agreement.

“Controlled Account” as defined in Section 5.14(c).

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit H delivered by a Credit Party pursuant to Section 5.10.

“Credit Date” means the date of a Credit Extension.

“Credit Document” means any of this Agreement, the Notes, if any, the Collateral Documents, the Fee Letter, and all other certificates, documents, instruments or agreements executed and delivered by a Credit Party for the benefit of any Agent or any Lender in connection herewith.

“Credit Extension” means the making, conversion or continuation of a Loan.

“Credit Party” means each Person (other than any Agent or any Lender or any representative thereof) from time to time party to a Credit Document.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Excess” means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Pro Rata Share of the aggregate outstanding principal amount of Loans of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Loans of such Defaulting Lender.

“Default Period” means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates:  (i) the date on which all Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (ii) the date on which (a) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Loans in accordance with the terms of Section 2.9 or Section 2.10 or by a combination thereof), and (b) such Defaulting Lender shall have delivered to Borrowers and Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Commitments, and (iii) the date on which Borrowers, Administrative Agent and Requisite Lenders waive all Funding Defaults of such Defaulting Lender in writing.

“Default Rate” means any interest payable pursuant to Section 2.7.

“Defaulted Loan” as defined in Section 2.18.

“Defaulting Lender” as defined in Section 2.18.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Disqualified Capital Stock” means Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Final Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock referred to in clause (a) above, in each case at any time prior to the first anniversary of the Final Maturity Date, (c) contains any repurchase obligation that may come into effect prior to payment in full of all Obligations, (d) requires cash dividend payments prior to one year after the Final Maturity Date, (e) does not provide that any claims of any holder of such Capital Stock may have against Company or any other Credit Party (including any claims as judgment creditor or other creditor in respect of claims for the breach of any covenant contained therein) shall be fully subordinated (including a full remedy bar) to the Obligations in a manner satisfactory to Administrative Agent, or (f) provides the holders of such Capital Stock thereof with any rights to receive any cash upon the occurrence of a change of control prior to the first anniversary date on which the Obligations have been irrevocably paid in full, unless the rights to receive such cash are contingent upon the Obligations being irrevocably paid in full.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Domestic Subsidiary” means any Restricted Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Eligible Assignee” means (a) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), (b) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses, or (c) any other Person (other than a natural Person) approved by Administrative Agent; provided, neither Company nor any subsidiary or Affiliate of Company shall, in any event, be an Eligible Assignee.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, Company, any of its subsidiaries or any of their respective ERISA Affiliates.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) public health and safety, protection of the environment or other environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto, in each case together with the regulations thereunder.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.  Any former ERISA Affiliate of Company or any of its subsidiaries shall continue to be considered an ERISA Affiliate of Company or any such subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Company or such subsidiary and with respect to liabilities arising after such period for which Company or such subsidiary could be liable under the Internal Revenue Code or ERISA.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) notice of intent to terminate a Pension Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more non-related contributing sponsors or the termination of any such Pension Plan resulting in liability to Company, any of its subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might reasonably constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company, any of its subsidiaries or any of their respective ERISA Affiliates pursuant to Section

4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any liability or potential liability therefor, or the receipt by Company, any of its subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Company, any of its subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan or the assets thereof, or against Company, any of its subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

“Event of Default” means each of the conditions or events set forth in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Taxes” of a Person means any Tax imposed by the jurisdiction in which a Person is organized or in which that Person’s applicable principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business (other than a jurisdiction in which such Person is treated as doing business solely as a result of its entering into any Credit Document or its participation in the transactions governed thereby) on all or part of the net income, profits or gains of that Person (and/or, in the case of a Lender, its applicable lending office).

“Exit Premium” means, with respect to any prepayment or repayment of any Term Loans or Commitment reduction (whether mandatory or voluntary, and whether resulting from acceleration or otherwise) occurring at any time, a premium payable on the amount so prepaid, repaid or reduced equal to 2.0% of such amount.

“Existing Credit Documents” as defined in Section 10.30.

“Exposure” means, with respect to any Lender, as of any date of determination, the sum of (i) any unfunded Term Loan Commitment of such Lender in effect as of such date, if any, and (ii) the principal amount of the Term Loans of such Lender outstanding as of such date.

“Fair Share” as defined in Section 7.2.

“Fair Share Contribution Amount” as defined in Section 7.2.

“Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher one-hundredth of one percent (1/100 of 1%)) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average of the quotations on such day received by Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Federal Reserve Act” means the Federal Reserve Act of 1913, as amended from time to time, and any successor statute.

“Fee Letter” means the Administrative Agent fee letter agreement dated July 20, 2009 between Company and Administrative Agent.

“Final Maturity Date” means January 20, 2012.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer, treasurer or assistant treasurer or equivalent officer of Company that such financial statements fairly present, in all material respects, the financial condition of Company and its Restricted Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, in each case in conformity with GAAP applied on a consistent basis, subject, in the case of interim financial statements, to changes resulting from normal audit and year-end adjustments.

“Financial Plan” means the business plan of the Company and its subsidiaries most recently delivered pursuant to Section 5.1(a).

“First Priority” means, with respect to any Lien purported to be created in any Collateral, that (i) such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien, and (ii) such Lien is the most senior Lien on such Collateral other than (A) Liens permitted under clause (b) through (e) of Section 6.2 that are immaterial in amount and (B) in the case of Collateral consisting of aircraft, rail assets, or any other leased assets, any lease or sublease thereon not prohibited hereunder.

“First Priority Cape Town Filing” means, with respect to any aircraft, (i) a Cape Town Filing with respect to such aircraft has been made in favor of the Collateral Agent and is in full force and effect, (ii) no Cape Town Filing with respect to such aircraft is in full force and effect with priority over such Cape Town Filing (other than a Cape Town Filing of a lease or sublease of such aircraft), (iii) no Lien on such aircraft in favor of a third party has been created and perfected by or on behalf of the Company or any of its subsidiaries under the laws of the jurisdiction of registration of such aircraft (except any lease or sublease thereon that is not prohibited hereunder and Liens permitted under clause (b) through (e) of Section 6.2 that are immaterial in amount), (iv) such aircraft is subject to no other Lien other than a Permitted Lien and (v) the Collateral Agent’s Lien is the most senior Lien on such Collateral (except any lease or sublease thereon that is not prohibited hereunder and Liens permitted under clause (b) through (e) of Section 6.2 that are immaterial in amount).

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Company and its Restricted Subsidiaries ending on December 31 of each calendar year.

“Foreign Grantor” has the meaning assigned to that term in the Collateral Agreement

“Foreign Law Pledge Agreement” as defined on Schedule 1.1.

“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.

“Funding Default” as defined in Section 2.18.

“Funding Guarantor” as defined in Section 7.2.

“Funding Notice” means a notice substantially in the form of Exhibit A-1.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign state or government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Granting Lender” as defined in Section 10.7.

“Grantor” as defined in the Collateral Agreement.

“Guarantee” means, with respect to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, that is (a) an obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; or (b) a liability of such Person for an obligation of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (i) or (ii) of this clause (b), the primary purpose or intent thereof is as described in clause (a) above.

“Guaranteed Obligations” as defined in Section 7.1.

“Guarantors” means Company and each Subsidiary Guarantor.

“Guaranty” means the guaranty of each Guarantor set forth in Section 7.

“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Environmental Law or Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

“Historical Financial Statements” means as of the Closing Date, (i) the audited financial statements of Company and its subsidiaries, for the Fiscal Year ended December 31, 2008, consisting of balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows for such Fiscal Year, and (ii) for the interim period from January 1, 2009 to the Closing Date, unaudited financial statements of Company and its subsidiaries, consisting of a balance sheet and the related consolidated statements of income, stockholders’ equity and cash flows for each quarterly period completed prior to forty-six (46) days before the Closing Date, in the case of clauses (i) and (ii), certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject, if applicable, to changes resulting from audit and normal year end adjustments.

“Immaterial Subsidiary” means (A) any subsidiary that (i)(a) has assets with an aggregate fair market value less than $5,000,000, (b) has aggregate revenues less than $5,000,000 for the period of four consecutive Fiscal Quarters most recently ended, and (c) is not integral to the business or operations of Company and its subsidiaries (other than Immaterial Subsidiaries), and (ii) has no subsidiaries (other than Immaterial Subsidiaries), or (B) any subsidiary the Capital Stock of which was acquired in connection with the workout of assets in the conduct of Ordinary Course of Business Activities or as the proceeds of collateral securing a loan or other financing asset.

“Increased Amount Date” as defined in Section 2.20.

“Increased Cost Lender” as defined in Section 2.19.

“Indebtedness,” as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) all obligations of such Person evidenced by notes, bonds or similar instruments or upon which interest payments are customarily paid and all obligations in respect of drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding trade payables incurred in the ordinary course of business having a term of less than six (6) months that are not overdue by more than sixty (60) days) which purchase price is (a) due more than six (6) months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person; (vi) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vii) the face amount of any letter of credit or letter of guaranty issued, bankers’ acceptances facilities, surety bond and similar credit transactions for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or drafts; (viii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (ix) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (x) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (x), the primary purpose or intent thereof is as described in clause (ix) above; (xi) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including and any Rate Management Transaction, whether entered into for hedging or speculative purposes; (xii) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital  Stock of such Person and (xiii) all

Attributable Debt of such Person.  Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly non-recourse to such Person.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of outside counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) the statements contained in the commitment letter or proposal letter delivered by any Lender to Company with respect to the transactions contemplated by this Agreement; or (iii) any Environmental Claim against or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its subsidiaries.

“Indemnified Taxes” means Taxes other than Excluded Taxes and Other Taxes.

“Indemnitee” as defined in Section 10.3(a).

“Initial Eligibility Criteria” as defined in Section 9.11(b).

“Initial Term Lender” means Barclays Bank PLC.

“Initial Term Loan” as defined in Section 2.1(a).

“Initial Term Loan Commitment” means the commitment of an Initial Term Lender under the Original Credit Agreement to make or otherwise fund an Initial Term Loan and “Initial Term Loan Commitments” means such commitments of all Initial Term Lenders in the aggregate.  The aggregate amount of the Term Loan Commitments was $2,000,000,000 on the Closing Date before the funding of any Term Loans.

“Insolvent Lender” means a Lender which, or whose Parent Company, (i) is insolvent or generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, (ii) is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, (iii) for whom a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed, or (iv) has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment.

“Institutional Allocation Confirmation” means an Institutional Allocation Confirmation in the form previously agreed with the Administrative Agent.

“Intermediate Holding Company” as defined in Section 5.16.

“Interest Payment Date” means with respect to (i) any Base Rate Loan, (a) the last day of each month, commencing on the first such date to occur after the Closing Date; and (b) the Final Maturity Date; and (ii) any LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan provided, that in the case of any Interest Period of longer than one (1) month “Interest Payment Date” shall also include each date that is one (1) month, or an integral multiple thereof, after the commencement of such Interest Period.

“Interest Period” means, in connection with a LIBOR Rate Loan, an interest period of one, two, three or six months, as selected by a Borrower in the applicable Funding Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, that (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c), (d) and (e) of this proviso, end on the last Business Day of a calendar month; (c) no Interest Period with respect to any portion of any Loans shall extend beyond the Final Maturity Date; (d) no Interest Period that commences prior to the earlier of (i) the New Term Loan Outside Date and (ii) the Credit Date on which the New Term Loans are made (such earlier date, the “LIBOR Adjustment Date”) shall be longer than one-month; and (e) any Interest Period that commences prior to the LIBOR Adjustment Date that would otherwise end after the LIBOR Adjustment Date shall instead end on the LIBOR Adjustment Date (except that for purposes of determining the Adjusted LIBOR Rate,  such Interest Period shall be treated as if it were a one-month period).

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

“Internal Control Event” means a material weakness in, or fraud that involves management of, Company, which fraud has a material effect on Company’s internal controls over financial and other reporting, in each case as described in the Securities Laws, whether or not Company is subject thereto.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Investment” means (i) any direct or indirect purchase or other acquisition by Company or any of its Restricted Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person; (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Restricted Subsidiary of Company from any Person, of any Capital Stock of such Person; (iii) any direct or indirect loan, advance or capital contributions by Company or any of its Restricted Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the Ordinary Course of Business Activities; and (iv) any direct or indirect Guarantee of any obligations of any other Person.  The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“Joinder Agreement” means an agreement substantially in the form of Exhibit J.

“Joint Venture” means a joint venture, partnership or other similar arrangement, in each case with a Person or Persons who are not subsidiaries of the Company, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Restricted Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Lender” means each Initial Term Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement or a Joinder Agreement other than any such Person that ceases to be a party hereto pursuant to an Assignment Agreement.

“Lenders Steering Committee” as defined in Section 9.11.

“LIBOR Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate.

“Lien” means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

“Loan” means any Term Loan.

“Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Effect” means a material adverse effect on (i) the business operations, properties, assets, or condition (financial or otherwise) of Company and its Restricted Subsidiaries taken as a whole; (ii) the ability of the Credit Parties as a whole to fully and timely perform the Obligations; (iii) the legality, validity, binding effect, or enforceability against a Credit Party of a Credit Document to which it is a party; (iv) the Collateral or Collateral Agent’s Liens (on behalf of itself and the Secured Parties) on the Collateral or the priority of such Liens, except to the extent Liens on Collateral are expressly not required to be maintained pursuant to this Agreement or any Collateral Document; or (v) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under any Credit Document.

“Moody’s” means Moody’s Investor Services, Inc.

“Multiemployer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which (i) is maintained for employees or former employees of the Company any of its subsidiaries, or any of their respective ERISA Affiliates and at least one Person other than the Company, the subsidiaries, or the ERISA Affiliates or (ii) was so maintained and in respect of which the Company any of its subsidiaries, or any of their respective ERISA Affiliate could have liability under Section 4063 or 4064 of ERISA in the event such plan has been or were to be terminated.

“NAIC” means The National Association of Insurance Commissioners, and any successor thereto.

“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of Company and its subsidiaries in the form prepared for presentation to senior management thereof for the applicable month, Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate with comparison to and variances from the immediately preceding period and budget.

“Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to:  (i) the sum of Cash payments and Cash Equivalents received by Company or any other Credit Party from such Asset Sale (including any Cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received), minus (ii) any bona fide direct costs incurred in connection with such Asset Sale, including (a) income or gains taxes paid or payable by the seller as a result of any gain recognized in connection with such Asset Sale during the tax period the sale occurs (after taking into account any available tax credits or deductions and any tax-sharing arrangements), (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, and (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Company or any of its Restricted Subsidiaries in connection with such Asset Sale; provided that upon release of any such reserve, the amount released shall be considered Net Asset Sale Proceeds).

“New Term Loan” as defined in Section 2.20.

“New Term Loan Commitments” as defined in Section 2.20.

“New Term Loan Lender” as defined in Section 2.20.

“New Term Loan Outside Date” means the 45th day after the Closing Date.

“Non-Consenting Lender” as defined in Section 2.19.

“Non-Public Information” means information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.

“Non-U.S. Lender” as defined in Section 2.16(e).

“Non-Voting Capital Stock” means, with respect to any issuer of Capital Stock, the Capital Stock of such issuer that is not Voting Capital Stock.

“Note” means a Term Loan Note or a New Term Loan Note substantially in the form of Exhibit B.

“Notice” means a Funding Notice or a Conversion/Continuation Notice.

“Obligations” means all liabilities and obligations of every nature of each Credit Party from time to time owed to the Agents (including former Agents), the Lenders or any of them under any Credit Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).

“Obligee Guarantor” as defined in Section 7.7.

“Ordinary Course of Business Activities” means each of the following occurring in the ordinary course of business and consistent with reasonable and customary past practices of the Company and its Restricted Subsidiaries: (i) all activities conducted by Company and its Restricted Subsidiaries in the ordinary course of their businesses, regardless of frequency, including, without limitation, the following activities: financing (whether debt or equity), asset management and servicing, factoring, trade accounts receivable purchasing, leasing (both capital and operating leasing, and sales and exchanges pursuant to such leasing), sales, transfers or other dispositions of loans, leases or equipment held for purposes of loaning or leasing in the ordinary course of business, investment, advisory services, insurance products, vendor financing, purchases and sales or other dispositions of assets and Capital Stock (including Investments in Joint Ventures) acquired in workouts of loans, leases or factoring facilities, in each case in this clause (i), to third parties, (ii) any reasonable extension or evolution of the foregoing activities, (iii) any financings of the foregoing activities through securitizations, trusts, special purpose vehicles or other means, (iv) any related restructuring activities, including, without limitation, formation of a special purpose vehicle to acquire, hold or dispose of assets and Capital Stock obtained in connection with restructuring activities, and (v) managing and operating businesses acquired through the exercise of remedies.  Notwithstanding anything to the contrary in this Agreement, the following transactions and dispositions are not within the scope of this definition of Ordinary Course of Business Activities and, in the case of clause (x), are not permitted under any provision of this Agreement other than Section 6.8(c): (x) any transfer or other disposition of any business line, unit or division to any Person that is not a Subsidiary Guarantor and (y) any other transfer or disposition of any assets (including, without limitation, Cash) to any subsidiary, whether a Restricted Subsidiary or not, other than (i) a Subsidiary Guarantor, (ii) a Wholly-Owned Subsidiary that is directly or indirectly owned by a Subsidiary Guarantor and (iii) to the extent permitted under Section 6.11, a subsidiary of a Subsidiary Guarantor that is not Wholly-Owned by a Subsidiary Guarantor.

“Organizational Documents” means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement or limited liability company agreement, as amended.  In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Original Collateral Agreement” means that certain Collateral Agreement, dated as of July 20, 2009, by and among each Credit Party other than Company and the Collateral Agent.

“Original Credit Agreement” as defined in the preamble hereto.

“Other Taxes” means any and all present or future stamp, registration, recording, filing, transfer, documentary, excise or property Taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to or in connection with, any Credit Document.

“Owner-Trustee” means the owner trustee (not in its individual capacity but solely as trustee) of an owner trust, the property of which is beneficially owned by a Grantor in the furtherance of Ordinary Course of Business Activities.

“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Participant” as defined in Section 10.6(g).

“Participant Register” as defined in Section 10.6(g).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001).

“Payment Premium” means, with respect to any prepayment or repayment of any Term Loans or Commitment reduction (whether mandatory or voluntary, and whether resulting from acceleration or otherwise) occurring (x) at any time prior to the Call Premium Termination Date, the sum of the Call Premium and the Exit Premium and (y) at any time thereafter, the Exit Premium.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means an Employee Benefit Plan that is a “defined benefit plan” (as defined in Section 414(j) of the Code and Section 3(35) of ERISA) other than a Multiemployer Plan.

“Permitted Acquisitions” means the acquisition of all or substantially all of the assets or equity interests of another Person or business line of a Person in the same or a substantially similar business as the Company and its Restricted Subsidiaries at the time.

“Permitted Exchange Indebtedness” means Permitted Refinancing Indebtedness that is issued in exchange for Indebtedness of Company pursuant to an Approved Restructuring Plan, which Indebtedness may be secured by Liens permitted pursuant to Section 6.2(s).

“Permitted Funding Indebtedness” means any (i) Indebtedness incurred in the Ordinary Course of Business Activities, the proceeds of which are used in the Ordinary Course of Business Activities, in each case consistent with past practice including, without limitation, customary lines of credit (revolving and term), asset swaps, factoring agreements, trade accounts receivable purchasing agreements, letters of credit facilities, purchase money financing, repurchase transactions or warehouse financings (including any reasonable extension or evolution of such activities including for purposes of financing other types of financial assets), and (ii) any and all indemnification or guaranty obligations arising in connection with any of the foregoing activities.

“Permitted Liens” means each of the Liens permitted pursuant to Section 6.2.

“Permitted Refinancing Indebtedness” means Indebtedness that refunds, refinances, renews, replaces or extends any Indebtedness permitted to be incurred by Company or any Restricted Subsidiary pursuant to the terms of this Agreement, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that:

(a)           the Permitted Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended or (b) at least 91 days after the Final Maturity Date,

(b)           the Permitted Refinancing Indebtedness has a weighted average life to maturity that is equal to or greater than the remaining weighted average life to maturity of the Indebtedness being refunded, refinanced, renewed, replaced or extended,

(c)           such Permitted Refinancing Indebtedness is in an aggregate principal amount that is less than or equal to the sum of (i) the aggregate principal or accreted amount (in the case of any Indebtedness issued with original issue discount) then outstanding plus all available commitments for funding under the Indebtedness being refunded, refinanced, renewed, replaced or extended, (ii) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced, renewed, replaced or extended and (iii) the amount of reasonable and customary fees, expenses and costs related to the incurrence of such Permitted Refinancing Indebtedness,

(d)           unless such Permitted Refinancing Indebtedness is Permitted Exchange Indebtedness, it is incurred only by the same Person or Persons (or their successor(s)) that initially incurred (including by Guarantee) the Indebtedness being refunded, refinanced, renewed, replaced or extended or by a Credit Party or another Restricted Subsidiary; and

(e)           if the Indebtedness is (i) unsecured, such Permitted Refinancing Indebtedness is either unsecured or secured by Liens permitted pursuant to Section 6.2(s), or (ii) subordinated to the Obligations, such Permitted Refinancing Indebtedness is subordinated to the Obligations on terms at least as favorable to the Lenders as the Indebtedness being refinanced unless such Permitted Refinancing Indebtedness is Permitted Exchange Indebtedness.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Platform” as defined in Section 5.1(p).

“Post-Closing Collateral Procedures” means the actions and procedures described on Schedule 1.1 hereto.

“Prepayment Damages Adjuster Percentage” means the sum of  (i) the Call Premium Percentage, plus (ii) any portion of the initial yield payment required under Section 2.8(a)(y) which is not received and retained by the Lenders (without offset or credit of any kind in favor of any Credit Party against any Obligation other than to make the initial yield payment) with respect to the amount of the repayment or prepayment for which the Call Premium is being determined, expressed as a percentage of the amount repaid or prepaid; plus (iii) any portion of the Exit Premium required under this Agreement which is not received and retained by the Lenders (without offset or credit of any kind in favor of any Credit Party against any Obligation other than the obligation to pay the Exit Premium) with respect to the amount of the payment or repayment for which the Call Premium is being determined, expressed as a percentage of the amount repaid or prepaid.

“Prepayment Date” as defined in Section 2.11(c).

“Prime Rate” means the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty (30) largest banks), as in effect from time to time.  The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.  Any Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Principal Office” means, for each of the Administrative Agent and any Lender, such Person’s “Principal Office” as set forth on Appendix B, or such other office or office of a third party or sub agent, as appropriate, as such Person may from time to time designate in writing to Company and each Lender.

“Pro Rata Share” means (i) with respect to funding and other matters relating to the Initial Term Loan Commitment of any Lender, the percentage obtained by dividing (a) the Initial Term Loan Commitment of that Lender, by (b) the aggregate Initial Term Loan Commitments of all Lenders; and (ii) with respect to funding and other matters relating to the New Term Loan Commitment of any Lender, the percentage obtained by dividing (a) the New Term Loan Commitment of that Lender, by (b) the aggregate New Term Loan Commitments of all Lenders.  For all other purposes with respect to each Lender, “Pro Rata Share” means the percentage obtained by dividing (A) an amount equal to the Exposure of that Lender, by (B) an amount equal to the aggregate Exposure of all Lenders.

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered by any Credit Party which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.

“Register” as defined in Section 2.4(b).

“Regulated Entity” means any entity directly regulated by a Governmental Authority, including CIT Bank and its subsidiaries, or whose assets or business consist primarily of assets (e.g., licenses) or businesses directly regulated by a Governmental Authority.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Regulation FD” means Regulation FD as promulgated by the SEC under the Securities Act and the Exchange Act.

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous

Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Replacement Lender” as defined in Section 2.19.

“Requisite Lenders” means one or more Lenders having or holding Exposure representing more than fifty percent (50%) of the Exposure of all Lenders.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding and (iv) any voluntary prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

“Restricted Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Restricted Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.  Notwithstanding the foregoing, the term Restricted Subsidiary shall not include (i) any Special Purpose Vehicle (whether bankruptcy remote or not), Regulated Entity, Joint Venture or Immaterial Subsidiary (provided that, for avoidance of doubt, if any Person, corporation, partnership, limited liability company, association or other business entity shall cease to be a Regulated Entity, Special Purpose Vehicle, Joint Venture, Immaterial Subsidiary or any trust of which an Owner-Trustee is the trustee that is not a Credit Party, then that Person, corporation, partnership, limited liability company, association or other business entity shall be a Restricted Subsidiary and the Credit Parties will take all actions to comply with Sections 5.10 and 5.13), or (ii) Care Investment Trust, Inc.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation.

“Secured Parties” has the meaning assigned to that term in the Collateral Agreement.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Account” means a “securities account” as defined in Section 8-501 of the UCC, with a bank or like organization.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Securities Laws” means the Securities Act, the Exchange Act, Sarbanes-Oxley Act of 2002 and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the Securities and Exchange Commission or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

“Solvency Certificate” means a Solvency Certificate of the chief financial officer of Company substantially in the form of Exhibit G-2.

“Solvent” means that as of the date of determination, (a) the sum of the Credit Parties’ debt and liabilities (including contingent liabilities) does not exceed the present fair saleable value of the Credit Parties’ present assets; (b) the Credit Parties’ capital is not unreasonably small in relation to their business as contemplated on the Closing Date or with respect to any transaction contemplated to be undertaken after the Closing Date; and (c) the Credit Parties do not intend to incur, or believe (nor should they reasonably believe) that they will incur, debts beyond their ability to pay such debts as they become due (whether at maturity or otherwise).  For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“SPC” as defined in Section 10.7.

“Special Purpose Vehicle” means a limited purpose Person formed by Company or a subsidiary of Company in connection with its Ordinary Course of Business Activities.

“Steering Lender” as defined in Section 9.11(a).

“Subordinated Indebtedness” means any Indebtedness which is subordinated in right of payment to the Obligations.

“subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons

(whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Subsidiary Borrowers” means the Subsidiary Guarantors listed on Schedule 2.1.

“Subsidiary Guarantor” means each Wholly-Owned Domestic Subsidiary of Company.

“Syndication Agent” means Barclays Capital, together with its permitted successors in such capacity.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed, and any interest, penalties or additional amounts thereon.

“Tax Related Person” means any Person (including a beneficial owner of an interest in a pass-through entity) who is required to include in income amounts realized (whether or not distributed) by an Agent, a Lender or Participant or any Tax Related Person of any of the foregoing.

“Tender Offer” means the tender offer for the August 2009 Notes the material terms and conditions of which are set forth in the Company’s Offer to Purchase dated July 20, 2009 (as may be amended, modified or supplemented from time to time); provided that such terms and conditions (and any material changes thereto) are approved by the Lenders Steering Committee.

“Tendering Party” as defined in Section 10.27.

“Term Loan” means any Initial Term Loan or any New Term Loan.

“Term Loan Commitment” means any Initial Term Loan Commitment or any New Term Loan Commitment.

“Terminated Lender” as defined in Section 2.19.

“Terrorism Laws”  means any of the following (a) Executive Order 13224 issued by the President of the United States, (b) the Terrorism Sanctions Regulations (Title 31 Part 595 of the U.S. Code of Federal Regulations), (c) the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations), (d) the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations), (e) the Patriot Act (as it may be subsequently codified), (f) all other present and future legal requirements of any Governmental Authority addressing, relating to, or attempting to eliminate, terrorist acts and acts of war and (g) any regulations promulgated pursuant thereto or pursuant to any legal requirements of any Governmental Authority governing terrorist acts or acts of war.

“Type of Loan” means a Base Rate Loan or a LIBOR Rate Loan.

“U.S. Lender” as defined in Section 2.16(e).

“UCC” or “Uniform Commercial Code”  has the meaning assigned to such term in the Collateral Agreement.

“Unencumbered” means, with respect to any asset, that such asset is not, as of the Closing Date, subject to a Lien other than (i) Liens permitted under clause (b) through (e) of Section 6.2 that are immaterial in amount and (ii) in the case of Collateral consisting of aircraft, rail assets, or any other leased assets, any lease or sublease thereon not prohibited hereunder.

“Voting Capital Stock” means, as to any issuer of Capital Stock, the issued and outstanding shares of each class of Capital Stock of such issuer entitled to vote (within the meaning of Treasury Regulations § 1.956-2(c)(2)).

“Waivable Prepayment” as defined in Section 2.11(c).

“Wholly-Owned” means, with respect to a subsidiary of a Person, a subsidiary of such Person all of the outstanding Capital Stock of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable foreign law) are owned by such Person and/or by one or more Wholly-Owned Subsidiaries of such Person.

“Wholly-Owned Subsidiary” means, with respect to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly-Owned Subsidiaries.

1.2       Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP or in the application thereof.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and Company or Administrative Agent shall so request, Administrative Agent and Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP or in the application thereof (subject to the approval of Requisite Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and Company shall provide to Administrative Agent and Lenders reconciliation statements requested by Administrative Agent (reconciling the computations of such financial ratios and requirements from the then-current GAAP computations to the computations under GAAP prior to such change) in connection therewith.  Financial statements and other information required to be delivered by Company to Lenders pursuant to Sections 5.1(a) and 5.1(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(d), if applicable).  Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements.

1.3       Interpretation, etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.  References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided.  The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not no limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.  Unless otherwise indicated, any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein).

SECTION 2.   LOANS

2.1       Term Loans.

(a)       Loan Commitments.  Pursuant to the Original Credit Agreement, the Initial Term Lender made, on the Closing Date, term loans to the Borrowers in an aggregate amount equal to $2,000,000,000 (such term loans, the “Initial Term Loans”), which remains outstanding under this Agreement.  Such aggregate amount was allocated to each Borrower in accordance with the amounts listed on Schedule 2.1 for such Borrower, and the amount so allocated to a Borrower was lent directly by such Lender to such Borrower.  The Initial Term Loans were made on the Closing Date as Base Rate Loans.

Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed.  The Initial Term Lender’s Initial Term Loan Commitment terminated immediately and without further action on the Closing Date after giving effect to the funding of such Lender’s Initial Term Loan Commitments on the Closing Date.

(b)       Borrowing Mechanics for Term Loans.

(i)      Borrowers delivered to Administrative Agent a fully executed Funding Notice on the Closing Date with respect to Initial Term Loans made on the Closing Date.

(ii)     With respect to any New Term Loan Commitments entered into pursuant to Section 2.20, Borrowers shall deliver to Administrative Agent a fully executed and delivered Funding Notice no later than 10:00 a.m. (New York City time) at least three Business Days in advance of the proposed Credit Date in the case of a New Term Loan that is a LIBOR Rate Loan, and at least one Business Day in advance of the proposed Credit Date in the case of a New Term Loan that is a Base Rate Loan (which proposed Credit Date shall be not later than the New Term Loan Outside Date).  Except as otherwise provided herein, a Funding Notice for a New Term Loan that is a LIBOR Rate Loan shall be irrevocable when given, and Borrowers shall be bound to make a borrowing in accordance therewith.  Promptly upon receipt by Administrative Agent of any Funding Notice, Administrative Agent shall notify each Lender of the proposed borrowing.  Administrative Agent and Lenders may act without liability upon the basis of written, or telecopied notice believed by Administrative Agent in good faith to be from the Borrowers (or from any Authorized Officer thereof designated in writing purportedly from Borrowers to Administrative Agent), it being understood that no Lender nor Administrative Agent shall be obligated in any manner with respect to the funding of any Loan in the absence of the receipt by Administrative Agent of a completed and executed Funding Notice.  Administrative Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer’s authority to request a Loan on behalf of a Borrower until Administrative Agent and such Lenders receive written notice to the contrary.  Administrative Agent and Lenders shall have no duty to verify the authenticity of the signature appearing on any written Funding Notice.

(iii)      Each Lender shall make its New Term Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the applicable Credit Date, by wire transfer of same day funds in Dollars, at the Principal Office designated by the Administrative Agent.  Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of the Loans available to Borrowers on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account of the applicable Borrower at the Principal Office designated by the Administrative Agent or to such other account as may be designated in writing to Administrative Agent by such Borrowers.

(c)       Final Maturity Date.  Subject to Sections 2.9 and 2.10, all amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Final Maturity Date.

2.2        Pro Rata Shares; Availability of Funds.

(a)       Pro Rata Shares.  Any Loan requested on a Credit Date shall be made by the applicable Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder nor shall any Term Loan Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder.

(b)       Availability of Funds.  Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrowers a corresponding amount on such Credit Date.  If such corresponding amount is not in fact made available to

Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three (3) Business Days and thereafter at the Base Rate.  If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify Borrowers and Borrowers shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans.  Nothing in this Section 2.2(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder.

2.3       Use of Proceeds.  Subject to Section 6.19, the proceeds of the Term Loans shall be applied by Borrowers for working capital and general corporate purposes of Company and its Restricted Subsidiaries; but shall in no event be used to make or facilitate any Investment or Restricted Junior Payment not otherwise permitted hereunder.  No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.

2.4       Evidence of Debt; Register; Lenders’ Books and Records; Notes.

(a)       Lenders’ Evidence of Debt.  Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Borrowers to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof.  Any such recordation shall be conclusive and binding on Borrowers absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Term Loan Commitments or any Borrower’s Obligations in respect of any applicable Loans; and provided, further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(b)      Register.  Administrative Agent (or its agent or sub-agent) shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the Term Loan Commitments and Loans of each Lender from time to time (the “Register”) including the principal amount of the Loans and Commitments.  The Register shall be available for inspection by Borrowers and any Lender at any reasonable time and from time to time upon reasonable prior notice.  Administrative Agent shall record, or shall cause to be recorded, in the Register the Term Loan Commitments and the Loans in accordance with the provisions of Section 10.6, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on Borrowers and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Term Loan Commitments or Borrowers’ Obligations in respect of any Loan.  Borrowers hereby designate the entity serving as Administrative Agent to serve as Borrowers’ agent solely for purposes of maintaining the Register as provided in this Section 2.4, and Borrowers hereby agree that, to the extent such entity serves in such capacity, the entity serving as Administrative Agent and its officers, directors, employees, agents and affiliates shall constitute “Indemnitees.”

(c)       Notes.  If so requested by any Lender by written notice to a Borrower (with a copy to Administrative Agent), such Borrower promptly shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Term Loan.

2.5       Interest on Loans.

(a)       Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

(i)       if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or

(ii)      if a LIBOR Rate Loan, at the Adjusted LIBOR Rate plus the Applicable Margin.

(b)      The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any LIBOR Rate Loan, shall be selected by the applicable Borrower and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be.  If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.

(c)      In connection with LIBOR Rate Loans there shall be no more than ten (10) Interest Periods outstanding at any time.  In the event a Borrower fails to specify between a Base Rate Loan or a LIBOR Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a LIBOR Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan).  In the event the applicable Borrower fails to specify an Interest Period for any LIBOR Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, the applicable Borrower shall be deemed to have selected an Interest Period of one month.  As soon as practicable after 10:00 a.m.  (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and the applicable Borrower and each Lender.

(d)      Interest payable pursuant to Section 2.5(a) shall be computed on the basis of a 360 day year with respect to LIBOR Rate Loans and Base Rate Loans (other than as to clause (i) of the definition of Base Rate) or (solely as to clause (i) of the definition of Base Rate) a 365/366 day year with respect to Base Rate Loans, in each case for the actual number of days elapsed in the period during which it accrues.  In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, the last Interest Payment Date with respect to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Rate Loan, the date of conversion of such LIBOR Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a LIBOR Rate Loan, the date of conversion of such Base Rate Loan to such LIBOR Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(e)       Except as otherwise set forth herein, interest on each Loan (i) shall accrue on a daily basis and be payable in arrears on each Interest Payment Date with respect to interest accrued on and to each such payment date; (ii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) shall accrue on a daily basis and shall be payable in arrears at maturity of such Loan, including final maturity of such Loan; provided that, with respect to any voluntary prepayment of a Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.  Any interest on a Loan which is not paid when due shall, to the extent permitted by applicable law, bear interest at the same rate as is applicable to that Loan, and such interest on interest shall be payable in arrears at the same times as interest on that Loan and shall, if not paid when due, compound daily.

2.6       Conversion/Continuation.

(a)      Subject to Section 2.14 and so long as no Default or Event of Default shall have occurred and then be continuing, the applicable Borrower shall have the option:

(i)       to convert at any time all or any part of any Term Loan equal to $500,000 and integral multiples of $100,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a LIBOR Rate Loan may only be converted on the expiration of the Interest Period applicable to such LIBOR Rate Loan unless the applicable Borrower shall pay all amounts due under Section 2.14 in connection with any such conversion; or

(ii)       upon the expiration of any Interest Period applicable to any LIBOR Rate Loan, to continue all or any portion of such Loan equal to $500,000 and integral multiples of $100,000  in excess of that amount as a LIBOR Rate Loan.

(b)      A Borrower shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 10:00 a.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three (3) Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBOR Rate Loan).  Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any LIBOR Rate Loans shall be irrevocable on and after the related Interest Rate Determination Date, and such Borrower shall be bound to effect a conversion or continuation in accordance therewith.

2.7       Default Interest. Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder, shall thereafter bear interest (including post petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws, whether or not allowed in such a proceeding) payable on demand or, if no demand is made, at the time specified below, at a rate that is two percent (2.0%) per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is two percent (2.0%) per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, in the case of LIBOR Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such LIBOR Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is two percent (2.0%) per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans.  To the extent no demand therefore has been previously made, such interest shall be payable in arrears at the same times as interest on each Loan and shall, if not paid when due, compound daily.  Payment or acceptance of the increased rates of interest provided for in this Section 2.7 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

2.8       Fees; Initial Yield Payment.

(a)      Borrowers agree to pay to Lenders having Term Loan Commitments (including New Term Loan Commitments) (x) an undrawn fee equal to (a) any unused portion of their respective Term Loan Commitments, times (b) one percent (1%) per annum, to be paid in accordance with Section 2.8(b); and (y) an initial yield payment equal to 5% of their respective Term Loan Commitments, to be paid pro rata at each time of funding with respect to the portion of such commitments related to such funding.  The parties acknowledge that for tax purposes only the initial yield payment shall be treated as a payment described in Treas. Reg. Section 1.1273-2(g)(2).

(b)      All fees referred to in clause (x) of Section 2.8(a) shall be calculated on the basis of a 360 day year and the actual number of days elapsed and shall be payable monthly in arrears on the last day of each month during the applicable period, commencing on the first such date to occur after the Closing Date and on the date of funding of the applicable Commitments (including New Term Loan Commitments).  All fees referred to in Section 2.8(a) shall be earned as of the Closing Date, regardless of when paid.

(c)      In addition to any of the foregoing fees, Borrowers agree to pay to Agents all fees specified in the Fee Letter in the amounts and at the times specified therein.

2.9       Voluntary Prepayments.

(a)      Voluntary Prepayments.

(i)       Any time and from time to time:

(1)       with respect to Base Rate Loans, Borrowers may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount; and

(2)       with respect to LIBOR Rate Loans, Borrowers may prepay any such Loans on any Business Day in whole or in part (together with any amounts due pursuant to Section 2.14(c)), in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount.

(ii)       All such prepayments shall be made:

(1)       upon not less than one Business Day’s prior written notice in the case of Base Rate Loans; and

(2)       upon not less than three (3) Business Days’ prior written notice in the case of LIBOR Rate Loans,

in each case given to Administrative Agent by 12:00 p.m.  (New York City time) on the date required shall promptly transmit such original notice for Term Loans, by telecopy or telephone to each Lender).  Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.  Any such voluntary prepayment shall be applied as specified in Section 2.11(a).

2.10     Mandatory Prepayments/Commitment Reductions.

(a)      Asset Sales.  No later than the first Business Day following the date of receipt by any Credit Party of any Net Asset Sale Proceeds arising from any Asset Sale pursuant to clause (c), (n) or (p) of Section 6.8, Borrowers shall ratably prepay the Loans and permanently reduce any Term Loan Commitments then in effect (in accordance with the respective principal amounts then outstanding thereof) in an aggregate amount equal to 75% of such Net Asset Sale Proceeds, to be applied as specified in Section 2.11(b);

(b)      Prepayment Certificate.  Concurrently with any prepayment of the Loans pursuant to Section 2.10(a), Borrowers shall deliver to Administrative Agent a certificate of an Authorized Officer of any Borrower demonstrating the calculation of the amount of the applicable Net Asset Sale Proceeds.  In the event that Borrowers shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Borrowers shall promptly make an additional prepayment of the Loans in an amount equal to such excess, and Borrowers shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer of such Borrower demonstrating the derivation of such excess.

2.11     Application of Prepayments/Reductions
.

(a)      Application of Voluntary Prepayments of Loans.  Any voluntary prepayment of any Loan pursuant to Section 2.9 shall be applied, first, to the payment of all expenses and fees (other than the Payment Premium) then due and owing to the full extent thereof, second, to the payment of the Payment Premium, if any, on any Loan, and third to repay outstanding Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof).

(b)      Application of Mandatory Prepayments.  Any mandatory prepayment of any Loan pursuant to Section 2.10 shall be applied as follows:

first, to the payment of all expenses and fees (other than the Payment Premium) then due and owing to the full extent thereof;

second, to the payment of any accrued interest thereon at the Default Rate, if any;

third, to the payment of the Payment Premium, if any, on any Loan;

fourth, to the payment of any accrued interest (other than that calculated at the Default Rate and paid in clause “second” above); and

fifth, to ratably (i) prepay Loans and (ii) permanently reduce any Term Loan Commitments then in effect (in accordance with the respective principal amounts thereof).

(c)         Waiver of Certain Prepayments.  Anything contained herein to the contrary notwithstanding, in the event a Borrower is required to make any mandatory prepayment (a “Waivable Prepayment”), not less than three (3) Business Days prior to the date (the “Prepayment Date”) on which such Borrower is required to make such Waivable Prepayment, such Borrower shall notify Administrative Agent of the amount of such prepayment, and Administrative Agent will promptly thereafter notify each Lender holding an outstanding Term Loan of the amount of such Lender’s Pro Rata Share of such Waivable Prepayment and such Lender’s option to refuse such amount.  Each such Lender may exercise such option by giving written notice to the applicable Borrower and Administrative Agent of its election to do so on or before the first Business Day prior to the Prepayment Date (it being understood that any Lender which does not notify the applicable Borrower and Administrative Agent of its election to exercise such option on or before the first Business Day prior to the Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option).  On the Prepayment Date, the applicable Borrower shall pay to Administrative Agent the amount of the Waivable Prepayment, which amount shall be applied (i) in an amount equal to that portion of the Waivable Prepayment payable to those Lenders that have elected not to exercise such option, to prepay the Loans of such Lenders and (ii) to the extent of any excess, to Borrower for working capital and general corporate purposes.

(d)         Application of Prepayments of Loans to Base Rate Loans and LIBOR Rate Loans.  Any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to LIBOR Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrowers pursuant to Section 2.14(c).

2.12     General Provisions Regarding Payments.

(a)      All payments by Borrowers of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without, recoupment, setoff, counterclaim or other defense free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 p.m. (New York City time) on the date due at the Principal Office designated by the Administrative Agent for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Borrowers on the next Business Day.

(b)      All payments, distributions or other transfers in respect of the principal amount of any Loan (whether or not upon maturity, whether mandatory or optional, whether voluntary or involuntary, including following any default or any acceleration (whether automatic or following notice), following any asset sale, or following the filing by or against any Borrower or any Guarantor of any petition under the Bankruptcy Code (whether or not such payment, distribution, or transfer is under a plan of reorganization or liquidation or ordered by any court of competent jurisdiction) or otherwise) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid and any Payment Premium payable in connection therewith.

(c)      Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by Administrative Agent.

(d)      Notwithstanding the foregoing provisions hereof, if any Conversion/ Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any LIBOR Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(e)      Subject to the proviso set forth in the definition of “Interest Period,” whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder.

(f)       Borrowers hereby authorize Administrative Agent to charge Borrowers’ accounts with Administrative Agent or any of its Affiliates in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose.

(g)      Administrative Agent shall deem any payment by or on behalf of Borrowers hereunder that is not made in same day funds prior to 12:00 p.m.  (New York City time) to be a non conforming payment.  Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the next Business Day.  Interest shall continue to accrue on any principal as to which a non conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the Default Rate determined pursuant to Section 2.7 from the date such amount was due and payable until the date such amount is paid in full.

(h)      If an Event of Default shall have occurred and be continuing, all payments or proceeds received by Agents hereunder in respect of any of the Obligations shall be applied first, to pay any costs and expenses then due Collateral Agent in connection with the foreclosure or realization upon, the disposal, storage, maintenance or otherwise dealing with any of, the Collateral or otherwise, and indemnities and other amounts then due to Collateral Agent under the Credit Documents until paid in full, second, to pay any costs, expenses, indemnities, fees or premiums then due to Administrative Agent under the Credit Documents until paid in full, third, ratably to pay any expenses or indemnities then due to any of the Lenders under the Credit Documents, until paid in full, fourth, ratably to pay interest due in respect of the Loans until paid in full, fifth, ratably to pay any Payment Premium then due to the Lenders under the Credit Documents until paid in full; sixth, ratably to pay the principal amount of all Loans then outstanding until paid in full, and seventh, to pay ratably any other Obligations then due and payable.

(i)       Payment Premium.  If a Borrower or Guarantor prepays or repays, or if there are any distributions or any other transfers on account of, all or any part of the principal balance of any Term Loan for any reason or at any time (whether or not upon maturity, whether mandatory or optional, whether voluntary or involuntary, including following any default or any acceleration (whether automatic or following notice), following any asset sale, or following the filing by or against any Borrower or any Guarantor of any petition under the Bankruptcy Code (whether or not such payment, distribution, or transfer is under a plan of reorganization or liquidation or ordered by any court of competent jurisdiction) or otherwise), and/or any Commitment is reduced or terminated (other than the termination of any Term Loan Commitments on the Closing Date or on the date of the full funding of such Commitment), such Borrower shall pay the applicable Payment Premium to Administrative Agent, for the benefit of all Lenders entitled to a portion of such prepayment, repayment or reduction.

2.13     Ratable Sharing. Lenders hereby agree among themselves that, except as otherwise provided in any Credit Document, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater (such greater amount over such Lender’s Pro Rata Share of the Aggregate Amounts Due being referred to as the “Aggregate Amounts Due Excess”) than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such

Aggregate Amounts Due Excess shall (a) notify Administrative Agent and each other Lender of the receipt of such excess payment and (b) apply the excess portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such Aggregate Amounts Due Excess received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrowers or otherwise, those purchases to that extent shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest.  Borrowers expressly consent to the foregoing arrangement and agree that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set off or counterclaim with respect to any and all monies owing by Borrowers to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

2.14           Making or Maintaining LIBOR Rate Loans.

(a)      Inability to Determine Applicable Interest Rate.  In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto absent manifest error), on any Interest Rate Determination Date with respect to any LIBOR Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such LIBOR Rate Loans on the basis provided for in the definition of Adjusted LIBOR Rate, Administrative Agent shall on such date give notice (by telecopy or by telephone confirmed in writing) to Borrowers and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, LIBOR Rate Loans until such time as Administrative Agent notifies Borrowers and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding Notice or Conversion/Continuation Notice given by Borrowers with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Borrowers.

(b)      Illegality or Impracticability of LIBOR Rate Loans.  In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrowers and Administrative Agent) that the making, maintaining or continuation of its LIBOR Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the Closing Date which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by telecopy or by telephone confirmed in writing) to Borrowers and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender).  If the Administrative Agent receives a notice from (x) any Lender pursuant to clause (i) of the preceding sentence or (y) a notice from Lenders constituting the Requisite

Lenders pursuant to clause (ii) of the preceding sentence, then (1) the obligation of the Lenders (or in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender) to make Loans as, or to convert Loans to, LIBOR Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a LIBOR Rate Loan then being requested by a Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Lenders (or in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender) shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Lenders’ (or in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender’s) obligation to maintain its outstanding LIBOR Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination.  Borrowers shall pay accrued interest on the amount so converted and all amounts due under Section 2.14(c) in accordance with the terms thereof due to such conversion.  Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a LIBOR Rate Loan then being requested by a Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, such Borrower shall have the option, subject to the provisions of Section 2.14(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by telecopy) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender).  Except as provided in the immediately preceding sentence, nothing in this Section 2.14(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, LIBOR Rate Loans in accordance with the terms hereof.

(c)      Compensation for Breakage or Non Commencement of Interest Periods.  Borrowers shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid or calculated to be due and payable by such Lender to Lenders of funds borrowed by it to make or carry its LIBOR Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or reemployment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any LIBOR Rate Loan does not occur on a date specified therefor in a Funding Notice, or a conversion to or continuation of any LIBOR Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice; (ii) if any prepayment or other principal payment of, or any conversion of, any of its LIBOR Rate Loans occurs on any day other than the last day of an Interest Period applicable to that Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or (iii) if any prepayment of any of its LIBOR Rate Loans is not made on any date specified in a notice of prepayment given by Borrowers.

(d)      Booking of LIBOR Rate Loans.  Any Lender may make, carry or transfer LIBOR Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

(e)      Assumptions Concerning Funding of LIBOR Rate Loans.  Calculation of all amounts payable to a Lender under this Section 2.14 and under Section 2.15 shall be made as though such Lender had actually funded each of its relevant LIBOR Rate Loans through the purchase of a LIBOR deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted LIBOR Rate in an amount equal to the amount of such LIBOR Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its LIBOR Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.14 and under Section 2.15.

2.15      Increased Costs; Capital Adequacy; Reserves on LIBOR Rate Loans.

(a)      Compensation For Increased Costs.  Subject to the provisions of Section 2.16 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the Closing Date, or compliance by such Lender with any guideline, request or directive issued or made after the Closing Date by any central bank or other governmental or quasi governmental authority (whether or not having the force of law): (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Excluded Taxes of such Lender or any Tax that is the subject of Section 2.16) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to LIBOR Rate Loans that are reflected in the definition of Adjusted LIBOR Rate); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrowers shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender on an after tax basis for any such increased cost or reduction in amounts received or receivable hereunder.  Such Lender shall deliver to Borrowers (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.15(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b)         Capital Adequacy Adjustment.  In the event that any Lender shall have determined that the adoption, effectiveness, phase in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans, or participations therein or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Borrowers from such Lender of the statement referred to in the next sentence, Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after tax basis for such reduction.  Such Lender shall deliver to Borrowers (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.15(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.16      Taxes; Withholding, etc.

(a)      Payments to Be Free and Clear.  All sums payable by any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Indemnified Tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of any Credit Party or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

(b)      Withholding of Taxes.  If any Credit Party or any other Person is required by law to make any deduction or withholding on account of any Indemnified Tax from any sum paid or payable under any of the Credit Documents: (i) Borrowers shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Borrowers become aware of it; (ii) Credit Parties shall pay any such Indemnified Tax to the relevant Governmental Authority before the date on which penalties attach thereto; (iii) the sum payable by such Credit Party in respect of which the relevant deduction or withholding is required shall be increased to the extent necessary to ensure that after any such deduction or withholding, Administrative Agent or such Lender, as the case may be, and each of their Tax Related Persons receives on the due date a net sum equal to what it would have received had no such deduction or withholding been required; and (iv) within thirty (30) days after making any such deduction or withholding, Borrowers shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction or withholding and of the remittance thereof to the relevant taxing or other authority; provided, no such additional amount shall be required to be paid to any Lender under clause (iii) above except to the extent that any change after the Closing Date other than as a result of a change of lending office (in the case of each Lender listed on the signature pages hereof on the Closing Date) or after the effective date of the Assignment Agreement or Joinder Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction or withholding shall result in an increase in the rate of such deduction or withholding from that in effect at the Closing Date or at the date of such Assignment Agreement or Joinder Agreement, as the case may be, in respect of payments to such Lender, provided, further, that in the case of a Lender that becomes a Lender as a result of executing an Assignment Agreement or Joinder Agreement, the Borrowers shall not be required to pay additional amounts to such Lender to the extent such Taxes were, as of the effective date of such Assignment Agreement or Joinder Agreement, imposed at a rate that exceeds the rate in respect of those Taxes for which the assignor with respect to such Lender was entitled to any additional payments under this Section 2.16.

(c)      Other Taxes.  In addition, the Credit Parties shall pay all Other Taxes to the relevant Governmental Authorities in accordance with applicable law.  The Credit Parties shall deliver to Administrative Agent official receipts or other evidence of such payment reasonably satisfactory to Administrative Agent in respect of any Other Taxes payable hereunder promptly after payment of such Other Taxes.  Notwithstanding the foregoing, the Borrowers shall not pay any Other Taxes imposed as a result of an assignment or the sale of a participation by a Lender.

(d)      Indemnification.  The Credit Parties shall jointly and severally indemnify each Agent and each Lender, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes and other Taxes paid or incurred by such Agent or such Lender or their respective Tax Related Persons, as the case may be, relating to, arising out of, or in connection with any Credit Document or any payment or transaction contemplated hereby or thereby, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority and all reasonable costs and expenses incurred in enforcing the provisions of this Section 2.16; provided, however, that the Credit Parties shall not be required to indemnify the Agents, Lenders and Participants for (i) any Taxes that would be excluded from a gross-up under Section 2.16(b), (ii) in duplication of Taxes covered by Sections 2.16(b) or (c), or (iii) Taxes on consolidated net income, other than in the case of (A) any matters addressed in Section 2.16(c) and any indemnification therefor and (B) any payments of expenses and costs made pursuant to this Section 2.16(d), in which instances  such indemnification shall be made on an after-Tax basis, such that after all required deductions and payments of all Indemnified Taxes or Other Taxes (including Taxes on consolidated net income applicable to amounts covered by this Section 2.16(d)(iii)(A) or (B)), the Agents, the Lenders and each of their respective Tax Related Persons receives and retains an amount equal to the sum it would have received and retained had it not paid or incurred or been subject to such Indemnified Taxes and Other Taxes or expenses and costs.  A certificate from the relevant Lender or Agent, setting forth in reasonable detail the basis and calculation of such Taxes shall be conclusive, absent manifest error.

(e)      Evidence of Exemption From U.S. Withholding Tax.  Each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a “Non-U.S. Lender”) shall deliver to Administrative Agent for transmission to Borrowers, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement or Joinder Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Borrowers or Administrative Agent (each in the reasonable exercise of its discretion), (i) two original copies of Internal Revenue Service Form W-8BEN, W-8IMY or W-8ECI (or any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrowers to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents or is subject to deduction or withholding at a reduced rate, or (ii) if such Lender is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code or a 10% shareholder of a Borrower (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and cannot deliver Internal Revenue Service Form W-8ECI pursuant to clause (i) above, a Certificate Regarding Non Bank Status together with two original copies of Internal Revenue Service Form W-8BEN (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrowers to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Credit Documents pursuant to the portfolio interest exemption.  Each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Interval Revenue Code) for United States federal income tax purposes (a “U.S. Lender”) and is not an exempt recipient within the meaning of Treasury Regulation Section 1.6049 4(c) shall deliver to the Administrative Agent and the Company on or prior to the Closing Date (or if later, on or prior to the date on which such Lender becomes a party to this Agreement) two (2) original copies of the Internal Revenue Service Form W-9 (or any successor form), properly completed that such U.S. Lender is entitled to an exemption from United States backup withholding tax, or otherwise provide that it is entitled to such an exemption.  Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.16(e) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent for transmission to Borrowers two new original copies of Internal Revenue Service Form W-8BEN, W-8IMY or W-8ECI, or a Certificate Regarding Non Bank Status and two original copies of Internal Revenue Service Form W 8BEN (or any successor form), as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrowers to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents or is subject to deduction or withholding at a reduced rate, or notify Administrative Agent and Borrowers of its inability to deliver any such forms, certificates or other evidence.  Borrowers shall not be required to pay any additional amount to any Non-U.S. Lender under Section 2.16(b)(iii) if such Lender shall have failed to deliver the forms, certificates or other evidence referred to in the first sentence of this Section 2.16(e) that it is legally entitled to deliver; provided, if such Lender shall have satisfied the requirements of the first sentence of this Section 2.16(e) on the Closing Date or on the date of the Assignment Agreement or Joinder Agreement pursuant to which it became a Lender, as applicable, nothing in this last sentence of Section 2.16(e) shall relieve Borrowers of their obligation to pay any additional amounts pursuant this Section 2.16 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein.  Nothing in this Section 2.16 shall be construed to require a Lender, Agent or Participant to provide any forms or documentation that it is not legally entitled to provide.

2.17     Obligation to Mitigate.  Each Lender  agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.14, 2.15 or 2.16, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.14, 2.15 or 2.16 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Term Loan Commitments or Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Term Loan Commitments or Loans or the interests of such Lender; provided, that such Lender will not be obligated to utilize such other office pursuant to this Section 2.17 unless Borrowers agree to pay all costs and expenses incurred by such Lender as a result of utilizing such other office as described above.  A certificate as to the amount of any such expenses payable by any Borrower pursuant to this Section 2.17 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Borrowers (with a copy to Administrative Agent) shall be conclusive absent manifest error.

2.18     Defaulting Lenders.  Anything contained herein to the contrary notwithstanding, in the event that any Lender, other than at the direction or request of any regulatory agency or authority, defaults (a “Defaulting Lender”) in its obligation to fund (a “Funding Default”) any Term Loan (in each case, a “Defaulted Loan”), then (a) during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender” for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Credit Documents; (b) to the extent permitted by applicable law, until such time as the Default Excess with respect to such Defaulting Lender shall have been reduced to zero, (i) any voluntary prepayment of the Loans shall be applied to the Loans of other Lenders as if such Defaulting Lender had no Loans outstanding and the Exposure of such Defaulting Lender were zero, and (ii) any mandatory prepayment of the Loans shall be applied to the Loans of other

Lenders (but not to the Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that Borrowers shall be entitled to retain any portion of any mandatory prepayment of the Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b); and (c) such Defaulting Lender’s Term Loan Commitment and outstanding Loans shall be excluded for purposes of calculating the Term Loan Commitment fee and any Payment Premium payable to Lenders in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any Term Loan Commitment fee pursuant to Section 2.8 with respect to such Defaulting Lender’s Term Loan Commitment in respect of any Default Period with respect to such Defaulting Lender and any Payment Premium.  No Term Loan Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.18, performance by Borrowers of their obligations hereunder and the other Credit Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this Section 2.18.  The rights and remedies against a Defaulting Lender under this Section 2.18 are in addition to other rights and remedies which Borrowers may have against such Defaulting Lender with respect to any Funding Default and which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

2.19      Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased Cost Lender”) shall give notice to Borrowers that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.14, 2.15 or 2.16, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after Borrowers’ request for such withdrawal; or (b) (i) any Lender shall become a Defaulting Lender, (ii) the Default Period for such Defaulting Lender shall remain in effect, and (iii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Borrowers’ request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), Administrative Agent may, at the request of the Requisite Lenders (and which, in the case of an Increased Cost Lender, only after receiving written request from the Borrowers to remove such Increased Cost Lender (which notice may not be given by Borrowers if any Default or Event of Default is then continuing)), by giving written notice to Borrowers and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Commitments, if any, in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 10.6 and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender and (B) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.8 (except in the case of a Defaulting Lender); (2) on the date of such assignment, Borrowers shall pay any amounts payable to such Terminated Lender pursuant to Section 2.14(c), 2.15 or 2.16; and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender.  Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Commitments, if any, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.  Each Replacement Lender shall cure any existing Funding Default of the applicable Defaulting Lender.

2.20     Uncommitted New Term Loan Facility.

Company hereby exercises its right and obligation under the Original Credit Agreement to request the establishment of new term loan commitments (the “New Term Loan Commitments”) in accordance with this Section 2.20 in an amount equal to up to $1,000,000,000 in the aggregate for such New Term Loan Commitments.  Such New Term Loan Commitments shall be allocated in accordance with the penultimate paragraph of this Section 2.20 to Persons who have submitted firm written expressions of interest to the Company prior to the Allocation Time (defined below) and who are either Lenders prior to such time, Administrative Agent or other Persons that are Eligible Assignees who hold bond Indebtedness of Company (other than Loans) in a principal amount of not less than an amount to be determined by the Lenders Steering Committee (each, a “New Term Loan Lender”); provided that (x) such expressions of interest from any prospective New Term Loan Lender shall be non-binding unless and until a Joinder Agreement is signed by such prospective New Term Loan Lender as described below and (y) any Lender approached to provide all or a portion of the New Term Loan Commitments may elect or decline, in its sole discretion, to provide a New Term Loan Commitment.

By written notice to Administrative Agent and the Lenders Steering Committee, Company shall specify the date, which shall be not later than the New Term Loan Outside Date, on which Company proposes that the New Term Loan Commitments shall become binding and effective.

(a)      Increased Amount Date Conditions.  The New Term Loan Commitments shall become binding and effective on the date (the “Increased Amount Date”) that each of the following conditions has been satisfied or waived in accordance with Section 10.5:

(i)       each of the conditions set forth in Section 3.3 shall be satisfied or waived pursuant to Section 10.5;

(ii)       Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for Credit Parties, substantially in the form delivered on the Closing Date, and the favorable written opinions of local counsel for Credit Parties in each jurisdiction in which any Credit Party is a registered organization under the UCC, each dated as of the Increased Amount Date and covering such matters as Administrative Agent may reasonably request and otherwise in form and substance reasonably satisfactory to Administrative Agent (and each Credit Party hereby instructs such counsel to deliver such opinions to Agents and Lenders);

(iii)       the Administrative Agent shall have received a certificate from the Company certifying that (x) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Term Loan Commitments; (y) the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects (except such representations and warranties that by their terms are qualified by materiality or a Material Adverse Effect, which representations and warranties shall be true and correct in all respects) on and as of the Increased Amount Date to the same extent as though made on and as of that date (or to the extent such representations and warranties specifically relate to an earlier date on and as of such earlier date); and (z) since the Closing Date, the Organizational Documents, signature and incumbency certificates and resolutions delivered pursuant to Section 3.1 of the Original Credit Agreement have not been amended, rescinded or otherwise supplemented or modified; and

(iv)       the Administrative Agent shall have received one or more Joinder Agreements (which in the aggregate shall be for an amount equal to the New Term Loan Commitments) by which New Term Loan Commitments shall be effected and each such Joinder Agreement shall be executed and delivered by Company, Administrative Agent and each New Term Loan Lender (and Company shall be obligated to execute such Joinder Agreements if the other parties thereto execute them), and each of which shall be recorded in the Register and shall be subject to the requirements set forth in Section 2.16(e).

Upon satisfaction or waiver of such conditions, each New Term Loan Lender shall become a Lender hereunder with respect to its New Term Loan Commitment and the New Term Loans to be made by it pursuant thereto.

(b)         Credit Date Conditions.  The obligation of each New Term Loan Lender to make any New Term Loan on the applicable Credit Date (which Credit Date shall not be before August 3, 2009) is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before such Credit Date:

(i)       each of the conditions set forth in Sections 3.2 shall be satisfied as of such Credit Date;

(ii)      Company shall make any payments required pursuant to Sections 2.8 and 2.14(c) in connection with the New Term Loan Commitments; and

(iii)      each Borrower shall have delivered (x) a properly executed Funding Notice in accordance with Section 2.1(b), (y) an originally executed Closing Date Certificate, dated as of the applicable Credit Date, and (z) an officer’s certificate substantially in the form of the officer’s certificate delivered pursuant to Section 3.3(c), dated as of the applicable Credit Date; and

(iv)     If such New Term Loan Lender is Barclays Bank PLC, Barclays Bank PLC shall have accepted an Institutional Allocation Confirmation executed and delivered by each person identified to it by the Lenders Steering Committee as having been allocated New Term Loans pursuant to the penultimate paragraph of this Section 2.20, and each such person shall have provided written confirmation to Barclays Bank PLC that each of the Credit Documents is acceptable to it and such other matters as may be reasonably requested by Barclays Bank PLC or, alternatively, Barclays Bank PLC shall have received such other documentation that it, in its sole discretion, shall require.

On the date set forth in the applicable Funding Notice delivered by Company pursuant to Section 2.1(b) (which Company shall be obligated to deliver) on or following the Increased Amount Date and on or prior to the New Term Loan Outside Date, subject to the satisfaction of the conditions set forth in this Section 2.20(b), each New Term Loan Lender shall make a Loan to Company (a “New Term Loan”) in an amount equal to its New Term Loan Commitment.  If the condition precedent set forth in Section 2.20(b)(iv) above has not been satisfied, then Barclays Bank PLC shall fund only that portion of New Term Loan Commitments with respect to which such condition precedent is satisfied (which shall be that portion of its New Term Loan Commitments allocated to Persons who have executed and delivered such Institutional Allocation Confirmations and delivered such written confirmation).  If an Institutional Allocation Confirmation and written confirmation is later received from such Persons, then the Company may deliver a subsequent Funding Notice with respect to such New Term Loan Commitments, on any date not later than the New Term Loan Outside Date, and upon satisfaction of the conditions precedent set forth in clauses (i) and (ii) of Section 2.20(b) above, such additional New Term Loan Commitments shall be funded.

Administrative Agent shall notify Lenders promptly upon receipt of Company’s proposed notice of the Increased Amount Date and in respect thereof the New Term Loan Commitments and the New Term Loan Lenders, as applicable, pursuant to the second paragraph of this Section 2.20.

The terms and provisions of the New Term Loans and New Term Loan Commitments shall be identical to the Initial Term Loans and Initial Term Loan Commitments, respectively, in all respects.  The Joinder Agreement may, without the consent of any other Lenders, effect such technical amendments or modifications to this Agreement and the other Credit Documents as may be necessary or appropriate, as mutually determined by Lenders Steering Committee and Administrative Agent, to effect the provision of this Section 2.20 (including the requirement that the terms and provisions of the New Term Loans and the Term Loan Commitments be identical to the Initial Term Loans and Initial Term Loan Commitments in all respects), without constituting an amendment, modification or waiver subject to the provisions of Section 10.5.

New Term Loan Commitments may be established only on one single occasion pursuant to this Section 2.20.  Company shall select a date and time for such occasion on or prior to the Increased Amount Date and notify Administrative Agent and Lenders Steering Committee of such date and time; provided that such date is a Business Day, such time shall be during normal business hours in New York City and shall otherwise be reasonably acceptable to

Administrative Agent and Lenders Steering Committee (the “Allocation Time”).  If at the Allocation Time the aggregate amount of prospective New Term Loan Commitments is in excess of $1,000,000,000, the New Term Loan Commitments shall be allocated by the Lenders Steering Committee among the prospective New Term Loan Lenders based on such factors as shall be determined by the Lenders Steering Committee in its sole discretion.

Each Lender’s New Term Loan Commitment shall terminate immediately and without further action on the earlier of (i) the applicable Credit Date after giving effect to the funding of such Commitments on such date and (ii) the close of business in New York City on the New Term Loan Outside Date.

SECTION 3.   CONDITIONS PRECEDENT

3.1       Closing Date. The obligation of the Initial Term Lender to make any Loan on the Closing Date was subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the Closing Date:

(a)      Credit Documents.  Administrative Agent shall have received a copy of each of the following Credit Documents originally executed and delivered by each applicable Credit Party for each Lender: (i) the Original Credit Agreement; (ii) Fee Letter; and (iii) the Original Collateral Agreement.

(b)      Organizational Documents; Incumbency.  Administrative Agent shall have received (i) copies of each Organizational Document of each Credit Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official; (ii) signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; and (iv) a good standing certificate from the applicable Governmental Authority of each Credit Party’s jurisdiction of incorporation, organization or formation, each dated a recent date prior to the Closing Date.

(c)      Governmental Authorizations and Consents.  Each Credit Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Credit Documents and each of the foregoing shall be in full force and effect.

(d)      Personal Property Collateral.  Collateral Agent shall have received:

(i)       UCC financing statements for each Credit Party (other than Company) and share certificates of Capital Stock of all Domestic Subsidiaries except to the extent waived by the Requisite Lenders; and

(ii)      the results of a recent search, by a Person satisfactory to Collateral Agent, of all effective UCC financing statements (or equivalent filings) made with respect to any personal property of any Subsidiary Guarantor in the jurisdictions satisfactory to Collateral Agent, together with copies of all such filings disclosed by such search, and UCC termination statements (or similar documents) duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search (other than any such financing statements in respect of Permitted Liens) except to the extent waived by the Requisite Lenders.

(e)      No Litigation.  There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of the Administrative Agent, singly or in the aggregate, materially impairs the transactions contemplated by the Credit Documents or that could reasonably be expected to have a Material Adverse Effect.

(f)       [Intentionally Omitted].

(g)      Opinions of Counsel to Credit Parties.  Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for Credit Parties, in the form of Exhibit D, and the favorable written opinions of local counsel for Credit Parties in each jurisdiction in which any Credit Party is a registered organization under the UCC, each dated as of the Closing Date and covering such matters as Administrative Agent may reasonably request and otherwise in form and substance reasonably satisfactory to Administrative Agent (and each Credit Party hereby instructs such counsel to deliver such opinions to Agents and Lenders).

(h)      Fees.  Company shall have paid to Administrative Agent the fees payable on the Closing Date referred to in Section 2.8.

(i)       Solvency Certificate.  On the Closing Date, Administrative Agent shall have received a Solvency Certificate from Company dated as of the Closing Date and addressed to Administrative Agent and Lenders, and in form, scope and substance reasonably satisfactory to Administrative Agent, demonstrating that after giving effect to the Credit Extensions to be made on the Closing Date, Company and its Restricted Subsidiaries are Solvent.

(j)       Closing Date Certificate.  Company shall have delivered to Administrative Agent an originally executed Closing Date Certificate, together with all attachments thereto.

(k)      [Intentionally Omitted].

(l)       [Intentionally Omitted].

(m)     Date of Closing.  The Closing Date shall occur on or before July 20, 2009.

Each Lender, by delivering its signature page to this Agreement and funding a Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

3.2       Conditions to Each Credit Extension.

(a)      Conditions Precedent.  The obligation of each Lender to make any Credit Extension on any Credit Date, including the Closing Date (except as otherwise specified), are subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:

(i)       Administrative Agent shall have received a fully executed and delivered Funding Notice;

(ii)      as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects (except such representations and warranties that by their terms are qualified by materiality or a Material Adverse Effect, which representations and warranties shall be true and correct in all respects) on and as of that Credit Date to the same extent as though made on and as of that date (or to the extent such representations and warranties specifically relate to an earlier date on and as of such earlier date);

(iii)     as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default; and

(iv)     Company shall have paid to Administrative Agent the fees payable on such Credit Date referred to in Section 2.8 and shall have paid to the Administrative Agent and each Steering Lender the outstanding fees and expenses of counsel and advisors referred to in Section 10.2.

Any Agent or any Steering Lender shall be entitled, but not obligated, to request and receive, prior to the making of any Credit Extension, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of such Agent or Steering Lender such request is warranted under the circumstances.

(b)      Notices.  Any Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent.

3.3        Conditions to Amendment and Restatement.  This Agreement shall become effective upon the satisfaction or waiver in accordance with Section 10.5 of the following conditions precedent:

(a)      Credit Documents.  The Administrative Agent shall have received a copy of (i) this Agreement, originally executed and delivered by each Credit Party party to the Original Credit Agreement and each Lender, and (ii) an amended and restated Collateral

Agreement, originally executed and delivered by each Credit Party party to the Original Collateral Agreement.

(b)      Opinions of Counsel.  Lenders and their respective counsel shall have received originally executed copies of the favorable written opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for Credit Parties, substantially in the form delivered on the Closing Date, and otherwise in form and substance reasonably satisfactory to Administrative Agent.

(c)      Officer’s Certificate.  The Administrative Agent shall have received a certificate from the Company certifying that (x) no Default or Event of Default shall exist on the date of this Agreement; (y) the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects (except such representations and warranties that by their terms are qualified by materiality or a Material Adverse Effect, which representations and warranties shall be true and correct in all respects) on and as of the date of this Agreement to the same extent as though made on and as of the date of the Original Credit Agreement (or to the extent such representations and warranties specifically relate to an earlier date on and as of such earlier date); and (z) since the Closing Date, the Organizational Documents, signature and incumbency certificates and resolutions delivered pursuant to Section 3.1 of the Original Credit Agreement have not been amended, rescinded or otherwise supplemented or modified.

(d)      Cash Management Certificate.  As of such date, the Company shall have provided a certificate to the Administrative Agent indicating its compliance with Section 5.14(e).

SECTION 4.   REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to each Lender, on the Closing Date, on the date hereof, on the Increased Amount Date and on the date any Loan is made, that the following statements are true and correct:

4.1       Organization; Requisite Power and Authority; Qualification.   Each Credit Party (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby and, in the case of Borrowers, to make the borrowings hereunder, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

4.2       Capital Stock and Ownership.  The Capital Stock of each of Company and its Restricted Subsidiaries (other than an Owner Trustee) has been duly authorized and validly issued and is fully paid and non-assessable.  Schedule 4.2 sets forth a true, complete and correct list as of the Closing Date of the legal name of Company and each of its material Restricted Subsidiaries and indicates for each such Person its ownership (by holder and percentage interest) and the type of entity of each of them.

4.3       Due Authorization.  The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto (except that any Owner-Trustee has not yet received instructions from the beneficiary of the owner trust).

4.4       No Conflict.  The execution, delivery and performance by each of the Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Restricted Subsidiaries, any of the Organizational Documents of Company or any of its Restricted Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on Company or any of its Restricted Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Restricted Subsidiaries; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Restricted Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Collateral  Agent, on behalf of Secured Parties); (d) result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties or (e) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of Company or any of its Restricted Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

4.5       Governmental Consents.  The execution, delivery and performance by each of the Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, (i) as of the Closing Date, or (ii) pursuant to Section 5.19.

4.6       Binding Obligation.  Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability (whether enforcement is sought in equity or at law).

4.7       Historical Financial Statements.  The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year end adjustments.  As of the Closing Date, neither Company nor any of its subsidiaries has any contingent liability or liability for taxes, long term lease or unusual forward or long term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and any of its Restricted Subsidiaries taken as a whole.  Since the date of the audited Historical Financial Statements, no Internal Control Event has occurred.

4.8       [Reserved].

4.9       No Material Adverse Change.  Since the Closing Date, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

4.10     No Restricted Junior Payments.  Since March 31, 2009, neither Company nor any of its Restricted Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted pursuant to Section 6.4.

4.11     Adverse Proceedings, etc.  There are no Adverse Proceedings, individually or in the aggregate, that (a) relate to any Credit Document or the transactions contemplated hereby or thereby or (b) could reasonably be expected to have a Material Adverse Effect.  Neither Company nor any of its subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

4.12      Payment of Taxes.  Except as otherwise permitted under Section 5.3, all material tax returns and reports of Company and its Restricted Subsidiaries required to be filed by any of them have been timely filed taking into account extensions, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Company and its Restricted Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable.  Company knows of no material proposed tax assessment against Company or any of its Restricted Subsidiaries which is not being actively contested by Company or such Restricted Subsidiary in good faith and by appropriate proceedings; provided, that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

4.13     Properties.  Each of Company and its Restricted Subsidiaries has (i) in the case of fee interests in real property, good, sufficient and legal title to, (ii) in the case of other owned real or personal property, good, sufficient and legal title or ownership of, and (iii) in the case of leasehold interests in real or personal property, valid leasehold interests and rights in, in each case, all of its properties and assets, including, without limitation, those reflected in its Historical Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the Ordinary Course of Business Activities or as otherwise permitted under Section 6.8.  All such properties and assets are in working order and condition, ordinary wear and tear excepted, and except for Permitted Liens, all such properties and assets are free and clear of Liens.

4.14     Environmental Matters.  Neither Company nor any of its subsidiaries nor any of their respective facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  Neither Company nor any of its Restricted Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.  § 9604) or any comparable state law.  There are and, to each of Company’s and its Restricted Subsidiaries’ knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Company or any of its Restricted Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  Neither Company nor any of its Restricted Subsidiaries nor, to any Credit Party’s knowledge, any predecessor of Company or any of its Restricted Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any facility, and none of Company’s or any of its Restricted Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R.  Parts 260-270 or any state equivalent.  Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  No event or condition has occurred or is occurring with respect to Company or any of its Restricted Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.

4.15     No Defaults.  Neither Company nor any of its Restricted Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing.

4.16     Governmental Regulation.  Neither Company nor any of its Restricted Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.  Neither Company nor any of its Restricted Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a

“principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

4.17     Margin Stock.  No part of the proceeds of the Loans made to such Credit Party will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

4.18     Employee Matters.  Company, its Restricted Subsidiaries, and their respective employees, agents and representatives have not committed any material unfair labor practice as defined in the National Labor Relations Act.  Neither Company nor any of its Restricted Subsidiaries has been or is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect.  There has been and is (a) no unfair labor practice charge or complaint pending against Company or any of its Restricted Subsidiaries, or to the best knowledge of Company, threatened against any of them before the National Labor Relations Board or any other Governmental Authority and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement or similar agreement that is so pending against Company or any of its Restricted Subsidiaries or to the best knowledge of Company, threatened against any of them, (b) no labor dispute, strike, lockout, slowdown or work stoppage in existence or threatened against, involving or affecting Company or any of its Restricted Subsidiaries that could reasonably be expected to have a Material Adverse Effect, (c) no labor union, labor organization, trade union, works council, or group of employees of Company or any of its Restricted Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed with the National Labor Relations Board or any other Governmental Authority, and (d) to the best knowledge of Company, no union representation question existing with respect to any of the employees of Company or any of its Restricted Subsidiaries and, to the best knowledge of Company, no labor union organizing activity with respect to any employees of Company or any of its Restricted Subsidiaries that is taking place, except (with respect to any matter specified in clause (a), (b), (c), or (d) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

4.19     Employee Benefit Plans.  Company, each of its subsidiaries and each of their respective ERISA Affiliates are in material compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan.  Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified or has an application pending for such qualification, and nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status.  No liability to the PBGC (other than required premium payments) or the Internal Revenue Service has been or is expected to be incurred by Company, any of its subsidiaries or any of their ERISA Affiliates with respect to any Employee Benefit Plan.  No ERISA Event has occurred or is reasonably expected to occur.  Except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, or otherwise funded entirely by the participants thereof, or accrued for on the financial statements of Company or its Restricted Subsidiaries, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Company, any of its subsidiaries or any of their respective ERISA Affiliates.  The present value of the aggregate benefit liabilities under each Pension Plan subject to Title IV of ERISA sponsored, maintained or contributed to by Company, any of its subsidiaries or any of their ERISA Affiliates (determined as of the most recent valuation date on the basis of the actuarial assumptions specified for funding purposes pursuant to Section 430 of the Internal Revenue Code in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan by more than $10,000,000 in the aggregate.  As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Company, its subsidiaries and their respective ERISA Affiliates for a complete or partial withdrawal from such Multiemployer Plan (within the meaning of Section 4203 or Section 4205 of ERISA), when aggregated with such potential liability for a complete or partial withdrawal from all Multiemployer Plans, is zero.  Company, each of its subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

4.20     Certain Fees.  No broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated hereby.

4.21     Solvency.  The Credit Parties are and, upon the incurrence of any Credit Extension by such Credit Parties on any date on which this representation and warranty is made, will be, Solvent.

4.22     Compliance with Statutes, etc.  Each of Company and its subsidiaries is in compliance with its organizational documents and all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of Company or any of its Restricted Subsidiaries), except such non compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

4.23     Disclosure.  No representation or warranty of any Credit Party contained in any Credit Document, none of the Company’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2008 or any subsequent filings by Company with the Securities and Exchange Commission, and none of the reports, financial statements or other documents, certificates or written statements furnished to Lenders by or on behalf of Company or any of its Restricted Subsidiaries for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.  There are no agreements, instruments and corporate or other restrictions to which any Credit Party is subject and there are no facts known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

4.24     Terrorism Laws and FCPA.  Each Credit Party is in compliance, in all material respects, with the Terrorism Laws.  No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

4.25     Insurance.  The properties of Company and each of its Restricted Subsidiaries are adequately insured with financially sound and reputable insurers and in such amounts, with such deductibles and covering such risks and otherwise on terms and conditions as are customarily carried or maintained by Persons of established reputation of similar size and engaged in similar businesses and such insurance complies with the requirements of Section 5.5.

4.26     Common Enterprise.  The successful operation and condition of each of the Credit Parties is dependent on the continued successful performance of the functions of the group of the Credit Parties as a whole and the successful operation of each of the Credit Parties is dependent on the successful performance and operation of each other Credit Party.  Each Credit Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Credit Parties and (ii) the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies.  Each Credit Party has determined that execution, delivery, and performance of this Agreement and any other Credit Documents to be executed by such Credit Party is within its purpose, will be of direct and indirect benefit to such Credit Party, and is in its best interest.

4.27     Security Interest in Collateral.  The provisions of this Agreement and the other Credit Documents create legal and valid Liens on all the Collateral in favor of Collateral Agent, for the benefit of Collateral Agent and the Lenders, and, to the extent required by the Post-Closing Collateral Procedures and the Collateral Documents, such Liens constitute perfected and continuing Liens on the Collateral, securing the Obligations, enforceable against the applicable Credit Party and all third parties, and having priority over all other Liens on the Collateral except in the case of Liens permitted under clauses (b) through (g), (i), (j), (l), (r), (v), (w), (x), (z) and (to the extent it relates to the foregoing) (aa) of Section 6.2.

4.28     Intellectual Property.  Each Credit Party and its Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to the operation of its business as currently conducted, and the use thereof by the Credit Parties and its Restricted Subsidiaries does not infringe, misappropriate, dilute, misuse or otherwise violate the rights of any other Person, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.29     Permits, etc.  Each Credit Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person, which, if not obtained, could not reasonably be expected to have a Material Adverse Effect.  No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect, except, to the extent any such condition, event or claim could not be reasonably be expected to have a Material Adverse Effect.

4.30     Unencumbered Assets.  The Unencumbered assets of the Subsidiary Guarantors and Subsidiary Borrowers represent 51.2% of the book value of the assets of Company and its Restricted Subsidiaries immediately prior to entering into this Agreement (the “Closing Date Unencumbered Assets”).  As of the date of this Agreement, the assets of the Subsidiary Guarantors and Subsidiary Borrowers and Aerospace represent 55.3% of the Closing Date Unencumbered Assets.  As of the date of this Agreement, the book value of the Closing Date Unencumbered Assets of the Subsidiary Guarantors and Subsidiary Borrowers is at least $16,200,000,000 and the book value of the Closing Date Unencumbered Assets of the Subsidiary Guarantors, Subsidiary Borrowers, and without duplication, the proportionate equity value of the stock of Aerospace, CIT Ireland, CIT Financial Ltd., CIT Vendor Finance (UK) Limited and CIT Financial (Alberta) ULC and the stock of other Subsidiary Guarantors is at least $31,900,000,000.  Upon satisfaction of the Post-Closing Collateral Procedures, the book value of aircraft registered in any jurisdiction outside of the United States subject to a First Priority Cape Town Filing, together with all other Collateral subject to a First Priority Lien, shall be at least $30,500,000,000.

4.31     Conversion of Intercompany Loans to Company.  On or before the Closing Date, all outstanding intercompany loans owed by a Subsidiary Guarantor to Company have been converted to equity.

SECTION 5.   AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that so long as any Commitment is in effect and until payment in full of all Obligations, each Credit Party shall perform, and shall cause each of its Restricted Subsidiaries to perform, all covenants in this Section 5.

5.1       Financial Statements and Other Reports.

Unless otherwise provided below, Company will deliver to Administrative Agent and Lenders (which, in the case of the financial statements referred to in clauses (a) and (b) below, shall not be required to be delivered to the extent filed by Company with the Securities and Exchange Commission):

(a)      Quarterly Financial Statements.  As soon as available, and in any event within forty five (45) days (or such later date as Company files its quarterly reports pursuant to Rule 12b-25 under the Exchange Act) after the end of each Fiscal Quarter of each Fiscal Year (including the fourth Fiscal Quarter), the consolidated balance sheets of Company and its subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders’ equity and cash flows of Company and its subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto;

(b)      Annual Financial Statements.  As soon as available, and in any event within ninety (90) days (or such later date as Company files its annual reports pursuant to Rule 12b-25 under the Exchange Act) after the end of each Fiscal Year, (i) the consolidated balance sheets of Company and its subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of Company and its subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (ii) with respect to such financial statements a report thereon of PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing selected by Company, and reasonably satisfactory to Administrative Agent (which report shall be unqualified as to going concern and scope of audit (and shall not contain any explanatory paragraph or paragraph of emphasis with respect to going concern), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards) together with a written statement by such independent certified public accountants, to the extent consistent with the internal policies thereof, stating (1) that their audit examination has included a review of the specific terms of the Credit Documents that relate to accounting matters that have been subjected to auditing procedures during the course of the audit, (2) that nothing has come to their attention that causes them to believe that the information contained in any Compliance Certificate is not correct or that the matters set forth in such Compliance Certificate are not stated in accordance with the terms hereof (3) whether, in connection therewith, any condition or event that constitutes a Default or an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof and (4) if Company is then subject to Section 404 of the Sarbanes Oxley Act of 2002, an attestation report as to management’s report on Company’s internal control over financial reporting showing no Internal Control Event or Events;

(c)      Compliance Certificate.  Together with each delivery of financial statements of Company and its Restricted Subsidiaries pursuant to Sections 5.1(a) and 5.1(b), a duly executed and completed Compliance Certificate, which shall include information in reasonable detail demonstrating the calculation of the covenants set forth in Section 6.7;

(d)      Statements of Reconciliation after Change in Accounting Principles.  If, as a result of any change in accounting principles and policies (or the application thereof) from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Company and its subsidiaries delivered pursuant to Section 5.1(a) or 5.1(b) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to Administrative Agent;

(e)      Notice of Default.  Prompt written notice (but, in any event, within three (3) Business Days of Company becoming aware thereof) (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Company with respect thereto; (ii) that any Person has given any notice to Company or any of its Restricted Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b); or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, or (iv) the occurrence of  any Internal Control Event which is required to be publicly disclosed of which any officer of Company or Company has knowledge which notice shall be accompanied by a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

(f)       Notice of Litigation.  Prompt written notice (but, in any event, within three (3) Business Days of Company becoming aware thereof) of (i) the institution of, or threat of, any Adverse Proceeding not previously disclosed in writing by Company to Lenders, or (ii) any development in any Adverse Proceeding that, in the case of either clause (i) or (ii) if adversely determined, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, or which arises  in respect of any material Indebtedness of Company or its Restricted Subsidiaries or alleges any criminal misconduct by any Credit Party together in each case with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters;

(g)      ERISA.  (i) The occurrence of or forthcoming occurrence of any ERISA Event, a prompt written notice (but, in any event, within three (3) Business Days of Company becoming aware thereof) specifying the nature thereof, what action Company, any of its subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness (but, in any event, within three (3) Business Days of the authorized officer of Company becoming aware thereof), copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Company, any of its subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (2) all notices received by Company, any of its subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

(h)      Reserved.

(i)       Insurance Report.  As soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Company and its Restricted Subsidiaries and all material insurance coverage planned to be maintained by Company and its Restricted Subsidiaries in the immediately succeeding Fiscal Year;

(j)       Environmental Reports and Audits.  As soon as practicable (but, in any event, within three (3) Business Days) following receipt thereof, copies of all environmental audits and reports with respect to environmental matters at any facility or which relate to any environmental liabilities of Company or its Restricted Subsidiaries which, in any such case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(k)      Information Regarding Collateral.  Company will furnish to Collateral Agent written notice (i) at least ten (10) days prior to the occurrence of any change in any Credit Party’s corporate name or (ii) at least thirty (30) days prior to any Credit Party’s identity or corporate structure.  Company agrees not to effect or permit any change referred to in the preceding sentence unless (x) all filings have been made under the Uniform Commercial Code or otherwise that are required in order for Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral and for the Collateral at all times following such change to have a valid, legal and perfected security interest as contemplated by the Collateral Documents and the Post-Closing Collateral Procedures, and (y) such change is not disadvantageous in any material respect to the Lenders.  Company will furnish to Administrative Agent prompt written notice of any Lien (other than Permitted Liens) or claims made or asserted against any Collateral or interest therein.  Company also agrees promptly to notify Collateral Agent in writing if any material portion of the Collateral is lost, damaged or destroyed;

(l)       Annual Collateral Verification.  Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1(b), Company shall deliver to Collateral Agent an Officer’s Certificate certifying that all Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations, that will be required to be filed of record within 18 months following the date of such certificate in each appropriate office to the extent contemplated by the Collateral Documents to protect and perfect the security interests in the Collateral to the extent such perfection is required under the Collateral Documents and the Post-Closing Collateral Procedures or to maintain the effectiveness of any Cape Town Filing required to be made thereunder;

(m)     Violations of Terrorism Laws.  Promptly (i) if any Credit Party obtains knowledge that any Credit Party or any Person which owns, directly or indirectly, any Securities of any Credit Party, or any other holder at any time of any direct or indirect equitable, legal or beneficial interest therein is the subject of any of the Terrorism Laws, such Credit Party will notify Administrative Agent and (ii) upon the request of any Lender, such Credit Party will provide any information such Lender believes is reasonably necessary to be delivered to comply with the Patriot Act;

(n)      Tax Returns.  If requested by Administrative Agent, as soon as practicable and in any event within fifteen (15) days following the later of the Administrative Agent’s request and the filing thereof, copies of each federal income tax return filed by or on behalf of any Credit Party;

(o)      Other Information.  (A) Promptly upon request of the Administrative Agent, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders acting in such capacity or by any Restricted Subsidiary of Company to its security holders other than Company or another Restricted Subsidiary of Company, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Company or any of its Restricted Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, (iii) all press releases and other statements made available generally by Company or any of its Restricted Subsidiaries to the public concerning material developments in the business of Company or any of its Restricted Subsidiaries, (B) promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of any Credit Party (other than any routine inquiry), (C) promptly upon receipt thereof, copies of all financial reports submitted to any Credit Party by its auditors in connection with any audit of the books thereof and (D) such other information and data with respect to Company or any of its Restricted Subsidiaries as from time to time may be reasonably requested by Administrative Agent; and

(p)      Certification of Public Information.  Company and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive material non-public information with respect to Company, its Restricted Subsidiaries or their securities) and, if documents or notices required to be delivered pursuant to this Section 5.1 or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform (the “Platform”), any document or notice that Company has indicated contains Non-Public Information shall not be posted on that portion of the Platform designated for such “public-side” Lenders.  Company agrees to clearly designate all Information provided to the Administrative Agent by or on behalf of Company which is suitable to make available to “public-side” Lenders.  If Company has not indicated whether a document or notice delivered pursuant to this Section 5.1 contains Non-Public Information, the Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material non-public information with respect to Company, its Restricted Subsidiaries and their securities.

5.2       Existence.  Except as otherwise permitted under Section 6.8, each Credit Party will, and will cause each of its Restricted Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and governmental authorizations, qualifications, franchises, licenses and permits material to its business and to conduct its business in each jurisdiction in which its business is conducted; provided, except as prohibited by Section 6.8, no Credit Party or any of its Restricted Subsidiaries shall be required to preserve any such existence, right or governmental authorizations, qualifications, franchise, licenses and permits if such Person’s board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders.

5.3       Payment of Taxes and Claims.  Each Credit Party will, and will cause each of its Restricted Subsidiaries to, or in case of leased assets will contract with the applicable lessee to, pay all material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all material claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and/or that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim, and (c) in the case of leased assets, such contest proceedings are being conducted in accordance with terms set forth in the applicable lease.  No Credit Party will, nor will it permit any of its Restricted Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Restricted Subsidiaries).

5.4       Maintenance of Properties.  Each Credit Party will, and will cause each of its Restricted Subsidiaries to, or in the case of leased assets will contract with the applicable lessee to, (a) maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material assets used or useful in the business of Company and its Restricted Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof and (b) comply at all times with the provisions of all material leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

5.5       Insurance.  Company will maintain or cause to be maintained, with financially sound and reputable insurers, (i) business interruption insurance reasonably satisfactory to Administrative Agent, and (ii) casualty insurance, such public liability insurance, third party property damage insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Restricted Subsidiaries as are customarily carried or maintained under similar circumstances by Persons of established reputation of similar size and engaged in similar businesses, in each case in such amounts (giving effect to self insurance which comports with the requirements of this Section 5.5 and provided that adequate reserves therefor are maintained in accordance with GAAP), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons.  Without limiting the generality of the foregoing, Company will maintain or cause to be maintained replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation of similar size and engaged in similar businesses.  Company shall use commercially reasonable efforts to cause (and, with respect to policies of insurance carried by the Company and its Restricted Subsidiaries relating to aircraft not subject to a lease, shall cause by no later than August 13, 2009 (or such later date as agreed in writing by the Lenders Steering Committee)) each such policy of insurance carried by the Company and its Restricted Subsidiaries to: (i) name Collateral Agent, on behalf of Lenders as an additional insured thereunder as its interests may appear, and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Collateral Agent, that names Collateral Agent, on behalf of Secured Parties, as the loss payee thereunder and provides for at least thirty (30) days’ prior written notice to Collateral Agent of any modification or cancellation of such policy and that no act or default of Company or any other Person shall affect the right of Collateral Agent to recover under such policy or policies in case of loss or damage.

5.6       Books and Records; Inspections.  Each Credit Party will, and will cause each of its Restricted Subsidiaries to, (a) keep adequate books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (b) permit any representatives designated by Administrative Agent (including employees of Administrative Agent, any Lender or any consultants, accountants, lawyers and appraisers retained by Administrative Agent) to visit and inspect any of the properties of any Credit Party and any of its respective Restricted Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent accountants, all upon reasonable notice and at such reasonable times during normal business hours (so long as no Default or Event of Default has occurred and is continuing) and as often as may reasonably be requested and by this provision the Credit Parties authorize such accountants to discuss with Administrative Agent and Lender and such representatives the affairs, finances and accounts of Company and its Restricted Subsidiaries.  The Credit Parties acknowledge that Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain reports pertaining to the Credit Parties’ assets for internal use by Administrative Agent and the Lenders; provided that, in each case, the foregoing shall be subject to any confidentiality restrictions to which any Credit Party or its Subsidiaries are subject in the conduct of Ordinary Course of Business Activities.

5.7       Lenders Meetings.  Company will, upon the request of Administrative Agent, the Lenders Steering Committee or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Quarter to be held at Company’s corporate offices (or at such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.

5.8       Compliance with Laws.  Each Credit Party will comply, and shall cause each of its subsidiaries to comply and shall use commercially reasonable efforts to cause all other Persons, if any, on or occupying any facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), except where noncompliance could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  Each Credit Party shall take all reasonable and necessary actions to ensure that no portion of the Loans will be used, disbursed or distributed for any purpose, or to any Person, directly or indirectly, in violation of any of the Terrorism Laws and shall take all reasonable and necessary action to comply in all material respects with all Terrorism Laws with respect thereto.

5.9       Environmental.

(a)      Environmental Disclosure.  Company will deliver to Administrative Agent and Lenders:

(i)       as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Company or any of its Restricted Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any facility used for the operations of the Credit Parties or with respect to any Environmental Claims;

(ii)      promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (2) any remedial action taken by Company or any other Person in response to (A) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (B) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, and (3) Company’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any facility that could cause such facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

(iii)     as soon as practicable following the sending or receipt thereof by Company or any of its Restricted Subsidiaries, a copy of any and all written communications with respect to (1) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (2) any Release required to be reported to any federal, state or local governmental or regulatory agency, and (3) any request for information from any governmental agency that suggests such agency is investigating whether Company or any of its Restricted Subsidiaries may be potentially responsible for any Hazardous Materials Activity;

(iv)     prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by Company or any of its Restricted Subsidiaries that could reasonably be expected to (A) expose Company or any of its Restricted Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (B) affect the ability of Company or any of its Restricted Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (2) any proposed action to be taken by Company or any of its Restricted Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Company or any of its Restricted Subsidiaries to any additional material obligations or requirements under any Environmental Laws; and

(v)     with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this Section 5.9(a).

(b)      Hazardous Materials Activities, etc.  Each Credit Party shall promptly take, and shall cause each of its Restricted Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Restricted Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim against such Credit Party or any of its Restricted Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)      Right of Access and Inspection.  With respect to any event described in Section 5.9(a), or if an Event of Default has occurred and is continuing, or if Administrative Agent reasonably believes that Company or any Restricted Subsidiary has breached any representation, warranty or covenant related to environmental matters (including those contained in Sections 4.11, 4.14, 5.8 or 5.9):

(i)       Administrative Agent and its representatives shall have the right, but not the obligation or duty, to enter the facilities of the Company or any Restricted Subsidiary at reasonable times for the purposes of observing such facilities.  Such access shall include, at the reasonable request of Administrative Agent, access to relevant documents and employees of Company and its Restricted Subsidiaries and to their outside representatives, to the extent necessary to obtain necessary information related to the event at issue.  If an Event of Default has occurred and is continuing, the Credit Parties shall conduct such tests and investigations on such facilities or relevant portion thereof, as reasonably requested by Administrative Agent, including the preparation of such sampling or analysis as determined to be necessary under the circumstances by a qualified environmental engineer or consultant.  If an Event of Default has occurred and is continuing, and if a Credit Party does not undertake such tests and investigations in a reasonably timely manner following the request of Administrative Agent, Administrative Agent may hire an independent engineer, at the Credit Parties’ expense, to conduct such tests and investigations.  Administrative Agent will make all reasonable efforts to conduct any such tests and investigations so as to avoid interfering with the operation of the facility.

(ii)      Any observations, tests or investigations of the facilities by or on behalf of Administrative Agent shall be solely for the purpose of protecting the Lenders security interests and rights under the Credit Documents.  The exercise of Administrative Agent’s rights under this Subsection (c) shall not constitute a waiver of any default of any

Credit Party or impose any liability on Administrative Agent or any of the Lenders.  In no event will any observation, test or investigation by or on behalf of Administrative Agent be a representation that Hazardous Materials are or are not present in, on or under any of the facilities, or that there has been or will be compliance with any Environmental Law and Administrative Agent shall not be deemed to have made any representation or warranty to any party regarding the truth, accuracy or completeness of any report or findings with regard thereto.  Neither any Credit Party nor any other party is entitled to rely on any observation, test or investigation by or on behalf of Administrative Agent.  Administrative Agent and the Lenders owe no duty of care to protect any Credit Party or any other party against, or to inform any Credit Party or any other party of, any Hazardous Materials or any other adverse condition affecting any of the facilities.  Administrative Agent may, in its sole discretion, disclose to the applicable Credit Party, or to any other party if so required by law, any report or findings made as a result of, or in connection with, its observations, tests or investigations.  If a request is made of Administrative Agent to disclose any such report or finding to any third party, then Administrative Agent shall endeavor to give the applicable Credit Party prior notice of such disclosure and afford such Credit Party the opportunity to object or defend against such disclosure at its own and sole cost; provided, that the failure of Administrative Agent to give any such notice or afford such Credit Party the opportunity to object or defend against such disclosure shall not result in any liability to Administrative Agent.  Each Credit Party acknowledges that it may be obligated to notify relevant Governmental Authorities regarding the results of any observation, test or investigation disclosed to such Credit Party, and that such reporting requirements are site and fact-specific and are to be evaluated by such Credit Party without advice or assistance from Administrative Agent.

(d)      If counsel to Company or any of its Restricted Subsidiaries reasonably determines that provision to Administrative Agent of a document otherwise required to be provided pursuant to this Section 5.9 (or any other provision of this Agreement or any other Credit Document relating to environmental matters) would jeopardize an applicable attorney-client or work product privilege pertaining to such document, then Company or its Restricted Subsidiary shall not be obligated to deliver such document to Administrative Agent but shall provide Administrative Agent with a notice identifying the author and recipient of such document and generally describing the contents of the document.  Upon request of Administrative Agent, Company and its Restricted Subsidiaries shall take all reasonable steps necessary to provide Administrative Agent with the factual information contained in any such privileged document.

5.10     Restricted Subsidiaries. In the event that any Person becomes a Wholly-Owned Domestic Subsidiary of Company (including by such Person ceasing to be excluded from the definition of “Restricted Subsidiary”), Company shall (a) concurrently with such Person becoming a Wholly-Owned Domestic Subsidiary cause such Wholly-Owned Domestic Subsidiary to become a Guarantor hereunder and a Grantor under the Collateral Agreement by executing and delivering to Administrative Agent and Collateral Agent a Counterpart Agreement, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(b) and 3.1(d), as well as duly executed Control Agreements covering any applicable Controlled Account.  In the event that any Person becomes a Foreign Subsidiary of Company, and the ownership interests of such Foreign Subsidiary are owned by any Subsidiary Guarantor, Company shall cause such Subsidiary Guarantor to deliver all such documents, instruments, agreements, and certificates as are similar to those described in Section 3.1(b), and Company shall take, or shall cause such Subsidiary Guarantor to take, all of the actions referred to in Section 3.1(d)(i) necessary to grant and to perfect a First Priority Lien in favor of Collateral Agent, for the benefit of Secured Parties, under the Collateral Agreement in all of the Non-Voting Capital Stock and sixty five percent (65%) of the Voting Capital Stock of such Foreign Subsidiary.  With respect to each such Restricted Subsidiary, Company shall promptly send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Restricted Subsidiary of Company, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Restricted Subsidiaries of Company; provided, such written notice shall be deemed to supplement Schedules 4.1 and 4.2 for all purposes hereof.

5.11     [Intentionally Omitted]

5.12     [Intentionally Omitted]

5.13     Further Assurances.  At any time or from time to time upon the request of Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent or Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents (including the Post-Closing Collateral Procedures), including providing Lenders with any information reasonably requested pursuant to Section 10.22 (it being understood that, with respect to perfection on Collateral required pursuant to Post-Closing Collateral Procedures, the Credit Parties shall not be required to take any actions in addition to obligations arising under or contemplated by the Post-Closing Collateral Procedures).  In furtherance and not in limitation of the foregoing and in accordance with the obligations under the Collateral Documents, each Credit Party shall take such actions as Administrative Agent or Collateral Agent may reasonably request from time to time to ensure that the Obligations are guarantied by the Guarantors and are secured by (i) substantially all of the assets of Subsidiary Guarantors (subject to the exclusions expressly set forth in the respective Credit Documents), including a pledge of all of the Capital Stock of each of the Subsidiary Guarantor’s respective Domestic Subsidiaries and all of the Non-Voting Capital Stock and sixty-five percent (65%) of the Voting Capital Stock of each of their respective first-tier Foreign Subsidiaries and (ii) a pledge by each of the Foreign Grantors of sixty-five percent (65%) of the Capital Stock in the Foreign Subsidiaries owned by such Foreign Grantor as set forth in Schedule 4 of the Collateral Agreement, provided that such pledge shall include all of the Capital Stock of Aerospace (other than one nominee share) and forty-nine percent (49%) of the Capital Stock of CIT Ireland..

5.14     Miscellaneous Business Covenants.  Unless otherwise consented to by Agents and Requisite Lenders:

(a)      Non-Consolidation.  Company will and will cause each of its Restricted Subsidiaries (other than an Owner-Trustee) to:  (i)  maintain entity records and books of account separate from those of any other entity which is an Affiliate of such entity; and (ii) provide that its board of directors or other analogous governing body will hold all appropriate meetings to authorize and approve such entity’s actions, which meetings will be separate from those of other entities.

(b)      New Term Loan Proceeds.  Pending the consummation of the Tender Offer the proceeds of the New Term Loan will be deposited and maintained by each Borrower in Deposit Accounts at Barclays Bank PLC, and each such Deposit Account (other than Deposit Accounts of the Company) shall be subject to a Control Agreement in favor of the Collateral Agent to secure the Obligations.

(c)      Cash Management.  By no later than August 13, 2009 (or such later date as the Lenders Steering Committee may agree in writing), the Credit Parties will establish one or more Deposit Accounts and Securities Accounts (such accounts, together with the account referred to in Section 5.14(b), the “Controlled Accounts”) which will be owned by one or more Subsidiary Guarantors and subject to a Control Agreement in favor of the Collateral Agent to secure the Obligations; it being understood that the Subsidiary Guarantors may manage and make withdrawals from such accounts so long as no Default or Event of Default has occurred and is continuing.

(d)      Cash Hoarding.  Following the establishment of the Deposit Accounts and Securities Accounts in paragraph (c) above, (i) as of the close of business on any Business Day, the Company shall not have Cash and Cash Equivalents in an aggregate amount in excess of $500,000,000 on deposit collectively in its Deposit Accounts and Securities Accounts and (ii) in the event that, as of the close of business on any Business Day, the Company shall have Cash and Cash Equivalents on deposit collectively in any of its Deposit Accounts and Securities Accounts in an aggregate amount in excess of $500,000,000, the Company shall immediately transfer such excess amounts to an account referenced in clause (c).

(e)      Account with Collateral Agent.  Until each Credit Party has complied with Section 5.14(c), and notwithstanding any other provision of this Agreement, each Credit Party shall maintain the proceeds of the Term Loans in Cash or Cash Equivalents in Deposit Accounts or Securities Accounts, as applicable, with the Collateral Agent; provided that, subject to Section 5.14(b), the Borrowers may use such proceeds as permitted in Section 5.15, subject to Section 6.19.

5.15     Use of Proceeds.  Subject to Section 6.19, the proceeds of the Loans will be used only for working capital and other general corporate purposes of Company and its Restricted Subsidiaries.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any law, including Regulations T, U and X of the Board of Governors of the Federal Reserve System.

5.16     Intermediate Holding Company. If requested by Lenders Steering Committee and to the extent not prohibited by the definitive documentation governing existing Indebtedness of Company as in effect on the date of this Agreement without giving effect to subsequent amendments or other modifications, Company will use commercially reasonable efforts to form a bankruptcy remote intermediate holding company reasonably satisfactory to Lenders Steering Committee (each an “Intermediate Holding Company”).

5.17     Approved Restructuring Plan.  Company will use its best efforts (subject to the directors’ fiduciary duties and Lenders Steering Committee’s obligation to negotiate in good faith) to have an Approved Restructuring Plan (which shall not require the sale of any assets to one or more of the Lenders Steering Committee) acceptable to Company adopted by August 14, 2009 and shall comply with such plan in all material respects at all times thereafter.  Unless extended by the Lenders Steering Committee, Company shall adopt such an Approved Restructuring Plan by October 1, 2009 and shall comply with such plan at all times thereafter.

5.18     Ratings.  Company will use commercially reasonable efforts to have the Loans rated by at least one of Moody’s or S&P.

5.19     Post Closing Matters  (a)  No later than August 13, 2009 (or such later date specified on Schedule 1.1 or agreed to by Lenders Steering Committee in writing), each Credit Party owning Unencumbered assets of a type described on Schedule 1.1 hereto shall (i) deliver to the Collateral Agent a schedule identifying such assets and (ii) comply with the Post-Closing Collateral Procedures described on Schedule 1.1 with respect to such assets.  Company shall be deemed to be in compliance with this Section 5.19 upon receipt by the Collateral Agent of a certificate executed by a majority in number of the members of the Lenders Steering Committee indicating that the Lenders Steering Committee is reasonably satisfied that the Company has complied with its obligations under this Section 5.19 or that the Lenders Steering Committee has waived such compliance; provided, the Lenders Steering Committee shall not be obligated to deliver such certificate upon the Company’s compliance with this Section 5.19 and the Company shall not be in breach of this Section 5.19 if such certification is not delivered, so long as the Company has in fact complied with its obligations under this Section 5.19.

(b) In the event that any Credit Party acquires any Unencumbered assets of a type described in Schedule 1.1 hereto subsequent to the delivery of the schedules described in clause (a) above, then in such event, each Credit Party shall promptly, and in any event within twenty (20) days (or such longer period as the Administrative Agent may agree, acting with the consent of the Lenders Steering Committee) of the date of acquisition of such assets, (i) deliver to the Collateral Agent a revised schedule identifying such after-acquired assets, (ii) comply with the Post Closing Collateral Procedures described on Schedule 1.1 with respect to such type of after-acquired assets and (iii) deliver a certificate of such Credit Party certifying that the Credit Parties have complied with the Post Closing Collateral Procedures described on Schedule 1.1 and such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien.

SECTION 6.   NEGATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations, such Credit Party shall perform, and shall cause each of its Restricted Subsidiaries to perform, all covenants in this Section 6.

6.1       Indebtedness.  No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

(a)      the Obligations;

(b)      [Reserved];

(c)      Indebtedness among Company and its Restricted Subsidiaries arising in the Ordinary Course of Business Activities;

(d)      Indebtedness incurred by Company or any of its Restricted Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations incurred in connection with any transactions permitted by this Agreement including, without limitation, Permitted Acquisitions;

(e)      Indebtedness which may be deemed to exist pursuant to any guaranties of obligations other than Indebtedness, performance, surety, statutory, appeal or similar obligations incurred in the Ordinary Course of Business Activities;

(f)       Indebtedness in respect of netting services, overdraft protections and otherwise in connection with customary Deposit Accounts maintained by a Credit Party or any Restricted Subsidiary as part of its ordinary cash management program;

(g)      performance guaranties in the Ordinary Course of Business Activities of the obligations (other than Indebtedness) of suppliers, customers, franchisees and licensees of Company and its Restricted Subsidiaries;

(h)      guaranties (i) by any Credit Party of Indebtedness of another Credit Party (other than guaranties by any Subsidiary Guarantor of Indebtedness of Company) or guaranties by a Restricted Subsidiary of Company of Indebtedness of any Credit Party (other than guaranties by any Restricted Subsidiary of Indebtedness of Company) with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1 and (ii) guaranties of Permitted Exchange Indebtedness by any Credit Party;

(i)       Indebtedness existing on the Closing Date (other than lines of credit of the Company and Indebtedness permitted pursuant to Section 6.1(s));

(j)       Indebtedness of Company or any of its Restricted Subsidiaries under Rate Management Transactions entered into in the Ordinary Course of Business Activities and not for speculative purposes;

(k)      purchase money Indebtedness of Company or any of its Restricted Subsidiaries; provided, that (x) in the case of any such Indebtedness from aircraft financing, such Indebtedness (1) may be incurred at the time of purchase or within sixty (60) days thereafter, (2)  shall be secured solely by the applicable aircraft and intangible contract rights and proceeds directly related thereto and (3) shall constitute not more than ninety-five percent (95%) of the aggregate consideration paid with respect to such asset; and (y) any other Indebtedness under this clause (k) (A) shall be secured only by the asset acquired in connection with the incurrence of such Indebtedness, and (B) shall constitute not more than ninety-five  percent (95%) of the aggregate consideration paid with respect to such asset;

(l)       (i) Permitted Funding Indebtedness incurred to finance the purchase of aircraft pursuant to existing facilities with ECA in effect as of the Closing Date, which shall not exceed $100,000,000 for any individual transaction and (ii) Permitted Funding Indebtedness not to exceed $100,000,000 in any individual transaction or any series of related transactions;

(m)     Permitted Refinancing Indebtedness of Indebtedness described in clause (a), (i) or (k) (including subsequent refinancings of the foregoing that constitute Permitted Refinancing Indebtedness); provided, any such Indebtedness, to the extent secured, shall not be secured by any collateral other than collateral that secured the Indebtedness being refinanced;

(n)      Indebtedness incurred or assumed in connection with or related to Bank Activities; provided that (i) prior to adoption of the Approved Restructuring Plan, Indebtedness may be incurred in connection with Bank Activities only with the consent of a majority in number of the members of the Lenders Steering Committee, (ii) upon the adoption of the Approved Restructuring Plan and prior to consummation thereof, Indebtedness may only be incurred in connection with Bank Activities only in accordance with the Approved Restructuring Plan, and (iii) after consummation of the Approved Restructuring Plan, Indebtedness may only be incurred in connection with Bank Activities if no Event of Default shall have occurred or shall occur after giving pro forma effect to such Indebtedness, in each of the foregoing clauses (i), (ii) and (iii), to the extent such Indebtedness shall not exceed $10,000,000 for any individual transaction or series of related transactions and an amount not to exceed $100,000,000 in the aggregate during the term of this Agreement;

(o)      limited guaranties of obligations of financing subsidiaries that are Special Purpose Entities in connection with securitization and like transactions related to Ordinary Course of Business Activities (including, to the extent applicable, guaranties consistent with the delivery of a “true sale”/“absolute transfer” opinion with respect to any transfer by Company or any Subsidiary Guarantor to the applicable financing Restricted Subsidiary);

(p)      guaranties by any Restricted Subsidiary that is not a Credit Party (other than Aerospace) of Indebtedness of another Restricted Subsidiary that is not a Credit Party;

(q)      guaranties by Aerospace of Indebtedness for financing of newly acquired aircraft assets;

(r)       guaranties by Company or any Restricted Subsidiary (other than a Subsidiary Guarantor) of Indebtedness of Restricted Subsidiaries that are not Credit Parties incurred for working capital purposes in the Ordinary Course of Business Activities;

(s)      customary unsecured lines of credit (revolving and term) entered into in the Ordinary Course of Business Activities, in existence on the Closing Date and outstanding thereunder at any time thereafter in an aggregate amount not to exceed $3,200,000,000 for the Company and $800,000,000 in the aggregate for Foreign Subsidiaries;

(t)       other unsecured Indebtedness of Company and its Foreign Subsidiaries incurred at a time when no Default or Event of Default shall have occurred and be continuing in an aggregate amount not to exceed at any time $250,000,000; and

(u)      obligations of Restricted Subsidiaries to pay the deferred purchase price of receivables acquired in the trade finance business in connection with the Ordinary Course of Business Activities having a term of less than twelve (12) months.

6.2       Liens.  No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable and any Security) of Company or any of its Restricted Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except:

(a)      Liens granted pursuant to any Credit Document in favor of Collateral Agent for the benefit of Secured Parties to secure the Obligations;

(b)      Liens for Taxes (i) for amounts not yet overdue, or (ii) for amounts that are overdue if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(c)      statutory Liens of landlords, banks (and rights of set off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401 (a)(29) or 412(n) of the Internal Revenue Code or by ERISA), (i) for amounts not yet overdue, or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five (5) days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(d)      Liens incurred in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof, or deposits made to secure liability to insurance carriers;

(e)      easements, rights of way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the value or use of the property to which such Lien is attached or with the ordinary conduct of the business of Company or any of its Restricted Subsidiaries;

(f)       any interest or title of a lessor or sublessor under any lease of real or personal property permitted hereunder;

(g)      Liens solely on any cash earnest money deposits made by Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement the consummation of which would be permitted hereunder;

(h)      purported Liens evidenced by the filing of precautionary UCC financing statements relating to transactions entered into in the Ordinary Course of Business Activities;

(i)       Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j)       any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(k)       licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Restricted Subsidiaries in connection with Ordinary Course of Business Activities and that do not interfere with Ordinary Course of Business Activities of such Person;

(l)       Liens existing on the Closing Date (and, in the case of property that replaces property existing on the Closing Date, the equivalent Lien on such replacement property to the extent the applicable collateral agreements as in effect on the Closing Date require Liens on such replacement property);

(m)     Liens constituting reasonable and customary deposits with derivatives counterparties as may be required pursuant to customary derivatives contracts in connection with Indebtedness permitted pursuant to Section 6.1(j), including deposits made to Goldman Sachs International pursuant to the Confirmation, Credit Support Annex and ISDA Schedule, each dated June 6, 2008 and as in effect as of the Closing Date, between CIT Financial Ltd. and Goldman Sachs International evidencing a $3,000,000,000 securities based financing facility (incorporated by reference to Exhibit 10.34 to Form 10-Q filed November 10, 2008);

(n)      Liens securing Indebtedness permitted pursuant to Section 6.1(k) so long as any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness and any intangible contract rights and proceeds directly related thereto;

(o)      Liens created, incurred, assumed or permitted to exist in connection with or related to Bank Activities; provided that (i) prior to adoption of the Approved Restructuring Plan, Liens may be incurred, assumed or permitted to exist in connection with or related to Bank Activities only with the consent of a majority in number of the members of the Lenders Steering Committee, and (ii) upon the adoption of the Approved Restructuring Plan and prior to consummation thereof, Liens may only be incurred, assumed or permitted to exist in connection with or related to Bank Activities only in accordance with the Approved Restructuring Plan, in each of the foregoing clauses (i) and (ii), to the extent such Liens secure Indebtedness or obligations in excess of $10,000,000 for any individual transaction or series of related transactions and an amount not to exceed $100,000,000 in the aggregate during the term of this Agreement;

(p)      Liens securing Indebtedness permitted pursuant to Section 6.1(l); provided, any such Lien shall encumber only the assets financed with the proceeds of such Indebtedness and any intangible contract rights and proceeds directly related thereto;

(q)      Liens on the assets of a Restricted Subsidiary that is not a Credit Party securing Indebtedness and other obligations of such Restricted Subsidiary incurred in compliance with this Agreement;

(r)       Liens (i) that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (B) relating to pooled deposit or sweep accounts of Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the Ordinary Course of Business Activities of Company and or any of its Restricted Subsidiaries, (C) relating to purchase orders and other agreements entered into with customers of Company or any of its Restricted Subsidiaries in the Ordinary Course of Business Activities, or (D) relating to Ordinary Course of Business Activities with a syndicate member or participant in a loan transaction, and (ii) of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (A) encumbering reasonable customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts incurred in the Ordinary Course of Business Activities, and (B) in favor of banking institutions arising as a matter of law or pursuant to customary account agreements encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(s)      Liens on Collateral securing Permitted Exchange Indebtedness incurred to refinance Indebtedness existing as of the Closing Date of Company or any Restricted Subsidiary, provided that such Liens are subordinated to Liens on the Collateral securing the Obligations pursuant to an intercreditor agreement reasonably satisfactory to the Administrative Agent and the Lenders Steering Committee, it being understood and agreed that such intercreditor agreement shall provide for, among other things, a permanent standstill period and shall impose on the junior creditors such other restrictions as are typically contained in similar documents containing permanent standstill provisions;

(t)       Liens in favor of Company or any Restricted Subsidiary; provided no Credit Party shall grant a Lien in favor of Company or a Restricted Subsidiary that is not a Credit Party under this clause (t);

(u)      Liens existing on assets or property at the time acquired in connection with a workout or as the proceeds of collateral securing a loan or other financing asset, in each case, in the Ordinary Course of Business Activities;

(v)      Liens on the assets of Company and its subsidiaries in favor of CIT Bank to secure obligations of the Company or any subsidiary to CIT Bank existing on the Closing Date other than those permitted under Section 6.2(l); provided, the aggregate amount of the value of such assets shall not exceed $100,000,000, measured in the case of each asset at the time such Liens is created and without giving effect to any reduction in the value of the asset subject to the Lien;

(w)     Liens on Cash or Cash Equivalents on an aggregate amount not to exceed $300,000,000 of any Restricted Subsidiary securing Indebtedness in an amount not to exceed $750,000,000 of Company and any Restricted Subsidiary incurred under that certain 5-

Year Letter of Credit Issuance and Reimbursement Agreement, dated as of May 23, 2005, among Company, J.P. Morgan Securities Inc., as sole lead arranger and bookrunner, Barclays Bank PLC, as syndication agent, Bank of America, N.A. and Citibank, N.A. as documentation agents, JPMorgan Chase Bank, N.A., as administrative agent and as issuing bank, and the several banks and other financial institutions as lenders thereto (as in effect as of the Closing Date);

(x)      Liens on Cash or Cash Equivalents securing daily mark-to-market obligations of CIT Financial Ltd. and Company under that certain Confirmation, Credit Support Annex and ISDA Schedule, each dated June 6, 2008 between CIT Financial Ltd. and Goldman Sachs International (as in effect on the Closing Date);

(y)      other Liens on assets other than the Collateral securing Indebtedness of Company or any Restricted Subsidiary that is not a Credit Party incurred at a time when no Default or Event of Default shall have occurred and be continuing in an aggregate amount not to exceed $100,000,000 at any time outstanding

(z)       (1) Liens on assets acquired pursuant to operation of the factoring business in the Ordinary Course of Business Activities; provided, as of the date of acquisition such Liens were in existence to secure an obligation of the seller of such asset and such Lien was not created by any Credit Party or Restricted Subsidiary in contemplation of such acquisition, and (2) Liens that are leases on aircraft, rail assets or any other leased assets that are leased in the Ordinary Course of Business Activities; and

(aa)     any extensions, substitutions, replacements or renewals of the foregoing; provided, any such Lien shall encumber only the same type of Collateral and value encumbered by the Lien being so extended, substituted, replaced or renewed.

6.3       No Further Negative Pledges.  Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness (including Permitted Funding Indebtedness) or to be sold pursuant to an executed agreement with respect to an Asset Sale permitted under Section 6.8, (b) agreements governing Permitted Refinancing Indebtedness, and (c) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in loan documents, leases, licenses and similar agreements entered into in the Ordinary Course of Business Activities, including restrictions in equity investment agreements on such equity in connection with Investments made pursuant to Ordinary Course of Business Activities (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such loan documents, leases, licenses or similar agreements, as the case may be), no Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, enter into any agreement prohibiting the creation or assumption of any Lien securing the Obligations upon any of its properties or assets, whether now owned or hereafter acquired (provided that, for the avoidance of doubt, the foregoing provisions of Section 6.3 shall not prohibit the granting of a right to quiet enjoyment to any lessee).

6.4       Restricted Junior Payments.  No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries or Affiliates through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment except (a) Restricted Junior Payments by Restricted Subsidiaries to their direct corporate parents, and (b) Restricted Junior Payments with the consent of a majority in number of the members of the Lenders Steering Committee.

6.5       Restrictions on Restricted Subsidiary Distributions.  Except as provided herein, no Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary of Company to (a) pay dividends or make any other distributions on any of such Restricted Subsidiary’s Capital Stock owned by Company or any other Restricted Subsidiary of Company, (b) repay or prepay any Indebtedness owed by such Restricted Subsidiary to Company or any other Restricted Subsidiary of Company, (c) make loans or advances to Company or any other Restricted Subsidiary of Company, or (d) transfer any of its property or assets to Company or any other Restricted Subsidiary of Company, in each case other than restrictions (i) in agreements evidencing Indebtedness permitted by Section 6.1(k) or Permitted Funded Indebtedness constituting purchase money financing that impose restrictions on the property so acquired, (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in loan documents, leases, licenses, joint venture agreements and similar agreements entered into in the Ordinary Course of Business Activities, or (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement.

6.6       Investments.  No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including without limitation any Joint Venture, except:

(a)      Investments in Cash and Cash Equivalents;

(b)      Investments owned or committed (pursuant to binding commitments) to be made as of the Closing Date and Investments made after the Closing Date in connection with Ordinary Course of Business Activities in any Credit Party (other than Company);

(c)      Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors, and (ii) constituting deposits, prepayments and other credits to suppliers, in each case, in connection with Ordinary Course of Business Activities;

(d)      intercompany loans to the extent permitted under Section 6.1(c);

(e)      ordinary course loans and advances to employees of Company and its Restricted Subsidiaries consistent with past practice;

(f)      Investments made in connection with Permitted Acquisitions permitted pursuant to Section 6.8;

(g)      Investments consisting of guarantees permitted under Section 6.1;

(h)      Investments (other than in the Company) made in connection with Ordinary Course of Business Activities;

(i)       Investments consisting of consideration other than Cash received in connection with Asset Sales permitted under Section 6.8;

(j)       Investments in CIT Bank required pursuant to the Bank Holding Company Act, the Federal Reserve Act or the Federal Deposit Insurance Act and any approval, waiver, consent, stipulation, agreement or commitment entered into in connection therewith or related thereto; and

(k)      other Investments made at a time when no Default or Event of Default shall have occurred and be continuing in an aggregate amount not to exceed $100,000,000 at any time, it being understood that losses, write-downs or write-offs related to Investments which are assigned a reduced balance for any reason shall not refresh availability under this Section 6.6(k).

6.7       Financial Covenants

(a)      Book Value Coverage.  The Credit Parties shall not as of the last day of each Fiscal Quarter (commencing with the Fiscal Quarter ending September 30, 2009) of Company permit the ratio of (i) the book value on such date of the Collateral (A) on which the Collateral Agent has a First Priority perfected security interest to secure the Obligations, or (B) which is aircraft registered in a jurisdiction outside the United States and owned by a Subsidiary Guarantor with respect to which a First Priority Cape Town Filing is in full force and effect to (ii) the principal amount of the Loans on such date to be less than 5.0 to 1.0.

(b)      Fair Value Coverage.  The Credit Parties shall not as of the last day of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2009) of Company permit the ratio of (i) the fair value (determined in the manner in which Company determines “fair value” for its annual audited financial statement footnote in accordance with generally accepted accounting standards) on such date of the Collateral (A) on which the Collateral Agent has a First Priority perfected security interest to secure the Obligations, or (B) which is aircraft registered in a jurisdiction outside the United States and owned by a Subsidiary Guarantor with respect to which a First Priority Cape Town Filing is in full force and effect to (ii) the principal amount of the Loans on such date to be less than 3.0 to 1.0.

(c)      Calculation.  For the purposes of calculating book value and fair value of the Collateral as required pursuant to this Section 6.7, the value of equity in any subsidiary shall be reduced by the assets of such subsidiary that are pledged to secure the Obligations or other obligations.

6.8       Fundamental Changes; Disposition of Assets; Acquisitions.  No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than ordinary course purchases or other acquisitions of inventory, materials and equipment and Capital Expenditures in connection with Ordinary Course of Business Activities) all or substantially all of the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

(a)      (i) any Restricted Subsidiary of Company may be merged with or into any Credit Party (provided that a Subsidiary Guarantor or any subsidiary of a Subsidiary Guarantor may not be merged with Company), or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any Credit Party (provided that a Subsidiary Guarantor or any Restricted Subsidiary of a Subsidiary Guarantor may not be so liquidated, wound up or dissolved, nor shall all or any part of the business, property or assets of a Subsidiary Guarantor or any subsidiary of a Subsidiary Guarantor be conveyed, sold, leased, transferred or otherwise disposed of to Company), provided, in the case of such a merger, such Credit Party shall be the continuing or surviving Person, and (ii) any Restricted Subsidiary that is not a Credit Party (other than Aerospace) may be merged into any other Restricted Subsidiary that is not a Credit Party;

(b)      sales or other dispositions of assets (i) that do not constitute Asset Sales, (ii) made to Company (other than by a Subsidiary Guarantor or a subsidiary of a Subsidiary Guarantor) or any other Credit Party or (iii) made to any Restricted Subsidiary that is not a Credit Party provided (1) the consideration received for any assets sold or disposed of to any Restricted Subsidiary that is not a Credit Party shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors (or similar governing body) of Company or the applicable Restricted Subsidiary), and (2) no less than one hundred percent (100%) thereof shall be paid in Cash;

(c)      (i) prior to adoption of the Approved Restructuring Plan, Asset Sales with the consent of a majority in number of the members of the Lenders Steering Committee, (ii) upon the adoption of the Approved Restructuring Plan and prior to consummation thereof, Asset Sales in accordance with the Approved Restructuring Plan and delivery of a fairness opinion, and (iii) following consummation of the Approved Restructuring Plan, Asset Sales, provided (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors (or similar governing body) of Company or the applicable Restricted Subsidiary), (2) no less than eighty-five percent (85%) of the consideration therefor shall be paid in Cash, and (3) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.10(a) and (4) after giving effect to such Asset Sale and application of proceeds therefrom on a pro forma basis as if such Asset Sale had occurred on the last day of the most recent Fiscal Quarter or year for which financial statements have been delivered the Credit Parties would be in compliance with Section 6.7;

(d)      disposals of obsolete or worn out property or property that is no longer useful in the business of Company or any Restricted Subsidiary;

(e)      (i) prior to adoption of the Approved Restructuring Plan, Permitted Acquisitions with the consent of a majority in number of the members of the Lenders Steering Committee, (ii) upon the adoption of the Approved Restructuring Plan and prior to consummation thereof, Permitted Acquisitions in accordance with the Approved Restructuring Plan, and (iii) following consummation of the Approved Restructuring Plan, as long as no Default or Event of Default shall have occurred and be continuing, Permitted Acquisitions, the aggregate consideration for which constitutes (x) less than $150,000,000 in any Fiscal Year, and (y) less than $300,000,000 in the aggregate from the Closing Date to the date of determination;

(f)       Investments made in accordance with Section 6.6;

(g)      [Reserved];

(h)      conveyances, exchanges, sales, transfers, leases and other dispositions, acquisitions and purchases of property in connection with Ordinary Course of Business Activities; provided that except with respect to fixed price purchase options under leases entered into in the Ordinary Course of Business Activities (i) for transactions with any Person (other than (x) a Subsidiary Guarantor or any Wholly Owned Subsidiary of a Subsidiary Guarantor or (y) any Person in connection with a workout, restructuring or foreclosure in the Ordinary Course of Business Activities), the consideration received in connection with such transactions shall be in an amount at least equal to the fair value thereof and (ii) the consideration paid in connection with such transactions shall not be greater than the fair value thereof, in each case, as determined in the good faith business judgment of the Company or applicable Restricted Subsidiary;

(i)       sale and leaseback transactions permitted by Section 6.10;

(j)       sales, transfers, leases and other dispositions to Company or a Restricted Subsidiary (other than, in each case, by a Subsidiary Guarantor or a subsidiary of a Subsidiary Guarantor); provided that if the seller is a Credit Party, either (i) the buyer shall also be a Credit Party other than Company or (ii) such sale, transfer or other disposition is an Investment permitted by Section 6.6;

(k)      leases entered into in connection with Ordinary Course of Business Activities, to the extent that they do not materially interfere with the business of Company or any Restricted Subsidiary;

(l)       licenses or sublicenses of intellectual property in connection with Ordinary Course of Business Activities, to the extent that they do not materially interfere with the business of Company or any Restricted Subsidiary;

(m)     sales of assets and acquisitions listed on Schedule 6.8(m); provided that no less than eighty-five percent (85%) of the consideration shall be paid in Cash;

(n)      sales of Investments in Care Investment Trust, Inc.; provided that (1) the consideration received for such sale(s) shall be in an amount at least equal to the fair market value thereof; (2) the Company and Restricted Subsidiaries shall use commercially reasonable efforts to obtain at least eighty-five percent (85%) of such consideration in Cash; and (3) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.10(a);

(o)      any Restricted Subsidiary (other than a Subsidiary Guarantor that is directly owned by Company) may liquidate or dissolve if Company determines in good faith that such liquidation or dissolution is in the best interests of Company and is not materially disadvantageous to the Lenders; provided that if such Restricted Subsidiary is a Credit Party, its immediate parent company shall also be a Credit Party that is a Wholly-Owned Subsidiary of a Credit Party at the time of such liquidation or dissolution;

(p)      in addition to the foregoing, other sales or dispositions of assets to the extent required by applicable federal or state banking law, regulation or other directive; provided that the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.10(a);

(q)      23A Transactions permitted pursuant to Section 6.8(c), it being understood that sales or other dispositions that constitute 23A Transactions shall not be permitted pursuant to any other provision of this Agreement; and

(r)       formation by the Company of an Intermediate Holding Company in accordance with Section 5.16 and the conveyance and transfer of property and all other actions reasonably satisfactory to the Lenders Steering Committee in connection therewith.

6.9       [Reserved].

6.10     Sales and Lease Backs.  No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Credit Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Company or any of its Restricted Subsidiaries) or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party to any Person (other than Company or any of its Restricted Subsidiaries) in connection with such lease, in each case other than sale and leaseback transactions entered into in connection with or related to Ordinary Course of Business Activities or pursuant to an Approved Restructuring Plan.

6.11     Transactions with Shareholders and Affiliates.  No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of five percent (5%) or more of any class of Capital Stock of Company or any of its Restricted Subsidiaries or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Restricted Subsidiary, as the case may be, than those that might be obtained at arm’s length at the time from a Person who is not such a holder or Affiliate; provided, the foregoing restriction shall not apply to (a) any transactions among Subsidiary Guarantors; (b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of Company and its Restricted Subsidiaries; (c) ordinary course compensation and severance arrangements for officers and other employees of Company and its Restricted Subsidiaries; (d) issuances of Capital Stock to officers and other employees of Company; (e) 23A Transactions and other transactions in connection with or related to Bank Activities; (f) Ordinary Course of Business Activities, including ordinary course cash management and working capital funding arrangements, tax arrangements, and provision of overhead expenses, but excluding any such transactions with Affiliates that are not Credit Parties or Wholly-Owned Subsidiaries of a Credit Party; (g) Restricted Junior Payments paid in Cash permitted by Section 6.4; (h) Investments in Company or a Restricted Subsidiary permitted by Section 6.6; (i) transactions (other than Investments in, Indebtedness or Asset Sales to or from) involving Care Investment Trust, Inc.; (j) transactions between and among Restricted Subsidiaries that are Wholly-Owned Subsidiaries of the Subsidiary Guarantors; (k) any accommodation lease arrangements arising from cross-border leasing transactions with a subsidiary that is not a Credit Party entered into in the Ordinary Course of Business Activities; (l) transactions among the Company and its Restricted Subsidiaries permitted by Section 6.8; and (m) ordinary course transactions between an owner trust, its Owner-Trustee and the beneficiary of the owner trust, solely to the extent such transactions relate to the operation and governance of the owner trust. Except as disclosed in public filings, Company shall disclose in writing each transaction with any holder of five percent (5%) or more of any class of Capital Stock of  Company or any of its Restricted Subsidiaries or with any Affiliate of Company or of any such holder to Administrative Agent.

6.12     Conduct of Business.  From and after the Closing Date, no Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, engage in any business other than the businesses engaged in by such Credit Party or Restricted Subsidiary on the Closing Date and any reasonable extension or evolution of such businesses.

6.13     Permitted Activities of Company.  Company shall not directly own any assets other than (i) Capital Stock of Restricted Subsidiaries, (ii) assets in respect of Rate Management Transactions, (iii) Cash and Cash Equivalents and other immaterial assets held in accordance with Ordinary Course of Business Activities consistent with past practice, and (iv) intellectual property consistent with past practices.

6.14     [Reserved].

6.15     [Reserved].

6.16     Fiscal Year.  No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to change its Fiscal Year end from December 31.

6.17     [Reserved].

6.18     Amendments to Organizational Documents.  No Credit Party shall amend or permit any amendments to any Credit Party’s Organizational Documents if such amendment, termination, or waiver would be adverse to Administrative Agent or the Lenders.

6.19     Prepayments of Certain Indebtedness and Payments with Proceeds of Loans or Collateral.

(a)      No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, retire, forgive, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity or pay any cash interest that pursuant to the terms of such Indebtedness may be paid in kind in lieu of in cash, other than (i) the Obligations but only to the extent of payments or prepayments required or permitted pursuant to this Agreement, and not including any purchase, redemption or defeasance, (ii) Indebtedness secured by Permitted Liens if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 6.8, (iii) Permitted Funding Indebtedness, or (iv) with the consent of a majority in number of members of the Lenders Steering Committee or pursuant to an Approved Restructuring Plan.

(b)      Unless consented to by the Lenders Steering Committee, no portion of the proceeds of the Term Loans or Collateral shall be used to pay principal or interest on the August 2009 Notes, other than (i) pursuant to the Tender Offer, or (ii) following the consummation of the Tender Offer, on the maturity date of the August 2009 Notes.

6.20     Issuance of Disqualified Capital Stock.  No Credit Party shall issue or sell any Disqualified Capital Stock except as permitted by Section 6.1, nor shall any Credit Party permit any of its Restricted Subsidiaries to issue or sell or enter into any agreement or arrangement for the issuance and sale of any shares of its Capital Stock or any Disqualified Capital Stock to any Person other than a Credit Party.

SECTION 7.   GUARANTY

7.1       Guaranty of the Obligations.  Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code , 11 U.S.C. §362(a)) (collectively, the “Guaranteed Obligations”).  Notwithstanding any provision to the contrary of this Agreement, of the Collateral Documents, or of any other Credit Document, it is intended that the Guaranties and the liens and security interests granted by Guarantors not constitute a “Fraudulent Conveyance”.  For purposes hereof, “Fraudulent Conveyance” means a fraudulent conveyance under section 548 of the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.  The parties hereto agree that, if the Guaranties or any liens or security interests would, but for the application of this Section 7.1, constitute a Fraudulent Conveyance, the Guaranties and each such lien and security interest shall be valid and enforceable only to the maximum extent that would not cause the Guaranties or such lien or security interest to constitute a Fraudulent Conveyance.

7.2       Contribution by Guarantors.  All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty.  Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceed its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date.  “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by, (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations guaranteed.  “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable applicable provisions of state law; provided, that solely for purposes of calculating the Fair Share Contribution Amount with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor.  “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2.  The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor.  The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder.  Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

7.3       Payment by Guarantors.  Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Company’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

7.4       Liability of Guarantors Absolute.  Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations.  In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a)      this Guaranty is a guaranty of payment when due and not of collectibility.  This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b)      Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Company and any Beneficiary with respect to the existence of such Event of Default;

(c)      the obligations of each Guarantor hereunder are independent of the obligations of Borrowers and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrowers, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Borrowers or any of such other guarantors and whether or not a Borrower is joined in any such action or actions;

(d)      payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid; and without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(e)      any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or any other applicable Credit Document, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Borrowers or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents; and

(f)       this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Company or any of its Restricted Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set offs or counterclaims which Borrowers may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

7.5        Waivers by Guarantors.  Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrowers, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrowers, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Borrowers or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrowers or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrowers or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrowers and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

7.6       Guarantors’ Rights of Subrogation, Contribution, etc.  Until the Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrowers or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Borrowers with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Borrowers, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary.  In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Section 7.2.  Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrowers or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Borrowers, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor.  If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

7.7       Subordination of Other Obligations.  Any Indebtedness of Borrowers or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

7.8       Continuing Guaranty.  This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated.  Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

7.9       Authority of Guarantors or Borrowers.  It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Borrowers or the officers, directors or any agents acting or purporting to act on behalf of any of them.  Notwithstanding any provision of Credit Documents to the contrary (including any provision that would otherwise apply notwithstanding other provisions or that is the beneficiary of other overriding language) except as expressly approved by Company, (i) no more than 65% of the Voting Capital Stock and 100% of the Non-Voting Capital Stock of any Foreign Subsidiary other than Aerospace shall be pledged or similarly hypothecated to guarantee or support any obligation of the Borrowers, (ii) no Foreign Subsidiary shall guarantee or support any obligation of the Borrowers (except as contemplated by clause (iii) below) and (iii) no security or similar interest shall be granted in the assets of any Foreign Subsidiary (other than a pledge or hypothecation by each Foreign Grantor (as defined in the Collateral Agreement) of its interests in “Foreign Grantor Collateral” (as defined in the Collateral Agreement) or collateral of a substantially similar scope provided under a Foreign Law Pledge Agreement, which security or similar interest guarantees or supports any obligation of a Borrower; provided any such incremental collateral shall not trigger any material tax obligations of the Company or any of its Restricted Subsidiaries.  The parties agree that any pledge, guaranty or security or similar interest made or granted in contravention of this Section 7.9 shall be void ab initio.

7.10     Financial Condition of Borrowers.  Any Credit Extension may be made to Borrowers or continued from time to time without notice to or authorization from any Guarantor regardless of the financial or other condition of Borrowers at the time of any such grant or continuation.  No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Borrowers.  Each Guarantor has adequate means to obtain information from Borrowers on a continuing basis concerning the financial condition of Borrowers and its ability to perform its obligations under the Credit Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrowers and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations.  Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Borrowers now known or hereafter known by any Beneficiary.

7.11     Bankruptcy, etc.

(a)      So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding against Borrowers or any other Guarantor.  The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrowers or any other Guarantor or by any defense which Borrowers or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b)      Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Borrowers of any portion of such Guaranteed Obligations.  Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c)      In the event that all or any portion of the Guaranteed Obligations are paid by Borrowers, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

7.12     Discharge of Guaranty Upon Sale of Guarantor.  If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale.

7.13     Taxes.  The provisions of Section 2.16 shall apply, mutatis mutandi, to the Guarantors and payments thereby.

SECTION 8.   EVENTS OF DEFAULT

8.1       Events of Default.  If any one or more of the following conditions or events shall occur:

(a)      Failure to Make Payments When Due.  Failure by Borrowers to pay (i) when due the principal of and premium, if any, on any Loan whether at stated maturity, by acceleration or otherwise; (ii) when due any installment of principal of any Loan, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (iii) within three (3) Business Days of the date due any interest on any Loan or any fee or any other amount due hereunder.

(b)      Default in Other Agreements.  (i) Failure of any Credit Party or any of their respective Restricted Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in an aggregate principal amount of $100,000,000 or more, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Credit Party or any of their respective Restricted Subsidiaries with respect to any other material term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above, or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) or to require the prepayment, redemption, repurchase or defeasance of, or to cause Company or any of its Restricted Subsidiaries to make any offer to prepay, redeem, repurchase or defease such Indebtedness, prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

(c)      Breach of Certain Covenants.  Failure of any Credit Party to perform or comply with any term or condition contained in Section 2.5, Section 5.1 (unless no time period is specified therefor), Section 5.2, Section 5.5, Section 5.14(b), (c), (d) and (e), Section 5.17, Section 5.19 or Section 6; or

(d)      Breach of Representations, etc.  Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Restricted Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

(e)      Other Defaults Under Credit Documents.  Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an officer of such Credit Party becoming aware of such default, or (ii) receipt by Company of notice from Administrative Agent or any Lender of such default; or

(f)       Involuntary Bankruptcy; Appointment of Receiver, etc.  (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Company or any other Credit Party or any other subsidiary that is a “significant subsidiary” (as defined in Regulation S-X) in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency, reorganization, liquidation or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company or any other Credit Party or any other “significant subsidiary” (as defined in Regulation S-X) under the Bankruptcy Code or under any other applicable bankruptcy, insolvency, reorganization, liquidation or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any other Credit Party or any other “significant subsidiary” (as defined in Regulation S-X), or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any other Credit Party or any other “significant subsidiary” (as defined in Regulation S-X) for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any other Credit Party or any other “significant subsidiary” (as defined in Regulation S-X), and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or

(g)      Voluntary Bankruptcy; Appointment of Receiver, etc.  (i) Company or any other Credit Party or any other “significant subsidiary” (as defined in Regulation S-X) shall seek to have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency, reorganization, liquidation or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any other Credit Party or any other “significant subsidiary” (as defined in Regulation S-X) shall make any assignment for the benefit of creditors; or (ii) Company or any other Credit Party or any other “significant subsidiary” (as defined in Regulation S-X) shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Company or any other Credit Party or any other “significant subsidiary” (as defined in Regulation S-X) (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or

(h)      Claims, Judgments and Attachments.  (a) Any money judgment, writ or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $100,000,000 (in either case to the extent not fully covered by insurance (less any deductible) as to which a solvent and unaffiliated third party insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Restricted

Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days (or in any event later than the date that enforcement proceedings shall have been commenced by any creditor upon such judgment order or five (5) days prior to the date of any proposed sale thereunder); or

(i)       Dissolution.  Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

(j)       Employee Benefit Plans.  (i) There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Company, any of its subsidiaries or any of their respective ERISA Affiliates in excess of $100,000,000 during the term hereof; or (ii) there exists any fact or circumstance that reasonably could be expected to result in the imposition of a Lien or security interest under Section 401(a)(29) or 412(n) of the Internal Revenue Code or under ERISA; or

(k)      Change of Control.  A Change of Control shall occur; or

(l)       Guaranties, Collateral Documents and other Credit Documents.  At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document having a value not in excess of $50,000,000 in the aggregate, in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party;

THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g) with respect to a Borrower, automatically, and (2) upon the occurrence of any other Event of Default, upon notice to Borrowers by the Administrative Agent (which may be given at its election or at the direction of the Requisite Lenders) with respect to any of all of the following, (A) the Commitments, if any, of each Lender having such Commitments shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Loans, and (II) all other Obligations; (C) Administrative Agent may, and upon the written direction of the Requisite Lenders shall, cause Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents;  and (D) Administrative Agent may, at its election, and upon the written direction of the Requisite Lenders shall, immediately convert any or all LIBOR Rate Loans then outstanding into Base Rate Loans (it being understood that

Borrowers shall be liable for any amounts payable under Section 2.14(c) in connection with such conversion).

SECTION 9.   AGENTS

9.1       Appointment of Agents.  Barclays Capital is hereby appointed the Syndication Agent hereunder, and each Lender hereby authorizes Barclays Capital to act as the Syndication Agent in accordance with the terms hereof and the other Credit Documents.  Barclays Bank is hereby appointed the Administrative Agent and the Collateral Agent hereunder and under the other Credit Documents and each Lender hereby authorizes Barclays Bank to act as the Administrative Agent and as the Collateral Agent in accordance with the terms hereof and the other Credit Documents.  Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Credit Documents, as applicable.  The provisions of this Section 9 (other than as expressly provided herein) are solely for the benefit of the Agents and the Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions of this Section 9 (other than as expressly provided herein).  In performing its functions and duties hereunder, each Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its subsidiaries.  The Syndication Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates.  Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, each of the Arranger and the Syndication Agent are named as such for recognition purposes only, and in their respective capacities as such shall have no duties, responsibilities or liabilities with respect to this Agreement or any other Credit Document; it being understood and agreed that each of the Arranger and Syndication Agent shall be entitled to all indemnification and reimbursement rights in favor of the Agents provided herein and in the other Credit Documents and all of the other benefits of this Section 9.  Without limitation of the foregoing, neither the Arranger nor the Syndication Agent shall, by reason of this Agreement or any other Credit Document, have any fiduciary relationship in respect of any Lender, Credit Party or any other Person.

9.2       Powers and Duties.  Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto.  Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents.  Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees.  No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship or other implied duties in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.  Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement and in the other Credit Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under the agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

9.3       General Immunity.

(a)      No Responsibility for Certain Matters.  No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or as to the value, sufficiency or perfection of any Collateral or as to the satisfaction of any condition set forth in Section 3 or elsewhere herein (other than to confirm receipt of items expressly required to be delivered to such Agent) or to inspect the properties, books or records of Company or any of its subsidiaries or to make any disclosures with respect to the foregoing.  Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans.

(b)      Exculpatory Provisions.  No Agent nor any of its officers, partners, directors, employees or agents shall be liable to the Lenders (i) for any action taken or omitted by any Agent (A) under or in connection with any of the Credit Documents or (B) with the consent or at the request of the Requisite Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction or (ii) for any failure of any Credit Party to perform its obligations under this Agreement or any other Credit Document.  No Agent shall, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose or be liable for the failure to disclose, any information relating to Company or any of its Affiliates that is communicated to or obtained by such Agent or any of its Affiliates in any capacity.  Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions and shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Credit Document or applicable law.  Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).

(c)      Notice of Default.  No Agent shall be deemed to have knowledge of any Default or Event of Default, and until written notice describing such Default or Event of Default is given to such Agent by a Credit Party or a Lender. In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders, provided that failure to give such notice shall not result in any liability on the part of the Administrative Agent.

9.4       Agents Entitled to Act as Lender.  The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder.  With respect to its Loans, each Agent shall have the same rights and powers hereunder in its capacity as a Lender as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity.  Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrowers for services in connection herewith and otherwise without having to account for the same to Lenders.  The Lenders acknowledge that pursuant to such activities, the Agents or their Affiliates may receive information regarding any Credit Party or any Affiliate of any Credit Party (including information that may be subject to confidentiality obligations in favor of such Credit Party or such Affiliate) and acknowledge that the Agents and their Affiliates shall be under no obligation to provide such information to them.  In addition, pursuant to such activities, the Agents or their Affiliates may have economic interests that could conflict with the Lenders.

9.5       Lenders’ Representations, Warranties and Acknowledgment.

(a)      Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its subsidiaries.  No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.  Each Lender agrees that it will not claim that any Lender has rendered advisory services of any nature or respect or owes a fiduciary or similar duty to any Lender in connection with this Agreement or the transactions contemplated hereby.

(b)      Each Lender, by delivering its signature page to an Assignment Agreement or a Joinder Agreement or by the funding of any New Term Loans, shall be deemed to have (i) acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date or as of the date of funding of such New Term Loans, and (ii) specifically consented to and acknowledged Sections 9.11 and 10.27.

(c)      Each Lender represents and warrants that, as of the Closing Date, the date hereof, or such later date on which such Lender delivers a signature page to an Assignment Agreement or a Joinder Agreement, the Borrowers have provided such Lender with adequate access to financial and other information concerning Company and its subsidiaries and such Lender has been able to obtain from the Borrowers any additional information necessary to make an informed decision regarding the creditworthiness of the Borrowers and their subsidiaries.

9.6       Right to Indemnity.  Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party (and without limiting its obligation to do so), for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Credit Documents; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction.  If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, that in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided, further, that this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

9.7       Successor Administrative Agent; Collateral Agent.

(a)      Administrative Agent shall have the right to resign at any time by giving prior written notice thereof to the Lenders and Company and Administrative Agent or the Collateral Agent may be removed at any time after such notice of resignation from the Administrative Agent by an instrument or concurrent instruments in writing delivered to Company and Administrative Agent and signed by Requisite Lenders.  The Administrative

Agent shall have the right, but not the obligation, to appoint a financial institution to act as Administrative Agent and/or the Collateral Agent hereunder, subject to the reasonable satisfaction of the Requisite Lenders.  If Administrative Agent provides notice of its resignation, Administrative Agent’s resignation shall become effective on the 10th Business Day after such notice of resignation.  Upon any such notice of resignation or any such removal, if a successor Administrative Agent has not already been appointed by the retiring Administrative Agent, Requisite Lenders shall have the right, upon five (5) Business Days’ notice to Company, to appoint a successor Administrative Agent.  If neither Requisite Lenders nor Administrative Agent have appointed a successor Administrative Agent, then the Requisite Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided, that until a successor Administrative Agent is so appointed by Requisite Lenders or Administrative Agent, Administrative Agent, by notice to Company and Requisite Lenders, may, but is not required to, retain its role as the Collateral Agent under any Collateral Document.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and Collateral Agent and the retiring or removed Administrative Agent and Collateral Agent shall promptly (i) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under the Credit Documents, and (ii) execute and deliver to such successor Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations hereunder.   Except as provided above, any resignation or removal of Barclays Bank or its successor as Administrative Agent pursuant to this Section shall also constitute the resignation or removal of Barclays Bank or its successor as the Collateral Agent.  After any retiring or removed Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder.  Any successor Administrative Agent appointed pursuant to this Section 9 shall, upon its acceptance of such appointment, become the successor the Collateral Agent for all purposes hereunder.  If Barclays Bank PLC or its successor as Administrative Agent pursuant to this Section has resigned as Administrative Agent but retained its role as the Collateral Agent and no successor the Collateral Agent has become the Collateral Agent pursuant to the immediately preceding sentence, Barclays Bank PLC or its successor may resign as the Collateral Agent upon thirty (30) days’ prior written notice to Company and Lenders.

(b)      In addition to the foregoing, the Collateral Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to Lenders and the Grantors.  Administrative Agent shall have the right to appoint a financial institution as the Collateral Agent hereunder, subject to the consent of the Requisite Lenders (not to be unreasonably withheld) and the Collateral Agent’s resignation shall become effective on the earlier of (i) the acceptance of such successor Collateral Agent by the Requisite Lenders or (ii) the 30th day after such notice of resignation.  Requisite Lenders shall have the right, upon five (5) Business Days’ notice to Administrative Agent, to appoint a successor Collateral Agent.  Upon the acceptance of any appointment as the Collateral Agent hereunder by a successor Collateral Agent, that the successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement and the Collateral Documents, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held hereunder or under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement and the Collateral Documents, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement and the Collateral Documents.  After any retiring or removed Collateral Agent’s resignation or removal hereunder as the Collateral Agent, the provisions of this Agreement and the Collateral Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement or the Collateral Documents while it was the Collateral Agent hereunder.

(c)      Delegation of Duties.  Each of the Administrative Agent and the Collateral Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Credit Document by or through any one or more sub-agents appointed by it. Each of the Administrative Agent, the Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 9.7(c) and of Section 9.6 shall apply to any of the Affiliates of the Administrative Agent or the Collateral Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent or Collateral Agent, as applicable.  All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 9.7(c) and of Section 9.6 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein.  Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Credit Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to the Administrative Agent and not to any Credit Party, Lender or any other Person and no Credit Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

9.8       Collateral Documents and Guaranty.

(a)      Agents under Collateral Documents and Guaranty.  Each Secured Party hereby further authorizes the Administrative Agent or the Collateral Agent, as applicable, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of Secured Parties with respect to the Guaranty, the Collateral and the Collateral Documents.  Subject to Section 10.5, without further written consent or authorization from any Secured Party, the Administrative Agent or the Collateral Agent, as applicable may execute any documents or instruments necessary to (i) in connection with a sale or disposition of assets permitted by this Agreement, release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented or (ii) release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented provided that the Administrative Agent or Collateral Agent, as applicable, may require (and may fully rely on) a certificate of Company or its Restricted Subsidiaries, as applicable, be delivered prior to any such releases that identifies the relevant Collateral or Guaranties and represents and warrants that such sale, disposition or transaction is in compliance with this Agreement.

(b)      Right to Realize on Collateral and Enforce Guaranty.  Anything contained in any of the Credit Documents to the contrary notwithstanding, the Borrowers, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by the Collateral Agent and (ii) in the event of a foreclosure by the Collateral Agent (at the direction of the Requisite Lenders) on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral  at any such sale or other disposition and the Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.

(c)      Release of Collateral and Guaranties, Termination of Credit Documents.  Notwithstanding anything to the contrary contained herein or any other Credit Document, when all Obligations (other than contingent indemnification obligations not yet due and payable) have been paid in full, all Commitments have terminated or expired or been cancelled, upon request of Company, the Administrative Agent and the Collateral Agent shall (without notice to, or vote or consent of, any Lender) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations provided for in any Credit Document.  Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Company or any of its subsidiaries, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Company or any of its subsidiaries or any substantial part of its property, or otherwise, all as though such payment had not been made.

9.9        Proofs of Claim.  In case of the pendency of any proceeding under the Bankruptcy Code or other applicable law or any other judicial proceeding relative to Company, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on Company) shall be entitled and empowered, by intervention in such proceeding or otherwise (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the other Secured Parties (including fees, disbursements and other expenses of counsel) allowed in such judicial proceeding and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.  Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and other Secured Party to make such payments to the Administrative Agent.  Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or other Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or other Secured Party to authorize the Administrative Agent to vote in respect of the claim of such Person or in any such proceeding.

9.10     Arrangers.  Except as otherwise set forth herein, any arrangers shall not have any right, power, obligation, liability, responsibility or duty under this Agreement (or any other Credit Document) other than those applicable to all Lenders as such.  Without limiting the foregoing, any such arranger shall not have or be deemed to have any fiduciary relationship with any other Lender.  Each Lender acknowledges that it has not relied, and will not rely, on any arranger in deciding to enter into this Agreement and each other Credit Document to which it is a party or in taking or not taking action hereunder or thereunder.

9.11     Lenders Steering Committee.

(a)      The “Lenders Steering Committee” shall be a committee which shall initially consist of the six members identified on Schedule 9.11 hereof, and shall from time to time include Persons that become a member of the Lenders Steering Committee pursuant to this Section 9.11 (each a “Steering Lender”) and shall not include any other Person, except as set forth below.

(b)      Any additional Person may be added to the Lenders Steering Committee with the consent of not fewer than a majority of the existing Steering Lenders, provided that such additional Person (together with its affiliates) holds (i) Exposure of not less than $100,000,000 in principal amount of the Loans and (ii) not less than $250,000,000 in aggregate principal amount of bond Indebtedness of Company, after which such Person shall constitute a “Steering Lender” for all purposes hereunder (each of the foregoing (i) and (ii) together, the “Initial Eligibility Criteria”); provided, however, that in no event shall the aggregate number of members of the Lenders Steering Committee at any time exceed seven (7) members.

(c)      Any Steering Lender may resign from the Lenders Steering Committee at any time, and any member of the Lenders Steering Committee that, at any time, ceases to meet each of the Continuing Eligibility Criteria (as defined below) other than solely as a result of tendering into the Tender Offer will automatically be deemed to have resigned from the Lenders Steering Committee.  As used herein, “Continuing Eligibility Criteria” means, with respect to any Steering Lender, (i) that such Steering Lender (or its affiliates) holds Exposure of not less than $100,000,000 in principal amount of the Loans and (ii) that such Steering Lender (together with its affiliates) retains ownership of at least 50.0% of the aggregate bond Indebtedness of Company (other than Loans) that such Steering Lender and its affiliates held as of the date that such Steering Lender became a member of the Lenders Steering Committee.

(d)      In the event of the resignation or deemed resignation of any Steering Lender from the Lenders Steering Committee, a majority in number of the remaining Steering Lenders may select a replacement member, provided that such replacement member meets the Initial Eligibility Criteria.  If at any time there are no members of the Lenders Steering Committee, the Requisite Lenders shall be granted the approval rights of the Lenders Steering Committee in this Agreement.

(e)      Any consent, right, remedy or other action reserved to the Lenders Steering Committee in this Agreement or any other Credit Document shall be exercisable by the majority vote of the Steering Lenders (on an unweighted basis, irrespective of the principal amount of Loans or any other Indebtedness of Company held by any such Steering Lender), and the parties hereto shall be entitled to rely upon any written consent or other document executed by such majority as binding on the Lenders Steering Committee as a whole and all Lenders.

(f)       The Approved Restructuring Plan shall not require Company or any of its subsidiaries to engage in any asset sale or other transaction specifically with any Steering Lender or its affiliates, it being understood that, (i) the Approved Restructuring Plan may include asset sales and no Steering Lender shall, solely by virtue of being a Steering Lender, be prohibited from bidding on any applicable assets and (ii) the Approved Restructuring Plan may include transactions in which Steering Lenders may participate in their capacities as holders of Indebtedness of Company to be restructured pursuant to such plan.

(g)      The role of the Lenders Steering Committee shall be limited to the rights and responsibilities specifically identified to the Lenders Steering Committee in this Agreement, including without limitation the following: (i) to approve the Approved Restructuring Plan and any changes thereto; (ii) to approve certain material asset sales prior to the adoption by Company of an Approved Restructuring Plan, in accordance with Section 5.17; (iii) to request the formation of one or more Intermediate Holding Companies in accordance with Section 5.16; (iv) to approve the material terms and conditions of the Tender Offer as provided in the definition thereof; (v) to approve cash management systems with respect to proceeds of Collateral pursuant to Section 5.14(c); (vi) to approve various transactions and incurrence of Liens and Indebtedness as set forth in Section 6; and (vii) to approve amendments to permit additional Loans pursuant to Section 10.5(c).

(h)      Neither the Lenders Steering Committee nor any member thereof shall have or be deemed to have, by reason hereof or any of the other Credit Documents, a fiduciary relationship or any other duties, express or implied, in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Lenders Steering Committee or any member thereof any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

(i)       Neither the Lenders Steering Committee nor any member thereof nor any of their respective Affiliates and their respective officers, partners, directors, shareholders, trustees, employees, representatives, agents, advisors and attorneys of any member of the Lenders Steering Committee shall be liable to the Lenders for any action taken or omitted by the Lenders Steering Committee except to the extent caused by the Lenders Steering Committee’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction.  Neither the Lenders Steering Committee nor any member thereof shall, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose or be liable for the failure to disclose, any information relating to Company or any of its Affiliates that is communicated to or obtained by the Lenders Steering Committee or any Affiliates of any member of the Lenders Steering Committee in any capacity.

SECTION 10.   MISCELLANEOUS

10.1     Notices.

(a)      Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Credit Party or an Agent, shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing.  Each notice hereunder shall be in writing and may be personally served, telexed or sent by telecopy or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telecopy or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent.

(b)      Electronic Communications.

(i)       Notices and other communications to Lenders hereunder may be delivered or furnished by Approved Electronic Communication (including e-mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by the Administrative Agent; provided, that the foregoing shall not apply to notices to any Lender pursuant to Section 2 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication.  The Administrative Agent or Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, further, that approval of such procedures may be limited to particular notices or communications.  Unless the Administrative Agent otherwise prescribes, (x) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient and (y) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (x) of notification that such notice or communication is available and identifying the website address therefor.

(ii)       Each Credit Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the gross negligence or willful misconduct of the Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(iii)      The Platform and any Approved Electronic Communications are provided “as is” and “as available”.  None of the Agents nor any of their respective officers, directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications.  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Agent Affiliates in connection with the Platform or the Approved Electronic Communications.  Each party hereto agrees that no Agent has any responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Approved Electronic Communication or otherwise required for the Platform.  In no event shall any Agent nor any of the Agent Affiliates have any liability to any Credit Party, any Lender or any other Person for damages of any kind, whether or not based on strict liability and including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Credit Party’s or any Agent’s transmission of communications through the internet.

(iv)      Each Credit Party, each Lender and each Agent agrees that the Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with the Administrative Agent’s customary document retention procedures and policies.

(v)      All uses of the Platform shall be governed by and subject to, in addition to this Section 10.1(b), separate terms and conditions posted or referenced in such Platform and related agreements executed by the Lenders and their Affiliates in connection with the use of such Platform.

(vi)     Any notice of Default or Event of Default may be provided by telephonic notice if confirmed promptly thereafter by delivery of written notice thereof.

10.2     Expenses.  (a) Whether or not the transactions contemplated hereby shall be consummated, Borrowers agree to pay promptly upon demand (i) all the actual and reasonable costs and expenses of preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for Borrowers and the other Credit Parties; (iii) all the actual and reasonable costs and expenses (including the fees, expenses and disbursements of counsel) to Agents or the Lenders Steering Committee in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Borrowers or in connection with the negotiation, documentation, implementation or extension of the Tender Offer, or any Approved Restructuring Plan; (iv) all the actual costs and expenses of creating and perfecting Liens in favor of Collateral Agent, for the benefit of Secured Parties pursuant hereto, including filing and recording fees, expenses and amounts owed pursuant to Sections 2.16(c) and (d), search fees, title insurance premiums and fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (v) all the actual costs and expenses (including the reasonable fees, expenses and disbursements of counsel and of any appraisers, consultants, advisors and agents employed or retained by Collateral Agent and its counsel) in connection with the Collateral; (vi) all other actual and reasonable costs and expenses incurred by each Agent in connection with the syndication of the Loans and Commitments and the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; (vii) all the actual and reasonable costs and expenses (including the fees, expenses and disbursements of counsel for each member and financial and other professional advisors shared among all members) incurred by the Lenders Steering Committee or any member thereof in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Borrowers or in connection with the negotiation, documentation, implementation or extension of the Tender Offer, or any Approved Restructuring Plan; and (viii) after the occurrence of a Default or an Event of Default, all costs and expenses, (including the fees, expenses and disbursements of counsel for each member and financial and other professional advisors shared among all members) incurred by the Administrative Agent, the members of the Lenders Steering Committee and each Lender together with its Related Funds whose Exposure is in excess of $100,000,000, and costs of settlement, incurred by any Agent, member of the Lenders Steering Committee and any Lender in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings or otherwise incurred in connection with any bankruptcy or insolvency proceedings, including, without limitation, a case or cases under the United States Bankruptcy Code filed by or against any Credit Party.

10.3     Indemnity.

(a)      In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party (other than each Foreign Grantor) agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, each Agent and Lender, each member of the Lenders Steering Committee, their respective Affiliates and their respective officers, partners, directors, shareholders, trustees, employees, representatives, agents, advisors and attorneys of each Agent and each Lender and member of the Lenders Steering Committee (each, an “Indemnitee”), from and against any and all Indemnified Liabilities, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH AGENT, LENDER OR MEMBER OF THE LENDERS STEERING COMMITTEE; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee or its related Persons as determined by a court of competent jurisdiction in a final, nonappealable order.  To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(b)      To the extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against Lenders, Agents, the members of the Lenders Steering Committee and their respective Affiliates, partners, directors, shareholders, trustees, employees, representatives, agents, advisors or attorneys, on any theory of liability, for special, indirect, consequential or punitive damages  (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Credit Party hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(c)      All amounts due under this Section 10.3 shall be due and payable within ten Business Days after demand therefor.

(d)      To the extent a Borrower for any reason fails to pay any amount required under Section 10.2 or paragraph (a) or (b) of this Section 10.3 to be paid by it to the

Administrative Agent (or any sub-agent thereof), the Collateral Agent, or any Affiliate of any of the foregoing within the time specified above, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Collateral Agent (or any sub-agent thereof), or such Affiliate, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (such indemnity shall be effective whether or not the related losses, claims, damages, liabilities and related expenses are incurred or asserted by any party hereto or any third party); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Collateral Agent (or any sub-agent thereof), in its capacity as such, or against any Affiliate of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or the Collateral Agent (or any sub-agent thereof) in connection with such capacity.  The obligations of the Lenders under this paragraph (d) are subject to the provisions of Section 2.12.  For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total outstanding Term Loans and unused Commitments at the time.  Each Lender further agrees that in the event a distribution to the Secured Parties is made that does not conform to the provisions of Section 2.12(h), each Lender agrees that it shall turn over to the Agents all amounts payable (or which would have been payable to Agents or made in conformity with Section 2.12(h)) to such Agents pursuant to Section 2.12(h).

10.4     Set Off.  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender and its respective Affiliates is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts (in whatever currency)) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party (in whatever currency) against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder, (b) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured or (c) such obligation or liability is owed to a branch or office of such Lender different from the branch or office holding such deposit or obligation or such Indebtedness.

10.5     Amendments and Waivers.

(a)      Requisite Lenders’ Consent.  Subject to Sections 10.5(b) and 10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Borrowers and (i) in the case of this Agreement, Administrative Agent and the Requisite Lenders or (ii) in the case of any other Credit Document,

Administrative Agent and, if party thereto, Collateral Agent, with the consent of the Requisite Lenders.

(b)      Affected Lenders’ Consent.  Without the written consent of each Lender (other than a Defaulting Lender) that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i)       extend the scheduled final maturity of any Loan or Note of such Lender;

(ii)      waive, reduce or postpone any scheduled repayment due such Lender (but not prepayment);

(iii)      reduce the rate of interest on any Loan of such Lender (other than any amendment to the definition of “Default Rate” (which may be affected by consent of the Requisite Lenders) and any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.7) or any fee payable hereunder;

(iv)      extend the time for payment of any such interest or fees to such Lender;

(v)       reduce the principal amount of any Loan;

(vi)      amend, modify, terminate or waive any provision of this Section 10.5(b) or Section 10.5(c);

(vii)     amend Section 2.13 or the definition of “Requisite Lenders” or “Pro Rata Share”; provided, with the consent of Administrative Agent and the Lenders Steering Committee, additional extensions of credit pursuant hereto may be included in the determination of “Requisite Lenders” or “Pro Rata Share” on substantially the same basis as the Commitments and the Loans are included on the Closing Date;

(viii)    release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Credit Documents or subordinate any Liens securing the Obligations; or

(ix)     consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document except due to any transaction or event permitted hereunder;

provided, however, that the Fee Letter may be amended or modified, or the rights or privileges thereunder waived, in a writing executed only by the parties thereto.

(c)      Other Consents.  No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:

(i)       increase any Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Commitment of any Lender;

(ii)      amend, modify, terminate or waive any condition precedent in Section 3.2(a) with regard to the making of any Loan without the consent of the Requisite Lenders having Exposure (it being understood that no waiver of any Default or Event of Default by the Requisite Lenders, nor any waiver or amendment of any covenant, representation or other provision not in Section 3.2(a) shall constitute an amendment, modification or waiver);

(iii)      amend, modify, terminate or waive any provision of Section 9 or any other provision of this Agreement or any other Credit Document, including Section 2.11(a) and (b) and Section 2.12(a), as the same applies to any Agent or Section 5.14(b) as it relates to proceeds of New Term Loans being held in Controlled Accounts (or with respect to the Company, Deposit Accounts) at Barclays Bank PLC, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent;

(iv)      amend, modify, terminate or waive any provision of Sections 2.20(a), 2.20(b), 3.3 or 5.14(b), in each case, in any manner adverse to Barclays Bank PLC without the consent of Barclays Bank PLC;  or

(v)       amend, modify, terminate or waive any provision of this Agreement as the same applies to the Lenders Steering Committee, or any other provision hereof as the same applies to the rights or obligations of the Lenders Steering Committee, in each case without the consent of a majority in number of the members of the Lenders Steering Committee.

Notwithstanding the foregoing, this Agreement and the other Credit Documents may be amended to provide for additional loans to be made hereunder having terms identical (or more favorable to the Lenders making such additional loans, but only if the terms of the Initial Term Loans and New Term Loans will be amended to have such more favorable terms) to the Initial Term Loans with the consent of the Lenders Steering Committee and without the consent of any other Lenders or Agent; provided, that any such amendments are subject to the consent of any Agent if such amendments would otherwise require the consent of such Agent under Section 10.5(c)(iii) above.

Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender or an Insolvent Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments and waivers hereunder and the Commitment and the outstanding Loans of such Lender hereunder will not be taken into account in determining whether the Requisite Lenders or all of the affected Lenders, as required, have approved any such amendment or waiver (and the definition of “Requisite Lenders” will automatically be deemed modified accordingly for the duration of such period); provided, that any such amendment or waiver that would increase or extend the Commitment of such Lender, extend the date fixed for the payment of principal or interest owing to such Lender hereunder, reduce the principal amount of any obligation owing to such Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Lender, or alter the terms of this proviso, will require the consent of such Lender.

(d)      Execution of Amendments, etc.  Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances.  Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

10.6     Successors and Assigns; Participations.

(a)      Generally.  This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of Lenders.  No Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders except as permitted in Section 10.5(b)(ix) (and any attempted assignment or transfer by any Credit Party without such consent shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders and Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)      Company, the Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until recorded in the Register following receipt of a fully executed Assignment Agreement effecting the assignment or transfer thereof, together with the required forms and certificates regarding Tax matters and any fees payable in connection with such assignment, in each case, as provided in Section 10.6(d).  Each assignment shall be recorded in the Register promptly following receipt by the Administrative Agent of the fully executed Assignment Agreement and all other necessary documents and approvals, prompt notice thereof shall be provided to Company and a copy of such Assignment Agreement shall be maintained, as applicable.  The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date.”  Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.  Solely for the purposes of maintaining the Register and for tax purposes only Administrative Agent shall be deemed to be acting on behalf of the Credit Parties.

(c)      Right to Assign.  Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment or Loans owing to it or other Obligations (provided, that pro rata assignments shall not be required and each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan and any related Commitments):

(i)       to any Person meeting the criteria of clause (a) of the definition of the term of “Eligible Assignee” upon the giving of notice to Company and the Administrative Agent; and

(ii)      to any Person meeting the criteria of clause (b) or (c) of the definition of the term of “Eligible Assignee” upon giving of notice to Administrative Agent; provided, that further each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than $1,000,000 (or such lesser amount as may be agreed to by Company and the Administrative Agent or as shall constitute the aggregate amount of the Term Loan or New Term Loans of the assigning Lender) with respect to the assignment of Term Loans; provided, that the Related Funds of any individual Lender may aggregate their Loans for purposes of determining compliance with such minimum assignment amounts.

(d)      Mechanics.  Assignments and assumptions of Loans and Commitments by Lenders shall be effected by manual execution and delivery to the Administrative Agent of an Assignment Agreement.  Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date.  In connection with all assignments there shall be delivered to the Administrative Agent such forms, certificates or other evidence, if any, with respect to United States federal income Tax withholding matters as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.16(e), together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no registration and processing fee shall be payable (y) in connection with an assignment by or to Barclays Bank or any Affiliate thereof or (z) in the case of an Assignee which is already a Lender or is an Affiliate or Related Fund of a Lender or a Person under common management with a Lender).

(e)      Representations and Warranties of Assignee.  Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments and Loans, as the case may be, represents and warrants as of the Closing Date or as of the Assignment Effective Date that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or  loans such as the applicable Commitments or Loans, as the case may be and is capable of evaluating the creditworthiness of Company; and (iii) it shall make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control).

(f)       Effect of Assignment.  Subject to the terms and conditions of this Section 10.6, as of the “Assignment Effective Date” (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Loans and Commitments as reflected in the Register and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof, including under Section 10.9) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided, that anything contained in any of the Credit Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments shall be modified to reflect any Commitment of such assignee; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to the Administrative Agent for cancellation, and thereupon Company shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect outstanding Loans of the assignee and/or the assigning Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with the requirements of this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.6(g).  Any assignment by a Lender pursuant to this Section 10.6 shall not in any way constitute or be deemed to constitute a novation, discharge, rescission, extinguishment or substitution of the Indebtedness hereunder, and any Indebtedness so assigned shall continue to be the same obligation and not a new obligation.

(g)         Participations.

(i)        Each Lender shall have the right at any time to sell one or more participations to any Person (other than Company, any of its subsidiaries or any of its Affiliates) in all or any part of its Commitments, Loans or in any other Obligation.

(ii)       The holder of any such participation, other than an Affiliate of the Lender granting such participation (a “Participant”), shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (A) extend the final scheduled maturity of any Loan or Note in which such Participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon or reduce the principal amount thereof, or increase the amount of the Participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any Participant if the Participant’s participation is not increased as a result thereof), (B) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement, (C) amend the definition of “Requisite Lenders” or the definition of “Pro

Rata Share”, except as such amendments are permitted by the proviso in Section 10.5(b)(vii), or (D) release all or substantially all of the Guarantors or the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such Participant is participating.

(iii)       Company agrees that each Participant shall be entitled to the benefits of Sections 2.14(c), 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section 10.6; provided, that (x) a Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Company’s prior written consent and (y) a Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Company, to comply with Section 2.16 as though it were a Lender; provided, further, that, except as specifically set forth in clauses (x) and (y) of this sentence, nothing herein shall require any notice to Company or any other Person in connection with the sale of any participation.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender; provided, that such Participant agrees to be subject to Section 2.17 as though it were a Lender.

(iv)       Each Lender that sells a participation shall maintain a register on which it enters the name and address of each Participant and the principal amounts of each Participant’s interest in the Commitments, Loans and other Obligations held by it (the “Participant Register”).  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such Commitments, Loans and other Obligations as the owner thereof for all purposes of this Agreement notwithstanding any notice to the contrary.  Any such Participant Register shall be available for inspection by any Agent at any reasonable time and from time to time upon reasonable prior notice.

(h)      Certain Other Assignments and Participations.  In addition to any other assignment or participation permitted pursuant to this Section 10.6 any Lender may assign, pledge and/or grant a security interest in (without the consent of Company, any Borrower or the Administrative Agent) all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any operating circular issued by such Federal Reserve Bank; provided, that no Lender, as between Borrowers and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge; provided, further, that in no event shall the applicable Federal Reserve Bank, pledgee or trustee, be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

10.7     Special Purpose Funding Vehicles.  Notwithstanding anything to the contrary contained herein, any Lender (“Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to Administrative Agent and Borrowers, the option to provide to Borrowers all or any part of any

Loan that such Granting Lender would otherwise be obligated to make to Borrowers pursuant to this Agreement; provided that (x) nothing herein shall constitute a commitment by any SPC to make any Loans and (y) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender).  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.  In addition, notwithstanding anything to the contrary contained in this clause, any SPC may (i) with notice to, but without the prior written consent of, Borrowers or Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by Borrowers and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.  This Section 10.7 may not be amended without the written consent of the SPC.  Borrowers acknowledge and agree, subject to the next sentence, that, to the fullest extent permitted under applicable law, each SPC, for purposes of Sections 2.13, 2.14, 2.15, 2.16, 10.2, 10.3 and 10.4, shall be considered a Lender.  Borrowers shall not be required to pay any amount under Sections 2.13, 2.14, 2.15, 2.16, 10.2, 10.3 and 10.4 that is greater than the amount which it would have been required to pay had no grant been made by a Granting Lender to a SPC.

10.8     Independence of Covenants.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

10.9     Survival of Representations, Warranties and Agreements.  All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension.  Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.14(c), 2.15, 2.16, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in Sections 2.13, 9.3(b) and 9.6 shall survive the payment of the Loans, and the termination hereof.

10.10   No Waiver; Remedies Cumulative.  No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.  The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents.  Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

10.11   Marshalling; Payments Set Aside.  Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations.  To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or Administrative Agent, Collateral Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.12   Severability.  In case any provision in or obligation hereunder or any Note or other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.13   Obligations Several; Independent Nature of Lenders’ Rights.  The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder.  Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity.  The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.14   Headings.  Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

10.15   APPLICABLE LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

10.16   CONSENT TO JURISDICTION.

(a)         ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1 IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (iv) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

(b)         EACH CREDIT PARTY HEREBY AGREES THAT PROCESS MAY BE SERVED ON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESSES PERTAINING TO IT AS SPECIFIED IN SECTION 10.1.  ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST ANY CREDIT PARTY IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE.

10.17   WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE

DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.17 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.18   Confidentiality.  Each Agent and Lender shall hold all non-public information regarding Company and its Restricted Subsidiaries and their businesses clearly identified as such by Company and obtained by such Agent or Lender pursuant to the requirements hereof in accordance with such Agent or Lender’s customary procedures for handling confidential information of  such nature, it being understood and agreed by Company that, in any event, an Agent or Lender may make (i) disclosures of such information to Affiliates of such Person and to their directors, officers, employees, agents and advisors (and to other persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.18), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee, Participant or sub-participant in connection with the contemplated assignment, transfer or participation (x) by such Agent of any agency position, (y) by such Lender of any Loans or any participations therein or (z) by any direct or indirect contractual counterparties (or the professional advisors thereto) in  (provided, such counterparties and advisors are advised of and agree to be bound by the provisions of this Section 10.18), (iii) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Credit Parties received by it from any of the Agents or any Lender, (iv) disclosures to any Lender’s financing sources, provided that prior to any disclosure, such financing source is informed of the confidential nature of the information provided such parties are advised of and agree to be bound by the provisions of this Section 10.18, (v) disclosure of information which (A) becomes publicly available other than as a result of a breach of this Section 10.18 or (B) becomes available to Administrative Agent, any other Agent or any Lender on a non-confidential basis from a source other than Company, and (vi) disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order, each Agent or Lender shall make reasonable efforts to notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Agent or Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information.  Notwithstanding the foregoing, on or after the Closing Date, Administrative Agent may, at its own expense, issue news releases and publish “tombstone” advertisements and other announcements relating to this transaction in newspapers, trade journals and other appropriate media.  Notwithstanding any other provision of this Section 10.18, the parties (and each employee, representative, or other agent of the parties) may disclose to any and all Persons, without limitation of any kind, the Tax treatment and any facts that may be relevant to the Tax structure of the transactions contemplated by this Agreement and the other Credit Documents; provided, however, that no party (and no employee, representative, or other agent thereof) shall disclose any other information that is not relevant to an understanding of the Tax treatment and Tax structure of the transaction (including the identity of any party and any information that could lead another to determine the identity of any party), or any other information to the extent that such disclosure could reasonably result in a violation of any applicable securities law.

10.19   Usury Savings Clause.  Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate.  If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect.  In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Company shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect.  Notwithstanding the foregoing, it is the intention of Lenders and Company to conform strictly to any applicable usury laws.  Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to Company.  In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder.

10.20   Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Delivery of signature pages to this Agreement by facsimile or email (in PDF or similar format) shall be effective as manual delivery of a counterpart hereof.

10.21   Effectiveness.  This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrowers and Administrative Agent of written notification of such execution and authorization of delivery thereof.

10.22   Patriot Act.  Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrowers, which information includes the name and address of Borrowers and other information that will allow such Lender or Administrative Agent, as applicable, to identify Borrowers in accordance with the Patriot Act.

10.23   Disclosure.  Each Credit Party and each Lender hereby acknowledges and agrees that Administrative Agent and/or its Affiliates and their respective Related Funds from time to time may hold investments in, and make other loans to, or have other relationships with any of the Credit Parties and their respective Affiliates, including the ownership, purchase and sale of equity interests in Borrowers, and each Credit Party and each Lender hereby expressly consents to such relationships.

10.24   Appointment for Perfection.  Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of Administrative Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession.  Should any Lender (other than Administrative Agent) obtain possession of any such Collateral, such Lender shall notify Administrative Agent thereof, and, promptly upon Administrative Agent’s request therefor shall deliver such Collateral to Administrative Agent or otherwise deal with such Collateral in accordance with Administrative Agent’s instructions.

10.25   Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.26   No Fiduciary Duty. Each Agent, each Lender, the Arranger and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of Company, its stockholders and/or its Affiliates.  Company agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender or any Agent, on the one hand, and Company, its stockholders or its Affiliates, on the other.  The Credit Parties acknowledge and agree that (i) the transactions contemplated by the Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders and the Agents, on the one hand, and Company, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender and no Agent has assumed an advisory or fiduciary responsibility in favor of Company, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise Company, its stockholders or its Affiliates on other matters) or any other obligation to Company except the obligations expressly set forth in the Credit Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of Company, its management, stockholders, creditors or any other Person.  Company acknowledges and agrees that Company has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  Company agrees that it will not claim that any Lender or any Agent has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to Company, in connection with such transaction or the process leading thereto.

10.27   Lender Agreement to Tender.  Each member of the Lenders Steering Committee listed in Schedule 9.11 (but not an assignee thereof) and each New Term Loan Lender (but not any assignee thereof other than if the Administrative Agent is the New Term Loan Lender, any initial assignees from the Administrative Agent) that, in each case, had Investment Discretion with respect to any August 2009 Notes as of the Closing Date (each such Person other than Barclays Bank PLC, a “Tendering Party”) agrees that it will tender pursuant to the Tender Offer by no later than close of business on July 31, 2009 any and all August 2009 Notes with respect to which it had Investment Discretion as of the Closing Date and retains such Investment Discretion on July 31, 2009, and agrees that it will not withdraw any such tendered August 2009 Notes unless the tender price is reduced.  The foregoing obligation to tender the August 2009 Notes shall continue to apply notwithstanding any sale or assignment of its Term Loans (if any) by such Tendering Party.

As used herein, a Tendering Party has “Investment Discretion” with respect to August 2009 Notes if (A) such Tendering Party is itself the legal owner of such August 2009 Notes or (B) such Tendering Party is, pursuant to a management or advisory agreement, an asset manager or investment advisor and agent (each an “Asset Manager”) for one or more funds, accounts or other entities that are the legal owners of such August 2009 Notes, and, in the case of a Tendering Party that has legal but not beneficial title to such August 2009 Notes or an Asset Manager, such Asset Manager or other Tendering Party has full power and authority to tender such August 2009 Notes into the Tender Offer.  For the avoidance of doubt, the parties hereto acknowledge that a managed entity may hold assets, including August 2009 Notes, over which the relevant Tendering Party does not have Investment Discretion, and an Asset Manager may, from time to time (including prior to close of business on July 31, 2009), lose Investment Discretion over the August 2009 Notes, in which cases such Tendering Party shall have no obligation to tender any such August 2009 Notes as to which it has lost Investment Discretion (including, without limitation, as a result of a downgrade of the August 2009 Notes or a specific instruction from the beneficial owner thereof), in which cases such Tendering Party shall have no obligation to tender any such August 2009 Notes as to which it has lost Investment Discretion; provided that, other than pursuant to the Tender Offer, a Tendering Party cannot lose Investment Discretion with respect to the August 2009 Notes subject to the agreement set forth in the preceding paragraph through an exercise of Investment Discretion.

10.28   Entire Agreement.  This Agreement and the other Credit Documents represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties.

10.29   Borrower Representative.

(a)      Each Borrower hereby designates, appoints, authorizes and empowers Borrower Representative as its agent to act as specified in this Agreement and each of the other Credit Documents and Borrower Representative hereby acknowledges such designation, authorization and empowerment, and accepts such appointment.  Each Borrower hereby irrevocably authorizes and directs Borrower Representative to take such action on its behalf under the provisions of this Agreement and the other Credit Documents, and any other instruments, documents and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Borrower Representative by the respective terms and provisions hereof and thereof, and such other powers as are reasonably incidental thereto, including, without limitation, to take the following actions for and on such Borrower’s behalf:

(i)       to submit and receive on behalf of each Borrower, Notices and all other notices to any Agent and Lenders (as applicable) in accordance with the provisions of this Agreement; and

(ii)      to submit on behalf of each Borrower, Compliance Certificates and all other certificates, notices and other communications given or required to be given hereunder.

(b)      Borrower Representative hereby further is authorized and directed by each Borrower (as applicable) to take all such actions on behalf of such Borrower necessary to exercise the specific power granted in clauses (i) through (iii) above and to perform such other duties hereunder and under the other Credit Documents, and deliver such agreements, documents, certificates and instruments as delegated to or required of Borrower Representative by the terms hereof or thereof.

(c)      The administration by Administrative Agent and Lenders of the credit facility provided hereunder as a facility with a borrower representative and co-borrowers with respect to the Loans in the manner set forth herein is solely as an accommodation to the Credit Parties and at their request and neither any Agent nor any Lender shall incur any liability to any Credit Party as a result thereof.

10.30   Amendment and Restatement.  The Indebtedness and Obligations evidenced by this Agreement and all instruments, agreements, and documents executed in connection herewith constitute an amendment, renewal, and restatement of all Indebtedness and obligations of the Company evidenced by the Original Credit Agreement.  All promissory notes, instruments and any other document, agreement, waiver or other instrument executed in connection therewith (collectively the “Existing Credit Documents”) shall remain in full force and effect except to extent modified in accordance with their respective terms.  It is expressly understood and agreed by the parties hereto that this Agreement is in no way intended to constitute a novation of the obligations and liabilities existing under the Original Credit Agreement or evidence payment in full of all or any of such obligations and liabilities, nor does the amendment and restatement hereunder of the Original Credit Agreement, or the concurrent amendment and restatement of any other Credit Document, constitute a waiver of any conditions or requirements set forth herein or therein, whether or not performed, fulfilled or required to be performed or fulfilled prior to the date hereof.  All references to the Original

Credit Agreement in the Existing Credit Documents shall be deemed to refer to this Agreement.  If any inconsistency exists between this Agreement and the Original Credit Agreement, the terms of this Agreement shall prevail.  Nothing contained in this Agreement or any other document or instrument executed contemporaneously herewith shall be deemed to satisfy or discharge the Indebtedness evidenced by the Original Credit Agreement or the Existing Credit Documents (this being an amendment and restatement only).

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

Borrowers:

CIT GROUP INC.

By:
Name:
Title:

CIT CAPITAL USA INC.

By:
Name:
Title:

CIT HEALTHCARE LLC

By:
Name:
Title:

CIT LENDING SERVICES CORPORATION

By:
Name:
Title:

CIT LENDING SERVICES CORPORATION (ILLINOIS)

By:
Name:
Title:

THE CIT GROUP/COMMERCIAL SERVICES, INC.

By:
Name:
Title:

THE CIT GROUP/BUSINESS CREDIT, INC.

By:
Name:
Title:

Other Subsidiary Guarantors:

BAFFIN SHIPPING CO., INC.
C.I.T. LEASING CORPORATION
CAPITA COLOMBIA HOLDINGS CORP.
CAPITA CORPORATION
CAPITA INTERNATIONAL L.L.C.
CAPITA PREMIUM CORPORATION
CIT CAPITAL USA INC.
CIT CHINA 12, INC.
CIT CHINA 13, INC.
CIT CHINA 2, INC.
CIT CHINA 3, INC.
CIT COMMUNICATIONS FINANCE CORPORATION
CIT CREDIT FINANCE CORP.
CIT CREDIT GROUP USA INC.
CIT FINANCIAL LTD. OF PUERTO RICO
CIT FINANCIAL USA, INC.
CIT GROUP (NJ) LLC
CIT GROUP FUNDING COMPANY OF DELAWARE LLC
CIT GROUP SF HOLDING CO., INC.
CIT HEALTHCARE LLC
CIT HOLDINGS, LLC
CIT LENDING SERVICES CORPORATION
CIT LENDING SERVICES CORPORATION (ILLINOIS)
CIT LOAN CORPORATION (F/K/A THE CIT GROUP/CONSUMER FINANCE, INC.)
CIT REALTY LLC
CIT TECHNOLOGIES CORPORATION
CIT TECHNOLOGY FINANCING SERVICES, INC.
EDUCATION LOAN SERVICING CORPORATION
GFSC AIRCRAFT ACQUISITION FINANCING CORPORATION
HUDSON SHIPPING CO., INC.
NAMEKEEPERS LLC

OWNER-OPERATOR FINANCE COMPANY
STUDENT LOAN XPRESS, INC.
THE CIT GROUP/BC SECURITIES INVESTMENT, INC.
THE CIT GROUP/BUSINESS CREDIT, INC.
THE CIT GROUP/CAPITAL FINANCE, INC.
THE CIT GROUP/CAPITAL TRANSPORTATION, INC.
THE CIT GROUP/CMS SECURITIES INVESTMENT, INC.
THE CIT GROUP/COMMERCIAL SERVICES, INC.
THE CIT GROUP/COMMERCIAL SERVICES, INC. (VA.)
THE CIT GROUP/CORPORATE AVIATION, INC.
THE CIT GROUP/EQUIPMENT FINANCING, INC.
THE CIT GROUP/EQUITY INVESTMENTS, INC.
THE CIT GROUP/FACTORING ONE, INC.
THE CIT GROUP/FM SECURITIES INVESTMENT, INC.
THE CIT GROUP/LSC SECURITIES INVESTMENT, INC.
THE CIT GROUP/SECURITIES INVESTMENT, INC.
THE CIT GROUP/VENTURE CAPITAL, INC.
WESTERN STAR FINANCE, INC.

By:
Name:
Title:

THE CIT GROUP/CONSUMER FINANCE, INC. (NY)

THE CIT GROUP/CONSUMER FINANCE, INC. (TN)

By:
Name:
Title:

FRANCHISE PORTFOLIO 1, INC. FRANCHISE PORTFOLIO 2, INC.

By:
Name:
Title:

CIT REAL ESTATE HOLDING CORPORATION

By:
Name:
Title:

EQUIPMENT ACCEPTANCE CORPORATION

By:
Name:
Title:

[LENDER], as Lender

By:
Name:
Title:

SOLELY FOR THE PURPOSE OF SECTION 10.27 HEREOF:

BAUPOST GROUP SECURITIES, L.L.C., as a Tendering Party

By:
Name:
Title:

CAPITAL RESEARCH AND MANAGEMENT COMPANY, and affiliates, for and on behalf of various funds and accounts they manage, as Tendering Party

By:
Name:
Title:

CENTERBRIDGE PARTNERS, L.P., as a Tendering Party

By:
Name:
Title:

OAKTREE CAPITAL MANAGEMENT, L.P., as a Tendering Party

By:
Name:
Title:

By:
Name:
Title:

BARCLAYS BANK PLC, as Administrative Agent and as Collateral Agent

By:
Name:
Title:

APPENDIX A

TO CREDIT AND GUARANTY AGREEMENT

[Intentionally Omitted]

Appendix A

APPENDIX B

TO CREDIT AND GUARANTY AGREEMENT

Notice Addresses

BORROWERS & GUARANTORS:

CIT Group Inc.
1 CIT Drive
Livingston, NJ 07039
Attention: Glenn Votek, Executive Vice President & Treasurer
Fax: (973) 740-5750
E-mail: glenn.votek@cit.com

in each case, with a copy to:

CIT Group Inc.
1 CIT Drive
Livingston, NJ 07039
Attention: General Counsel
Fax: (973) 740-5264
E-mail: robert.ingato@cit.com

in each case, with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Attention: Sarah Ward
Fax: 917-777-2126
E-mail: sarah.ward@skadden.com

Appendix B-1

BARCLAYS BANK PLC
as Administrative Agent and Collateral Agent:

Barclays Bank PLC
745 Seventh Avenue
New York, NY 10019
Attention: Ann E. Sutton
Tel: (212) 526-1126
Fax: (212) 526-5115

Appendix B-2

SCHEDULE 1.1

CREDIT AND GUARANTY AGREEMENT

Post-Closing Collateral Procedures

Foreign Registered Aircraft

Registration of International Interests and Assignment of International Interests, if applicable, under the Convention on International Interests in Mobile Equipment (Cape Town, 2001) and The Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment 2001 in respect of the Collateral Agent’s Lien on Unencumbered airframes and engines with respect to which a Grantor claims to be the owner for U.S. federal income tax purposes and either the Grantor or an Owner-Trustee has legal title and, in each case, registered in jurisdictions that have ratified the Cape Town Convention, together with an opinion of FAA/Cape Town or IR counsel that such registrations have been duly registered under the Cape Town Convention, such registration and opinion to be in form and substance reasonably satisfactory to the Collateral Agent; provided that a registration shall not be made to the extent such registration would be in violation of any effective lease for such aircraft executed prior to the Closing Date.  The applicable Credit Party shall deliver a supplement to Schedule 9 to the Collateral Agreement as contemplated by Section 4.12 of the Collateral Agreement.

U.S. Registered Aircraft

FAA filings and UCC financing statements with respect to Aircraft Mortgages on Unencumbered U.S. registered airframes and associated engines (and any applicable lease or sublease with respect thereto) with respect to which a Grantor claims to be the owner for U.S. federal income tax purposes and title to which is held by a Grantor or an Owner-Trustee accompanied by an opinion of counsel to the effect that the security interest of the Collateral Agreement in the aircraft described in such Aircraft Mortgage is a perfected security interest (subject to customary qualifications), such filings and opinions to be in form and substance reasonably satisfactory to the Collateral Agent; provided that (a) no Aircraft Mortgage shall be executed or filed to the extent such execution or filing would be in violation of any effective lease executed for such aircraft prior to the Closing Date and (b) no provision of any Aircraft Mortgage shall require any mortgagor to obtain the cooperation or consent of or any action by any lessee of any aircraft in connection with such Aircraft Mortgage and the Lien granted thereunder.

Sched. 1.1

Registration of International Interests and Assignment of International Interests, if applicable, under the Convention on International Interests in Mobile Equipment (Cape Town, 2001) and The Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment 2001 on Unencumbered Commercial Aircraft and engines with respect to which a Grantor claims to be the owner for U.S. federal income tax purposes and either the Grantor or an Owner Trustee has legal title and, in each case, registered in the United States, together with an opinion of FAA/Cape Town or IR counsel that such registrations have been duly registered under the Cape Town Convention provided that a registration shall not be made to the extent such a registration would be in violation of any effective lease executed for such aircraft prior to the date hereof.

Canadian Aircraft

Filings with respect to Aircraft Mortgages in Canada with the Canadian Civil Aircraft Register in Unencumbered Canadian registered airframes and engines with respect to which a Grantor claims to be the owner for Canadian federal income tax purposes and title to which is held by a Grantor or an Owner-Trustee accompanied by an opinion of counsel to the effect that the security interest of the Collateral Agreement in the aircraft described in such Aircraft Mortgage is a perfected security interest (subject to customary qualifications), such filings and opinions to be in form and substance reasonably satisfactory to the Collateral Agent; provided that (a) no Aircraft Mortgage shall be executed or filed to the extent such execution or filing would be in violation of any effective lease executed for such aircraft prior to the Closing Date and (b) no provision of any Aircraft Mortgage shall require any mortgagor to obtain the cooperation or consent of or any action by any lessee of any aircraft in connection with such Aircraft Mortgage and the Lien granted thereunder.

Business Aircraft

To the extent that any of the foregoing paragraphs applies to a business aircraft (i.e., any aircraft that is not a fixed wing aircraft leased or held for lease to a commercial airline), such filings, mortgages, financing statements and registrations are required to be completed on or before August 31, 2009.

Spare Engines

The same procedure, FAA filings and registrations under the Cape Town Convention will be completed for Unencumbered spare engines (other than any spare engine subject to an effective agreement (including an executed letter of intent) for consignment or sale) as set forth in “U.S. Registered Aircraft” above together with an opinion of FAA/Cape Town or IR counsel in form and substance reasonably satisfactory to the Collateral Agent.

Sched. 1.1

Fractional Interests

No FAA filings, Cape Town Filings or UCC financing statements shall be required with respect to any fractional interests in aircraft.

Rail Assets

(a)  No later than August 13, 2009, Surface Transportation Board (“STB”) filings, recordations and applicable memoranda of security agreement (collectively, “Filings”) in respect of the Collateral Agent’s Lien on Unencumbered rail assets (including railcars, other railroad rolling stock and leases thereof) listed on Annex 1 (subject to changes to reflect sales, casualties, scrappings and other similar dispositions that are permitted under the Credit Agreement prior to the date of such Filings) with respect to which a Grantor claims to be the owner for U.S. federal income tax purposes and title to which is held by a Grantor or an Owner-Trustee and, in each case, together with opinion letters of special STB counsel to the Grantors, which opinion letters shall include, without limitation, opinions confirming that (x) the Filings have been duly filed and recorded with the Surface Transportation Board pursuant to and in compliance with the recordation provisions and (y) the Filings perfect a valid and first priority security interest in such rail assets , such Filings and opinions, in each case, to be in form and substance reasonably satisfactory to the Collateral Agent.

            (b)   No later than August 31, 2009, Filings and opinion letters, comparable to the Filings and opinions delivered pursuant to paragraph (a) above, in each case, in form and substance reasonably satisfactory to the Collateral Agent, on all other Unencumbered rail assets (including railcars, other railroad rolling stock and leases thereof) with respect to which a Grantor claims to be the owner for U.S. federal income tax purposes and title to which is held by a Grantor or an Owner-Trustee, including, without limitation, to the extent Unencumbered, all such rail assets listed on Annex 1A (subject to changes to reflect sales, casualties, scrappings and other similar dispositions that are permitted under the Credit Agreement prior to the date of such Filings).

            (c)   If the opinion requirements of clause (y) of paragraph (a) above (including as the requirements of such clause (y) may apply to assets in paragraph (b)) are not satisfied with respect to one or more rail assets, such rail assets shall be released from the requirements of such clause (y) provided that the aggregate number and market value of rail assets so released is not material.

(d)   If any rail asset described in paragraph (a) or (b) above is not freely assignable or assignable without the notice or consent of any unrelated third party, such rail asset shall be released from the requirements of such paragraphs (a) and (b), provided that the aggregate number and market value of rail assets so released is not material.

Sched. 1.1

Deposit Accounts and Securities Accounts

Executed Control Agreements for Deposit Accounts and Securities Accounts established in accordance with Section 5.14(c).

Shares in Foreign Entities and Domestic Non-Subsidiaries

Local law share pledge agreements with respect to Irish and Canadian subsidiaries (the "Foreign Law Pledge Agreements") and opinions of local counsel to the effect that the security interest of the Collateral Agent thereunder is perfected, such pledge agreements and opinions to be in form and substance reasonably satisfactory to the Collateral Agent.

Delivery promptly, but in any event, on or before September 28, 2009, of share certificates and executed stock powers with respect to pledges of equity in foreign entities and non-subsidiary domestic entities in each case to the extent their Capital Stock is certificated and pledged under the Collateral Agreement.

On or before August 13, 2009, the Company shall deliver to the Administrative Agent a certificate describing in reasonable detail the regulatory considerations limiting the pledge of more than 49% of the Capital Stock of CIT Group Finance (Ireland).

Pledged Intercompany Debt Instruments

Delivery of each Pledged Intercompany Debt Instrument.

Insurance on Aircraft

Collateral Agent shall be named as loss payee on all casualty insurance policies carried by a Grantor on Unencumbered aircraft that are not subject to a lease.

Sched. 1.1

SCHEDULE 2.1

CREDIT AND GUARANTY AGREEMENT

Borrower Amounts

CIT Group Inc.	$500,000,000

CIT Capital USA Inc.	$250,000,000

CIT Healthcare LLC	$250,000,000

CIT Lending Services Corporation	$250,000,000

CIT Lending Services Corporation (Illinois)	$250,000,000

The CIT Group / Commercial Services, Inc.	$250,000,000

The CIT Group / Business Credit, Inc.	$250,000,000

Sched. 2.1

SCHEDULE 4.1

TO CREDIT AND GUARANTY AGREEMENT

Jurisdictions of Organization and Qualification

Credit Party	Jurisdiction of Organization	Type of Entity
Baffin Shipping Co., Inc.	Delaware	Corporation
C.I.T. Leasing Corporation	Delaware	Corporation
Capita Colombia Holdings Corp.	Delaware	Corporation
Capita Corporation	Delaware	Corporation
Capita International L.L.C.	Delaware	Limited liability company
Capita Premium Corporation	Delaware	Corporation
CIT Capital USA Inc.	Delaware	Corporation
CIT China 12, Inc.	Delaware	Corporation
CIT China 13, Inc.	Delaware	Corporation
CIT China 2, Inc.	Delaware	Corporation
CIT China 3, Inc.	Delaware	Corporation
CIT Communications Finance Corporation	Delaware	Corporation
CIT Credit Finance Corp.	Delaware	Corporation
CIT Credit Group USA Inc.	Delaware	Corporation
CIT Financial (Barbados) Srl	Barbados	Society
CIT Financial Ltd. of Puerto Rico	Delaware	Corporation.
CIT Financial Ltd./Services Financiers CIT Ltee.	Canada	Corporation
CIT Financial USA, Inc.	Delaware	Corporation
CIT Group (NJ) LLC	Delaware	Limited liability company
CIT Group Funding Company of Delaware LLC	Delaware	Limited liability company
CIT Group Holdings (UK) Limited	United Kingdom	Private company limited by shares
CIT Group Inc.	Delaware	Corporation
CIT Group SF Holding Co., Inc.	Delaware	Corporation
CIT Healthcare LLC	Delaware	Limited liability company
CIT Holdings Ireland (No. 2)	Ireland	Unlimited liability company
CIT Holdings Canada ULC	Canada	Corporation
CIT Holdings, LLC	Delaware	Limited liability company
CIT Lending Services Corporation	Delaware	Corporation

Sched. 4.1-1

Credit Party	Jurisdiction of Organization	Type of Entity
CIT Lending Services Corporation (Illinois)	Delaware	Corporation
CIT Loan Corporation (f/k/a The CIT Group/Consumer Finance, Inc.)	Delaware	Corporation
CIT Real Estate Holding Corporation	Delaware	Corporation
CIT Realty LLC	Delaware	Limited liability company
CIT Technologies Corporation	Michigan	Corporation
CIT Technology Financing Services, Inc.	Massachusetts	Corporation
Education Loan Servicing Corporation	Delaware	Corporation
Equipment Acceptance Corporation	New York	Corporation
Franchise Portfolio 1, Inc.	Delaware	Corporation
Franchise Portfolio 2, Inc.	Delaware	Corporation
GFSC Aircraft Acquisition Financing Corporation	Delaware	Corporation
Hudson Shipping Co., Inc.	Delaware	Corporation
Namekeepers LLC	Delaware	Limited liability company
Owner-Operator Finance Company	Delaware	Corporation
Student Loan Xpress, Inc.	Delaware	Corporation
The CIT Group/BC Securities Investment, Inc.	New Jersey	Corporation
The CIT Group/Business Credit, Inc.	New York	Corporation
The CIT Group/Capital Finance, Inc.	Delaware	Corporation
The CIT Group/Capital Transportation, Inc.	Delaware	Corporation
The CIT Group/CmS Securities Investment, Inc.	New Jersey	Corporation
The CIT Group/Commercial Services, Inc.	New York	Corporation
The CIT Group/Commercial Services, Inc. (Va.)	Delaware	Corporation
The CIT Group/Consumer Finance, Inc. (NY)	New York	Corporation
The CIT Group/Consumer Finance, Inc. (TN)	Delaware	Corporation
The CIT Group/Corporate Aviation, Inc.	Delaware	Corporation
The CIT Group/Equipment Financing, Inc.	Delaware	Corporation
The CIT Group/Equity Investments, Inc.	New Jersey	Corporation
The CIT Group/Factoring One, Inc.	New York	Corporation
The CIT Group/FM Securities Investment, Inc.	New Jersey	Corporation
The CIT Group/LsC Securities Investment, Inc.	New Jersey	Corporation
The CIT Group/Securities Investment, Inc.	Delaware	Corporation
The CIT Group/Venture Capital, Inc.	New Jersey	Corporation

Sched. 4.1-2

Credit Party	Jurisdiction of Organization	Type of Entity
Western Star Finance, Inc.	Delaware	Corporation

Sched. 4.1-3

SCHEDULE 4.2

TO CREDIT AND GUARANTY AGREEMENT

Capital Stock and Ownership

Name of Subsidiary of CIT Group Inc.	Type of Entity	Percentage Ownership by Direct Parent	Name of Direct Parent
Baffin Shipping Co., Inc.	CORP	100%	The CIT Group/Equipment Financing, Inc.
C.I.T. Leasing Corporation	CORP	51% 49%	The CIT Group/ Commercial Services, Inc. The CIT Group/Equipment Financing, Inc.
Capita Colombia Holdings Corp.	CORP	100%	Capita Corporation
Capita Corporation	CORP	100%	CIT Credit Group USA Inc.
Capita International L.L.C.	LLC	99% 1%	Capita Corporation CIT Communications Finance Corporation
Capita Premium Corporation	CORP	100%	Capita Corporation
CIT Capital USA Inc.	CORP	100%	CIT Credit Group USA Inc.
CIT China 12, Inc.	CORP	100%	The CIT Group/Equipment Financing, Inc.
CIT China 13, Inc.	CORP	100%	The CIT Group/Equipment Financing, Inc.
CIT China 2, Inc.	CORP	100%	The CIT Group/Equipment Financing, Inc.
CIT China 3, Inc.	CORP	100%	The CIT Group/Equipment Financing, Inc.
CIT Communications Finance Corporation	CORP	100%	Capita Corporation
CIT Credit Finance Corp	CORP	100%	The CIT Group/Equipment Financing, Inc.
CIT Credit Group USA Inc.	CORP	100%	CIT Holdings, LLC
CIT Financial Ltd./Services Financiers CIT Ltee.	CORP	100%	CIT Financial (Barbados) Srl
CIT Financial Ltd. of Puerto Rico	CORP	100%	CIT Communications Finance Corporation
CIT Financial USA Inc.	CORP	100%	Capita Corporation
CIT Group (NJ) LLC	LLC	100%	CIT Group Inc.
CIT Group Funding Company of Delaware LLC	LLC	100%	C.I.T. Leasing Corporation
CIT Group SF Holding Co., Inc.	CORP	100%	CIT Group Inc.
CIT Healthcare LLC	LLC	100%	The CIT Group/Equipment Financing, Inc.

Sched. 4.2-1

Name of Subsidiary of CIT Group Inc.	Type of Entity	Percentage Ownership by Direct Parent	Name of Direct Parent
CIT Holdings Canada ULC	ULC	100%	CIT Transportation Holdings B.V. (Netherlands)
CIT Holdings, LLC	LLC	100%	C.I.T. Leasing Corporation
CIT Lending Services Corporation	CORP	100%	Capita Corporation
CIT Lending Services Corporation (Illinois) f/k/a Bering Shipping Co., Inc.)	CORP	100%	The CIT Group/Equipment Financing, Inc.
CIT Loan Corporation (f/k/a The CIT Group/Consumer Finance, Inc.)	CORP	100%	CIT Group Inc.
CIT Real Estate Holding Corporation	CORP	100%	The CIT Group/Equipment Financing Inc.
CIT Realty LLC	LLC	100%	The CIT Group/Equipment Financing, Inc.
CIT Technologies Corporation	CORP	100%	CIT Lending Services Corporation
CIT Technology Financing Services, Inc.	CORP	100%	CIT Lending Services Corporation
Education Loan Servicing Corporation	CORP	100%	Student Loan Xpress, Inc.
Equipment Acceptance Corporation	CORP	100%	The CIT Group/Capital Finance, Inc.
Franchise Portfolio 1, Inc.	CORP	100%	The CIT Group/Equipment Financing, Inc.
Franchise Portfolio 2, Inc.	CORP	100%	The CIT Group/Equipment Financing, Inc.
GFSC Aircraft Acquisition Financing Corporation	CORP	100%	CIT Group Inc.
Hudson Shipping Co., Inc.	CORP	100%	CIT Group Inc.
Namekeepers LLC	LLC	100%	The CIT Group/Equipment Financing, Inc.
Owner-Operator Finance Company	CORP	100%	CIT Financial USA, Inc.
Student Loan Xpress, Inc.	CORP	100%	CIT Group Inc.
The CIT Group/BC Securities Investment, Inc.	CORP	100%	The CIT Group/Business Credit, Inc.
The CIT Group/Business Credit, Inc.	CORP	100%	The CIT Group/Equipment Financing, Inc.
The CIT Group/Capital Finance, Inc.	CORP	100%	CIT Group Inc.
The CIT Group/Capital Transportation, Inc.	CORP	100%	The CIT Group/Commercial Services, Inc.
The CIT Group/CmS Securities Investment, Inc.	CORP	100%	The CIT Group/Commercial Services, Inc.
The CIT Group/Commercial Services, Inc.	CORP	100%	The CIT Group/Equipment Financing, Inc.
The CIT Group/Commercial Services, Inc. (Va.)	CORP	100%	The CIT Group/Commercial Services, Inc.

Sched. 4.2-2

Name of Subsidiary of CIT Group Inc.	Type of Entity	Percentage Ownership by Direct Parent	Name of Direct Parent
The CIT Group/Consumer Finance, Inc.(NY)	CORP	100%	CIT Group Inc.
The CIT Group/Consumer Finance, Inc.(TN)	CORP	100%	CIT Group Inc.
The CIT Group/Corporate Aviation, Inc.	CORP	100%	The CIT Group/Equipment Financing, Inc.
The CIT Group/Equipment Financing, Inc.	CORP	100%	CIT Group Inc.
The CIT Group/Equity Investments, Inc.	CORP	100%	CIT Group Inc.
The CIT Group/Factoring One, Inc.	CORP	100%	The CIT Group/Commercial Services, Inc.
The CIT Group/FM Securities Investment, Inc.	CORP	100%	CIT Group Inc.
The CIT Group/LsC Securities Investment, Inc.	CORP	100%	C.I.T. Leasing Corporation
The CIT Group/Securities Investment, Inc.	CORP	100%	The CIT Group/Equipment Financing, Inc.
The CIT Group/Venture Capital, Inc.	CORP	100%	The CIT Group/Equity Investments, Inc.
Western Star Finance, Inc.	CORP	100%	CIT Credit Group USA Inc.

Sched. 4.2-3

SCHEDULE 6.8(m)

TO CREDIT AND GUARANTY AGREEMENT

Sales of Assets and Acquisitions

1.	Sale of a portfolio of commercial aviation aircraft and related operating lease agreements having an aggregate net book value of up to $900,000,000.00.

Sched. 6.8

SCHEDULE 9.11

TO CREDIT AND GUARANTY AGREEMENT

Lenders Steering Committee

Pacific Investment Management Company LLC

Baupost Group Securities, L.L.C.

Silver Point Capital, LP

Centerbridge Partners, L.P.

Oaktree Capital Management, L.P.

Capital Research and Management Company and affiliates, for and on behalf of various funds and accounts they manage

Sched. 9.11

EXHIBIT A-1 TO
AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

FUNDING NOTICE

Reference is made to the Amended and Restated Credit and Guaranty Agreement, dated as of July 29, 2009 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among CIT GROUP INC., a Delaware corporation (“Company”), certain subsidiaries of Company, as borrowers (together with Company, “Borrowers”), certain subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, and BARCLAYS BANK PLC, as Administrative Agent and Collateral Agent.

Pursuant to Section 2.1 of the Credit Agreement, Company, as Borrower Representative on behalf of Borrowers, hereby gives you irrevocable notice that Company desires that Lenders make the following Loans to the Borrowers in accordance with the applicable terms and conditions of the Credit Agreement on [mm/dd/yy] (the “Credit Date”):

Loans
□	Base Rate Loans:	$[___,___,___]
	LIBOR Rate Loans, with an initial Interest Period of [1] [2] [3] [6] month(s):	$[___,___,___]

Company, as Borrower Representative, hereby certifies that:

(i)           as of the Credit Date, the representations and warranties contained in each of the Credit Documents are true and correct in all material respects (except such representations and warranties that by their terms are qualified by materiality or a Material Adverse Effect, which representations and warranties shall be true and correct in all respects) on and as of the Credit Date (or, to the extent such representations and warranties specifically relate to an earlier date, on such earlier date); and

(ii)           as of the Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default.

Date: [mm/dd/yy]	CIT GROUP INC., as Borrower Representative

By:
Name:
Title:

EXHIBIT A-2 TO
AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

CONVERSION/CONTINUATION NOTICE

Reference is made to the Amended and Restated Credit and Guaranty Agreement, dated as of July 29, 2009 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among CIT GROUP INC., a Delaware corporation (“Company”), certain subsidiaries of Company, as borrowers (together with Company, “Borrowers”), certain subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, and BARCLAYS BANK PLC, as Administrative Agent and Collateral Agent.

Pursuant to Section 2.6 of the Credit Agreement, Company, as Borrower Representative on behalf of Borrowers, desires to convert or to continue the Loans, each such conversion and/or continuation to be effective as of [mm/dd/yy]:

$[___,___,___]	LIBOR Rate Loans to be continued with Interest Period of [1] [2] [3] [6] month(s)
$[___,___,___]	Base Rate Loans to be converted to LIBOR Rate Loans with Interest Period of [1] [2] [3] [6] month(s)
$[___,___,___]	LIBOR Rate Loans to be converted to Base Rate Loans

Date: [mm/dd/yy]	CIT GROUP INC., as Borrower Representative

By:
Name:
Title:

EXHIBIT B TO
AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

TERM NOTE

$[___,___,___]
[DATE]	New York, New York
FOR VALUE RECEIVED, CIT GROUP INC., a Delaware corporation (“Company”), CIT CAPITAL USA INC., a Delaware corporation, CIT HEALTHCARE LLC, a Delaware limited liability company, CIT LENDING SERVICES CORPORATION,  a Delaware corporation, CIT LENDING SERVICES CORPORATION (ILLINOIS). a Delaware corporation, and THE CIT GROUP COMMERCIAL SERVICES, INC., a New York corporation (collectively, with Company, “Borrowers”), jointly and severally, promise to pay [_____] (“Payee”) or its registered assigns the lesser of (i) the principal amount of [___________] DOLLARS ($[___,____,____]) and (ii) the aggregate principal amount of all  [Initial/New]1 Term Loans made by Lender to Borrowers pursuant to the Credit Agreement referred to below, on or before the Final Maturity Date.

Borrowers, jointly and severally, also promise to pay interest on the unpaid principal amount all [Initial/New] Term Loans made by Payee, from the date such [Initial/New] Term Loans are made until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Amended and Restated Credit and Guaranty Agreement, dated as of July 29, 2009 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Borrowers, certain subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, and Barclays Bank PLC, as Administrative Agent and Collateral Agent.

This Term Note is one of the “Notes” issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the [Initial/New] Term Loans evidenced hereby was made and is to be repaid.

All payments of principal and interest in respect of this Term Note shall be made in Dollars in same day funds to the Principal Office designated by Administrative Agent pursuant to Section 2.12(a) of the Credit Agreement.  Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby in accordance with the provisions of the Credit Agreement shall have been accepted by Administrative Agent and recorded in the Register, Borrowers, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Term Note and the obligations evidenced hereby.  Payee hereby agrees, by its acceptance

_________________________
1	Appropriate alternative to be inserted.

hereof, that before disposing of this Term Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, that the failure to make a notation of any payment made on this Term Note shall not limit or otherwise affect the obligations of Borrowers hereunder with respect to payments of principal of or interest on this Term Note.

This Term Note is subject to mandatory prepayment and to prepayment at the option of Borrowers, each as provided in the Credit Agreement.

THIS TERM NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWERS AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Term Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Term Note are subject to amendment only in the manner provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Term Note or the Credit Agreement shall alter or impair the obligations of Borrowers, which are absolute and unconditional, to pay the principal of and interest on this Term Note at the place, at the respective times, and in the currency herein prescribed.

Borrowers, jointly and severally, promise to pay all actual out-of-pocket costs and expenses, including attorneys’ fees, all as provided in and to the extent required by the Credit Agreement, incurred in the collection and enforcement of this Term Note.  Borrowers and any endorsers of this Term Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Borrowers have caused this Term Note to be duly executed and delivered by their officers thereunto duly authorized as of the date and at the place first written above.

CIT GROUP INC.

By:
Name:
Title:

CIT CAPITAL USA INC.

By:
Name:
Title:

CIT HEALTHCARE LLC

By:
Name:
Title:

CIT LENDING SERVICES CORPORATION

By:
Name:
Title:

CIT LENDING SERVICES CORPORATION (ILLINOIS)

By:
Name:
Title:

THE CIT GROUP/COMMERCIAL SERVICES, INC.

By:
Name:
Title:

THE CIT GROUP/BUSINESS CREDIT, INC.

By:
Name:
Title:

EXHIBIT C TO
AMENDED AND CREDIT AND GUARANTY AGREEMENT

COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

1.      I am the Chief Financial Officer of CIT GROUP INC., a Delaware corporation (“Company”).

2.      I have reviewed the terms of that certain Amended and Restated Credit and Guaranty Agreement, dated as of July 29, 2009 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company, certain subsidiaries of Company, as borrowers (together with Company, “Borrowers”), certain subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, and BARCLAYS BANK PLC, as Administrative Agent and Collateral Agent, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Company and its subsidiaries during the accounting period covered by the attached financial statements.

3.      The examination described in paragraph 2 above did not disclose, and I have no knowledge, that any condition or event which constitutes an Event of Default or Default has occurred and is continuing as of the date of this Certificate, except as set forth in a separate attachment, if any, to this Certificate, describing in detail, the nature of the condition or event, the period during which it has existed and the action which the applicable Credit Party has taken, is taking, or proposes to take with respect to each such condition or event.  In support of the statements above with respect to Sections 6.7(a) and (b) of the Credit Agreement, attached hereto as Annex A are calculations of the ratios described in such sections as of the last day of the [Fiscal Quarter/Fiscal Year] ended _________,_______.

4.      Schedule I hereto sets forth a list of all Immaterial Subsidiaries as of the last day of the four Fiscal Quarter period ending concurrently with the period covered by this Compliance Certificate.  Each subsidiary set forth on Schedule I satisfies the conditions set forth in the definition of “Immaterial Subsidiary” set forth in Section 1.1 of the Credit Agreement.

5.      In accordance with Section 5.1[(a)/(b)] of the Credit Agreement, attached hereto as Annex B are the financial statements for the [Fiscal Quarter/Fiscal Year] ended _________, ____ required to be delivered pursuant to Section 5.1[(a)/(b)] of the Credit Agreement[, together with any report or statement from Company’s accountants with respect to such consolidated financial statements required to be delivered pursuant to Section 5.1(b) of the Credit Agreement]1.  Such financial statements

___________________________

1	Insert language only for annual certifications.

fairly present, in all material respects, the financial condition of Company and its subsidiaries as at the dates indicated therein and the results of their operations and their cash flows for the periods indicated therein in conformity with GAAP (subject, in the case of interim financial statements, to the absence of footnote disclosure and to changes resulting from audit and normal year-end adjustments) [without qualification as to going concern or the scope of the audit.]2

The foregoing certifications, together with the computations set forth in Annex A hereto, and the financial statements set forth in Annex B, are made and delivered [mm/dd/yy] pursuant to Section 5.1(c) of the Credit Agreement.

CIT GROUP INC.

By:
Name:
	Title:	Chief Financial Officer

_________________________

2	Insert language only for annual certifications.

SCHEDULE I TO
COMPLIANCE CERTIFICATE

IMMATERIAL SUBSIDIARIES

ANNEX A TO
COMPLIANCE CERTIFICATE

FOR THE FISCAL [QUARTER] [YEAR] ENDING [mm/dd/yy]

1. Collateral Coverage Book Value Ratio: (i)/(ii) =

(i)
Book value1 of Collateral (A) on which the Collateral Agent has a First Priority perfected security interest to secure the Obligations as of such day or (B) which is aircraft described in clause (i)(B) of Section 6.7(a) of the Credit Agreement as of such day:
$[___,___,___]

(ii)	Aggregate outstanding principal amount of Loans as of such day:	$[___,___,___]

	Actual:	_.__:1.00
	Required:	5.00:1.00

2. Collateral Coverage Fair Value Ratio: (i)/(ii) =

(i)
Fair value2 of Collateral (A) on which the Collateral Agent has a First Priority perfected security interest to secure the Obligations as of such day or (B) which is aircraft described in clause (i)(B) of Section 6.7(b) of the Credit Agreement as of such day:
$[___,___,___]

(ii)	Aggregate outstanding principal amount of Loans as of such day:	$[___,___,___]

______________________________

1   Book value of the stock of subsidiaries to be reduced by any intercompany or shareholder loans over which the Collateral Agent does not have a perfected First Priority Lien.  For the purposes of calculating book value of the Collateral, the value of equity in any subsidiary shall be reduced by the assets of such subsidiary that are pledged to secure the Obligations or other obligations.

2   To be determined in the manner in which the Company determines “fair value” for its annual audited financial statement footnotes.  Fair value of the stock of subsidiaries to be reduced by any intercompany or shareholder loans over which the Collateral Agent does not have a perfected First Priority Lien. For the purposes of calculating fair value of the Collateral, the value of equity in any subsidiary shall be reduced by the assets of such subsidiary that are pledged to secure the Obligations or other obligations.

Actual:	_.__:1.00
Required:	3.00:1.00

3.  Attached hereto as Schedule 1 is a listing of all Excluded Property as of the date of this Certificate (other than any item of Excluded Property having a value of less than $250,000).

ANNEX B TO
COMPLIANCE CERTIFICATE

FINANCIAL STATEMENTS

EXHIBIT D TO
AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

FORM OF LEGAL OPINION OF

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

July 29, 2009

Barclays Bank PLC, as Administrative Agent and Collateral Agent
and the Lenders identified on Annex 1

Re:  CIT Group Inc. Amended and Restated Credit and Guaranty Agreement

Ladies and Gentlemen:

We have acted as special counsel to CIT Group Inc., a Delaware corporation ("CIT"), the entities listed on Schedule I (the "DE Entities"), the entities listed on Schedule II (the "NY Entities") and the entities listed on Schedule III (the "Domestic Entities"), in connection with the preparation, execution and delivery of (i) the Amended and Restated Credit and Guaranty Agreement (the "Credit and Guaranty Agreement"), dated as of the date hereof, among CIT, the DE Entities, the NY Entities, the Domestic Entities, Barclays Bank PLC, as Administrative Agent and Collateral Agent (in such capacity, the “Agent”) and the lenders party thereto (collectively the "Lenders"), and (ii) the Amended and Restated Collateral Agreement (the "Collateral Agreement"), dated as of the date hereof, among the DE Entities, the NY Entities, the Domestic Entities, certain other subsidiaries of CIT party thereto and Barclays Bank PLC, as collateral agent for the lenders (in such capacity, the "Collateral Agent") and certain other agreements, instruments and documents related to the Credit and Guaranty Agreement.  CIT, the DE Entities, the NY Entities and the Domestic Entities are sometimes referred to herein individually as an "Opinion Party" and collectively as the "Opinion Parties".  This opinion is being delivered pursuant to Section 3.3(b) of the Credit and Guaranty Agreement.

In our examination we have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  As to any facts relevant to this opinion which we did not independently establish or verify, we have relied upon statements and representations of the Opinion Parties and their officers and other representatives and of public officials, including the facts and conclusions set forth therein.

Barclays Bank PLC, as Administrative Agent and Collateral Agent
and the Lenders identified on Annex 1
July 29, 2009

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

(a)   the Credit and Guaranty Agreement;

(b)   the Collateral Agreement;

(c)   the certificate of Glenn Votek, Treasurer and Executive Vice President of CIT Group Inc., dated the date hereof, a copy of which is attached as Exhibit A hereto (the "Opinion Certificate");

(d)   the Certificate of Incorporation of CIT and the Certificate of Incorporation or Certificate of Formation of each DE Entity (each document, a "DE Charter Document" and collectively, the "DE Charter Documents"), certified by the Secretary of State of the State of Delaware on the dates listed on Schedule IV;

(e)   the Certificate of Incorporation of each NY Entity (each document, a "NY Charter Document" and collectively, the "NY Charter Documents" and together with the DE Charter documents, each document a "Charter Document" and collectively, the "Charter Documents"), certified by the Secretary of State of the State of New York on the dates listed on Schedule IV;

(f)   the Amended and Restated By-laws of CIT and the organizational documents of each DE Entity and each NY Entity listed on Schedule V, certified by an authorized officer of such entity, as of the date hereof (each document or agreement, as applicable, together with such entity's Charter Document, an "Organizational Document" and collectively, the "Organizational Documents");

(g)   the Actions by Written Consent listed on Schedule VI;

(h)   the certificates listed on Schedule VII from the Secretary of State of the State of Delaware as to CIT's and each DE Entity's existence and good standing in the State of Delaware (the "DE Certificates"), and facsimile bringdowns thereof, dated the date hereof;

(i)   the certificates listed on Schedule VII from the Secretary of State of the State of New York as to each NY Entity's existence in the State of New York (the "NY Certificates", and together with the DE Certificates the "Secretary of State Certificates") and facsimile bringdowns thereof, dated the date hereof; and

(j)   such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

We express no opinion as to the laws of any jurisdiction other than (i) the Applicable Laws of the State of New York, (ii) the Applicable Laws of the United States of America (including, without limitation, Regulations U and X of the Federal Reserve Board), (iii) the General Corporation Law of the State of Delaware (the "DGCL"), (iv) the Delaware Limited Liability Company Act (the "DLLCA"), (v) the General Corporation Law of the State of New

Barclays Bank PLC, as Administrative Agent and Collateral Agent
and the Lenders identified on Annex 1
July 29, 2009

York (the "NYGCL"), (vi) the New York Limited Liability Company Law (the "NYLLCL") and (vii) the Uniform Commercial Code in effect in the State of Delaware.

The Credit and Guaranty Agreement and the Collateral Agreement shall hereinafter be referred to collectively as the "Transaction Agreements."  "Applicable Contracts" mean those agreements or instruments set forth on Schedule I to the Opinion Certificate and which have been identified to us as all the agreements and instruments which are material to the business or financial condition of the Opinion Parties,  taken as a whole or that are relevant to the transactions contemplated by the Transaction Agreements.  "Applicable Laws" shall mean those laws, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and which are not the subject of a specific opinion herein referring expressly to a particular law or laws.  "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority pursuant to the Applicable Laws of the State of New York or the United States of America.  "Applicable Orders" means those orders or decrees of governmental authorities identified on Schedule II to the Opinion Certificate.  "Delaware UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Delaware (without regard to laws referenced in Section 9-201 thereof).  "New York UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York (without regard to laws referenced in Section 9-201 thereof).  "UCC Collateral" means "accounts", "chattel paper", "deposit account", "documents" "general intangibles", "goods", "instruments", "investment property", letter of credit rights, "money", and "proceeds" each as defined in the UCC.  "UCC" means (a) the New York UCC and (b) the Delaware UCC, as applicable.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.   Based solely on our review of the Secretary of State Certificates, CIT, each DE Entity and each NY Entity is validly existing and in good standing under the DGCL, the DLLCA, the NYGCL or the NYLLCL, as applicable.

2.   CIT, each DE Entity and each NY Entity has the corporate or limited liability company, as applicable, power and authority to execute, deliver and perform all of its obligations under each of the Transaction Agreements to which it is a party under the DGCL, the DLLCA, the NYGCL or the NYLLCL, as applicable.   The execution and delivery of each of the Transaction Agreements and the consummation by CIT, each DE Entity and each NY Entity of the transactions contemplated thereby have been duly authorized by all requisite corporate or limited liability company action, as applicable, on the part of CIT, each DE Entity and each NY Entity under the DGCL, the DLLCA, the NYGCL or the NYLLCL, as applicable.  Each of the Transaction Agreements has been duly executed and delivered by the Company under the DGCL, the DLLCA, the NYGCL or the NYLLCL, as applicable.

Barclays Bank PLC, as Administrative Agent and Collateral Agent
and the Lenders identified on Annex 1
July 29, 2009

3.   Each of the Transaction Agreements constitutes the valid and binding obligation of each Opinion Party party thereto, enforceable against such Opinion Party in accordance with its terms under the Applicable Laws of the State of New York.

4.   The execution and delivery by CIT, any DE Entity and any NY Entity of the Transaction Agreements to which it is a party and the performance by such entity of its obligations under each such Transaction Agreement, each in accordance with its terms, does not conflict with the respective Organizational Documents of CIT, each DE Entity and each NY Entity,

5.   The execution and delivery by any Opinion Party of the Transaction Agreements to which it is a party and the performance by such Opinion Party of its obligations under each such Transaction Agreement, each in accordance with its terms, does not (i) constitute a violation of, or a default under, any Applicable Contracts or (ii) cause the creation of any security interest or lien upon any of the property of any Opinion Party pursuant to any Applicable Contracts.  We do not express any opinion, however, as to whether the execution, delivery or performance by any Opinion Party of the Transaction Agreements to which it is a party will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Opinion Parties.

6.   Neither the execution, delivery or performance by any Opinion Party of the Transaction Agreements to which it is a party nor the compliance by such Opinion Party with the terms and provisions thereof will contravene any provision of any Applicable Law of the State of New York or any Applicable Law of the United States of America.

7.   No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery by any Opinion Party of any of the Transaction Agreements to which it is a party or the enforceability of any of the Transaction Agreements against any Opinion Party except those Governmental Approvals set forth in Schedule III to the Opinion Certificate.

8.   Neither the execution, delivery or performance by any Opinion Party of its obligations under the Transaction Agreements to which it is a party nor compliance by any Opinion Party with the terms thereof will contravene any Applicable Order to which such Opinion Party is subject.

9.   Each Opinion Party is not and, solely after giving effect to the loans made pursuant to the Transaction Agreements, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

10.   Under the New York UCC, the provisions of the Collateral Agreement are effective to create a valid security interest in the rights of each DE Entity and each NY Entity in the UCC Collateral in favor of the Collateral Agent to secure the Secured Obligations.

11.   No filing of any financing statement or financing statement amendment other than the financing statements identified on Schedule VIII hereto is required under the UCC to

Barclays Bank PLC, as Administrative Agent and Collateral Agent
and the Lenders identified on Annex 1
July 29, 2009

perfect or maintain the perfection of the security interest of the Collateral Agent, for the benefit of the Lenders, created under the Collateral Agreement by the NY Entities and the DE Entities in the UCC Collateral of a type subject to the UCC and perfected by the filing of a financing statement under the UCC.

Our opinions are subject to the following assumptions and qualifications:

(a)   enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)   we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreements (other than the Opinion Parties to the extent expressly set forth herein) enforceable against such other party in accordance with its terms;

(c)   we express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party (other than the Opinion Parties to the extent expressly set forth herein) to the Transaction Agreements with any state, federal or other laws or regulations applicable to them or (ii) the legal or regulatory status or the nature of the business of any party (other than the Opinion Parties to the extent expressly set forth herein);

(d)   we express no opinion as to the enforceability of any rights to contribution or indemnification provided for in the Transaction Agreements which are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

(e)   we express no opinion as to the applicability or effect of any fraudulent transfer or similar law on the Transaction Agreements or any transactions contemplated thereby;

(f)   we express no opinion as to the applicability or effect of any preference or similar law on the Transaction Agreements or any transaction contemplated thereby;

(g)   we express no opinion on the enforceability of any provision in a Transaction Document purporting to prohibit, restrict or condition the assignment of rights under such Transaction Document to the extent such restriction on assignability is ineffective pursuant to the Uniform Commercial Code;

(h)   in the case of the Credit and Guaranty Agreement certain of the provisions, including waivers, with respect to the Credit and Guaranty Agreement are or may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Credit and Guaranty Agreement, taken as a whole and there exists in the Credit and Guaranty Agreement or pursuant to applicable law legally adequate remedies for realization of the principal benefit and/or security intended to be provided by the Credit and Guaranty Agreement;

Barclays Bank PLC, as Administrative Agent and Collateral Agent
and the Lenders identified on Annex 1
July 29, 2009

(i)   we express no opinion as to the enforceability of Section 7.4 of the Credit and Guaranty Agreement to the extent that the same provides that the obligations of the guarantors are absolute and unconditional irrespective of the value, genuineness, regularity or enforceability of such Credit and Guaranty Agreement or the effect thereof on the opinions herein stated;

(j)   we express no opinion as to the enforceability of any section of the Transaction Agreements to the extent it purports to waive any objection a person may have that a suit, action or proceeding has been brought in an inconvenient forum or a forum lacking subject matter jurisdiction;

(k)   except as specifically set forth in paragraphs 10 and 11 above, we express no opinion herein with respect to the validity, perfection or priority of any security interest;

(l)   to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of the Transaction Agreements, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401, 5-1402 (McKinney 2001) and N.Y. CPLR 327(b) (McKinney 2001) and is subject to the qualifications that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought;

(m)   for purposes of our opinion in paragraph 5, our opinion with respect to (i) Section 5.5 of the 5-Year Credit Agreement, dated as of April 13, 2005, among CIT Group Inc., the several banks and financial institutions named therein, Citigroup Global Markets Inc. and Banc of America Securities LLC, as joint lead arrangers and bookrunners, Citibank, N.A., as administrative agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as syndication agents, and Barclays Bank PLC, as documentation agent and (ii) Section 5.5 of the 5-Year Credit Agreement, dated as of December 6, 2006, among CIT Group Inc., the several banks and financial institutions named therein, Citigroup Global Markets Inc. and Barclays Capital, as joint lead arrangers and bookrunners, Citibank, N.A., as administrative agent, Barclays Bank PLC, as syndication agent, and Bank of America, N.A. and JPMorgan Chase Bank, N.A., as co-documentation agents is limited to the obligations of CIT and the assets of CIT and we express no opinion with respect to the obligations of any guarantor or the assets of any guarantor;

(n)   we note that certain provisions of the Credit and Guaranty Agreement require the consent of the Lenders Steering Committee (as defined in the Credit and Guaranty Agreement) in order for CIT or its subsidiaries to engage in certain activities, including selling assets and making restricted payments.  We express no opinion if and to the extent that the Lenders Steering Committee exercises such rights in a manner that would cause CIT, any Subsidiary or any board or other governing body of the foregoing to violate any applicable laws or to breach any fiduciary duties it may have;

(o)   our opinion is subject to possible judicial action giving effect to governmental actions or foreign laws affecting creditors' rights;

Barclays Bank PLC, as Administrative Agent and Collateral Agent
and the Lenders identified on Annex 1
July 29, 2009

(p)   in rendering the opinions expressed below we have also assumed, without independent investigation or verification of any kind, that the choice of New York law to govern the Transaction Agreements, which are stated therein to be governed thereby, is legal and valid under the laws of other applicable jurisdictions and that insofar as any obligation under any of the Transaction Agreements is to be performed in any jurisdiction outside the United States of America its performance will not be illegal or ineffective by virtue of the law of that jurisdiction;

(q)   without in any way affecting any opinion previously delivered by us on July 20, 2009 with respect to the Original Credit Agreement or Original Collateral Agreement (each as hereinafter defined), we have assumed that (i) the Credit and Guaranty Agreement (as amended, supplemented or otherwise modified prior to the amendment and the delivery of this opinion to you, the "Original Credit Agreement"), dated July 20, 2009, among CIT, the DE Entities, the NY Entities, the Domestic Entities, Barclays Bank PLC, as Administrative Agent and Collateral Agent and the lenders party thereto and (ii) Collateral Agreement (as amended, supplemented or otherwise modified prior to the amendment and the delivery of this opinion to you, the "Original Collateral Agreement"), dated July 20, 2009, among the DE Entities, the NY Entities, the Domestic Entities, certain other subsidiaries of CIT party thereto and Barclays Bank PLC, as collateral agent, each continues to constitute the valid and binding obligation of each party thereto enforceable against each such party in accordance with its terms immediately prior to the amendment thereof and our delivery of this opinion to you; and

(r)   we call to your attention that: (i) the opinions previously delivered by us with respect to the Original Credit Agreement and Original Collateral Agreement contained qualifications, and that such qualifications continue to be effective with respect to this opinion and (ii) such opinions were effective only as of the date thereof and that such effectiveness is not brought forward by the delivery of this opinion

Our opinions in paragraphs 10 and 11 are subject to the following qualifications:

(a)           We have assumed that each DE Entity and each NY Entity owns, or with respect to after-acquired property will own, the UCC Collateral, and we express no opinion as to the nature or extent of such entity's rights in any of the UCC Collateral and we note that with respect to any after-acquired property, the security interest will not attach until the relevant DE Entity or NY Entity acquires ownership thereof.

(b)           We express no opinion with respect to (i) any UCC Collateral of a type not subject to Article 9 of the UCC or the transfer of which is not governed by Article 9 of the UCC, (ii) proceeds other than proceeds constituting UCC Collateral, (iii) any goods which are accessions to, or commingled or processed with, other goods to the extent that the security interest is limited by Section 9-335 or 9-336 of the UCC, (iv) commercial tort claims, (v) software embedded in goods.

Barclays Bank PLC, as Administrative Agent and Collateral Agent
and the Lenders identified on Annex 1
July 29, 2009

(c)           We express no opinion with respect to the choice of law governing perfection, the effect of perfection and non-perfection or priority of the security interest.

(d)           We express no opinion with respect to any property or assets now or hereafter credited to a securities account except to the extent that (i) a "securities entitlement" (as such term is defined in Section 8-102(a)(17) of the UCC) has been created and (ii) such asset is a "financial asset" (as such term is defined in Section 8-102(a)(9) of the UCC).  Furthermore, we express no opinion with respect to the nature or extent of the securities intermediary's rights in, or title to, the securities or other financial assets underlying any "security entitlement" now or hereafter credited to a securities account.  We note that to the extent the securities intermediary maintains any financial asset in a "clearing corporation" (as defined in Section 8-102(5) of the UCC), pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of the securities intermediary.

(e)           We express no opinion as to the adequacy of the description of the collateral consisting of deposit accounts other than the deposit accounts identified on Schedule 8B to the Collateral Agreement.  Further we  note that certain of the NY Entities or DE Entities hold funds in trust for others, or hold collateral to secure obligations owed to them, and these funds and financial assets are credited to securities accounts and deposit accounts.  We express no opinion with respect to any deposit account or securities account  containing funds or financial assets not belonging to the grantor who is the owner of such account.

(f)           We call to your attention that to the extent UCC Collateral consists of equity interests issued by an issuer organized under the laws of a foreign country, we express no opinion as to the effect of the laws of such foreign country on the opinions herein stated. Our opinion is limited to the UCC, and the laws of the jurisdiction of the issuer of the securities may affect, among other things, whether the security is characterized as a "certificated security" under the UCC, the exercise of remedies with respect to such security and the exercise of voting or other rights with respect to such security.

(g)           We call to your attention that the right of the Collateral Agent to become a partner or member in any portion of the UCC Collateral consisting of a partnership interest or interest in a limited liability company may be limited by applicable law and the terms of the partnership agreement or limited liability company agreement pursuant to which the partnership or limited liability company was formed, as amended from time to time, and that the only remedy may be the right to receive distributions to which the grantor is otherwise entitled pursuant to the partnership agreement or limited liability company agreement.

(h)           We express no opinion regarding any Intellectual Property except to the extent such property constitutes a “general intangible” as defined in Article 9 of the UCC and is governed by Article 9 of the UCC and, without limiting the generality of the foregoing, we express no opinion as to the effect of any federal laws relating to copyrights, patents, trademarks, service marks or other intellectual property on the opinions expressed herein.

Barclays Bank PLC, as Administrative Agent and Collateral Agent
and the Lenders identified on Annex 1
July 29, 2009

(i)           We express no opinion with respect to any collateral constituting claims against any government or governmental agency (including without limitation the United States of America or any state thereof or any agency or department of the United States of America or any state thereof).

(j)           We call to your attention that pursuant to Section 7.3 of the Collateral Agreement certain items of UCC Collateral are automatically released from the lien of the Collateral Agreement.

In rendering the foregoing opinions, we have assumed, with your consent, that:

(a)   each Domestic Entity is validly existing and in good standing under the laws of its state of organization;

(b)   each Domestic Entity has the power and authority to execute, deliver and perform all of its obligations under each of the Transaction Agreements to which it is a party and the execution and delivery of each of the Transaction Agreements and the consummation by such Domestic Entity of the transactions contemplated thereby have been duly authorized by all requisite action on the part of such Domestic Entity, and each of the Transaction Agreements has been duly authorized, executed and delivered by each Domestic Entity party thereto;

(c)   the execution, delivery and performance of any of its obligations under the Transaction Agreements does not and will not conflict with, contravene, violate or constitute a default under (i) the Certificate of Incorporation, Articles of Organization, Certificate of Formation, By-laws, Limited Liability Company Operating Agreement or other charter or organizational documents, as applicable, of each Domestic Entity party thereto, (ii) any lease, indenture, instrument or other agreement to which each such Opinion Party or its property is subject (other than the Applicable Contracts as to which we express our opinion in paragraph 5 herein), (iii) any rule, law or regulation to which any Opinion Party is subject (other than Applicable Laws of the State of New York and Applicable Laws of the United States of America as to which we express our opinion in paragraph 6 herein) or (iv) any judicial or administrative order or decree of any governmental authority (other than Applicable Orders as to which we express our opinion in paragraph 8 herein); and

(d)   no authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body (other than Governmental Approvals as to which we express our opinion in paragraph 7 herein) is required to authorize or is required in connection with the execution and delivery by or enforceability against each Opinion Party of any Letter of Agreement to which it is a party or the transactions contemplated thereby.

We understand that you are separately receiving opinions, with respect to certain of the foregoing assumptions from Varnum, Riddering, Schmidt & Howlett LLP and Edwards Angell Palmer & Dodge LLP and we are advised that such opinions contains qualifications.  Our

Barclays Bank PLC, as Administrative Agent and Collateral Agent
and the Lenders identified on Annex 1
July 29, 2009

opinions herein stated are based on the assumptions specified above and we express no opinion as to the effect on the opinions herein stated of the qualifications contained in such other opinion.

This opinion is being furnished only to you in connection with the Transaction Agreements and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person or entity for any purpose without our prior written consent however, parties that become Lenders after the date hereof in compliance with Section 10.6(c) of the Credit and Guaranty Agreement are each entitled to rely on this opinion as though it had been addressed to them on the date hereof.

Very truly yours,

Annex 1
Lenders

Barclays Bank PLC
Centerbridge Special Credit Partners, L.P.
CCP Credit Acquisition Holdings, LLC
SPCP Group III LLC
SPCP Group, LLC
Oaktree High Yield Plus CITF Ltd.
Oaktree Opps CITF Ltd.
American High-Income Trust
The Bond Fund of America, Inc.
The Income Fund of America, Inc
American Funds Insurance Series, High-Income Bond Fund
American Funds Insurance Series, Asset Allocation Fund
American Funds Insurance Series, Bond Fund
American Funds Insurance Series, Global Bond Fund
Capital World Bond Fund, Inc.
Capital Guardian Global High-Income Opportunities Fund
State of Alaska Permanent Fund
Baupost Group Securities, L.L.C.
SOF Investments, L.P.
MSD Value Investments, L.P.

Schedule I

Delaware Entities

Namekeepers LLC

Baffin Shipping Co., Inc.

C.I.T. Leasing Corporation

Capita Colombia Holdings Corp.

Capita Corporation

Capita International L.L.C.

Capita Premium Corporation

CIT Capital USA Inc.

CIT China 12, Inc.

CIT China 13, Inc.

CIT China 2, Inc.

CIT China 3, Inc.

CIT Communications Finance Corporation

CIT Credit Finance Corp.

CIT Credit Group USA Inc.

CIT Financial Ltd. of Puerto Rico

CIT Financial USA, Inc.

CIT Group (NJ) LLC

CIT Group Funding Company of Delaware LLC

CIT Group SF Holding Co., Inc.

CIT Healthcare LLC

CIT Holdings, LLC

CIT Lending Services Corporation

CIT Lending Services Corporation (Illinois)

CIT Loan Corporation (f/k/a The CIT Group/Consumer Finance, Inc.)

CIT Real Estate Holding Corporation

CIT Realty LLC

Education Loan Servicing Corporation

Franchise Portfolio 1, Inc.

Franchise Portfolio 2, Inc.

GFSC Aircraft Acquisition Financing Corporation

Hudson Shipping Co., Inc.

Owner-Operator Finance Company

Student Loan Xpress, Inc.

The CIT Group/Capital Finance, Inc.

The CIT Group/Capital Transportation, Inc.

The CIT Group/Commercial Services, Inc. (Va.)

The CIT Group/Consumer Finance, Inc. (TN)

The CIT Group/Corporate Aviation, Inc.

The CIT Group/Equipment Financing, Inc.

The CIT Group/Securities Investment, Inc.

Western Star Finance, Inc.

Schedule II

New York Entities

Equipment Acceptance Corporation

The CIT Group/Business Credit, Inc.

The CIT Group/Commercial Services, Inc.

The CIT Group/Consumer Finance, Inc. (NY)

The CIT Group/Factoring One, Inc.

Schedule III

Domestic Entities

Massachusetts

CIT Technology Financing Services, Inc.

Michigan

CIT Technologies Corporation

New Jersey

The CIT Group/BC Securities Investment, Inc.

The CIT Group/CmS Securities Investment, Inc.

The CIT Group/Equity Investments, Inc.

The CIT Group/FM Securities Investment, Inc.

The CIT Group/LsC Securities Investment, Inc.

The CIT Group/Venture Capital, Inc.

Non-US Entities

CIT Holdings Canada ULC

CIT Financial Ltd.

Schedule IV

Certified Organizational Documents

Delaware

Second Restated Certificate of Incorporation of CIT Group Inc., filed July 30, 2003 and certified by the Secretary of State of the State of Delaware on July 20, 2009.

Certificate of Formation of Namekeepers LLC, filed May 26, 2000 and certified by the Secretary of State of the State of Delaware on July 20, 2009.

Certificate of Incorporation of Baffin Shipping Co., Inc., filed January 24, 1996 and certified by the Secretary of State of the State of Delaware on July 20, 2009.

Certificate of Incorporation of the Car Warranty Corporation, filed July 26, 1957, as amended by (i) the Certificate of Amendment, filed March 31, 1960, changing the name of the corporation to M. & E. Leasing Corporation, (ii) the Certificate of Amendment, filed March 22, 1961, changing the name of the corporation to C.I.T. Leasing Corporation, (iii) the Certificate of Amendment, filed May 17, 2005 and (iv) the Certificate of Amendment, filed April 6, 2007, each certified by the Secretary of State of the State of Delaware on July 20, 2009.

Certificate of Incorporation of Capita Colombia Holdings Corp., filed December 18, 1996 and certified by the Secretary of State of the State of Delaware on July 20, 2009.

Restated Certificate of Incorporation of AT&T Capital Corporation, filed June 28, 1993, as amended by the Certificate of Amendment, filed August 3, 2000, changing its name to Capita Corporation, each certified by the Secretary of State of the State of Delaware on July 20, 2009.

Certificate of Formation of Capita International L.L.C., filed July 12, 1994 and certified by the Secretary of State of the State of Delaware on July 20, 2009.

Certificate of Incorporation of Capita Premium Finance Corporation, filed February 22, 1996, as amended by the Certificate of Amendment, filed March 28, 2000, changing the name of the corporation to Capita Premium Corporation, each certified by the Secretary of State of the State of Delaware on July 20, 2009.

Certificate of Incorporation of Confederation Capital USA, Inc., filed March 5, 1993, as amended by (i) the Certificate of Amendment, filed May 6, 1993, changing the name of the corporation to Newcourt Capital USA, Inc., (ii) the Certificate of Amendment, filed September 24, 1993 and (iii) the Certificate of Amendment, filed December 30, 2005, changing the name of the corporation to CIT Capital USA Inc, each certified by the Secretary of State of the State of Delaware on July 20, 2009.

Certificate of Incorporation of CIT China 12, Inc., filed December 3, 2002 and certified by the Secretary of State of the State of Delaware on July 20, 2009.

Certificate of Incorporation of CIT China 13, Inc., filed December 3, 2002 and certified by the Secretary of State of the State of Delaware on July 20, 2009.

Certificate of Incorporation of Tasman Shipping Co., Inc., filed on March 1, 1996, as amended by the Certificate of Amendment, filed May 26, 1999, changing the name of the corporation to CIT China 2, Inc., each certified by the Secretary of State of the State of Delaware on July 20, 2009.

Certificate of Incorporation of Arabian Shipping Co., Inc., filed May 29, 1996, as amended by the Certificate of Amendment, filed May 26, 1999, changing the name of the corporation to CIT China 3, Inc., each certified by the Secretary of State of the State of Delaware on July 20, 2009.

Certificate of Incorporation of AT&T Captive Finance, Inc., filed January 6, 1993, as amended by (i) the Certificate of Amendment, filed March 31, 1993, changing the name of the corporation to AT&T Credit Corporation, (ii) the Certificate of Amendment, filed August 24, 1998, changing the name of the corporation to Newcourt Communications Finance Corporation and (iii) the Certificate of Amendment, filed August 30, 2000, changing the name of the corporation to CIT Communications Finance Corporation, each certified by the Secretary of State of the State of Delaware on July 20, 2009.

Certificate of Incorporation of Agilent Financial Services, Inc., filed September 26, 2000, as amended by the Certificate of Amendment, filed May 31, 2005, changing the name of the corporation to CIT Credit Finance Corp., each certified by the Secretary of State of the State of Delaware on July 20, 2009.

Amended and Restated Certificate of Incorporation of Newcourt Credit Group USA, Inc., filed on May 7, 1996, as amended by (i) the Certificate of Amendment, filed on March 30, 1998, (ii) the Certificate of Amendment, filed November 15, 1999 and (iii) the Certificate of Amendment, filed July 9, 2004, changing the name of the corporation to CIT Credit Group USA Inc., each certified by the Secretary of State of the State of Delaware on July 20, 2009.

Certificate of Incorporation of AT&T Credit Corporation of Puerto Rico, filed March 16, 1988, as amended by (i) the Certificate of Amendment, filed January 28, 1999, changing the name of the corporation to Newcourt Financial LTD. of Puerto Rico and (ii) the Certificate of Amendment, filed March 12, 2001, changing the name of the corporation to CIT Financial Ltd. of Puerto Rico, each certified by the Secretary of State of the State of Delaware on July 20, 2009.

Restated Certificate of Incorporation of Newcourt Financial USA Inc., filed May 7, 1996, as amended by the Certificate of Amendment, filed May 31, 2000, changing the name of the corporation to CIT Financial USA, Inc., each certified by the Secretary of State of the State of Delaware on July 20, 2009.

Certificate of Formation of CIT Group (NJ) LLC, filed February 6, 2004 and certified by the Secretary of State of the State of Delaware on July 20, 2009.

Certificate of Formation of CIT Group Funding Company of Delaware LLC, filed December 28, 2007 and certified by the Secretary of State of the State of Delaware on July 20, 2009.

Certificate of Incorporation of CIT Group SF Holding Co., Inc., filed August 14, 2003 and certified by the Secretary of State of the State of Delaware on July 20, 2009.

Certificate of Incorporation of Copelco/American Healthfund, Inc., filed August 7, 1995, as amended by (i) the Certificate of Amendment, filed May 11, 2000, changing the name of the corporation to Healthcare Business Credit Corporation and (ii) the Certificate of Conversion, changing the name of the corporation to CIT Healthcare LLC, filed December 30, 2005, each certified by the Secretary of State of the State of Delaware on July 20, 2009.

Certificate of Formation of CIT Holdings, LLC, filed October 21, 1999 and certified by the Secretary of State of the State of Delaware on July 20, 2009.

Restated Certificate of Incorporation of CIT Lending Services Corporation, filed March 14, 2006 and certified by the Secretary of State of the State of Delaware on July 20, 2009.

Certificate of Incorporation of Bering Shipping Co., Inc., filed January 4, 1996, as amended by the Certificate of Amendment, filed May 3, 2001, changing the name of the corporation to CIT Lending Services Corporation (Illinois), each certified by the Secretary of State of the State of Delaware on July 20, 2009.

Certificate of Incorporation of The CIT Group/Consumer Finance, Inc., filed September 25, 1992, as amended by the Certificate of Amendment, filed March 16, 2009, changing the name of the corporation to CIT Loan Corporation, each certified by the Secretary of State of the State of Delaware on July 20, 2009.

Certificate of Incorporation of CIT Real Estate Holding Corporation, filed March 9, 2007 and certified by the Secretary of State of the State of Delaware on July 20, 2009.

Certificate of Formation of Wyoming Dunmore Corporation, filed November 13, 1970, as amended by (i) the Certificate of Amendment, filed March 20, 1974, changing the name of the corporation to C.I.T. Realty Corporation and (ii) the Certificate of Conversion, filed May 9, 2005, changing the name of the corporation to CIT Realty LLC, each certified by the Secretary of State of the State of Delaware on July 20, 2009.

Certificate of Incorporation of Education Loan Servicing Corporation, filed October 15, 2003 and certified by the Secretary of State of the State of Delaware on July 20, 2009.

Certificate of Incorporation of Franchise Portfolio 1, Inc., filed June 28, 2002 and certified by the Secretary of State of the State of Delaware on July 20, 2009.

Certificate of Incorporation of Franchise Portfolio 2, Inc., filed June 28, 2002 and certified by the Secretary of State of the State of Delaware on July 20, 2009.

Certificate of Incorporation of GFSC Aircraft Acquisition Financing Corporation, filed August 31, 1995 and certified by the Secretary of State of the State of Delaware on July 20, 2009.

Certificate of Incorporation of Hudson Shipping Co., Inc., filed May 29, 1996 and certified by the Secretary of State of the State of Delaware on July 20, 2009.

Certificate of Incorporation of Owner-Operator Finance Company, filed March 22, 1999 and certified by the Secretary of State of the State of Delaware on July 20, 2009.

Certificate of Incorporation of Direct III Acquisition Sub, Inc., filed November 1, 2000, as amended by the Certificate of Amendment, filed November 8, 2001, changing the name of the corporation to Student Loan Xpress, Inc., each certified by the Secretary of State of the State of Delaware on July 20, 2009.

Certificate of Incorporation of C.I.T. Financial Services, Inc. of Delaware, No. 4, filed October 11, 1977, as amended by (i) the Certificate of Amendment, filed April 28, 1986, changing the name of the corporation to The CIT Group/Capital Financing, Inc., (ii) the Certificate of Amendment, filed May 8, 1991, changing the name of the corporation to The CIT Group/Capital Equipment Financing Inc. and (iii) the Certificate of Amendment, filed May 22, 1997, changing the name of the corporation to The CIT Group/Capital Finance Inc., each certified by the Secretary of State of the State of Delaware on July 20, 2009.

Certificate of Incorporation of The CIT Group/Capital Transportation, Inc., filed December 11, 1989 and certified by the Secretary of State of the State of Delaware on July 20, 2009.

Certificate of Incorporation of Atlantic Shipping Co., Inc., filed November 28, 1995, as amended by the Certificate of Amendment, filed December 27, 1999, changing the name of the corporation to The CIT Group/Commercial Services, Inc. (Va.), each certified by the Secretary of State of the State of Delaware on July 20, 2009.

Certificate of Incorporation of The CIT Group/Consumer Finance, Inc. (TN), filed November 12, 1997 and certified by the Secretary of State of the State of Delaware on July 20, 2009.

Certificate of Incorporation of The CIT Group/Corporate Aviation, Inc., filed February 28, 1990 and certified by the Secretary of State of the State of Delaware on July 20, 2009.

Certificate of Incorporation of Certificate of Incorporation of The CIT Group/Equipment Financing, Inc., filed November 28, 2000 and certified by the Secretary of State of the State of Delaware on July 20, 2009.

Certificate of Incorporation of The CIT Group/Industrial Properties, Inc., filed June 28, 1994, as amended by the Certificate of Amendment, filed July 9, 1997, changing the name of the corporation to The CIT Group/Securities Investment, Inc., each certified by the Secretary of State of the State of Delaware on July 20, 2009.

Certificate of Incorporation of Western Star Finance, Inc., filed March 28, 1996 and certified by the Secretary of State of the State of Delaware on July 20, 2009.

New York

Restated Certificate of Incorporation of Equipment Acceptance Corporation, filed November 21, 1979 and certified by the Secretary of State of the State of New York on July 22, 2009.

Certificate of IJF, Inc., filed December 20, 1971, as amended by (i) the Certificate of Amendment, filed February 28, 1972, changing the name of the corporation to Iselin-Jefferson Factors, Inc., (ii) the Certificate of Amendment, filed October 1, 1973, changing the name of the corporation to Manufacturers Hanover Commercial Corporation, (iii) the Certificate of Amendment, filed December 14, 1986, changing the name of the corporation to The CIT Group/Factoring Manufacturers Hanover, Inc., (iv) the Certificate of Amendment, filed November 9, 1998, changing the name of the corporation to The CIT Group/Factoring, Inc., and (v) the Certificate of Amendment, filed January 15, 1993, changing the name of the corporation to The CIT Group/Commercial Services, Inc., each certified by the Secretary of State of the State of New York on July 17, 2009.

Certificate of Incorporation of Universal C.I.T. Loan Company of New York, Inc., filed January 5, 1967, as amended by (i) the Certificate of Amendment, filed on January 7, 1971, changing the name of the corporation to C.I.T. Services, Inc., (ii) the Certificate of Amendment, filed October 3, 1992, changing the name of the corporation to The CIT Group/Consumer Finance, Inc. and (iii) the Certificate of Amendment, filed April 5, 1993, changing the name of the corporation to The CIT Group/Consumer Finance, Inc. (NY), each certified by the Secretary of State of the State of New York on July 17, 2009.

Certificate of Incorporation of The CIT Group/Factoring One, Inc., filed on January 30, 1991 and certified by the Secretary of State of the State of New York on July 17, 2009.

Schedule V

Organizational Documents

Delaware

Amended and Restated By-Laws of CIT Group Inc., dated January 15, 2008

Amended and Restated By-Laws of Baffin Shipping Co., Inc., dated September 15, 2003

Amended and Restated By-Laws of C.I.T. Leasing Corporation, dated September 15, 2003

Amended and Restated By-Laws of Capita Colombia Holdings Corp., dated September 15, 2003

Amended and Restated By-Laws of Capita Corporation, dated September 15, 2003

Amended and Restated Limited Liability Company Agreement of Capita International L.L.C., dated March 13, 2008

Amended and Restated By-Laws of Capita Premium Corporation, dated September 15, 2003

Amended and Restated By-Laws of CIT Capital USA Inc., dated September 15, 2003

Amended and Restated By-Laws of CIT China 12, Inc., dated September 15, 2003

Amended and Restated By-Laws of CIT China 13, Inc., dated September 15, 2003

Amended and Restated By-Laws of CIT China 2, Inc., dated September 15, 2003

Amended and Restated By-Laws of CIT China 3, Inc., dated September 15, 2003

Amended and Restated By-Laws of CIT Communications Finance Corporation, dated September 15, 2003

Amended and Restated By-Laws of Agilent Financial Services, Inc., dated September 15, 2003

Amended and Restated By-Laws of CIT Credit Group USA Inc., dated September 15, 2003

Amended and Restated By-Laws of CIT Financial Ltd. of Puerto Rico, dated September 15, 2003

Amended and Restated By-Laws of CIT Financial USA, Inc., dated September 15, 2003

Limited Liability Company Agreement of CIT Group (NJ) LLC, dated March 30, 2007

Limited Liability Company Agreement of CIT Group Funding Company of Delaware LLC, dated December 31, 2007

By-Laws of CIT Group SF Holding Co., Inc. (not dated)

Limited Liability Company Agreement of CIT Healthcare LLC, dated January, 2006, as amended by member consent, dated May 1, 2006

Restated Limited Liability Company Agreement of CIT Holdings, LLC, adopted by the sole member, dated November 11, 2005

Amended and Restated By-Laws of CIT Lending Services Corporation, dated September 15, 2003, amended by resolutions of the Board of Directors March 3, 2005 and December 5, 2006

Amended and Restated By-Laws of CIT Lending Services Corporation (Illinois), dated September 15, 2003

Amended and Restated By-Laws of CIT Loan Corporation, dated June 2, 2003, amended March 16, 2009 and March 18, 2009

By-Laws of CIT Real Estate Holding Corporation, dated March 9, 2007

Limited Liability Company Agreement of CIT Realty LLC, dated March 9, 2005

By-Laws of Education Loan Servicing Corporation, (not dated)

Amended and Restated By-Laws of Franchise Portfolio 1, Inc., dated September 15, 2003

Amended and Restated By-Laws of Franchise Portfolio 2, Inc., dated September 15, 2003

Amended and Restated By-Laws of GFSC Aircraft Acquisition Financing Corporation, dated September 15, 2003

Amended and Restated By-Laws of Hudson Shipping Co., Inc., dated September 15, 2003

Limited Liability Company Agreement of Namekeepers LLC, dated May 26, 2000

Amended and Restated By-Laws of Owner-Operator Finance Company, dated September 15, 2003

By Laws of Student Loan Xpress, Inc. (no date)

Amended and Restated By-Laws of The CIT Group/Capital Finance, Inc., dated September 15, 2003

Amended and Restated By-Laws of The CIT Group/Capital Transportation, Inc., dated September 15, 2003

Amended and Restated By-Laws of The CIT Group/Commercial Services, Inc. (Va.), dated September 15, 2003

Amended and Restated By-Laws of The CIT Group/Consumer Finance, Inc. (TN), dated June 2, 2003

Amended and Restated By-Laws of The CIT Group/Corporate Aviation, Inc., dated September 15, 2003

Amended and Restated By-Laws of The CIT Group/Equipment Financing, Inc., dated September 15, 2003, amended by resolutions of the Board of Directors December 6, 2004 and January 5, 2007

Amended and Restated By-Laws of The CIT Group/Securities Investment, Inc., dated September 15, 2003

Amended and Restated By-Laws of Western Star Finance, Inc., dated September 15, 2003

New York

Amended and Restated By-Laws of Equipment Acceptance Corporation, dated September 15, 2003

Amended and Restated By-Laws of The CIT Group/Business Credit, Inc., dated September 15, 2003, amended by resolutions of the Board of Directors March 3, 2005 and March 6, 2007

Amended and Restated By-Laws of The CIT Group/Commercial Services, Inc., dated September 15, 2003

Amended and Restated By-Laws of The CIT Group/Consumer Finance, Inc. (NY), dated June 2, 2003

Amended and Restated By-Laws of The CIT Group/Factoring One, Inc., dated September 15, 2003

Schedule VI

Actions by Written Consent

Delaware

Action by Written Consent of the Board of Directors of CIT Group Inc., dated as of July 20, 2009.

Action by Written Consent of the Officers of Namekeepers LLC, dated as of July 20, 2009.

Action by Written Consent of the Board of Directors of Baffin Shipping Co., Inc., dated as of July 20, 2009.

Action by Written Consent of the Board of Directors of C.I.T. Leasing Corporation, dated as of July 20, 2009.

Action by Written Consent of the Board of Directors of Capita Colombia Holdings Corp., dated as of July 20, 2009.

Action by Written Consent of the Board of Directors of Capita Corporation, dated as of July 20, 2009.

Action by Written Consent of the Board of Managers of Capita International L.L.C., dated as of July 20, 2009.

Action by Written Consent of the Board of Directors of Capita Premium Corporation, dated as of July 20, 2009.

Action by Written Consent of the Board of Directors of CIT Capital USA Inc., dated as of July 20, 2009.

Action by Written Consent of the Board of Directors of CIT China 12, Inc., dated as of July 20, 2009.

Action by Written Consent of the Board of Directors of CIT China 13, Inc., dated as of July 20, 2009.

Action by Written Consent of the Board of Directors of CIT China 2, Inc., dated as of July 20, 2009.

Action by Written Consent of the Board of Directors of CIT China 3, Inc., dated as of July 20, 2009.

Action by Written Consent of the Board of Directors of CIT Communications Finance Corporation, dated as of July 20, 2009.

Action by Written Consent of the Board of Directors of CIT Credit Finance Corp., dated as of July 20, 2009.

Action by Written Consent of the Board of Directors of CIT Credit Group USA Inc., dated as of July 20, 2009.

Action by Written Consent of the Board of Directors of CIT Financial Ltd. of Puerto Rico, dated as of July 20, 2009.

Action by Written Consent of the Board of Directors of CIT Financial USA, Inc., dated as of July 20, 2009.

Action by Written Consent of the Board of Managers of CIT Group (NJ) LLC , dated as of July 20, 2009.

Action by Written Consent of the Board of Managers of CIT Group Funding Company of Delaware LLC, dated as of July 20, 2009.

Action by Written Consent of the Board of Directors of CIT Group SF Holding Co., Inc., dated as of July 20, 2009.

Action by Written Consent of the Board of Managers of CIT Healthcare LLC, dated as of July 20, 2009.

Action by Written Consent of the Board of Managers of CIT Holdings, LLC, dated as of July 20, 2009.

Action by Written Consent of the Board of Directors of CIT Lending Services Corporation, dated as of July 20, 2009.

Action by Written Consent of the Board of Directors of CIT Lending Services Corporation (Illinois), dated as of July 20, 2009.

Action by Written Consent of the Board of Directors of Resolutions of the Board of Directors of CIT Loan Corporation, dated as of July 20, 2009.

Action by Written Consent of the Board of Directors of CIT Real Estate Holding Corporation, dated as of July 20, 2009.

Action by Written Consent of the Board of Managers of CIT Realty LLC, dated as of July 20, 2009.

Action by Written Consent of the Board of Directors of Education Loan Servicing Corporation, dated as of July 20, 2009.

Action by Written Consent of the Board of Directors of Franchise Portfolio 1, Inc., dated as of July 20, 2009.

Action by Written Consent of the Board of Directors of Franchise Portfolio 2, Inc., dated as of July 20, 2009.

Action by Written Consent of the Board of Directors of GFSC Aircraft Acquisition Financing Corporation, dated as of July 20, 2009.

Action by Written Consent of the Board of Directors of Hudson Shipping Co., Inc., dated as of July 20, 2009.

Action by Written Consent of the Board of Directors of Owner-Operator Finance Company, dated as of July 20, 2009.

Action by Written Consent of the Board of Directors of Student Loan Xpress, Inc., dated as of July 20, 2009.

Action by Written Consent of the Board of Directors of The CIT Group/Capital Finance, Inc., dated as of July 20, 2009.

Action by Written Consent of the Board of Directors of The CIT Group/Capital Transportation, Inc., dated as of July 20, 2009.

Action by Written Consent of the Board of Directors of The CIT Group/Commercial Services, Inc. (Va.), dated as of July 20, 2009.

Action by Written Consent of the Board of Directors of The CIT Group/Consumer Finance, Inc. (TN), dated as of July 20, 2009.

Action by Written Consent of the Board of Directors of The CIT Group/Corporate Aviation, Inc., dated as of July 20, 2009.

Action by Written Consent of the Board of Directors of The CIT Group/Equipment Financing, Inc., dated as of July 20, 2009.

Action by Written Consent of the Board of Directors of The CIT Group/Securities Investment, Inc., dated as of July 20, 2009.

Action by Written Consent of the Board of Directors of Western Star Finance, Inc., dated as of July 20, 2009.

New York

Action by Written Consent of the Board of Directors of Equipment Acceptance Corporation, dated as of July 20, 2009.

Action by Written Consent of the Board of Directors of The CIT Group/Business Credit, Inc., dated as of July 20, 2009.

Action by Written Consent of the Board of Directors of The CIT Group/Commercial Services, Inc., dated as of July 20, 2009.

Action by Written Consent of the Board of Directors of The CIT Group/Consumer Finance, Inc. (NY), dated as of July 20, 2009.

Action by Written Consent of the Board of Directors of The CIT Group/Factoring One, Inc., dated as of July 20, 2009.

Schedule VII

Delaware Certificates

Certificate as to existence and good standing of CIT Group Inc. from the Secretary of State of the State of Delaware, certified on July 20, 2009.

Certificate as to existence and good standing of Namekeepers LLC from the Secretary of State of the State of Delaware, certified on July 20, 2009.

Certificate as to existence and good standing of Baffin Shipping Co., Inc. from the Secretary of State of the State of Delaware, certified on July 20, 2009.

Certificate as to existence and good standing of C.I.T. Leasing Corporation from the Secretary of State of the State of Delaware, certified on July 20, 2009.

Certificate as to existence and good standing of Capita Colombia Holdings Corp. from the Secretary of State of the State of Delaware, certified on July 20, 2009.

Certificate as to existence and good standing of Capita Corporation from the Secretary of State of the State of Delaware, certified on July 20, 2009.

Certificate as to existence and good standing of Capita International L.L.C. from the Secretary of State of the State of Delaware, certified on July 20, 2009.

Certificate as to existence and good standing of Capita Premium Corporation from the Secretary of State of the State of Delaware, certified on July 20, 2009.

Certificate as to existence and good standing of CIT Capital USA Inc. from the Secretary of State of the State of Delaware, certified on July 20, 2009.

Certificate as to existence and good standing of CIT China 12, Inc. from the Secretary of State of the State of Delaware, certified on July 20, 2009.

Certificate as to existence and good standing of CIT China 13, Inc. from the Secretary of State of the State of Delaware, certified on July 20, 2009.

Certificate as to existence and good standing of CIT China 2, Inc. from the Secretary of State of the State of Delaware, certified on July 20, 2009.

Certificate as to existence and good standing of CIT China 3, Inc. from the Secretary of State of the State of Delaware, certified on July 20, 2009.

Certificate as to existence and good standing of CIT Communications Finance Corporation from the Secretary of State of the State of Delaware, certified on July 20, 2009.

28

Certificate as to existence and good standing of CIT Credit Finance Corp. from the Secretary of State of the State of Delaware, certified on July 20, 2009.

Certificate as to existence and good standing of CIT Credit Group USA Inc. from the Secretary of State of the State of Delaware, certified on July 20, 2009.

Certificate as to existence and good standing of CIT Financial Ltd. of Puerto Rico from the Secretary of State of the State of Delaware, certified on July 20, 2009.

Certificate as to existence and good standing of CIT Financial USA, Inc. from the Secretary of State of the State of Delaware, certified on July 20, 2009.

Certificate as to existence and good standing of CIT Group (NJ) LLC from the Secretary of State of the State of Delaware, certified on July 20, 2009.

Certificate as to existence and good standing of CIT Group Funding Company of Delaware LLC from the Secretary of State of the State of Delaware, certified on July 20, 2009.

Certificate as to existence and good standing of CIT Group SF Holding Co., Inc. from the Secretary of State of the State of Delaware, certified on July 20, 2009.

Certificate as to existence and good standing of CIT Healthcare LLC from the Secretary of State of the State of Delaware, certified on July 20, 2009.

Certificate as to existence and good standing of CIT Holdings, LLC from the Secretary of State of the State of Delaware, certified on July 20, 2009.

Certificate of Good Standing of CIT Lending Services Corporation from the Secretary of State of the State of Delaware, certified on July 20, 2009.

Certificate as to existence and good standing of CIT Lending Services Corporation (Illinois) from the Secretary of State of the State of Delaware, certified on July 20, 2009.

Certificate as to existence and good standing of CIT Loan Corporation (f/k/a The CIT Group/Consumer Finance, Inc.) from the Secretary of State of the State of Delaware, certified on July 20, 2009.

Certificate as to existence and good standing of CIT Real Estate Holding Corporation from the Secretary of State of the State of Delaware, certified on July 20, 2009.

Certificate as to existence and good standing of CIT Realty LLC from the Secretary of State of the State of Delaware, certified on July 20, 2009.

Certificate as to existence and good standing of Education Loan Servicing Corporation from the Secretary of State of the State of Delaware, certified on July 20, 2009.

Certificate as to existence and good standing of Franchise Portfolio 1, Inc. from the Secretary of State of the State of Delaware, certified on July 20, 2009.

29

Certificate as to existence and good standing of Franchise Portfolio 2, Inc. from the Secretary of State of the State of Delaware, certified on July 20, 2009.

Certificate as to existence and good standing of GFSC Aircraft Acquisition Financing Corporation from the Secretary of State of the State of Delaware, certified on July 20, 2009.

Certificate as to existence and good standing of Hudson Shipping Co., Inc. from the Secretary of State of the State of Delaware, certified on July 20, 2009.

Certificate as to existence and good standing of Owner-Operator Finance Company from the Secretary of State of the State of Delaware, certified on July 20, 2009.

Certificate as to existence and good standing of Student Loan Xpress, Inc. from the Secretary of State of the State of Delaware, certified on July 20, 2009.

Certificate as to existence and good standing of The CIT Group/Capital Finance, Inc. from the Secretary of State of the State of Delaware, certified on July 20, 2009.

Certificate as to existence and good standing of The CIT Group/Capital Transportation, Inc. from the Secretary of State of the State of Delaware, certified on July 20, 2009.

Certificate as to existence and good standing of The CIT Group/Commercial Services, Inc. (Va.) from the Secretary of State of the State of Delaware, certified on July 20, 2009.

Certificate as to existence and good standing of The CIT Group/Consumer Finance, Inc. (TN) from the Secretary of State of the State of Delaware, certified on July 20, 2009.

Certificate as to existence and good standing of The CIT Group/Corporate Aviation, Inc. from the Secretary of State of the State of Delaware, certified on July 20, 2009.

Certificate as to existence and good standing of The CIT Group/Equipment Financing, Inc. from the Secretary of State of the State of Delaware, certified on July 20, 2009.

Certificate as to existence and good standing of The CIT Group/Securities Investment, Inc. from the Secretary of State of the State of Delaware, certified on July 20, 2009.

Certificate as to existence and good standing of Western Star Finance, Inc. from the Secretary of State of the State of Delaware, certified on July 20, 2009.

30

New York Certificates

Certificate as to existence of Equipment Acceptance Corporation from the Secretary of State of the State of New York, certified on July 20, 2009

Certificate as to existence of The CIT Group/Business Credit, Inc. from the Secretary of State of the State of New York, certified on July 15, 2009.

Certificate as to existence of The CIT Group/Commercial Services, Inc. from the Secretary of State of the State of New York, certified on July 20, 2009.

Certificate as to existence of The CIT Group/Consumer Finance, Inc. (NY) from the Secretary of State of the State of New York, certified on July 20, 2009.

Certificate as to existence of The CIT Group/Factoring One, Inc. from the Secretary of State of the State of New York, certified on July 20, 2009.

31

Schedule VIII
Financing Statements

Name Of Guarantor	Jurisdiction And Filing Office	Acknowledgment Date	Acknowledgment Number
Baffin Shipping Co., Inc.	Delaware Secretary of State	June 20, 2009	2009 2324793
C.I.T. Leasing Corporation	Delaware Secretary of State	June 20, 2009	2009 2324801
Capita Colombia Holdings Corp.	Delaware Secretary of State	June 20, 2009	2009 2324819
Capita Corporation	Delaware Secretary of State	June 20, 2009	2009 2324827
Capita International L.L.C.	Delaware Secretary of State	June 20, 2009	2009 2324835
Capita Premium Corporation	Delaware Secretary of State	June 20, 2009	2009 2324843
CIT Capital USA Inc.	Delaware Secretary of State	June 20, 2009	2009 2324850
CIT China 12, Inc.	Delaware Secretary of State	June 20, 2009	2009 2324868
CIT China 13, Inc.	Delaware Secretary of State	June 20, 2009	2009 2324876
CIT China 2, Inc.	Delaware Secretary of State	June 20, 2009	2009 2324884
CIT China 3, Inc.	Delaware Secretary of State	June 20, 2009	2009 2324892
CIT Communications Finance Corporation	Delaware Secretary of State	June 20, 2009	2009 2324900
CIT Credit Finance Corp.	Delaware Secretary of State	June 20, 2009	2009 2324918
CIT Credit Group USA Inc.	Delaware Secretary of State	June 20, 2009	2009 2324926
CIT Financial Ltd. of Puerto Rico	Delaware Secretary of State	June 20, 2009	2009 2324934
CIT Financial USA, Inc.	Delaware Secretary of State	June 20, 2009	2009 2324942
CIT Group (NJ) LLC	Delaware Secretary of State	June 20, 2009	2009 2325253
CIT Group Funding Company of Delaware LLC	Delaware Secretary of State	June 20, 2009	2009 2325261
CIT Group SF Holding Co., Inc.	Delaware Secretary of State	June 20, 2009	2009 2325048
CIT Healthcare LLC	Delaware Secretary of State	June 20, 2009	2009 2325055
CIT Holdings, LLC	Delaware Secretary of State	June 20, 2009	2009 2325063
CIT Lending Services Corporation	Delaware Secretary of State	June 20, 2009	2009 2325071
CIT Lending Services Corporation (Illinois)	Delaware Secretary of State	June 20, 2009	2009 2325089
CIT Loan Corporation	Delaware Secretary of State	June 20, 2009	2009 2325097
CIT Real Estate Holding Corporation	Delaware Secretary of State	June 20, 2009	2009 2325105
CIT Realty LLC	Delaware Secretary of State	June 20, 2009	2009 2325113

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Name Of Guarantor	Jurisdiction And Filing Office	Acknowledgment Date	Acknowledgment Number
Education Loan Servicing Corporation	Delaware Secretary of State	June 20, 2009	2009 2325121
Franchise Portfolio 1, Inc.	Delaware Secretary of State	June 20, 2009	2009 2325139
Franchise Portfolio 2, Inc.	Delaware Secretary of State	June 20, 2009	2009 2325147
GFSC Aircraft Acquisition Financing Corporation	Delaware Secretary of State	June 20, 2009	2009 2325154
Hudson Shipping Co., Inc.	Delaware Secretary of State	June 20, 2009	2009 2325162
Namekeepers LLC	Delaware Secretary of State	June 20, 2009	2009 2325204
Owner-Operator Finance Company	Delaware Secretary of State	June 20, 2009	2009 2324959
Student Loan Xpress, Inc.	Delaware Secretary of State	June 20, 2009	2009 2325212
The CIT Group/Capital Finance, Inc.	Delaware Secretary of State	June 20, 2009	2009 2324967
The CIT Group/Capital Transportation, Inc.	Delaware Secretary of State	June 20, 2009	2009 2324975
The CIT Group/Commercial Services, Inc. (Va.)	Delaware Secretary of State	June 20, 2009	2009 2324983
The CIT Group/Consumer Finance, Inc. (TN)	Delaware Secretary of State	June 20, 2009	2009 2324991
The CIT Group/Corporate Aviation, Inc.	Delaware Secretary of State	June 20, 2009	2009 2325006
The CIT Group/Equipment Financing, Inc.	Delaware Secretary of State	June 20, 2009	2009 2325014
The CIT Group/Securities Investment, Inc.	Delaware Secretary of State	June 20, 2009	2009 2325022
Western Star Finance, Inc.	Delaware Secretary of State	June 20, 2009	2009 2325030
Equipment Acceptance Corporation	New York Secretary of State	June 20, 2009	200907205661443
The CIT Group/Business Credit, Inc.	New York Secretary of State	June 20, 2009	200907205661405
The CIT Group/Commercial Services, Inc.	New York Secretary of State	June 20, 2009	200907205661417
The CIT Group/Consumer Finance, Inc. (NY)	New York Secretary of State	June 20, 2009	200907205661429
The CIT Group/Factoring One, Inc.	New York Secretary of State	June 20, 2009	200907205661431

33

EXHIBIT E TO
AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as it may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the facility identified below (the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and the Credit Agreement, without representation or warranty by the Assignor.

1.	Assignor:	______________________

2.	Assignee:	______________________ and is an Eligible Assignee

3.	Borrowers:
CIT GROUP INC., a Delaware corporation (“Company”), CIT CAPITAL USA INC., a Delaware corporation, CIT HEALTHCARE LLC, a Delaware limited liability company, CIT LENDING SERVICES CORPORATION,  a Delaware corporation, CIT LENDING SERVICES CORPORATION (ILLINOIS), a Delaware corporation, THE CIT GROUP COMMERCIAL SERVICES, INC., a New York corporation, and THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation.

4.	Administrative Agent:	BARCLAYS BANK PLC, as Administrative Agent and Collateral Agent under the Credit Agreement

5.	Credit Agreement:
Amended and Restated Credit and Guaranty Agreement dated as of July 29, 2009, among Company, certain subsidiaries of Company, as borrowers, certain subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, and Administrative Agent and Collateral Agent

6.	Assigned Interest:

Aggregate Principal Amount of Loans/Commitments for all Lenders	Principal Amount of Loans/Commitments Assigned	Percentage Assigned of Loans/Commitments1
$______________	$______________	____________%

Effective Date: ______________, 20__ [TO BE INSERTED BY ADMINISTRATIVE  AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

7.           Notice and Wire Instructions:

[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE]

Notices:	Notices:

Attention: Telecopier:	Attention: Telecopier:

with a copy to:	with a copy to:

Attention: Telecopier:	Attention: Telecopier:

Wire Instructions:	Wire Instructions:

___________________________

1   Set forth, to at least 9 decimals, as a percentage of the Loans and Commitments of all Lenders thereunder.

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

[ACKNOWLEDGED AND AGREED:

[BARCLAYS BANK, PLC
as Administrative Agent

By:
Name:	Title:]

[CIT GROUP INC.,
as Borrower Representative

By:
Name:
Title:]]2

___________________________

2   Include Administrative Agent and/or Borrower Representative signature block only if such party’s consent is required under Section 10.6(c) of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT

AND ASSUMPTION AGREEMENT

1.	Representations and Warranties.

1.1
Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document (as defined below), (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other  instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Credit Documents”), or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrowers, any of their subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2
Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a Non-US Lender, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at that time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2.
Payments.  All payments with respect to the Assigned Interest shall be made on the Effective Date as follows:  unless notice to the contrary is delivered to the Lender from the Administrative Agent, payment to the Assignor by the Assignee in respect of the Assigned Interest shall include such compensation to the Assignor as may be agreed upon by the Assignor and the Assignee with respect to all unpaid interest which has accrued on the Assigned Interest to but excluding the Effective Date.  On and after the applicable Effective Date, the Assignee shall be entitled to receive all interest paid or payable with respect to the Assigned Interest, whether such interest accrued before or after the Effective Date.

3.
General Provisions.  This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment.  This Assignment shall be governed by, and construed in accordance with, the laws of the State of New York.

[Remainder of page intentionally left blank]

EXHIBIT F TO
AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

CERTIFICATE REGARDING NON BANK STATUS

Reference is made to the Amended and Restated Credit and Guaranty Agreement, dated as of July 29, 2009 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among CIT GROUP INC., a Delaware corporation (“Company”), certain subsidiaries of Company, as borrowers, (together with Company, “Borrowers”), certain subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, and BARCLAYS BANK PLC, as Administrative Agent and Collateral Agent.  Pursuant to Section 2.16(e) of the Credit Agreement, the undersigned hereby certifies that it is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code of 1986, as amended.

[NAME OF LENDER]

By:
Name:
Title:

EXHIBIT G-1 TO
AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

CLOSING DATE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFY AS FOLLOWS:

1.           I am the chief financial officer of CIT GROUP INC., a Delaware corporation (“Company”).

2.           Pursuant to Section 2.1 of the Amended and Restated Credit and Guaranty Agreement, dated as of July 29, 2009 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company, certain subsidiaries of Company, as borrowers (together with Company, “Borrowers”), certain subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, and BARCLAYS BANK PLC, as Administrative Agent and Collateral Agent, Company requests that Lenders make the following Loans to Company, as Borrower Representative on behalf of the Borrowers, on July __, 2009 (the “Credit Date”):

Loan:	$[ ]

3.           I have reviewed the terms of Section 3 of the Credit Agreement and the definitions and provisions contained in such Credit Agreement relating thereto, and in our opinion we have made, or have caused to be made under our supervision, such examination or investigation as is reasonably necessary to enable us to express an informed opinion as to the matters referred to herein.

4.           Based upon my review and examination described in paragraph 3 above, we certify, as Borrower Representative on behalf of the Borrowers, that as of the date hereof:

(i)           each of the conditions precedent set forth in Section 3.1 of the Credit Agreement were satisfied as of the Closing Date;

(ii)           each of the conditions precedent set forth in Section 2.20(a) and 2.20(b) were satisfied as of the Credit Date;

(ii)           as of the Credit Date, the representations and warranties contained in each of the Credit Documents are true and correct in all material respects (except such representation and warranties that by their terms are qualified by materiality or a Material Adverse Effect, which representations and warranties shall be true and correct in all respects) on and as of Credit Date; and

(ii)           as of the Credit Date, no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Default.

[Remainder of page intentionally left blank.]

The foregoing certifications are made and delivered as of July __, 2009.

CIT GROUP INC.

By:
Name:
Title: Chief Financial Officer

EXHIBIT G-3 TO
AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

SOLVENCY CERTIFICATE

To:           Barclays Bank PLC, as Administrative Agent, and the Lenders party to the Credit Agreement referred to below

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

1.           I am the chief financial officer of CIT GROUP INC., a Delaware corporation (“Company”).

2.           Reference is made to that certain Credit and Guaranty Agreement, dated as of July 20, 2009 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company, certain subsidiaries of Company, as borrowers (together with Company, “Borrowers”), certain subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, and BARCLAYS BANK PLC, as Administrative Agent and Collateral Agent.

3.           I have reviewed the terms of the Credit Agreement and the definitions and provisions contained in the Credit Agreement relating thereto, and, in my opinion, have made, or have caused to be made under my supervision, such examination or investigation as is reasonably necessary to enable me to express an informed opinion as to the matters referred to herein.

4.           Based upon my review and examination described in paragraph 3 above, I certify that as of the date hereof, after giving effect to the Credit Extensions to be made on the Closing Date, the Company and its subsidiaries are Solvent.

[Remainder of page intentionally left blank]

The foregoing certifications are made and delivered as of July __, 2009.

CIT GROUP INC.

By:
Name:
Title: Chief Financial Officer

EXHIBIT H TO
CREDIT AND GUARANTY AGREEMENT

COUNTERPART AGREEMENT

This COUNTERPART AGREEMENT, dated [mm/dd/yy] (this “Counterpart Agreement”), is delivered pursuant to that certain Amended and Restated Credit and Guaranty Agreement, dated as of July 29, 2009 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among CIT GROUP INC., a Delaware corporation (“Company”), certain subsidiaries of Company, as borrowers (together with Company, “Borrowers”), certain subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, and BARCLAYS BANK PLC, as Administrative Agent and Collateral Agent.

Section 1.  Pursuant to Section 5.10 of the Credit Agreement, the undersigned hereby:

(a)           agrees that this Counterpart Agreement may be attached to the Credit Agreement and that by the execution and delivery hereof, the undersigned becomes a Guarantor under the Credit Agreement and agrees to be bound by all of the terms thereof;

(b)           represents and warrants that each of the representations and warranties set forth in the Credit Agreement and each other Credit Document and applicable to the undersigned is true and correct with respect to the undersigned in all material respects (except such representations and warranties that by their terms are qualified by materiality or a Material Adverse Effect, which representations and warranties shall be true and correct in all respects) after giving effect to this Counterpart Agreement, except to the extent that any such representation and warranty relates solely to any earlier date;

(c)           agrees to irrevocably and unconditionally guaranty the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), in accordance with Section 7 of the Credit Agreement; and

(d)           delivers herewith a duly completed and executed joinder agreement to the Collateral Agreement in the form prescribed by Section 7.7 of the Collateral Agreement.

Section 2.  The undersigned agrees at any time or from time to time upon the request of Administrative Agent or Collateral Agent, at its expense, to promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent or Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents, including providing Lenders with any information reasonably requested pursuant to Section 10.22 of the Credit Agreement.  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Agreement) against whom enforcement of such change, waiver, discharge or termination is sought.  Any notice or other communication herein required or permitted to be given shall be given pursuant to Section 10.1 of the Credit Agreement, and all for purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has caused this Counterpart Agreement to be duly executed and delivered by its duly authorized officer as of the date above first written.

[NAME OF SUBSIDIARY]

By:
Name:
Title:

Address for Notices:

Attention:
Telecopier

with a copy to:

Attention:
Telecopier

ACKNOWLEDGED AND ACCEPTED,
as of the date above first written:

BARCLAYS BANK PLC,
as Administrative Agent and Collateral Agent

By:
Name:
Title:

EXHIBIT I TO
CREDIT AND GUARANTY AGREEMENT

Execution Version

AMENDED AND RESTATED COLLATERAL AGREEMENT

Dated as of July 29, 2009

among

the subsidiaries of CIT GROUP INC. party hereto

and

BARCLAYS BANK PLC,

as Collateral Agent

TABLE OF CONTENTS
(continued)

ANNEXES AND SCHEDULES

Annex 1	Form of Pledge Amendment
Annex 2	Form of Joinder Agreement
Annex 3	Form of Intellectual Property Security Agreement

Schedule 1	Commercial Tort Claims
Schedule 2	Filings
Schedule 3	Jurisdiction of Organization; Chief Executive Office;
Organization Numbers
Schedule 4	Foreign Grantor Pledged Stock
Schedule 5A	Pledged Stock
Schedule 5B	Pledged Intercompany Debt Instruments
Schedule 6	Intellectual Property
Schedule 7	Letters of Credit
Schedule 8A	Excluded Securities Accounts
Schedule 8B	Barclays Accounts
Schedule 9	Foreign Registered Aircraft

AMENDED AND RESTATED COLLATERAL AGREEMENT, dated as of July 29, 2009, by each of the  entities listed on the signature pages hereof or that becomes a party thereto pursuant to Section 7.8 (each, a “Grantor” and collectively, the “Grantors”), in favor of Barclays Bank PLC (“Barclays”), as collateral agent (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”) for the Lenders (as defined in the Credit Agreement referred to below) and each other Secured Party (as defined in Section 1.1).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit and Guaranty Agreement dated as of July 20, 2009 (the “Original Credit Agreement”) among CIT Group Inc. (“Company”), as borrower, certain subsidiaries of Company, as borrowers, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Barclays, as administrative agent and collateral agent for the Lenders, the Lenders severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

WHERES, in connection with the Original Credit Agreement, the Grantors entered into a Collateral Agreement, dated as of July 20, 2009 (the “Original Collateral Agreement”) in favor of the Collateral Agent;

WHEREAS, Company and the other parties to the Original Credit Agreement have agreed to enter as of the date hereof an Amended and Restated Credit and Guaranty Agreement, dated as of July 29, 2009 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Company and certain subsidiaries of Company, as borrowers, certain subsidiaries of the Company, as Guarantors, the Lenders from time to time party thereto and Barclays, as administrative agent for the Lenders and Collateral Agent, which amends and restates in its entirety the Original Credit Agreement;

WHEREAS, each Grantor will derive substantial direct and indirect benefits from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, in connection with the amendment and restatement of the Original Credit Agreement, the Grantors and the Collateral Agent have agreed to amend and restate in its entirety the Original Collateral Agreement, subject to the terms and provisions set forth herein;

NOW, THEREFORE, in consideration of the premises and to induce the Lenders and the Collateral Agent to enter into the Credit Agreement and make the modifications set forth therein, each Grantor hereby agrees with the Collateral Agent to amend and restate in its entirety the Original Collateral Agreement as follows:

ARTICLE 1

DEFINED TERMS

Section 1.1        Definitions.  (a) Capitalized terms used herein without definition are used as defined in the Credit Agreement.

(b)        The following terms have the meanings given to them in the UCC and terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined):  “account”, “account debtor”, “as-extracted collateral”, “certificated security”, “chattel paper”, “commercial tort claim”, “commodity account”, “commodity contract”, “deposit account”, “electronic chattel paper”, “equipment”, “farm products”, “fixture”, “general intangible”, “goods”, “health-care-insurance receivable”, “instruments”, “inventory”, “investment property”, “letter-of-credit right”, “proceeds”, “record”, “securities account”, “security”, “supporting obligation” and “tangible chattel paper”.

(c)        The following terms shall have the following meanings:

“Account” means, as at any date of determination, all “accounts” (as such term is defined in the UCC) of the Credit Parties, including, without limitation, the unpaid portion of the obligation of a customer of the Credit Parties in respect of Inventory purchased by and shipped or delivered to such customer and/or the rendition of services by the Credit Parties, as stated on the respective invoice or similar document of the Credit Parties, net of any credits, rebates or offsets owed to such customer in respect of such Account.

“Agreement” means this Amended and Restated Collateral Agreement.

“Applicable IP Office” means the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States.

“Barclays Account” means any account maintained by a Credit Party at Barclays Bank PLC and identified on Schedule 8B.

“Blocked Account” means a deposit account or securities account in the name of any Grantor and under the sole control (as defined in the applicable UCC) of the Collateral Agent and (a) in the case of a deposit account, from which the Grantors may not make withdrawals except as permitted by the Collateral Agent and (b) in the case of a securities account, with respect to which the Collateral Agent shall be the entitlement holder and the only Person authorized to give entitlement orders with respect thereto.

“Collateral” has the meaning specified in Section 2.1(a).

“Company” has the meaning specified in the recitals.

“Controlled Deposit Account” means each deposit account (including all funds on deposit therein) maintained by a Grantor that is the subject of an effective Control Agreement.

“Controlled Securities Account” means each securities account or commodity account (including all financial assets held therein and all certificates and instruments, if any, representing or evidencing such financial assets) that is the subject of an effective Control Agreement and that is maintained by a Grantor.

“Copyright Licenses” means any and all agreements providing for the granting of any right in or to Copyrights (whether such Grantor is licensee or licensor thereunder).

“Copyrights” means all United States and foreign copyrights, including copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the

2

U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including the registrations and applications referred to in Schedule 6 (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof (iii) all rights corresponding thereto throughout the world, and (iv) all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

“Credit Agreement” has the meaning specified in the recitals.

“E-Fax” means any system used to receive or transmit faxes electronically.

“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System or other equivalent service.

“E-System” means any electronic system, including Intralinks® and ClearPar® and any other internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.

“Excluded Equity Interest” means (i) in the case of CIT Aerospace International, the one nominee share held by CIT Financial Ltd., (ii) in the case of CIT Group Finance (Ireland), the excess over forty-nine percent (49%) of its aggregate outstanding Capital Stock and (iii) in the case of all other Persons organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia, the excess over sixty-five percent (65%) of the Voting Capital Stock of such Person.

“Excluded Property” means, collectively, (a) any account, chattel paper, document, instrument, general intangible, letter - of - credit right, commodity account or investment property  (other than Pledged Collateral issued by subsidiaries of Company listed on Schedule 4, Schedule 5A or Schedule 5B) the terms of which prohibit or restrict the creation, perfection or priority of the security interest created hereunder or requires the consent (which is not obtained) of a third party to the creation of the security interest created hereunder in each case if and to the extent that such prohibition, restriction or failure to obtain consent gives rise to a default, breach, or termination of or under such account, chattel paper, document, instrument, general intangible, letter - of - credit right, commodity account or investment property (in each case after giving effect to Sections 9-406 through 9-409 of the UCC); (b) any account, chattel paper, document, instrument, general intangible, letter - of - credit right, commodity account or investment property (other than Pledged Collateral issued by subsidiaries of Company listed on Schedule 4, Schedule 5A or Schedule 5B), if and to the extent that a binding rule of law, statute or regulation prohibits, restricts, or requires the consent (which is not obtained) of the government, a governmental body or official (whether of the United States or any other jurisdiction) to, the creation, perfection or priority of the security interest hereunder (in each case, after giving effect to Sections 9-406 and 9-408 of the UCC); (c) any goods, account, chattel paper, document, instrument, general intangible, letter-of-credit right or investment property that is subject to another agreement, including a lease, permitted under the Credit Agreement (including under Section 6.3 of the Credit Agreement) to the extent that the terms of such other  agreement prohibit or restrict the creation, perfection or priority of the security interest of the Collateral Agent in such goods account, chattel paper, document, instrument, general intangible,

3

letter-of-credit right or investment property created hereunder or requires the consent (which is not obtained) of a third party to the creation of such security interest if and to the extent that such prohibition, restriction or failure to obtain consent gives rise to a default, breach, or termination of or under such other agreement (in each case after giving effect to Sections 9-406 through 9-409 of the UCC); (d) any Excluded Equity Interest; (e) any trademark applications filed in the United States Patent and Trademark Office on the basis of such Grantor's "intent-to-use" such trademark to the extent that the creation of a Lien hereunder on any such asset would render such asset void, terminated, unenforceable or invalid; (f) any deposit accounts, other than any Barclays Account, to which funds that do not belong to a Grantor have been credited to such deposit accounts in the ordinary course of business; and (g) each securities account identified on Schedule 8A; provided, however, that “Excluded Property shall not include any proceeds of Excluded Property unless such proceeds constitute Excluded Property described in any of clauses (a) through (g) above.  If any property ceases to be Excluded Property for any reason it shall automatically and without any action on the part of any Person be included in the Collateral.

For the purposes of this Agreement, none of the other terms defined in clauses (b) and (c) of Section 1.1 shall include any Excluded Property.

“Existing Credit Documents” has the meaning specified in Section 7.18.

“Factored Accounts” has the meaning specified in Section 7.3(d).

“Foreign Grantor” means each of CIT Holdings Canada ULC, CIT Financial (Barbados) Srl, CIT Group Holdings (UK) Limited, CIT Holdings No. 2 (Ireland) and CIT Financial Ltd./Services Financiers CIT Ltee.

“Foreign Grantor Collateral” has the meaning specified in Section 2.1(b).

“Foreign Grantor Pledged Stock” has the meaning specified in Section 2.1(b).

“Insurance” means (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof) and (ii) any key man life insurance or business interruption policies.

“Intellectual Property” means all right, title and interest in or to intellectual property and industrial property, including, but not limited to, all Copyrights, IP Licenses, Patents, copyrights in Software, Trademarks and Trade Secrets.

“Internet Domain Names” means, as they exist anywhere in the world, Internet addresses and other computer identifiers, including any alphanumeric designation that is registered with or assigned by any domain name registrar as part of an electronic address on the Internet.

“Inventory” means all of the “inventory” (as such term is defined in the UCC) of the Credit Parties, including, but not limited to, all merchandise, raw materials, parts, supplies, work-in-process and finished goods intended for sale, together with all the containers, packing, packaging, shipping and similar materials related thereto, and including such inventory as is temporarily out of such Credit Party’s custody or possession, including inventory on the premises of others and items in transit.

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“IP Licenses” means any and all agreements providing for the granting of any right in or to Intellectual Property (whether such Grantor is licensee or licensor thereunder) including, but not limited to, the Copyright Licenses, the Patent Licenses, the Trademark Licenses, and the Trade Secret Licenses.

“Knowledge Officer” means, with respect to any Grantor, any Authorized Officer and the General Counsel of such Grantor.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereof and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“Material Intellectual Property” means Intellectual Property that is owned by or licensed to a Grantor and material, individually or in the aggregate, to the conduct of the business of the Borrowers or their subsidiaries.

“Original Collateral Agreement” has the meaning specified in the recitals.

“Original Credit Agreement” has the meaning specified in the recitals.

“Patent Licenses” means all agreements providing for the granting of any right in or to Patents (whether such Grantor is licensee or licensor thereunder).

“Patents” means all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including: (i) each patent and patent application referred to in Schedule 6 hereto (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world and (iv) all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Pledged Certificated Stock” means (i) all certificated securities and any other Capital Stock of any direct Restricted Subsidiary or Immaterial Subsidiary of a Subsidiary Guarantor owned by a Grantor and (ii) Foreign Grantor Pledged Stock, in each case, that is evidenced by a certificate, instrument or other similar document (as defined in the UCC), and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all certificated Capital Stock listed on Schedules 4 and 5A.

“Pledged Collateral” means, collectively, the Pledged Stock and the Pledged Intercompany Debt Instruments.

“Pledged Debt Instruments” means all right, title and interest of any Grantor in instruments evidencing any Indebtedness owed to such Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time issued by the obligors named therein.

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“Pledged Intercompany Debt Instruments” means all right, title and interest of any Grantor in instruments evidencing any Indebtedness owed to such Grantor and issued by Company or any of its subsidiaries, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time issued by the obligors named therein.

“Pledged Investment Property” means any investment property of any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, other than any Pledged Stock or Pledged Debt Instruments.

“Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.

“Pledged Uncertificated Stock” means any Capital Stock of any Person that is not Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company, all right, title and interest of any Grantor in, to and under any Organizational Document of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule 5A, to the extent such interests are not certificated.

“Registered Intellectual Property” means all Patents, Trademarks and Copyrights that are covered by issued patents or registrations or pending patent applications or applications for registration.

“Related Person” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Section 3 of the Credit Agreement) and other consultants and agents of or to such Person or any of its Affiliates, together with, if such Person is the Collateral Agent, each other Person or individual designated, nominated or otherwise mandated by or helping the Collateral Agent pursuant to and in accordance with Section 9.7(c)  of the Credit Agreement or any comparable provision of any Credit Document.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, and legally binding rules, regulations, guidelines, ordinances, orders, judgments, writs, injunctions and decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Secured Parties” means, collectively, Lenders, Agents, any agents or sub-agents appointed by Administrative Agent or Collateral Agent pursuant to Section 9.7(c) of the Credit Agreement and members of the Lenders Steering Committee.

“Sell” means, with respect to any property, to sell, convey, transfer, assign, license, lease or otherwise dispose of, any interest therein or to permit any Person to acquire any

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such interest, including, in each case, through a sale, factoring at maturity, collection of or other disposal, with or without recourse, of any notes or accounts receivable.  Conjugated forms thereof and the noun “Sale” have correlative meanings.

“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“subsidiary” has the meaning specified in the Credit Agreement.

“Trade Secret Licenses” means any and all agreements providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder).

“Trade Secrets” means all trade secrets and other confidential and proprietary information and know-how whether or not such Trade Secret has been reduced to a writing or other tangible form (including confidential and proprietary delivery routes) and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Trademark Licenses” means any and all agreements providing for the granting of any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder).

“Trademarks” means all United States, and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet Domain Names, service marks, certification marks, collective marks, logos, other source or business identifiers, all registrations and applications for any of the foregoing including: (i) the registrations and applications referred to in Schedule 6 (as such schedule may be amended or supplemented from time to time), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, and (iv) all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any applicable Requirement of Law, any of the attachment, perfection or priority of the Collateral Agent’s or any other Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

“Vehicles” means all vehicles covered by a certificate of title law of any state; provided, that Vehicles shall not include any goods subject to any national or international recordation system.

Section 1.2        Certain Other Terms.  (a)  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.  The terms “herein”, “hereof” and similar terms refer to this Agreement as a whole and not to any particular Article, Section or clause in this Agreement.  References herein to an Annex, Schedule, Article,

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Section or clause refer to the appropriate Annex or Schedule to, or Article, Section or clause in this Agreement.  Where the context requires, provisions relating to any Collateral when used in relation to a Grantor shall refer to such Grantor’s Collateral or any relevant part thereof.

(b)        Section 1.3 (Interpretation, etc.) of the Credit Agreement is applicable to this Agreement as and to the extent set forth therein.

ARTICLE 2

GRANT OF SECURITY INTEREST

Section 2.1        Collateral.  (a)           For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor (other than any Foreign Grantor) or in which such Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to with the Foreign Grantor Collateral as the “Collateral”:

(i)         all accounts, chattel paper, deposit accounts, documents (as defined in the UCC), equipment, fixtures, general intangibles, Intellectual Property, instruments, Insurance, inventory, investment property, letter-of-credit rights, money (as defined in the UCC) and any supporting obligations related thereto;

(ii)        the commercial tort claims described on Schedule 1 and on any supplement thereto received by the Collateral Agent pursuant to Section 4.9;

(iii)       all books and records pertaining to the Collateral;

(iv)       all property of such Grantor held by any Secured Party, including all property of every description, in the custody of or in transit to such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power, including but not limited to cash;

(v)        all other goods (including but not limited to fixtures and the airframes and engines described from time to time on Schedule 9) and personal property of such Grantor, whether tangible or intangible and wherever located; and

(vi)       to the extent not otherwise included, all proceeds of the foregoing;

provided, however, that “Collateral” shall not include any Excluded Property; and provided, further, that if and when any property shall cease to be Excluded Property, such property shall be deemed automatically from such time to constitute Collateral.

(b)        For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by any Foreign Grantor or in which any Foreign Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Foreign Grantor Collateral”:

(i)         all of the Pledged Stock owned by such Foreign Grantor listed on Schedule 4 (“Foreign Grantor Pledged Stock”);

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(ii)        all additional shares of Pledged Stock of any issuer of Foreign Grantor Pledged Stock acquired from time to time by any Foreign Grantor;

(iii)        the certificates representing the shares referred to in clauses (i) and (ii) above; and

(iv)       all dividends, cash, interest, instruments and other property or proceeds, from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

provided, however, that “Foreign Grantor Collateral” shall not include any Excluded Property; and provided, further, that if and when any property shall cease to be Excluded Property, such property shall be deemed automatically from such time to constitute Collateral.

Section 2.2        Grant of Security Interest in Collateral.  Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations (the “Secured Obligations”), hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor.

Section 2.3        Continuing Liability Under the Collateral.  Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties thereunder to the Collateral Agent or any other Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral to which it is a party, including, without limitation, any agreements relating to Pledged Stock, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any other Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Stock, and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

To induce the Lenders and the Collateral Agent to enter into the Credit Documents, each Grantor hereby represents and warrants each of the following to the Collateral Agent, the Lenders and the other Secured Parties (provided that each Subsidiary Guarantor makes such representations and warranties with respect to the Collateral pledged by it and each Foreign Grantor makes such representations and warranties solely with respect to its Foreign Grantor Collateral):

Section 3.1        Title; No Other Liens.  Such Grantor has good title to, or valid rights in, each item of the Collateral (except for defects in title that, individually or in the aggregate, do not

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materially interfere with its ability to conduct its business as currently conducted or utilize such properties for their intended purposes).  The Collateral is owned by such Grantor free and clear of any and all Liens, other than Permitted Liens.  Such Grantor (a) is the record owner of the Collateral pledged by such Grantor hereunder and identified in Schedule 5A or 5B and (b) except as otherwise permitted under the Credit Agreement, has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other effective Lien, other than Permitted Liens.

Section 3.2        Perfection and Priority.  To the extent governed by Article 8 or 9 of the UCC, the security interest granted pursuant to this Agreement constitutes a valid perfected security interest in favor of the Collateral Agent for the benefit of the Secured Parties in all Collateral in which a security interest may be perfected by the filing of a financing statement under the UCC as specified on Schedule 2 (which, in the case of all filings referred to on such schedule, have been delivered to the Collateral Agent in completed and duly authorized form for filing).  Except as contemplated by Section 5.19 of the Credit Agreement, such security interest has priority over all other Liens on the Collateral except in the case of Liens permitted under clauses (b) through (g), (i), (j), (l), (r), (v), (w), (x), (z) and (to the extent it relates to the foregoing) (aa) of Section 6.2 of the Credit Agreement.  Except in connection with transactions or Liens permitted by the Credit Agreement, no Grantor shall take any action to create or permit any prior Lien on any of the Collateral, including by delivery to any Person other than the Collateral Agent of any instrument, tangible chattel paper or investment property consisting of instruments and certificates or granting control over such Collateral.

Section 3.3        Jurisdiction of Organization; Chief Executive Office.  Such Grantor’s jurisdiction of organization or formation, legal name and organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business, in each case as of the date hereof, is specified on Schedule 3.

Section 3.4        Pledged Collateral.  (a)  On the date hereof, the Pledged Stock pledged by such Grantor hereunder (i) is listed on Schedule 5A (or Schedule 4 in the case of any Foreign Grantor) and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 5A (or Schedule 4) and (ii) has been duly and validly issued and is fully paid and non-assessable (other than Pledged Stock in limited liability companies and partnerships).

(b)        On the date hereof, the Pledged Intercompany Debt Instruments held by such Grantor are listed on Schedule 5B, and all of such Pledged Intercompany Debt Instruments have been duly authorized, authenticated or issued and constitute the legal, valid and binding obligation of the issuers thereof, enforceable in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(c)        Subject to Section 5.19 of the Credit Agreement, as of the Closing Date, all Pledged Certificated Stock that is not Excluded Property (other than Pledged Certificated Stock issued by a subsidiary of the Company that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia) has been delivered to the Collateral Agent in accordance with Section 4.4(a).

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(d)        Subject to Section 5.3, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall be entitled to exercise all of the rights of the Grantor granting the security interest in any Pledged Stock, and a transferee or assignee of such Pledged Stock shall become a holder of such Pledged Stock to the same extent as such Grantor and be entitled to participate in the management of the issuer of such Pledged Stock and, upon the transfer of the entire interest of such Grantor, such Grantor shall, by operation of law, cease to be a holder of such Pledged Stock.

Section 3.5        Letter-of-Credit Rights.  Subject to Section 7.1, all letters of credit in excess of $5,000,000 individually and that are not supporting obligations in which such Grantor has rights as of the Closing Date are listed on Schedule 7.

Section 3.6        Instruments and Tangible Chattel Paper Formerly Accounts.  Except pursuant to  transactions or Liens permitted by the Credit Agreement, no amount payable to such Grantor under or in connection with any account that constitutes Collateral is evidenced by any instrument or tangible chattel paper that has been delivered to any Person other than the Collateral Agent.

Section 3.7        Intellectual Property.  (a)  Subject to Section 7.1, Schedule 6 sets forth a true and complete list of the Registered Intellectual Property such Grantor owns as of the Closing Date, including for each of the foregoing items listed under (i) above (1) the owner, (2) the title, (3) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed and (4) as applicable, the registration or application number and registration or application date.

(b)        To the knowledge of any Knowledge Officer of such Grantor, on the Closing Date, except as otherwise provided on Schedule 6, (i) all Registered Intellectual Property owned by such Grantor is valid, in full force and effect, subsisting, unexpired and enforceable, and no Intellectual Property has been abandoned, except, individually and in the aggregate, as could not reasonably be expected to have a Material Adverse Effect and (ii) such Grantor owns or has the valid right to use all Material Intellectual Property used in, or necessary to conduct, such Grantor’s business, free and clear of all Liens except for Permitted Liens.

(c)        No settlements or consents, covenants not to sue, non-assertion assurances, or releases have been entered into by such Grantor or to which such Grantor is bound with respect to any Intellectual Property that could reasonably be expected to have a Material Adverse Effect.

(d)        To the knowledge of any Knowledge Officer of such Grantor, there are no pending or threatened actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes (other than ex parte proceedings before any Applicable IP Office) challenging the ownership, use, validity, enforceability of, or such Grantor’s rights in, any Intellectual Property that is owned by such Grantor, except, individually and in the aggregate, as could not reasonably be expected to have a Material Adverse Effect.  No Person has been or is infringing, misappropriating, diluting, violating or otherwise impairing any Intellectual Property that is owned by such Grantor, except, individually and in the aggregate, as could not reasonably be expected to have a Material Adverse Effect.

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Section 3.8        Commercial Tort Claims.  Subject to Section 7.1, except as listed on Schedule 1, no Grantor has any commercial tort claim existing on the date hereof as to which such Grantor reasonably expects to recover more than $5,000,000.

ARTICLE 4

COVENANTS

Each Grantor agrees with the Collateral Agent and the other Secured Parties to the following so long as any Commitment is in effect and until payment in full of all Loans and other Obligations (provided that each Foreign Grantor so agrees solely with respect to its Foreign Grantor Collateral, except pursuant to Section 4.4(b));

Section 4.1        Maintenance of Perfected Security Interest; Further Documentation and Consents.  (a)   Generally.  Such Grantor shall (i) not use or permit any Collateral to be used (A) in violation of any provision of any Credit Document, or (B) in violation of any Requirement of Law (except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect) or (C) in violation of any policy of insurance covering the Collateral, in any material respect, and (ii) except as permitted under the Credit Agreement, not enter into any Contractual Obligation or undertaking restricting the right or ability of such Grantor or the Collateral Agent to dispose of any Collateral; provided, however, that if and to the extent that any Collateral is leased or subleased to a Person that is not a subsidiary of the Company, notwithstanding the foregoing, such Grantor shall only be obligated to use its reasonable judgment in enforcing the terms of its agreements with such lessee or sublessee and exercise reasonable diligence in supervising such Person with respect to such Collateral.

(b)        Such Grantor shall take all actions necessary or otherwise reasonably requested by the Collateral Agent to maintain the security interest created by this Agreement as a perfected security interest to the extent required pursuant to this Agreement or Section 5.13 and 5.19 of the Credit Agreement and having at least the priority described in Section 3.2 and shall take commercially reasonable actions to defend such security interest and such priority against the claims and demands of all Persons, subject, in each case, to Permitted Liens and the rights of such Grantor under the Credit Agreement to dispose of the Collateral.  Notwithstanding any provision in this Agreement to the contrary, no Grantor shall be required to take any action to perfect a security interest in any asset (i) where the Collateral Agent (at the direction of the Requisite Lenders) and the Borrower Representative agree the cost of perfection is excessive in relation to the benefit afforded thereby, in which case, the Collateral Agent shall not be required to take any action unless requested by the Requisite Lenders or (ii) to the extent that such perfection is not required pursuant this Agreement or the Credit Agreement.

(c)        Such Grantor shall not convey, sell, lease, sublease, exchange, transfer, or otherwise dispose of (by operation of law or otherwise) any Collateral except for sales, leases, subleases, exchanges, transfers and other dispositions permitted under the Credit Agreement.

(d)        Such Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection therewith as the Collateral Agent may reasonably request.

(e)        At any time and from time to time, upon the written request of the Collateral Agent, such Grantor shall, for the purpose of obtaining or preserving the full benefits

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of this Agreement and of the rights and powers herein granted, (i) promptly and duly execute and deliver, and have recorded, such further documents, including an authorization to file (or, as applicable, the filing of) any reasonably requested financing statement or amendment under the UCC (or other filings under similar Requirements of Law) in effect in any jurisdiction with respect to the security interest created hereby to the extent that perfection is required under this Agreement or Section 5.13 or 5.19 the Credit Agreement and (ii) take such further action as the Collateral Agent may reasonably request, including (A) during the continuance of an Event of Default, using commercially reasonable efforts to secure all approvals necessary for the assignment to or for the benefit of the Collateral Agent of any Contractual Obligation, including any IP License, held by such Grantor and to enforce the security interests granted hereunder and (B) subject to the terms of the Credit Agreement, executing and delivering any Control Agreements with respect to deposit accounts, securities accounts and commodity accounts to the extent required hereunder.

(f)         If the Requisite Lenders so elect while an Event of Default has occurred and is continuing, such Grantor shall arrange for the Collateral Agent's security interest to be noted on the certificate of title of each Vehicle and shall file any other necessary documentation in each jurisdiction that the Collateral Agent shall reasonably deem advisable to perfect its security interest in any Vehicle.

Section 4.2        Changes in Name, Jurisdiction, Etc.  Such Grantor shall comply with Section 5.1(k) of the Credit Agreement

Section 4.3        Other Changes.  Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1(b) of the Credit Agreement, the Borrowers shall deliver to the Collateral Agent a written supplement to  Schedules 1 through 7 hereto setting forth any information required hereunder to be set forth in the Schedules that has changed since the Closing Date or the date of the most recent supplement delivered pursuant to this Section 4.3.

Section 4.4        Pledged Collateral.  (a)  Delivery of Certain Pledged Collateral.  Such Grantor shall promptly after such Grantor obtains possession thereof, deliver to the Collateral Agent, in the exact form received, duly indorsed by such Grantor to the Collateral Agent together with an undated stock or other transfer power duly executed in blank, (A) all Pledged Certificated Stock and (B) all Pledged Intercompany Debt Instruments.

(b)        No Delivery of Pledged Collateral to Third Parties.  Except in connection with a transaction permitted by the Credit Agreement, no Grantor shall take any action to create or permit any Lien on any of the Pledged Stock issued by a Restricted Subsidiary or any Pledged Intercompany Debt Instruments having priority over the Collateral Agent’s Lien except for Permitted Liens having priority over the Collateral Agent’s Lien by operation of law.  No Grantor shall create or permit to exist any consensual Lien on any Non-Voting Capital Stock of any Foreign Subsidiary it owns that constitutes Excluded Property or create or permit any subsidiary to create, or permit to exist, any consensual Lien on any Capital Stock of CIT Aerospace International or CIT Group Finance (Ireland) other than the Lien of the Collateral Agent.

(c)        Event of Default.  During the continuance of an Event of Default, the Collateral Agent shall have the right, at any time in its discretion and without notice to the Grantor, to transfer to or to register in its name or in the name of its nominees any Pledged Collateral or any Pledged Investment Property.  During the continuance of an Event of Default,

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the Collateral Agent shall have the right at any time to exchange any certificate or instrument representing or evidencing any Pledged Collateral or any Pledged Investment Property for certificates or instruments of smaller or larger denominations.

(d)        Distributions with respect to Pledged Collateral.  Except as provided in Article 5, such Grantor shall be entitled to receive all cash dividends, distributions, principal and interest paid in respect of the Pledged Collateral with respect to the Pledged Collateral.  Upon the occurrence and during the continuance of an Event of Default, any sums paid upon or in respect of any Pledged Collateral upon the liquidation or dissolution of any issuer of any Pledged Collateral, any distribution of capital made on or in respect of any Pledged Collateral or any property distributed upon or with respect to any Pledged Collateral pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Collateral or pursuant to the reorganization thereof shall, unless otherwise (i) subject to a perfected security interest (with the priorities contemplated herein) in favor of the Collateral Agent or (ii) applied in accordance with the Credit Agreement, be paid into a Deposit Account or Securities Account that is subject to a perfected security interest (with the priorities contemplated herein) in favor of the Collateral Agent.  During the continuance of an Event of Default, if any sum of money or property so paid or distributed in respect of any Pledged Collateral shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent and is not described in clause (i) or (ii) of the preceding sentence, hold such money or property in trust for the Collateral Agent, segregated from other funds of such Grantor, as additional security for the Secured Obligations.

(e)        Voting Rights.  Except as provided in Article 5, such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would impair in any material respect the Collateral (except to the extent permitted under the Credit Agreement), be inconsistent with or result in any violation of any provision of this Agreement, the Credit Agreement or any other Credit Document or adversely affect the rights inuring to a holder of the Pledged Collateral.

(f)         Grantors as Issuers.  In the case of each Grantor which is an issuer of Pledged Collateral, such Grantor agrees that (i) it shall be bound by the terms of this Agreement relating to the Pledged Collateral issued by it and shall comply with such terms insofar as such terms are applicable to it and (ii) the terms of Section 5.3(c) shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.3(c) with respect to the Pledged Securities issued by it.  In addition, each Grantor which is either an issuer or an owner of any Pledged Collateral hereby consents to the grant by each other Grantor of the security interest hereunder in favor of the Collateral Agent and to the transfer of any Pledged Collateral to the Collateral Agent or its nominee following an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner, member or shareholder of the issuer of the related Pledged Collateral.

(g)        Amendments.  Each Grantor shall not, without the consent of the Requisite Lenders, agree to any amendment to any Organizational Document of such Grantor or any issuer of Pledged Collateral that in any way adversely affects the perfection of the security interest of the Collateral Agent in the Pledged Collateral pledged hereunder, including any amendment electing to treat any limited liability company interest or partnership interest that is

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part of the Pledged Collateral as a “security” under Section 8-103 of the UCC of the applicable jurisdiction.

Section 4.5        Accounts.  (a)  Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall, at its option, have the right to settle, adjust or compromise any claim, offset, counterclaim or dispute with an account debtor or grant any credits, discounts or allowances relating to accounts constituting Collateral.

(b)        Such Grantor shall keep and maintain at its own cost and expense records of the Accounts consistent with past practice, including, but not limited to, the originals or electronic copies of all documentation with respect to all Accounts and records of all payments received and all credits granted on the Accounts, all merchandise returned and all other dealings therewith.

Section 4.6        Inventory.  With respect to the Inventory: (a) such Grantor shall at all times maintain Inventory records consistent with past practice, including keeping correct and accurate records in all material respects itemizing and describing the kind and type of Inventory, such Grantor’s cost therefor and withdrawals therefrom and additions thereto; and (b) as between the Collateral Agent and Lenders, on the one hand, and the Grantors, on the other hand, each Grantor assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Inventory (but nothing contained herein shall be construed as the basis for any liability of any Grantor as to any third party).

Section 4.7        Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper.  (a)  Except in connection with Ordinary Course Business Activities and as not otherwise prohibited under the Credit Agreement, if any amount payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an instrument or a tangible chattel paper, such Grantor shall not deliver such instrument or tangible chattel paper to any Person other than the Collateral Agent.

(b)        Except as otherwise permitted under the Credit Agreement, such Grantor shall not grant “control” (within the meaning of such term under Section 9-106 of the UCC) over any investment property to any Person other than the Collateral Agent.

(c)        If such Grantor is or becomes the beneficiary of a letter of credit that is (i) not a supporting obligation of any Collateral, (ii) not Excluded Property and (iii) in excess of $5,000,000, such Grantor shall promptly notify the Collateral Agent thereof and use commercially reasonable efforts to enter into a Contractual Obligation with the Collateral Agent, the issuer of such letter of credit or any nominated person with respect to the letter-of-credit rights under such letter of credit.  Such Contractual Obligation shall assign such letter-of-credit rights to the Collateral Agent and such assignment shall be sufficient to grant control for the purposes of Section 9-107 of the UCC (or any similar section under any equivalent UCC).  The provisions of the Contractual Obligation shall be in form and substance reasonably satisfactory to the Collateral Agent.

(d)        If any amount payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by electronic chattel paper, such Grantor shall not grant control of such electronic chattel paper for the purposes of Section 9-105 of the UCC (or any similar section under any equivalent UCC) and all “transferable records” as defined in each

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of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act to any Person other than the Collateral Agent except in connection with Ordinary Course Business Activities and as not otherwise prohibited under the Credit Agreement.

Section 4.8        Intellectual Property.  (a)  Within 45 days after the end of each Fiscal Quarter, such Grantor shall provide Collateral Agent with notice of any additional Registered Intellectual Property of such Grantor acquired during such Fiscal Quarter and shall provide the Collateral Agent notification thereof and such short-form intellectual property agreements and assignments in a form similar to those required to be delivered pursuant to Section 4.8(e) and other documents that the Collateral Agent reasonably requests with respect thereto.

(b)        Such Grantor shall (and shall require all its applicable licensees to) (i) (1) continue to use each Trademark owned by such Grantor included in the Material Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is used that is material to the business of the Borrowers or their subsidiaries, free from any claim of abandonment for non-use, (2) maintain at least the same standards of quality of products and services offered under such Trademark as are currently maintained, (3) when appropriate (as determined in such Grantor's good faith business judgment), use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (4) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent shall obtain a security interest in such other Trademark pursuant to this Agreement and (ii) not knowingly do any act or omit to do any act whereby (w) the Trademarks included in the Material Intellectual Property (or any goodwill associated therewith included in the Intellectual Property) are reasonably likely to become destroyed, invalidated, materially impaired or harmed in any way, (x) any Patents included in the Material Intellectual Property are reasonably likely to become forfeited, misused, unenforceable, abandoned or dedicated to the public, (y) any Copyrights included in the Material Intellectual Property are reasonably likely to become invalidated, otherwise materially impaired or fall into the public domain or (z) any Trade Secret that is Material Intellectual Property is reasonably likely to become publicly available or otherwise unprotectable.

(c)        Such Grantor shall notify the Collateral Agent promptly if any Knowledge Officer knows that any application or registration relating to any Material Intellectual Property will become forfeited, misused, unenforceable, abandoned or dedicated to the public, or of any materially adverse determination or development regarding the validity or enforceability or such Grantor’s ownership of, interest in, right to use, register, own or maintain any Material Intellectual Property (including the institution of, or any such determination or development in, any proceeding that could reasonably be expected to result in any of the foregoing in any Applicable IP Office, other than a routine office action or other determination or development in the ordinary course of prosecution before an Applicable IP Office).  Such Grantor shall take all  commercially reasonable actions that are necessary or reasonably requested by the Collateral Agent to maintain and pursue each application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation included in the Material Intellectual Property, provided, that the parties acknowledge that nothing in this Agreement prevents such Grantor from disposing of or discontinuing the use of or maintenance of any of its Intellectual Property if such Grantor determines in its good faith business judgment that such disposal or discontinuance is desirable in the conduct of its business.

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(d)        Such Grantor shall not knowingly do any act or omit to do any act to infringe, misappropriate, dilute, violate or otherwise impair the Intellectual Property of any other Person.  In the event that such Grantor has reason to believe that any Material Intellectual Property of such Grantor is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party, such Grantor shall take all commercially reasonable actions appropriate under the circumstances (as determined by such Grantor in its good faith business judgment) in response thereto, including, if determined to be appropriate, promptly bringing suit and recovering all damages therefor.

(e)        Such Grantor shall, from time to time, execute any document required (or otherwise reasonably requested by Collateral Agent) to acknowledge, confirm, register, record or perfect the Collateral Agent’s interest in any part of the Intellectual Property constituting Collateral, whether now owned or hereafter acquired by such Grantor, including short-form intellectual property security agreements in the form attached hereto as Annex 3 for all Registered Intellectual Property of such Grantor.

Section 4.9        Notice of Commercial Tort Claims.  Such Grantor agrees that, if it shall acquire any interest in any commercial tort claim (whether from another Person or because such commercial tort claim shall have come into existence) as to which it has claimed or reasonably expects to recover more than $5,000,000, (i) such Grantor shall promptly deliver to the Collateral Agent, in each case in form and substance reasonably satisfactory to the Collateral Agent, a notice of the existence and nature of such commercial tort claim and a supplement to Schedule 1 containing a description of such commercial tort claim, (ii) Section 2.1 shall apply to such commercial tort claim and (iii) such Grantor shall execute and deliver to the Collateral Agent, in each case in form and substance reasonably satisfactory to the Collateral Agent, any document, and take all other action, reasonably necessary (or otherwise reasonably requested by the Collateral Agent) for the Collateral Agent to obtain, on behalf of the Secured Parties, a perfected security interest having at least the priority set forth in Section 3.2 in all such commercial tort claims.  Any supplement to Schedule 1 delivered pursuant to this Section 4.9 shall, after the receipt thereof by the Collateral Agent, become part of Schedule 1 for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

Section 4.10      Deposit Accounts and Securities Accounts.  Each Grantor shall provide the Collateral Agent with a perfected security interest in each Controlled Deposit Account and/or Controlled Securities Account to the extent required pursuant to the Credit Agreement.  Subject to the terms of the applicable Control Agreement, at any time when an Event of Default shall have occurred and be continuing, the Collateral Agent or the Requisite Lenders shall have the right to require the financial institutions at which any Controlled Deposit Accounts are maintained to remit to the Collateral Agent all funds maintained in such Controlled Deposit Accounts, such funds to be applied by the Collateral Agent against the Secured Obligations in the manner provided in the Credit Agreement; provided, that such requirement will cease to apply (unless subsequently triggered again) if such Event of Default shall have been cured or waived.

Section 4.11      Collateral Audits.  In addition to the inspections permitted under Section 5.6 of the Credit Agreement, the Lenders Steering Committee shall have the right to conduct audits of the Collateral, no more frequently than once per Fiscal Quarter while no Event of Default is continuing, and each Grantor shall furnish all such assistance and information as the Lenders Steering Committee may reasonably require in connection therewith.

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Section 4.12      Foreign Registered Aircraft.  Such Grantor agrees that in connection with any Cape Town Filing on Unencumbered aircraft that is registered in a jurisdiction other than the United States in accordance with Section 5.13 of the Credit Agreement, it shall deliver to the Collateral Agent, a supplement to Schedule 9 containing a description of the applicable airframe and engines by manufacturer, model and serial number, in form and substance reasonably satisfactory to the Collateral Agent.  In addition, upon the reasonable request of the Collateral Agent or the Requisite Lenders from time to time, such Grantor shall deliver supplements to Schedule 9 to reasonably identify the aircraft registered in a jurisdiction other than the United States that is subject to the Lien of the Collateral Agent hereunder. Any supplement to Schedule 9 delivered pursuant to this Section 4.12 shall, after the receipt thereof by the Collateral Agent, become part of Schedule 9 for all purposes hereunder.

ARTICLE 5

REMEDIAL PROVISIONS

Section 5.1        Code and Other Remedies.  (a)  UCC Remedies.  During the continuance of an Event of Default, the Collateral Agent may (or, upon the written direction of the Requisite Lenders, shall) exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Secured Obligation, all rights and remedies of a secured party under the UCC or any other applicable law.

(b)        Disposition of Collateral.  Without limiting the generality of the foregoing, the Collateral Agent may (or, upon the written direction of the Requisite Lenders, shall), without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), during the continuance of any Event of Default (personally or through its agents or attorneys), (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice or opportunity for a hearing on the Collateral Agent’s claim or action, (ii) collect, receive, appropriate and realize upon any Collateral and (iii) Sell, grant option or options to purchase and deliver any Collateral (enter into Contractual Obligations to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may reasonably deem advisable and at such prices as it may reasonably deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Collateral Agent shall have the right, upon any such public sale or sales and, to the extent permitted by the UCC and other applicable Requirements of Law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statue now existing or hereafter enacted.  The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at

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the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral.  The Collateral Agent may specifically disclaim or modify any warranties of title or the like.  Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offered.

(c)        Management of the Collateral.  Each Grantor further agrees, that, during the continuance of any Event of Default, (i) at the Collateral Agent’s or the Requisite Lenders’ request, it shall promptly and at its own expense assemble the Collateral and make it available to the Collateral Agent at places that the Collateral Agent or the Requisite Lenders shall reasonably select, whether at such Grantor’s premises or elsewhere, (ii) without limiting the foregoing, the Collateral Agent also has the right to require that each Grantor store and keep any Collateral pending further action by the Collateral Agent and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until the Collateral Agent is able to Sell any Collateral, the Collateral Agent shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose reasonably deemed appropriate by the Collateral Agent and (iv) the Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Collateral Agent's remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.  The Collateral Agent shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of the Collateral Agent.

(d)        Application of Proceeds.  The Collateral Agent shall apply the cash proceeds of any action taken by it pursuant to this Section 5.1, after deducting all out-of-pocket costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and any other Secured Party hereunder, including attorneys’ fees and disbursements, in each case, to the extent to be reimbursed pursuant to Section 10.2 of the Credit Agreement, to the payment in whole or in part of the Secured Obligations, as set forth in Section 2.12(h) of the Credit Agreement, and only after such application and after the payment by the Collateral Agent of any other amount required by any Requirement of Law, need the Collateral Agent account for the surplus, if any, to any Grantor.

(e)        Sales on Credit.  If the Collateral Agent sells any of the Collateral upon credit, the applicable Grantor will be credited only with payments actually made by the purchaser and received by the Collateral Agent and applied to indebtedness of the purchaser.  In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and the Grantor shall be credited with proceeds of the sale.

(f)        Direct Obligation.  Neither the Collateral Agent nor any other Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor, any other Credit Party or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor.  All of the rights and remedies of the Collateral Agent and any other Secured Party

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under any Credit Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Requirement of Law.  To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any Lender, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(g)       Commercially Reasonable.  To the extent that applicable Requirements of Law impose duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Collateral Agent to do any of the following in connection with the exercise of such remedies:

(i)         fail to incur significant costs, expenses or other Liabilities reasonably deemed as such by the Collateral Agent to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

(ii)        fail to obtain Governmental Authorizations, or other consents, for access to any Collateral to Sell or for the collection or Sale of any Collateral, or, if not required by other Requirements of Law, fail to obtain Governmental Authorizations or other consents for the collection or disposition of any Collateral;

(iii)       fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;

(iv)       advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature or to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring any such Collateral;

(v)        exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature or, to the extent deemed appropriate by the Collateral Agent, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;

(vi)       dispose of assets in wholesale rather than retail markets;

(vii)      disclaim disposition warranties, such as title, possession or quiet enjoyment; or

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(viii)      purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of any Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of any Collateral.

Each Grantor acknowledges that the purpose of this Section 5.1 is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by the Secured Parties shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 5.1.  Without limitation upon the foregoing, nothing contained in this Section 5.1 shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Agreement or by applicable Requirements of Law in the absence of this Section 5.1.

(h)        IP Licenses.  For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 5.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, Sell or grant options to purchase any Collateral) at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, (i) an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), including in such license the right to sublicense, use and practice any Intellectual Property now owned or hereafter acquired by such Grantor and access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof, in each case to the extent of such Grantor's rights therein and to the extent permitted by applicable licenses or other agreements related thereto, and (ii) an irrevocable license (without payment of rent or other compensation to such Grantor) to use, operate and occupy all real property owned, operated, leased, subleased or otherwise occupied by such Grantor.  With respect to Trademarks licensed under this Section 5.1, the applicable Grantor shall have such rights of quality control and inspection which are reasonably necessary by applicable law to maintain the validity and enforceability of such Trademarks.

(i)           Quiet Enjoyment.  The Collateral Agent hereby covenants and agrees that, with respect to any lease or sublease constituting Collateral, so long as no event of default has occurred and is continuing under the applicable lease or sublease, it shall not take or cause to be taken any action contrary to any permitted lessee’s or any permitted sublessee’s right to quiet enjoyment of, and the continuing possession, use and operation of, the relevant asset during the term of such lease or sublease in accordance with the terms of such lease or sublease.

Section 5.2        Accounts and Payments in Respect of General Intangibles.  (a)  In addition to, and not in substitution for, any similar requirement in the Credit Agreement, if required by the Collateral Agent or the Requisite Lenders at any time during the continuance of an Event of Default, any payment of accounts or payment in respect of general intangibles, when collected by any Grantor, shall be promptly (and, in any event, within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent, in a Blocked Account, subject to withdrawal by the Collateral Agent as provided in Section 5.4.  Until so turned over, such payment shall be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor.  Each such deposit of proceeds of accounts and payments in respect of general intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

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(b)        At any time:

(i)         during the continuance of an Event of Default, each Grantor shall, upon the Collateral Agent’s or the Requisite Lenders’ request, deliver to the Collateral Agent all original and other documents evidencing, and relating to, the Contractual Obligations and transactions that gave rise to any account or any payment in respect of general intangibles, including all original orders, invoices and shipping receipts and notify account debtors that the accounts or general intangibles have been collaterally assigned to the Collateral Agent and that payments in respect thereof shall be made directly to the Collateral Agent;

(ii)        during the continuance of an Event of Default, the Collateral Agent or the Requisite Lenders may, without notice, limit or terminate the authority of a Grantor to collect its accounts or amounts due under general intangibles or any thereof and, in its own name or in the name of others, and enforce such Grantor’s rights against such account debtors and obligors of general intangibles;

(iii)       communicate with account debtors to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any account or amounts due under any general intangible; and

(iv)       during the continuance of an Event of Default, each Grantor shall take all actions, deliver all documents and provide all information necessary or reasonably requested by the Collateral Agent or the Requisite Lenders to ensure any Internet Domain Name is registered.

(c)       Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each account and each payment in respect of general intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  No Secured Party shall have any obligation or liability under any agreement giving rise to an account or a payment in respect of a general intangible by reason of or arising out of any Credit Document or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an account or a payment in respect of a general intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Section 5.3        Pledged Collateral.  (a)  Voting Rights.  During the continuance of an Event of Default, upon written notice by the Collateral Agent to the relevant Grantor or Grantors, the Collateral Agent or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged

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Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it; provided, however, that the Collateral Agent shall have no duty to any Grantor or any Secured Party (absent written direction from the Requisite Lenders to the extent set forth in the Credit Agreement) to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b)        Cash Distributions.   During the continuance of an Event of Default, upon notice by the Collateral Agent or the Requisite Lenders to the relevant Grantor or Grantors, the Collateral Agent shall have the right to receive all cash dividends and other payments paid in respect of the Pledged Stock and all payments made in respect of the Pledged Debt Instruments and make application thereof to the Secured Obligations in the order set forth in the Credit Agreement.

(c)        Proxies.  In order to permit the Collateral Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) during the continuance of an Event of Default, each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies, dividend payment orders and other instruments as the Collateral Agent or the Requisite Lenders may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Collateral Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) only during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

(d)        Authorization of Issuers.  Each Grantor hereby expressly irrevocably authorizes and instructs, without any further instructions from such Grantor, each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Collateral Agent in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement and each Grantor agrees that such issuer shall be fully protected from Liabilities to such Grantor in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividend or make any other payment with respect to the Pledged Collateral directly to the Collateral Agent.

Section 5.4        Proceeds to be Turned over to and Held by Collateral Agent.  Upon the acceleration of the Secured Obligations pursuant to Section 8.1 of the Credit Agreement and unless otherwise expressly provided in the Credit Agreement or this Agreement, all proceeds of any Collateral received by any Grantor hereunder in cash or Cash Equivalents shall be held by such Grantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, promptly upon receipt by any Grantor, be turned over to the Collateral Agent in the exact form received (with any necessary endorsement).  All such proceeds of Collateral and any other proceeds of any Collateral received by the Collateral Agent in cash or Cash Equivalents shall be held by the Collateral Agent in a Blocked Account.  All proceeds being

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held by the Collateral Agent in a Blocked Account (or by such Grantor in trust for the Collateral Agent) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Credit Agreement.

Section 5.5        Registration Rights.  (a)  If the Collateral Agent shall determine to exercise its rights to Sell any portion of the Pledged Collateral by registering such Pledged Collateral under the provisions of the Securities Act, each relevant Grantor shall cause the issuer thereof to do or cause to be done all acts as may be necessary or, in the opinion of the Collateral Agent, advisable to register such Pledged Collateral or that portion thereof to be Sold under the provisions of the Securities Act, all as directed by the Collateral Agent in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto and in compliance with the securities or “Blue Sky” laws of any jurisdiction that the Collateral Agent shall designate.

(b)        Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Collateral Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.

(c)        Each Grantor agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Pledged Collateral pursuant to this Section 5.5 valid and binding and in compliance with all applicable Requirements of Law.  Each Grantor further agrees that a breach of any covenant contained in this Section 5.5 will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

Section 5.6       Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorney employed by the Collateral Agent or any other Secured Party to collect such deficiency.

ARTICLE 6

THE COLLATERAL AGENT

Section 6.1       Collateral Agent’s Appointment as Attorney-in-Fact.  (a)  Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any Related Person thereof,

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with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of the Credit Documents, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of the Credit Documents, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent and its Related Persons the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following when an Event of Default shall be continuing:

(i)           in the name of such Grantor, in its own name or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any account or general intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any such moneys due under any account or general intangible or with respect to any other Collateral whenever payable;

(ii)           in the case of any Intellectual Property owned by or licensed to the Grantors, execute, deliver and have recorded any document that the Collateral Agent may request to evidence, effect, publicize or record the Collateral Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)           pay or discharge taxes and Liens levied or placed on or threatened against any Collateral, effect any repair or obtain, adjust and pay any insurance called for by the terms of the Credit Agreement (including all or any part of the premiums therefor and the costs thereof);

(iv)           execute, in connection with any sale provided for in Section 5.1 or Section 5.5, any document to effect or otherwise necessary or appropriate in relation to evidence the Sale of any Collateral; or

(v)           (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct, (B) ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate, (G) assign any Intellectual Property owned by the Grantors or any IP Licenses of the Grantors throughout the world on such terms and conditions and in such manner as the Collateral Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, Sell, grant a Lien on, make any

25

Contractual Obligation with respect to and otherwise deal with, any Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes and do, at the Collateral Agent’s option, at any time or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon any Collateral and the Secured Parties’ security interests therein and to effect the intent of the Credit Documents, all as fully and effectively as such Grantor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

(b)        If any Grantor fails to perform or comply with any Contractual Obligation contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such Contractual Obligation.

(c)        The out-of-pocket expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate set forth in Section 2.5 and Section 2.7 of the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand, to the extent provided in Section 10.2 of the Credit Agreement.

(d)        Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 6.1.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 6.2        Authorization to File Financing Statements.  Each Grantor authorizes the Collateral Agent and its Related Persons, at any time and from time to time, to file or record financing statements, amendments thereto, and other filing or recording documents or instruments with respect to any Collateral in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement to the extent contemplated by this Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets of the debtor, now owned or hereafter acquired”.  Such Grantor also hereby ratifies its authorization for the Collateral Agent to have filed any initial financing statement or amendment thereto under the UCC (or other similar laws) in effect in any jurisdiction if filed prior to the Closing Date.

Section 6.3        Authority of Collateral Agent.  Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation or entitlement to make any inquiry respecting such authority.

26

Section 6.4        Duty; Obligations and Liabilities.  (a)  Duty of Collateral Agent.  The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account.  The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s interest in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers.  The Collateral Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Related Persons shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.  In addition, neither the Collateral Agent nor any of its Related Persons shall be liable or responsible to any Grantor for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by the Collateral Agent in good faith.

(b)        Obligations and Liabilities with respect to Collateral.  No Secured Party and no Related Person thereof shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral.  The powers conferred on the Collateral Agent hereunder shall not impose any duty upon any other Secured Party to exercise any such powers.  The other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

ARTICLE 7

MISCELLANEOUS

Section 7.1        Delivery of Schedules.  Notwithstanding any other provision of this agreement, and without in any way impairing the immediate grant of the Liens provided for herein, the parties hereto acknowledge and agree that the Grantors may and shall deliver Schedules 1, 5B, 6, and 7 within 10 Business Days after the Closing Date and shall be deemed to make the applicable representations and warranties hereunder with respect to such schedules as of the date of such delivery.

Section 7.2        Reinstatement.  Each Grantor agrees that, if any payment made by any Credit Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by any Secured Party to such Credit Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made.  If, prior to any of the foregoing, any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise

27

affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

Section 7.3        Release of Collateral.  (a)  The Collateral Agent shall release any Lien on any property granted to or held by Administrative Agent or Collateral Agent under any Credit Document upon termination of the Commitments and payment in full of all Obligations (other than contingent reimbursement and indemnification obligations not yet accrued and payable).

(b)        (i)  Upon the consummation of any sale or other transfer by any Grantor of any Collateral to any Person that is not a Grantor that is permitted under the Credit Agreement, or (ii) if the release of such Lien is approved, authorized or ratified in writing by the Requisite Lenders (or such greater number of Lenders as may be required) pursuant to Section 10.5 of the Credit Agreement, upon the satisfaction of any conditions contained in such approval, authorization or ratification, then in either case, any Lien in such Collateral granted under the Credit Documents shall be automatically released, without further action of the Collateral Agent or any other Person.

(c)        A Grantor shall automatically be released from its obligations hereunder and any Lien in the Collateral of such Grantor shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Grantor ceases to be a subsidiary of Company or otherwise ceases to be a Guarantor (including pursuant to Section 7.12 of the Credit Agreement), in each case without further action of the Collateral Agent or any other Person.

(d)        In the event that (i) any trade accounts receivable and the proceeds thereof of The CIT Group/Commercial Services, Inc. (collectively, “Factored Accounts”) shall become subject to any defense (unrelated to the financial condition of the related obligor thereon), dispute, offset or counterclaim of any kind, (ii) The CIT Group/Commercial Services, Inc. desires to accommodate a client’s request to re-assign to such client any Factored Account with respect to which The CIT Group/Commercial Services, Inc. does not bear the credit risk, (iii) The CIT Group/Commercial Services, Inc. desires or is required to re-assign to a client some or all of the Factored Accounts previously conveyed by such client to The CIT Group/Commercial Services, Inc. in connection with (a) the termination of such client’s agreement with The CIT Group/Commercial Services, Inc. or (b) the settlement of a dispute between such client and The CIT Group/Commercial Services, Inc., or (iv) The CIT Group/Commercial Services, Inc. desires to make a claim under an insurance policy or other credit protection device and must convey the applicable Factored Accounts to the insurance company which issued such policy or to the grantor of such credit protection free and clear of any Liens, then, in each such case, upon delivery of prior written notice of such transaction by The CIT Group/Commercial Services, Inc. to Collateral Agent, any Lien in the applicable Factored Accounts granted hereunder shall be automatically released upon the consummation of such transaction.

(e)        Reasonably identifiable proceeds from a securitization facility shall be automatically released from the Collateral Agent’s Lien without further action of the Collateral Agent or any other Person, solely to the extent that a Grantor is contractually required by the terms of such securitization facility to remit such proceeds to a third party that is not the Company or any Subsidiary Guarantor.

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(f)         If and to the extent in connection with a transaction permitted under the Credit Agreement, upon the request of any Grantor, the Collateral Agent shall enter into an agreement to subordinate the Lien of the Collateral Agent in specific Collateral to the holder of a Permitted Lien in such Collateral which is permitted to be senior to the Lien of the Collateral Agent, which agreement shall be reasonably satisfactory to the Collateral Agent.  Upon request by the Collateral Agent at any time, the Requisite Lenders (or such greater number of Lenders as may be required pursuant to Section 10.5 of the Credit Agreement) will confirm in writing the authority of Administrative Agent or Collateral Agent to release or subordinate its interest in particular types or items of property.  In each case as specified in this Section 7.3, Administrative Agent and Collateral Agent will (and each Lender irrevocably authorizes Administrative Agent and Collateral Agent to), at Borrowers’ expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Credit Documents  in accordance with the terms of the Credit Documents and this Section 7.3.

Section 7.4        Independent Obligations.  The obligations of each Grantor hereunder are independent of and separate from the Secured Obligations and the Guaranteed Obligations.  If any Secured Obligation or Guaranteed Obligation is not paid when due, or upon any Event of Default, the Collateral Agent may, at its sole election, proceed directly and at once, without notice, against any Grantor and any Collateral to collect and recover the full amount of any Secured Obligation or Guaranteed Obligation then due, without first proceeding against any other Grantor, any other Credit Party or any other Collateral and without first joining any other Grantor or any other Credit Party in any proceeding.

Section 7.5        Independent Effect.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 7.6        No Waiver by Course of Conduct.  No Secured Party shall by any act (except by a written instrument pursuant to Section 7.7), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.

Section 7.7        Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.5 of the Credit Agreement; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments and Joinder Agreements, in substantially the form of Annex 1 and Annex 2, respectively, in each case duly executed by the Collateral Agent and each Grantor directly affected thereby.

Section 7.8        Additional Grantors; Additional Pledged Collateral.  (a)  Joinder Agreements.  If, at the option of the Company or as required pursuant to Section 5.10 of the

29

Credit Agreement, the Company shall cause any subsidiary of Company that is not a Grantor to become a Grantor hereunder, such subsidiary shall execute and deliver to the Collateral Agent a Joinder Agreement substantially in the form of Annex 2 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.  Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of the Collateral Agent not to cause any subsidiary of Company to become a Grantor hereunder.  This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

(b)        Pledge Amendments.  To the extent any Pledged Collateral has not been delivered as of the Closing Date, such Grantor shall deliver a pledge amendment duly executed by the Grantor in substantially the form of Annex 1 (each, a “Pledge Amendment”).  Such Grantor authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement.  Notwithstanding the foregoing, it is understood and agreed that the security interest of the Collateral Agent shall attach to all Pledged Collateral immediately upon any Grantor’s acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a Pledge Amendment as required hereby.

Section 7.9        Notices.  All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.1 of the Credit Agreement; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to the Borrowers’ notice address set forth in such Section 10.1 of the Credit Agreement.

Section 7.10      Successors and Assigns.  This Agreement shall be binding upon the permitted successors and assigns of each Grantor and shall inure to the benefit of each Secured Party and their permitted successors and assigns; provided, however, that, except pursuant to a merger or consolidation permitted by the Credit Agreement, no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

Section 7.11       Entire Agreement.  This Agreement and the other Credit Documents embody the entire agreement and understanding between the Grantors and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof.  Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

Section 7.12       Counterparts.  This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Agreement by facsimile transmission or by Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 7.13       Severability.  Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal,

30

invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.

Section 7.14       Governing Law.  This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 7.15       Jurisdiction.  (a)  Submission to Jurisdiction.  Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each of the Grantors hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

(b)        Service of Process.  Each of the parties hereto hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with this Agreement by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of such party specified in Section 7.9 (and shall be effective when such mailing shall be effective, as provided therein).  Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)        Non-Exclusive Jurisdiction.  Nothing contained in this Section 7.15 shall affect the right of the Collateral Agent or any Lender to serve process in any other manner permitted by applicable Requirements of Law or commence legal proceedings or otherwise proceed against any Grantor in any other jurisdiction.

Section 7.16      Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, ANY CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREIN OR RELATED THERETO (WHETHER FOUNDED IN CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO RELATED PERSON OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.16.

Section 7.17       Aircraft Collateral. Notwithstanding anything in this Agreement to the contrary, if any airframe or aircraft engine subject to the Lien created under this Agreement becomes subject to an aircraft mortgage in favor of the Collateral Agent in form and substance reasonably satisfactory to the Collateral Agent, then such airframe and/or engine shall no longer

31

be subject to this Agreement other than Article 2 and the Collateral Agent’s rights and remedies and the applicable Grantor’s obligations with respect thereto shall be governed by such aircraft mortgage.

Section 7.18       Amendment and Restatement. The obligations evidenced by this Agreement and all instruments, agreements, and documents executed in connection herewith constitute an amendment, renewal, and restatement of all obligations of the Grantors evidenced by the Original Collateral Agreement.  All documents, agreements, waivers or other instrument executed in connection therewith and the Original Credit Agreement (collectively the “Existing Credit Documents”) shall remain in full force and effect except to extent modified in accordance with their respective terms.  It is expressly understood and agreed by the parties hereto that this Agreement is in no way intended to constitute a novation of the obligations and liabilities existing under the Original Credit Agreement or Original Collateral Agreement or evidence payment in full of all or any of such obligations and liabilities.  All references to the Collateral Agreement in the Credit Documents shall be deemed to refer to this Agreement.  Nothing contained in this Agreement or any other document or instrument executed contemporaneously herewith shall be deemed to satisfy or discharge the Indebtedness evidenced by the Original Collateral Agreement, the Original Credit Agreement or the Existing Credit Documents (this being an amendment and restatement only).

[SIGNATURE PAGES FOLLOW]

32

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

Grantors:

BAFFIN SHIPPING CO., INC.
C.I.T. LEASING CORPORATION
CAPITA COLOMBIA HOLDINGS CORP.
CAPITA CORPORATION
CAPITA INTERNATIONAL L.L.C.
CAPITA PREMIUM CORPORATION
CIT CAPITAL USA INC.
CIT CHINA 12, INC.
CIT CHINA 13, INC.
CIT CHINA 2, INC.
CIT CHINA 3, INC.
CIT COMMUNICATIONS FINANCE CORPORATION
CIT CREDIT FINANCE CORP.
CIT CREDIT GROUP USA INC.
CIT FINANCIAL LTD. OF PUERTO RICO
CIT FINANCIAL USA, INC.
CIT GROUP (NJ) LLC
CIT GROUP FUNDING COMPANY OF DELAWARE LLC
CIT GROUP SF HOLDING CO., INC.
CIT HEALTHCARE LLC
CIT HOLDINGS, LLC
CIT LENDING SERVICES CORPORATION
CIT LENDING SERVICES CORPORATION (ILLINOIS)
CIT LOAN CORPORATION (F/K/A THE CIT GROUP/CONSUMER FINANCE, INC.)
CIT REALTY LLC
CIT TECHNOLOGIES CORPORATION
CIT TECHNOLOGY FINANCING SERVICES, INC.
EDUCATION LOAN SERVICING CORPORATION
GFSC AIRCRAFT ACQUISITION FINANCING CORPORATION
HUDSON SHIPPING CO., INC.
OWNER-OPERATOR FINANCE COMPANY

[Signature page to Amended and Restated Collateral Agreement]

THE CIT GROUP/BC SECURITIES INVESTMENT, INC.
THE CIT GROUP/BUSINESS CREDIT, INC.
THE CIT GROUP/CAPITAL FINANCE, INC.
THE CIT GROUP/CAPITAL TRANSPORTATION, INC.
THE CIT GROUP/CMS SECURITIES INVESTMENT, INC.
THE CIT GROUP/COMMERCIAL SERVICES, INC.
THE CIT GROUP/COMMERCIAL SERVICES, INC. (VA.)
THE CIT GROUP/CORPORATE AVIATION, INC.
THE CIT GROUP/EQUIPMENT FINANCING, INC.
THE CIT GROUP/EQUITY INVESTMENTS, INC.
THE CIT GROUP/FACTORING ONE, INC.
THE CIT GROUP/FM SECURITIES INVESTMENT, INC.
THE CIT GROUP/LSC SECURITIES INVESTMENT, INC.
THE CIT GROUP/SECURITIES INVESTMENT, INC.
THE CIT GROUP/VENTURE CAPITAL, INC.
WESTERN STAR FINANCE, INC.

By:
	Name:	Glenn A. Votek
	Title:	Treasurer

[Signature page to Amended and Restated Collateral Agreement]

THE CIT GROUP/CONSUMER FINANCE, INC. (NY)

THE CIT GROUP/CONSUMER FINANCE, INC. (TN)

By:
	Name:	Glenn A. Votek
	Title:	Assistant Treasurer

FRANCHISE PORTFOLIO 1, INC. FRANCHISE PORTFOLIO 2, INC.

By:
	Name:	Glenn A. Votek
	Title:	Executive Vice President

CIT REAL ESTATE HOLDING CORPORATION

By:
	Name:	Glenn A. Votek
	Title:	Treasurer

[Signature page to Amended and Restated Collateral Agreement]

EQUIPMENT ACCEPTANCE CORPORATION

By:
	Name:	Glenn A. Votek
	Title:	Treasurer

NAMEKEEPERS LLC

By:
	Name:	Glenn A. Votek
	Title:	Treasurer

[Signature page to Amended and Restated Collateral Agreement]

Foreign Grantors:

CIT HOLDINGS CANADA ULC

By:
	Name:	Glenn A. Votek
	Title:	Treasurer

[Signature page to Amended and Restated Collateral Agreement]

CIT FINANCIAL (BARBADOS) SRL

By:
Name:
Title:

[Signature page to Amended and Restated Collateral Agreement]

CIT GROUP HOLDINGS (UK) LIMITED

By:
Name:
Title:

[Signature page to Amended and Restated Collateral Agreement]

CIT HOLDINGS NO. 2 (IRELAND)

By:
Name:
Title:

[Signature page to Amended and Restated Collateral Agreement]

CIT FINANCIAL LTD./SERVICES FINANCIERS CIT LTEE

By:
	Name:	Glenn A. Votek
	Title:	Treasurer

[Signature page to Amended and Restated Collateral Agreement]

Accepted and Agreed
as of the date first above written:

BARCLAYS BANK PLC
as Collateral Agent

By:
Name:
Title:

[Signature page to Amended and Restated Collateral Agreement]

ANNEX 1
TO
COLLATERAL AGREEMENT

FORM OF PLEDGE AMENDMENT

This PLEDGE AMENDMENT, dated as of __________ __, 20__, is delivered pursuant to Section 7.7 of the Amended and Restated Collateral Agreement, dated as of July 29, 2009, by the subsidiaries of The CIT Group Inc. party thereto (each, a “Grantor” and collectively, the “Grantors”), in favor of Barclays Bank PLC (“Barclays”), as collateral agent for the Secured Parties referred to therein (the “Collateral Agreement”).  Capitalized terms used herein without definition are used as defined in the Collateral Agreement.

The undersigned hereby agrees that this Pledge Amendment may be attached to the Collateral Agreement and that the Pledged Collateral listed on Annex 1-A to this Pledge Amendment shall be and become part of the Collateral referred to in the Collateral Agreement and shall secure all Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Sections 3.1, 3.2, 3.4 and 3.8 of the Collateral Agreement is true and correct in all material respects and as of the date hereof as if made on and as of such date.

[Grantor]

By:
Name:
Title:

___________________________
To be used for pledge of Additional Pledged Collateral by existing Grantor.

A1-1

Annex 1-A

PLEDGED STOCK
ISSUER	CLASS	CERTIFICATE NO(S).	PAR VALUE	NUMBER OF SHARES, UNITS OR INTERESTS

PLEDGED INTERCOMPANY DEBT INSTRUMENTS
ISSUER	DESCRIPTION OF DEBT	CERTIFICATE NO(S).	FINAL MATURITY	PRINCIPAL AMOUNT

A1-2

ACKNOWLEDGED AND AGREED as of the date first above written:

BARCLAYS BANK PLC
as Collateral Agent

By:
Name:
Title:

A1-3

ANNEX 2
TO
COLLATERAL AGREEMENT

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of _________ __, 20__, is delivered pursuant to Section 7.7 of the Amended and Restated Collateral Agreement, dated as of July 29, 2009, by the subsidiaries of The CIT Group Inc. party thereto (each, a “Grantor” and collectively, the “Grantors”), in favor of Barclays Bank PLC (“Barclays”), as collateral agent for the Secured Parties referred to therein (the “Collateral Agreement”).  Capitalized terms used herein without definition are used as defined in the Collateral Agreement.

By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 7.7 of the Collateral Agreement, hereby becomes a party to the Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the undersigned, hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the undersigned and expressly assumes all obligations and liabilities of a Grantor thereunder.  The undersigned hereby agrees to be bound as a Grantor for the purposes of the Collateral Agreement.

The information set forth in Annex 1-A is hereby added to the information set forth in Schedules 1 through 7 to the Collateral Agreement.  By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agrees that this Joinder Agreement may be attached to the Collateral Agreement and that the Pledged Collateral listed on Annex 1-A to this Joinder Amendment shall be and become part of the Collateral referred to in the Collateral Agreement and shall secure all Secured Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Article 3 of the Collateral Agreement applicable to it is true and correct  in all material respects with respect to it on and as the date hereof as if made on and as of such date.

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

A2-1

ACKNOWLEDGED AND AGREED as of the date first above written:

[EACH GRANTOR PLEDGING ADDITIONAL COLLATERAL]

By:
Name:
Title:

BARCLAYS BANK PLC
as Collateral Agent

By:
Name:
Title:

A2-2

ANNEX 3

TO

COLLATERAL AGREEMENT

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS [COPYRIGHT] [PATENT] [TRADEMARK] COLLATERAL AGREEMENT (this “[Copyright][Patent][Trademark] Security Agreement”), dated as of _________ __, 20__, is made by each of the entities listed on the signature pages hereof (each a “Grantor” and, collectively, the “Grantors”), in favor of Barclays Bank PLC (“Barclays”), as collateral agent (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”) for the Lenders (as defined in the Credit Agreement referred to below).

W I T N E S S E T H:

WHEREAS, pursuant to the Amended and Restated Credit and Guaranty Agreement, dated as of July 29, 2009 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CIT Group Inc., as borrower, the Subsidiary Borrowers from time to time party thereto, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Barclays, as administrative agent and collateral agent for the Lenders, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, all of the Grantors are party to the Amended and Restated Collateral Agreement, dated as of July 29, 2009 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among the Grantors, certain other subsidiaries of The CIT Group Inc. party thereto and the Collateral Agent for the Lenders and each Secured Party, pursuant to which the Grantors are required to execute and deliver this [Copyright] [Patent] [Trademark] Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Lenders, the Collateral Agent and the Collateral Agent to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Grantor hereby agrees with the Collateral Agent as follows:

Section 1.                      Defined Terms.  Capitalized terms used herein without definition are used as defined in the Collateral Agreement.

Section 2.                      Grant of Security Interest in [Copyright] [Trademark] [Patent] Collateral.  Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration, or otherwise) of the Obligations of the Grantor (the “Secured Obligations”), hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the “[Copyright] [Patent] [Trademark] Collateral”):

[all United States and foreign copyrights, including copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including the registrations and applications referred to in Schedule 1 hereto, (ii) all extensions and renewals thereof (iii) all rights corresponding thereto throughout the world, and (iv) all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.]

A3-1

or

(a)           [all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including: (i) each patent and patent application referred to in Schedule 1 hereto, (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world and (iv) all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.]

or

(a)           [all United States, and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet Domain Names, service marks, certification marks, collective marks, logos, other source or business identifiers, all registrations and applications for any of the foregoing including: (i) the registrations and applications referred to in Schedule 1 hereto, (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, and (iv) all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.]

Section 3.                      Security Agreement.  The security interest granted pursuant to this [Copyright] [Patent] [Trademark] Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Collateral Agreement and each Grantor hereby acknowledges and agrees that the rights and remedies of the Collateral Agent with respect to the security interest in the [Copyright] [Patent] [Trademark] Collateral made and granted hereby are more fully set forth in the Collateral Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  In the event of a conflict between this [Copyright][Patent][Trademark] Security Agreement and the Collateral Agreement, the provisions of the Collateral Agreement shall govern.

Section 4.                      Counterparts.  This [Copyright] [Patent] [Trademark] Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this [Copyright] [Patent] [Trademark] Security Agreement by facsimile transmission or by electronic transmission shall be as effective as delivery of a manually executed counterpart thereof.

Section 5.                      Termination.                      This [Copyright] [Patent] [Trademark] Security Agreement shall terminate upon the termination of the Collateral Agreement.

Section 6.                      Governing Law.  This [Copyright] [Patent] [Trademark] Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

 [SIGNATURE PAGES FOLLOW]

A3-2

IN WITNESS WHEREOF, each Grantor has caused this [Copyright] [Patent] [Trademark] Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

[GRANTOR] as Grantor

By:
Name:
Title:

ACCEPTED AND AGREED
as of the date first above written:

BARCLAYS BANK PLC
as Collateral Agent

By:
Name:
Title:

Sch-8B

SCHEDULE 1
TO COLLATERAL AGREEMENT

COMMERCIAL TORT CLAIMS

None.

Sched. 1-1

SCHEDULE 2
TO COLLATERAL AGREEMENT

FILINGS

Grantor	Jurisdiction of Filing	Organization Number where applicable
Baffin Shipping Co., Inc.	Delaware/Secretary of State
C.I.T. Leasing Corporation	Delaware/Secretary of State
Capita Colombia Holdings Corp.	Delaware/Secretary of State
Capita Corporation	Delaware/Secretary of State
Capita International L.L.C.	Delaware/Secretary of State
Capita Premium Corporation	Delaware/Secretary of State
CIT Capital USA Inc.	Delaware/Secretary of State
CIT China 12, Inc.	Delaware/Secretary of State
CIT China 13, Inc.	Delaware/Secretary of State
CIT China 2, Inc.	Delaware/Secretary of State
CIT China 3, Inc.	Delaware/Secretary of State
CIT Communications Finance Corporation	Delaware/Secretary of State
CIT Credit Finance Corp.	Delaware/Secretary of State
CIT Credit Group USA Inc.	Delaware/Secretary of State
CIT Financial (Barbados) Srl	District of Columbia Recorder of Deeds
CIT Financial Ltd.	District of Columbia Recorder of Deeds
CIT Financial Ltd./Services Financiers CIT Ltee.	District of Columbia Recorder of Deeds

Sched. 2-1

Grantor	Jurisdiction of Filing	Organization Number where applicable
Services Financiers CIT Ltee.	District of Columbia Recorder of Deeds
CIT Financial Ltd. of Puerto Rico	Delaware/Secretary of State
CIT Financial USA, Inc.	Delaware/Secretary of State
CIT Group (NJ) LLC	Delaware/Secretary of State
CIT Group Funding Company of Delaware LLC	Delaware/Secretary of State
CIT Group Holdings (UK) Limited	District of Columbia Recorder of Deeds
CIT Group SF Holding Co., Inc.	Delaware/Secretary of State
CIT Healthcare LLC	Delaware/Secretary of State
CIT Holdings No. 2 (Ireland)	District of Columbia Recorder of Deeds
CIT Holdings Canada ULC	District of Columbia Recorder of Deeds
CIT Holdings, LLC	Delaware/Secretary of State
CIT Lending Services Corporation	Delaware/Secretary of State
CIT Lending Services Corporation (Illinois)	Delaware/Secretary of State
CIT Loan Corporation	Delaware/Secretary of State
CIT Real Estate Holding Corporation	Delaware/Secretary of State
CIT Realty LLC	Delaware/Secretary of State
CIT Technologies Corporation	Michigan/Secretary of State	404762
CIT Technology Financing Services, Inc.	Massachusetts/Secretary of State

Sched. 2-2

Grantor	Jurisdiction of Filing	Organization Number where applicable
Education Loan Servicing Corporation	Delaware/Secretary of State
Equipment Acceptance Corporation	New York/Secretary of State
Franchise Portfolio 1, Inc.	Delaware/Secretary of State
Franchise Portfolio 2, Inc.	Delaware/Secretary of State
GFSC Aircraft Acquisition Financing Corporation	Delaware/Secretary of State
Hudson Shipping Co., Inc.	Delaware/Secretary of State
Namekeepers LLC	Delaware/Secretary of State
Owner-Operator Finance Company	Delaware/Secretary of State
Student Loan Xpress, Inc.	Delaware/Secretary of State
The CIT Group/BC Securities Investment, Inc.	New Jersey/Secretary of State	0100710999
The CIT Group/Business Credit, Inc.	New York/Secretary of State
The CIT Group/Capital Finance, Inc.	Delaware/Secretary of State	0844467
The CIT Group/Capital Transportation, Inc.	Delaware/Secretary of State	2215960
The CIT Group/CmS Securities Investment, Inc.	New Jersey/Secretary of State	0100711003
The CIT Group/Commercial Services, Inc.	New York/Secretary of State
The CIT Group/Commerical Services, Inc. (Va.)	Delaware/Secretary of State
The CIT Group/Consumer Finance, Inc. (NY)	New York/Secretary of State
The CIT Group/Consumer Finance, Inc. (TN)	Delaware/Secretary of State

Sched. 2-3

Grantor	Jurisdiction of Filing	Organization Number where applicable
The CIT Group/Corporate Aviation, Inc.	Delaware/Secretary of State
The CIT Group/Equipment Financing, Inc.	Delaware/Secretary of State
The CIT Group/Equity Investments, Inc.	New Jersey/Secretary of State	0100453750
The CIT Group/Factoring One, Inc.	New York/Secretary of State
The CIT Group/FM Securities Investment, Inc.	New Jersey/Secretary of State	0100711000
The CIT Group/LsC Securities Investment, Inc.	New Jersey/Secretary of State	0100711001
The CIT Group/Securities Investment, Inc.	Delaware/Secretary of State
The CIT Group/Venture Capital, Inc.	New Jersey/Secretary of State	0100506008
Western Star Finance, Inc.	Delaware/Secretary of State

Sched. 2-4

SCHEDULE 3
TO COLLATERAL AGREEMENT

JURISDICTION OF ORGANIZATION;
CHIEF EXECUTIVE OFFICE; ORGANIZATION NUMBERS

Grantor	Jurisdiction	Chief Executive Office	Organization Number where applicable
Baffin Shipping Co., Inc.	Delaware	1 CIT Drive, Livingston, New Jersey 07039	2578915
C.I.T. Leasing Corporation	Delaware	1 CIT Drive, Livingston, New Jersey 07039	0514605
Capita Colombia Holdings Corp.	Delaware	1 CIT Drive, Livingston, New Jersey 07039	2696560
Capita Corporation	Delaware	1 CIT Drive, Livingston, New Jersey 07039	2319708
Capita International L.L.C.	Delaware	1 CIT Drive, Livingston, New Jersey 07039	2417903
Capita Premium Corporation	Delaware	1 CIT Drive, Livingston, New Jersey 07039	2595166
CIT Capital USA Inc.	Delaware	1 CIT Drive, Livingston, New Jersey 07039	2328142
CIT China 12, Inc.	Delaware	1 CIT Drive, Livingston, New Jersey 07039	3597289
CIT China 13, Inc.	Delaware	1 CIT Drive, Livingston, New Jersey 07039	3597290
CIT China 2, Inc.	Delaware	1 CIT Drive, Livingston, New Jersey 07039	2581254
CIT China 3, Inc.	Delaware	1 CIT Drive, Livingston, New Jersey 07039	2598126
CIT Communications Finance Corporation	Delaware	1 CIT Drive, Livingston, New Jersey 07039	2321632
CIT Credit Finance Corp.	Delaware	1 CIT Drive, Livingston, New Jersey 07039	3291438

Sched. 3-1

Grantor	Jurisdiction	Chief Executive Office	Organization Number where applicable
CIT Credit Group USA Inc.	Delaware	1 CIT Drive, Livingston, New Jersey 07039	2328144
CIT Financial (Barbados) Srl	Barbados	#1 Chelston Park, 2nd Floor, Collymore Rock, St. Michael, Barbados	599
CIT Financial Ltd. of Puerto Rico	Delaware	1 CIT Drive, Livingston, New Jersey 07039	2154963
CIT Financial Ltd./Services Financiers CIT Ltee.	Ontario, Canada	207 Queens Quay West, Suite 700, Toronto, Ontario M5J 1A7 Canada	1758589
CIT Financial USA, Inc.	Delaware	1 CIT Drive, Livingston, New Jersey 07039	2284509
CIT Group (Holdings) (UK) Limited	United Kingdom	Circa, 2A High Street, Bracknell, Berkshire RG12 1AA, United Kingdom	2676774
CIT Group (NJ) LLC	Delaware	1 CIT Drive, Livingston, New Jersey 07039	3761731
CIT Group Funding Company of Delaware LLC	Delaware	1 CIT Drive, Livingston, New Jersey 07039	4481714
CIT Group SF Holding Co., Inc.	Delaware	1 CIT Drive, Livingston, New Jersey 07039	3693119
CIT Healthcare LLC	Delaware	1 CIT Drive, Livingston, New Jersey 07039	2531163
CIT Holdings (No.2) Ireland	Ireland	CIT House, Blackrock Business Park, Carysfort Avenue, Blackrock, Dublin, Ireland	347417
CIT Holdings Canada ULC	Alberta, Canada	207 Queens Quay West, Suite 700, Toronto, Ontario M5J 1A7	2014431874
CIT Holdings, LLC	Delaware	1 CIT Drive, Livingston, New Jersey 07039	3114955

Sched. 3-2

Grantor	Jurisdiction	Chief Executive Office	Organization Number where applicable
CIT Lending Services Corporation	Delaware	1 CIT Drive, Livingston, New Jersey 07039	2217176
CIT Lending Services Corporation (Illinois)	Delaware	1 CIT Drive, Livingston, New Jersey 07039	2571585
CIT Loan Corporation (f/k/a The CIT Group/Consumer Finance, Inc.)	Delaware	1 CIT Drive, Livingston, New Jersey 07039	2310640
CIT Real Estate Holding Corporation	Delaware	1 CIT Drive, Livingston, New Jersey 07039	4314563
CIT Realty LLC	Delaware	1 CIT Drive, Livingston, New Jersey 07039	0765417
CIT Technologies Corporation	Michigan	1 CIT Drive, Livingston, New Jersey 07039	404762
CIT Technology Financing Services, Inc.	Massachusetts	1 CIT Drive, Livingston, New Jersey 07039
Education Loan Servicing Corporation	Delaware	1 CIT Drive, Livingston, New Jersey 07039	3704141
Equipment Acceptance Corporation	New York	1 CIT Drive, Livingston, New Jersey 07039
Franchise Portfolio 1, Inc.	Delaware	1 CIT Drive, Livingston, New Jersey 07039	3542342
Franchise Portfolio 2, Inc.	Delaware	1 CIT Drive, Livingston, New Jersey 07039	3542345
GFSC Aircraft Acquisition Financing Corporation	Delaware	1 CIT Drive, Livingston, New Jersey 07039	2530172
Hudson Shipping Co., Inc.	Delaware	1 CIT Drive, Livingston, New Jersey 07039	2598124
Namekeepers LLC	Delaware	1 CIT Drive, Livingston, New Jersey 07039	3235426

Sched. 3-3

Grantor	Jurisdiction	Chief Executive Office	Organization Number where applicable
Owner-Operator Finance Company	Delaware	1 CIT Drive, Livingston, New Jersey 07039	3019673
Student Loan Xpress, Inc.	Delaware	1 CIT Drive, Livingston, New Jersey 07039	3310022
The CIT Group/BC Securities Investment, Inc.	New Jersey	1 CIT Drive, Livingston, New Jersey 07039	0100710999
The CIT Group/Business Credit, Inc.	New York	1 CIT Drive, Livingston, New Jersey 07039
The CIT Group/Capital Finance, Inc.	Delaware	1 CIT Drive, Livingston, New Jersey 07039	0844467
The CIT Group/Capital Transportation, Inc.	Delaware	1 CIT Drive, Livingston, New Jersey 07039	2215960
The CIT Group/CmS Securities Investment, Inc.	New Jersey	1 CIT Drive, Livingston, New Jersey 07039	0100711003
The CIT Group/Commercial Services, Inc.	New York	1 CIT Drive, Livingston, New Jersey 07039
The CIT Group/Commerical Services, Inc. (Va.)	Delaware	1 CIT Drive, Livingston, New Jersey 07039	2565605
The CIT Group/Consumer Finance, Inc. (NY)	New York	1 CIT Drive, Livingston, New Jersey 07039
The CIT Group/Consumer Finance, Inc. (TN)	Delaware	1 CIT Drive, Livingston, New Jersey 07039	2819832
The CIT Group/Corporate Aviation, Inc.	Delaware	1 CIT Drive, Livingston, New Jersey 07039	2223427
The CIT Group/Equipment Financing, Inc.	Delaware	1 CIT Drive, Livingston, New Jersey 07039	3321556
The CIT Group/Equity Investments, Inc.	New Jersey	1 CIT Drive, Livingston, New Jersey 07039	0100453750
The CIT Group/Factoring One, Inc.	New York	1 CIT Drive, Livingston, New Jersey 07039

Sched. 3-4

Grantor	Jurisdiction	Chief Executive Office	Organization Number where applicable
The CIT Group/FM Securities Investment, Inc.	New Jersey	1 CIT Drive, Livingston, New Jersey 07039	0100711000
The CIT Group/LsC Securities Investment, Inc.	New Jersey	1 CIT Drive, Livingston, New Jersey 07039	0100711001
The CIT Group/Securities Investment, Inc.	Delaware	1 CIT Drive, Livingston, New Jersey 07039	2414473
The CIT Group/Venture Capital, Inc.	New Jersey	1 CIT Drive, Livingston, New Jersey 07039	0100506008
Western Star Finance, Inc.	Delaware	1 CIT Drive, Livingston, New Jersey 07039	2608094

Sched. 3-5

SCHEDULE 4

TO COLLATERAL AGREEMENT

FOREIGN GRANTOR PLEDGED STOCK

Foreign Grantor	Jurisdiction	Direct Subsidiary	Pledged Stock
			Pledged Percentage	Pledged Owned
CIT Financial (Barbados) Srl	Barbados	CIT Financial Ltd.	65%	100%
CIT Holdings Canada ULC	Alberta, Canada	CIT Aerospace International	99%	99%
CIT Group Holdings (UK) Limited	United Kingdom	CIT Vendor Finance (UK) Limited	65%	100%
CIT Holdings No. 2 (Ireland)	Ireland	CIT Group Finance (Ireland)	49%	83 1/3% of A Ordinary US$1 and 50% of Ordinary €1.260738
CIT Financial Ltd.	Ontario, Canada	CIT Financial (Alberta) ULC	65%	100%

Sched. 4-1

SCHEDULE 5A
TO COLLATERAL AGREEMENT

PLEDGED STOCK

Guarantor	Issuer	Class	Certificate No(s).	Number of Shares	Percentage Pledged	Percentage Owned
C.I.T. Leasing Corporation	Centennial Aviation (Bermuda) 1 Ltd.				65%	100%
	Centennial Aviation (France) 1, Sarl				65%	100%
	Centennial Aviation (France) II, Sarl				65%	100%
	CIT Capital Finance (Ireland) Limited				65%	100%
	CIT FSC Eight, Ltd.				65%	100%
	CIT FSC Six, Ltd.				65%	100%
	CIT FSC Twenty, Ltd.				65%	100%
	CIT Group Capital Finance (Singapore) Pte Ltd.				65%	100%
	CIT Group Funding Company of Delaware				100%	100%
	The CIT Group/LsC Securities Investment, Inc.	Common	1	100	100%	100%

Sched. 5A-1

Guarantor	Issuer	Class	Certificate No(s).	Number of Shares	Percentage Pledged	Percentage Owned
	CIT Holdings, LLC				100%	100%
	Emerald Holdings C.V.				65%	99%
Capita Colombia Holdings Corp.	CIT Global Vendor Services S.A.				53.2%	53.2%
Capita Corporation	Capita Colombia Holdings Corp.	Common	1	100	100%	100%
	Capita International L.L.C.				99%	99%
	CIT Global Vendor Services S.A.				11.8%	42.55107%
	Arrendadora Capita Corporation, S.A. de C.V.				65%	68.9%
	CIT Leasing Chile Ltda.				55.275%	55.275%
	The Capita Corporation do Brasil Ltda.				65%	99%
	CIT Finance & Leasing Corporation				65%	100%
	CIT Leasing de Argentina S.r.l.				65%	90%
	CIT Communications Finance Corporation		3	1	100%	100%

Sched. 5A-2

Guarantor	Issuer	Class	Certificate No(s).	Number of Shares	Percentage Pledged	Percentage Owned
	Capita Premium Corporation	Common	1	100	100%	100%
	CIT Financial USA, Inc.	Common	5	3,000	100%	100%
	CIT Lending Services Corporation		4	1	100%	100%
Capita International L.L.C.	Capita Funding de Mexico, S.A. de C.V.				65%	99%
	The Capita Corporation de Mexico S.A. de C.V., SOFOM, E.N.R.				65%	99.8%
CIT Capital USA Inc.	CIT Funds LLC				100%	100%
CIT Communications Finance Corporation	CIT Financial Ltd. of Puerto Rico		3	1	100%	100%
	Capita International L.L.C.				1%	1%
CIT Credit Group USA Inc.	Capita Corporation		6	1,000	100%	100%
	CIT Capital USA Inc.	Common	3	1,000	100%	100%
	Western Star Finance, Inc.	Common	1	100	100%	100%
CIT Financial (Barbados) Srl	CIT Financial Ltd.	Class A	A-2	48.75	65%	100%

Sched. 5A-3

Guarantor	Issuer	Class	Certificate No(s).	Number of Shares	Percentage Pledged	Percentage Owned
CIT Financial Ltd.	CIT Financial (Alberta) ULC	Common	C-1	182,000,000.65	65%	100%
CIT Financial USA, Inc.	Owner-Operator Finance Company	Common	101	1,000	100%	100%
CIT Group Holdings (UK) Limited	CIT Vendor Finance (UK) Limited				65%	100%
CIT Holdings No. 2 (Ireland)	CIT Group Finance (Ireland)				49%	83 1/3% of A Ordinary US$1 and 50% of Ordinary €1.260738
CIT Holdings Canada ULC	CIT Aerospace International				99%	99%
CIT Holdings, LLC	CIT Holdings (Barbados) SRL				65%	99%
	CIT Credit Group USA Inc.	Common	20	5,385.23	100%	100%
CIT Lending Services Corporation	CIT Technologies Corporation		141	100	100%	100%
	CIT Technology Financing Services, Inc.		1	1,000	100%	100%
Student Loan Xpress, Inc.	Education Loan Servicing Corporation	Common	2	100	100%	100%
The CIT Group/Business Credit, Inc.	The CIT Group/BC Securities Investment, Inc.	Common	1	100	100%	100%

Sched. 5A-4

Guarantor	Issuer	Class	Certificate No(s).	Number of Shares	Percentage Pledged	Percentage Owned
The CIT Group/Capital Finance, Inc.	Equipment Acceptance Corporation		12	200	100%	100%
The CIT Group/Equipment Financing, Inc.	Baffin Shipping Co. Inc.	Common	2	100	100%	100%
	Bunga Bebaru, Ltd.				65%	100%
	C.I.T. Leasing Corporation	Common	9 7	168.49 5,000	49%	49%
	CIT FSC Twelve, Ltd.				65%	100%
	CIT FSC Sixteen, Ltd.				65%	100%
	CIT FSC Eighteen, Ltd.				65%	100%
	CIT FSC Nineteen, Ltd.				65%	100%
	CIT China 2, Inc.	Common	2	100	100%	100%
	CIT China 3, Inc.	Common	2	100	100%	100%
	CIT China 6 Inc.	Common	2	100	100%	100%
	CIT China 7, Inc.	Common	2	100	100%	100%
	CIT China 12, Inc.	Common	1	100	100%	100%

Sched. 5A-5

Guarantor	Issuer	Class	Certificate No(s).	Number of Shares	Percentage Pledged	Percentage Owned
	CIT China 13, Inc.	Common	1	100	100%	100%
	CIT Lending Services Corporation (Illinois)	Common	3	100	100%	100%
	CIT Real Estate Holding Corporation	Common	1	1,000	100%	100%
	CIT Credit Finance Corp.	Common	3	1,000	100%	100%
	CIT Realty LLC				100%	100%
	Franchise Portfolio 1, Inc.	Common	1	1,000	100%	100%
	Franchise Portfolio 2, Inc.	Common	1	1,000	100%	100%
	CIT Healthcare LLC				100%	100%
	Namekeepers LLC				100%	100%
	The CIT Group/Business Credit, Inc.	Common	6	1,000	100%	100%
	The CIT Group/Commercial Services, Inc.	Common	7	1,500	100%	100%
	The CIT Group/Securities Investment, Inc.	Common	2	100	100%	100%
	The CIT Group/Corporate Aviation, Inc.		5	100	100%	100%
The CIT Group/Equity Investments, Inc.	The CIT Group/Venture Capital, Inc.	Common	1	100	100%	100%
The CIT Group/Commercial Services, Inc.	CIT Cayman Blue Lagoon Leasing, Ltd.				65%	100%

Sched. 5A-6

Guarantor	Issuer	Class	Certificate No(s).	Number of Shares	Percentage Pledged	Percentage Owned
	CIT FSC Four, Ltd.				65%	100%
	CIT FSC Nine, Ltd.				65%	100%
	CIT FSC Ten, Ltd.				65%	100%
	CIT FSC Thirty, Ltd.				65%	100%
	CIT FSC Three, Ltd.				65%	100%
	CIT FSC Twenty-Eight, Ltd.				65%	100%
	CIT FSC Twenty-Five, Ltd.				65%	100%
	CIT FSC Twenty-Four, Ltd.				65%	100%
	CIT FSC Twenty-Nine, Ltd.				65%	100%
	CIT FSC Twenty-One, Ltd.				65%	100%
	CIT FSC Twenty-Seven, Ltd.				65%	100%
	CIT FSC Twenty-Six, Ltd.				65%	100%
	CIT FSC Twenty-Three, Ltd.				65%	100%
	CIT FSC Twenty-Two, Ltd.				65%	100%

Sched. 5A-7

Guarantor	Issuer	Class	Certificate No(s).	Number of Shares	Percentage Pledged	Percentage Owned
	CIT FSC Two, Ltd.				65%	100%
	The CIT Group/Capital Transportation, Inc.	Common	3	100	100%	100%
	C.I.T. Leasing Corporation	Common	10	5,427.3	51%	51%
	The CIT Group/CmS Securities Investment, Inc.	Common	1	100	100%	100%
	The CIT Group/Commercial Services, Inc. (Va.)	Common	2	100	100%	100%
	The CIT Group/Factoring One, Inc.	Common	2	1,000	100%	100%

Sched. 5A-8

SCHEDULE 5B
TO COLLATERAL AGREEMENT

PLEDGED DEBT INSTRUMENTS

1) Master Note, dated January 14, 1999, from Global Vendor Services S.A., as borrower, to AT&T Capital Corporation (n/k/a Capita Corporation).

2) Master Note, dated August 18, 1999, from Newcourt Leasing Limitada (n/k/a CIT Leasing Chile Limitada), as borrower, to AT&T Capital Corporation (n/k/a Capita Corporation).

3) Floating Rate Promissory Note (Reference Number: PN 2005-1), dated July 5, 2005, issued by CIT Financial Ltd to CIT Group Funding Company of Canada (n/k/a CIT Group Funding Company of Delaware LLC).

4) Floating Rate Promissory Note (Reference Number: PN 2005-2), dated July 5, 2005, issued by CIT Financial Ltd to CIT Group Funding Company of Canada (n/k/a CIT Group Funding Company of Delaware LLC).

5) Floating Rate Promissory Note (Reference Number: PN 2005-3), dated July 5, 2005, issued by CIT Financial Ltd to CIT Group Funding Company of Canada (n/k/a CIT Group Funding Company of Delaware LLC).

6) Floating Rate Promissory Note (Reference Number: PN 2006-1), dated November 1, 2006, issued by CIT Financial Ltd to CIT Group Funding Company of Canada (n/k/a CIT Group Funding Company of Delaware LLC).

7) Floating Rate Promissory Note (Reference Number: PN 2006-2), dated November 1, 2006, issued by CIT Financial Ltd to CIT Group Funding Company of Canada (n/k/a CIT Group Funding Company of Delaware LLC).

Sched. 5B

SCHEDULE 6
TO COLLATERAL AGREEMENT

INTELLECTUAL PROPERTY

Patents: None.

Copyrights: None.

Trademarks:

Record Owner	Title (Trademark)	Jurisdiction	Registration Number	Registration Date	Application Status (if not registered)
Student Loan Xpress, Inc.	3 FOR FREE	USA	3096726	05/23/06
Capita Corporation	A Steady Partner In A Changing World	Mexico	502136	7/31/95
Capita Corporation	A Steady Partner In A Changing World	Mexico	508725	10/27/95
Capita Corporation	A Steady Partner In A Changing World	Mexico	513295	12/14/95
Student Loan Xpress, Inc.	BAR XPRESS	USA	3235841	05/01/07
Student Loan Xpress, Inc.	CAP CONSOLIDATION ASSISTANCE PROGRAM & DESIGN	USA	2809824	02/03/04
AT&T Capital Corporation (Former name of Capita Corporation)	CAPITA	European Community	678953	6/28/99
AT&T Capital Corporation (Former name of Capita Corporation)	CAPITA	United Kingdom	2151181	11/18/97
Capita Corporation	Capita & Capita (stylized)	Canada			Application pending
AT&T Capital Corporation (Former name of Capita Corporation)	CAPITA (stylized)	European Community	679209	11/18/97
AT&T Capital Corporation (Former name of Capita Corporation)	Capita Stylized	United Kingdom	2151181	11/18/97

Sched. 6

Student Loan Xpress, Inc.	CAREER XPRESS	USA	3146674	09/19/06
Student Loan Xpress, Inc.	COMMUNITY COLLEGE XPRESS	USA	3294959	09/18/07
Student Loan Xpress, Inc.	EDUCATION FINANCE CENTER	USA	2883361	09/07/04
Student Loan Xpress, Inc.	EDUCATION LENDING GROUP, INC. & DESIGN	USA	2761035	09/09/03
Student Loan Xpress, Inc.	EDUCATION LENDING GROUP and Design with color claim to blue for "EDUCATION"	USA	3128226	08/08/06
Education Loan Servicing Corporation	EDUCATION LOAN SERVICING (Word and Stylized)	USA	3231900	04/17/07
The CIT Group/Commercial Services, Inc.	E-TAD ONLINE	USA	2917675	01/11/05
Student Loan Xpress, Inc.	GRAD XPRESS	USA	3175087	11/21/06
Student Loan Xpress, Inc.	HEALTH XPRESS	USA	3146673	09/19/06
Student Loan Xpress, Inc.	LEGAL XPRESS	USA	3175086	11/21/06
The CIT Group/Consumer Finance, Inc.1	Lending Solutions For Brokers	USA	3,110,699	06/27/06
Student Loan Xpress, Inc.	LOWER PAYMENTS FOR HIGHER EDUCATION	USA	3443645	06/10/08
Student Loan Xpress, Inc.	RESIDENCY XPRESS	USA	3169685	11/07/06
Student Loan Xpress, Inc.	RIGHTRATE LOAN	USA	3091413	05/09/06
Student Loan Xpress, Inc.	SECOND LOOK	USA	2706465	04/15/03
Student Loan Xpress, Inc.	STUDENT LOAN XPERTS	USA	2946967	05/03/05
Student Loan Xpress, Inc.	STUDENT LOAN XPRESS	USA	3176379	11/28/06

_____________________

1 Listed on PTO site as CIT/Group/Consumer Finance, Inc., which entity is now known as CIT Loan Corporation.

Sched. 6

Student Loan Xpress, Inc.	STUDENT LOAN XPRESS	USA	2667420	12/24/02
Student Loan Xpress, Inc.	STUDENT LOAN XPRESS & DESIGN	USA	3357137	12/18/07
Capita Corporation	The Capita Corporation	Benelux	571938	6/9/95	n/a
Capita Corporation	The Capita Corporation	France	95575080	06/9/95
Capita Corporation	The Capita Corporation	Germany	39524512	08/10/96
Capita Corporation	The Capita Corporation	Hong Kong	3307	6/21/95
Capita Corporation	The Capita Corporation	Hong Kong	1222	6/21/99
Capita Corporation	The Capita Corporation	Italy	Unknown	Unknown	Application pending
Capita Corporation	The Capita Corporation	Japan	4070999	10/17/97
Capita Corporation	The Capita Corporation	Japan	4096211	12/19/97
Capita Corporation	The Capita Corporation	Japan	4124649	3/13/98
Capita Corporation	The Capita Corporation	Japan	4122178	3/6/98
Capita Corporation	The Capita Corporation	Japan	4051043	8/29/97
Capita Corporation	The Capita Corporation	Mexico	499294	07/27/95
Capita Corporation	The Capita Corporation	Mexico	499293	07/27/95
Capita Corporation	The Capita Corporation	Mexico	499292	07/27/95
Capita Corporation	The Capita Corporation	Mexico	500965	6/21/95
Capita Corporation	The Capita Corporation	Mexico	500966	08/11/95
Capita Corporation	The Capita Corporation	Mexico	500964	8/11/95
Capita Corporation	The Capita Corporation	PRC	995601	04/28/97
Capita Corporation	The Capita Corporation	PRC	995980	4/28/97
Capita Corporation	The Capita Corporation	Spain	1979685	7/31/95
Capita Corporation	The Capita Corporation	Switzerland	431019	11/18/96
Capita Corporation	The Capita Corporation	Venezuela	50982	7/25/95
Capita Corporation	The Capita Corporation - We Give Your Business The Credit It Deserves	Germany	2900532	09/01/94

Sched. 6

Capita Corporation	The Capita Corporation - We Give Your Business The Credit It Deserves	Greece	120410	8/9/94
Capita Corporation	The Capita Corporation - We Give Your Business The Credit It Deserves	Hong Kong	6543	7/18/96
Capita Corporation	The Capita Corporation - We give your Business the Credit it Deserves	Hong Kong	6542	7/18/96
Capita Corporation	The Capita Corporation - We Give Your Business The Credit It Deserves	Italy	699502	12/24/96
Capita Corporation	The Capita Corporation - We Give Your Business The Credit It Deserves	Mexico	477667	09/19/94
Capita Corporation	The Capita Corporation - We Give Your Business The Credit It Deserves	Mexico	477668	09/19/94
Capita Corporation	The Capita Corporation - We Give Your Business The Credit It Deserves	Portugal	302755	8/16/94
Capita Corporation	The Capita Corporation - We Give Your Business The Credit It Deserves	Portugal	302756	8/16/94
Capita Corporation	The Capital Corporation - We Give Your Business The Credit It Deserves	France	94531435	8/2/94
Student Loan Xpress, Inc.	UNDERGRAD XPRESS	USA	3175088	11/21/06

Sched. 6

Student Loan Xpress, Inc.	XPECT MORE	USA	3037691	01/03/06
Student Loan Xpress, Inc.	XTREME REWARDS	USA	2927883	02/22/05
Student Loan Xpress, Inc.	FINANCIALAID.COM & Design	USA	3516463	10/14/08
Student Loan Xpress, Inc.	STUDENT LOAN XPRESSWAY	USA	3013998	11/8/05
Student Loan Xpress, Inc.	STUDENT LOAN XPRESS (Stylized)	USA	2905040	11/23/04
Student Loan Xpress, Inc.	CHOOSE YOUR PARTNER	USA	2759694	9/2/03
Student Loan Xpress, Inc.	STUDENT LOAN XPRESS & Design	USA	2692905	3/4/03
Student Loan Xpress, Inc.	CAP & Design	USA	2796782	12/23/03
Student Loan Xpress, Inc.	GRAD PARTNERS	USA	2707580	4/15/03
The CIT Group/Commercial Services, Inc.	E-TAD ONLINE	USA	2917675	1/11/05

Sched. 6

SCHEDULE 7
TO COLLATERAL AGREEMENT

LETTERS OF CREDIT

None.

Sched. 7

SCHEDULE 8A
TO COLLATERAL AGREEMENT

EXCLUDED SECURITIES ACCOUNTS

None.

Sched. 8A

SCHEDULE 8B
TO COLLATERAL AGREEMENT

BARCLAYS ACCOUNTS

Account Number	Institution Maintaining Account	Name on Account
XXXXXXXXX	Barclays Bank PLC, New York Branch	CIT GROUP INC
XXXXXXXXX	Barclays Bank PLC, New York Branch	CIT CAPITAL USA INC
XXXXXXXXX	Barclays Bank PLC, New York Branch	CIT HEALTHCARE LLC
XXXXXXXXX	Barclays Bank PLC, New York Branch	CIT LENDING SERVICES CORPORATION
XXXXXXXXX	Barclays Bank PLC, New York Branch	CIT LENDING SERVICES CORP. (ILLINOIS)
XXXXXXXXX	Barclays Bank PLC, New York Branch	THE CIT GROUP COMMERCIAL SERVICES INC
XXXXXXXXX	Barclays Bank PLC, New York Branch	THE CIT GROUP-BUSINESS CREDIT INC

Sched. 8B

SCHEDULE 9
TO COLLATERAL AGREEMENT

FOREIGN REGISTERED AIRCRAFT

None.2

 ______________________

2 For the avoidance of doubt, the omission of any specific airframe or engine on this Schedule 9 on the date hereof is not intended to indicate that no such assets are subject to the Collateral Agent’s Lien granted under the Amended and Restated Collateral Agreement.

Sched. 9

EXHIBIT J TO
AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

JOINDER AGREEMENT

This JOINDER AGREEMENT, dated [mm/dd/yy] (this “Joinder Agreement”), is delivered pursuant to that certain Amended and Restated Credit and Guaranty Agreement, dated as of July 29, 2009 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among CIT GROUP INC., a Delaware corporation (“Company”), certain subsidiaries of Company, as borrowers (together with Company, “Borrowers”), certain subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, and BARCLAYS BANK PLC, as Administrative Agent and Collateral Agent.

Each party hereto other than Borrowers and (solely in its capacity as such) Administrative Agent (the “New Term Loan Lenders”) hereby agrees to provide the New Term Loan Commitment set forth on its signature page hereto pursuant to and in accordance with Section 2.20 of the Credit Agreement.  The New Term Loan Commitments provided pursuant to this Joinder Agreement shall be subject to all of the terms in the Credit Agreement and to the conditions set forth in Section 2.20 thereof, and shall be entitled to all the benefits afforded by the Credit Agreement and the other Credit Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guaranty and security interests created by the Collateral Documents.

The New Term Loan Lenders, the Borrowers and the Administrative Agent acknowledge and agree that the New Term Loan Commitments provided pursuant to this Joinder Agreement shall constitute New Term Loan Commitments for all purposes of the Credit Agreement and the other applicable Credit Documents.  Each New Term Loan Lender hereby agree to make a New Term Loan to the Borrowers in an amount equal to its New Term Loan Commitment on the applicable Credit Date in accordance with Section 2.1(b)(ii) of the Credit Agreement, subject to the conditions and other provisions set forth in Section 2.20 of the Credit Agreementt.

Each  New Term Loan Lender (i) confirms that it has received a copy of the Credit Agreement, together with any other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement and to become a Lender under the Credit Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent or the Collateral Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the

Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

Upon (i) the execution of a counterpart of this Joinder Agreement by the New Term Loan Lenders, the Administrative Agent and the Borrowers and (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of telecopy or other electronic transmission) hereof, each of the undersigned shall have the New Term Loan Commitment set forth on its signature page hereto, effective as of the Increased Amount Date.

Borrowers hereby represent and warrant that, assuming the New Term Loan Lenders and Administrative Agent execute and deliver this Joinder Agreement, all of the conditions set forth in Section 2.20(a) of the Credit Agreement with respect hereto have been satisfied and Borrowers are in compliance with all of the terms of Section 2.20(a).

After the execution and delivery to the Administrative Agent of a fully executed copy of this Joinder Agreement (including by way of counterparts and by telecopy or other electronic transmission) by the parties hereto, this Joinder Agreement may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Credit Documents pursuant to Section 10.5 of the Credit Agreement.

This Joinder Agreement shall be deemed a Credit Document under the Credit Agreement.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Remainder of page intentionally left blank]

[NAME OF LENDER], as a New Term Loan Lender

By:
Name:
Title:

New Term Loan Commitment: $

Notice Address:

Attention: Email: Telephone:

CIT GROUP INC.

By:
Name:
Title:

CIT CAPITAL USA INC.

By:
Name:
Title:

CIT HEALTHCARE LLC

By:
Name:
Title:

CIT LENDING SERVICES CORPORATION

By:
Name:
Title:

CIT LENDING SERVICES CORPORATION (ILLINOIS)

By:
Name:
Title:

THE CIT GROUP/COMMERCIAL SERVICES, INC.

By:
Name:
Title:

THE CIT GROUP/BUSINESS CREDIT, INC.

By:
Name:
Title:

Accepted and agreed this ____ day of _________, 20__

BARCLAYS BANK PLC, as Administrative Agent

By:
Name:
Title: